Exhibit 4.54

EXECUTION VERSION

TENTH SUPPLEMENTAL INDENTURE

between

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

and

The Bank of New York Mellon Trust Company, N.A.

Trustee

Dated as of August 12, 2020

Supplementing the First Mortgage Indenture dated as of December 10, 2003, as heretofore supplemented

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

Establishing a series of Securities designated 3.02% Senior Secured Notes due 2055

TABLE OF CONTENTS

Schedule 1	Recording Information

Exhibit A	Description of Properties
Exhibit B	Subordination Terms
Exhibit C	Form of Note

TENTH SUPPLEMENTAL INDENTURE (this “TENTH SUPPLEMENTAL INDENTURE”), dated as of August 12, 2020, between MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Michigan (herein called the “Company”), having its principal office at 27175 Energy Way, Novi, Michigan 48377, and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), a national banking association organized under the laws of the United States, as trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is administered being 2 N. LaSalle, Suite 700, Chicago, Illinois 60602.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture dated as of December 10, 2003 (the “Original Mortgage Indenture”), as amended and supplemented by the Third Supplemental Indenture thereto, dated as of November 25, 2008, (together with the Original Mortgage Indenture, the “Mortgage Indenture”) encumbering the real property interests as more particularly described on Exhibit A and Exhibit B attached to the Original Mortgage Indenture, on Exhibit A to the Fourth Supplemental Indenture thereto, Exhibit A to the Fifth Supplemental Indenture thereto, Exhibit A to the Sixth Supplemental Indenture thereto, Exhibit A to the Seventh Supplemental Indenture thereto, Exhibit A to the Eighth Supplemental Indenture thereto and Exhibit A to the Ninth Supplemental Indenture thereto, and providing for (i) the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness (in the Mortgage Indenture and herein called the “Debt Securities”) to be issued in one or more series and to provide security for the payment of the principal of and premium (including any Make-Whole Amount), if any, and interest, if any, on the Debt Securities and (ii) the issuance from time to time of Collateral Securities (as defined in the Mortgage Indenture) (together with the Debt Securities, in the Mortgage Indenture and herein called the “Securities”); and

WHEREAS, the Company has heretofore executed and delivered the following supplemental indentures, each dated as hereinafter set forth:

Instrument	Date

First Supplemental Indenture	December 10, 2003

Second Supplemental Indenture	December 10, 2003

Third Supplemental Indenture	November 25, 2008

Fourth Supplemental Indenture	December 11, 2008

Fifth Supplemental Indenture	April 20, 2010

Sixth Supplemental Indenture	October 5, 2012

Seventh Supplemental Indenture	December 4, 2014

Eighth Supplemental Indenture	March 31, 2016

Ninth Supplemental Indenture	November 28, 2018

WHEREAS, the Original Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture listed in the foregoing paragraph were recorded in the offices set forth in Schedule 1 attached hereto; and

WHEREAS, there have heretofore been issued under the Indenture the following Securities in the principal amounts as follows:

Title	Issued	Principal Amount

5.75% Senior Secured Notes, due 2015	December 10, 2003 (Discharged on December 10, 2015)	$175,000,000

Senior Secured Bonds, Collateral Series A	December 10, 2003 (Discharged on March 29, 2007)	$35,000,000

6.63% Senior Secured Notes due 2014	December 11, 2008 (Discharged on December 18, 2014)	$50,000,000

5.64% Senior Secured Notes due 2040	May 6, 2010	$50,000,000

3.98% Senior Secured Notes due 2042	October 26, 2012	$75,000,000

4.19% Senior Secured Notes due 2044	December 17, 2014	$150,000,000

3.90% Senior Secured Notes due 2046	April 26, 2016	$200,000,000

4.55% Series A Secured Notes due 2049	January 15, 2019	$50,000,000

4.65% Series B Secured Notes due 2049	July 10, 2019	$50,000,000

WHEREAS, in addition to the property described in the Original Mortgage Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture, the Company has acquired certain other property, rights, and interests in property; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Mortgage Indenture and pursuant to a Company Resolution, has duly determined to make, execute and deliver to the Trustee this Tenth Supplemental Indenture to the Mortgage Indenture as permitted by Sections 201, 301 and 1201 of the Mortgage Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a series of Securities under the Mortgage Indenture in an aggregate principal amount of $150,000,000 and to amend and supplement the Mortgage Indenture as herein provided; and

WHEREAS, all things necessary to make the Notes (as defined herein), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Mortgage Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Tenth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

GRANTING CLAUSES

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Mortgage Indenture and in this Tenth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on, and all other amounts (including, without limitation, fees, expenses and indemnities) in connection with, all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee, for itself and for the benefit of the Holders, with power of sale, a lien upon and a security interest in, the following (subject, however, to the terms and conditions set forth in the Mortgage Indenture and herein):

GRANTING CLAUSE FIRST

All right, title and interest of the Company, as of the date of the execution and delivery of this Tenth Supplemental Indenture, as originally executed and delivered, in and to all of the following property:

(a)            all real property owned in fee and other interests in real property located in the State of Michigan or wherever else situated including, but not limited to, such property as described in Exhibit A and Exhibit B attached to the Original Mortgage Indenture, Exhibit A attached to the Fourth Supplemental Indenture, Exhibit A attached to the Fifth Supplemental Indenture, Exhibit A attached to the Sixth Supplemental Indenture, Exhibit A attached to the Seventh Supplemental Indenture, Exhibit A attached to the Eighth Supplemental Indenture, Exhibit A attached to the Ninth Supplemental Indenture and Exhibit A attached hereto;

(b)            the entire easement estate created under and by virtue of the Easement Agreement (as defined in Section 101 of the Original Mortgage Indenture), including any interest in any fee, or greater or lesser title to such easement estate, including, without limitation, the Company’s interest in the parcels of real property described in Exhibit B attached to the Original Mortgage Indenture for purposes of local recording of the Indenture (collectively, the “Easement Land”) and the Improvements (as defined below) that the Company may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Easement Agreement or otherwise) and all credits, deposits, options, privileges and rights of the Company under the Easement Agreement (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to the Company, (iii) the right to renew or extend the Easement Agreement for a succeeding term or terms, (iv) the right, if any, to purchase the Real Estate (as defined below) and (v) the right to terminate or modify the Easement Agreement); all of the Company’s claims and rights to the payment of damages arising under the Bankruptcy Code (as defined in Section 101 of the Original Mortgage Indenture) from any rejection of the Easement Agreement by the grantor thereunder or any other party (such parcel(s) of real property (including the real property owned in fee and the Easement Land and the Company’s easement estate), together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the “Improvements”) are collectively referred to as the “Real Estate”);

(c)            the Improvements or any part thereof (whether owned in fee by the Company or held pursuant to the Easement Agreement or otherwise) and all the estate, right, title, claim or demand whatsoever of the Company, in possession or expectancy, in and to the Real Estate or any part thereof;

(d)            all rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof (the assets described in clauses (a), (b) and (c) above and this clause (d) are collectively referred to as the “Real Property”);

(e)            all fixtures, towers, pole structures, poles, crossarms, wires, cables, conduits, guys, anchors, transformers, insulators, substations, switching stations, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Company and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description and all other assets that constitute “Equipment” as defined in the Uniform Commercial Code (all of the foregoing in this clause (e), collectively being referred to as the “Equipment”);

(f)            all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to the Company or constructed, assembled or placed by the Company on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by the Company;

(g)            all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by the Company and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of the Company in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (collectively, the “Rents”), including, but not limited to, all rights conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCLA 554.231 et seq.), and Act No. 228 of the Michigan Public Acts of 1925 as amended by Act No. 55 of the Michigan Public Acts of 1933 (MCLA 554.211 et seq.);

(h)            all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom; all general intangibles related to the operation of the Improvements now existing or hereafter arising and all other assets that constitute “Intellectual Property” as defined in the Uniform Commercial Code (all of the foregoing in this clause (h), collectively being referred to as “Intellectual Property”);

(i)             all unearned premiums under insurance policies now or subsequently obtained by the Company relating to the Real Estate or Equipment and the Company’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(j)             all contracts from time to time executed by the Company or any Manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment; all consents, licenses, building permits, certificates of occupancy and other Governmental Approvals (to the extent constituting property) relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof; and all drawings, plans, specifications and similar or related items relating to the Real Estate (all of the foregoing in this clause (j) being referred to as “Real Estate Contracts”);

(k)            any and all moneys now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by the Company as provided in the Indenture;

(l)             any right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of the state;

(m)           all Accounts;

(n)            all Chattel Paper;

(o)            all Contracts;

(p)            all Deposit Accounts;

(q)            all Documents;

(r)             all General Intangibles;

(s)            all Instruments;

(t)             all Inventory;

(u)            all Investment Property;

(v)            all Letter of Credit Rights;

(w)           all other property not otherwise described above;

(x)            all books and records pertaining to the Mortgaged Property; and

(y)            to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

GRANTING CLAUSE SECOND

All right, title and interest of the Company in all property described in the foregoing Granting Clause First, which may be hereafter acquired by the Company, it being the intention of the Company that all such property and all such rights, title and interests acquired by the Company after the date of the execution and delivery of this Tenth Supplemental Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Tenth Supplemental Indenture, as originally executed and delivered;

GRANTING CLAUSE THIRD

All tenements, hereditaments, servitudes and appurtenances belonging or in any way appertaining to the aforesaid property, with the reversions and remainders thereof;

TO HAVE AND TO HOLD all such property, unto the Trustee, its successors in trust and their assigns forever;

IN TRUST, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Seven or Article Twelve of the Original Mortgage Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on, and any other amounts (including, without limitation, fees, expenses and indemnities) in connection with, the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Mortgage Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect;

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts set forth in the Indenture; and

THE PARTIES HEREBY COVENANT AND AGREE as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

(a)           Mortgage Indenture Definitions. Each capitalized term that is used herein and is defined in the Mortgage Indenture shall have the meaning specified in the Mortgage Indenture unless such term is otherwise defined herein; provided, however, that any reference to a “Section” or “Article” refers to a Section or Article, as the case may be, of this Tenth Supplemental Indenture, unless otherwise expressly stated.

(b)           Additional Definitions. For purposes of this Tenth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all partnership interests, limited liability company membership or other interests, common stock and preferred stock and beneficial interests in a trust and any and all warrants, rights or options to purchase any of the foregoing.

“Closing Date” has the meaning assigned to that term in Schedule B to the Note Agreement.

“Change in Ownership” means and shall be deemed to have occurred if Holdco ceases to own, directly or indirectly, 85% of the Capital Stock of the Company.

“Dispose” or “Disposition” means a sale, lease, transfer or other disposition of any assets of the Company.

“Easement Agreement” means the Amended and Restated Easement Agreement, dated as of April 29, 2002, between the Company and Consumers, as amended and supplemented to date.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or legally enforceable governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Event of Default” has the meaning assigned to that term in Article Four of this Tenth Supplemental Indenture.

“FERC” means the United States Federal Energy Regulatory Commission.

“Financing Agreements” means the Mortgage Indenture, including this Tenth Supplemental Indenture, the Note Agreement and the Notes.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that could be reasonably expected to pose a hazard to health and safety, the removal of which could be reasonably expected to be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holdco” means ITC Holdings Corp., a Michigan corporation.

“Indenture” means the Original Mortgage Indenture, as supplemented and modified by any and all indentures supplemental thereto, including this Tenth Supplemental Indenture.

“Initial Noteholder” means each Noteholder listed on Schedule A to the Note Agreement purchasing any Notes on a Closing Date.

“Institutional Investor” means (a) any Initial Noteholder, (b) any holder of more than $5,000,000 of the aggregate principal amount of the Notes and (c) any bank, trust company, other financial institution, pension plan, investment company, insurance company, or similar financial institution.

“Investment” or “Invest” means (a) a purchase or acquisition of, or an investment or reinvestment in, Rate Base Assets or (b) without duplication, the making of a firm, good faith contractual commitment, in the ordinary course of business and not subject to any conditions in the Company’s control, to purchase or acquire, or invest or reinvest in, Rate Base Assets.

“Make-Whole Amount” means, with respect to any Note, an amount, as determined by the Company, equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining any Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be redeemed pursuant to Section 2.03 or Section 2.04 hereof or has become or is declared to be immediately due and payable pursuant to Section 802 of the Mortgage Indenture, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.03 or Section 2.04 hereof or Section 802 of the Mortgage Indenture.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be redeemed pursuant to Section 2.03 or Section 2.04 hereof or has become or is declared to be immediately due and payable pursuant to Section 802 of the Mortgage Indenture, as the context requires.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the Company to perform its obligations under any Financing Agreement (including, the timely payments of principal of, or Make-Whole Amount, if any, and interest on, the Notes), (c) the legality, validity or enforceability of the Financing Agreements or (d) the perfection or priority of the Liens purported to be created pursuant to the Indenture or the rights and remedies of the Noteholders with respect thereto.

“MISO” means the Midcontinent Independent System Operator, Inc. (formerly known as the Midwest Independent Transmission System Operator, Inc.).

“Mortgage Indenture” has the meaning assigned to that term in the first Recital.

“Net Proceeds” means, with respect to any Disposition of assets, the gross proceeds thereof (including any such proceeds received by way of deferred payment, installment, price adjustment or otherwise), whether in cash or otherwise, net of any taxes paid or reasonably estimated to be paid as a result thereof (after taking into account any available tax credits or deductions applicable thereto).

“Note” has the meaning assigned to that term in Section 2.01(a) hereof.

“Note Agreement” means that certain Note Purchase Agreement, to be dated as of or about September 15, 2020, between the Company and the Initial Noteholders.

“Noteholders” means (a) the Initial Noteholders and (b) each subsequent holder of a Note as shown on the register maintained by the Company pursuant to Section 305 of the Mortgage Indenture.

“OATT” means, at any given time, the open access transmission tariff of MISO that is applicable to the Company, approved by the FERC and then in effect.

“Original Mortgage Indenture” has the meaning assigned to that term in the first Recital.

“Rate Base Assets” means assets of the Company which are included in FERC’s determination of the Company’s revenue requirement under the OATT.

“Reputable Insurer” means any financially sound and responsible insurance provider permitted to do business in the State of Michigan rated “A-” or better by A.M. Best Company (or if such ratings cease to be published generally for the insurance industry, meeting comparable financial standards then applicable to the insurance industry).

“Responsible Officer”, when used with respect to the Company, means any Senior Financial Officer or any vice president of the Company or Holdco and any other officer of the Company or Holdco with responsibility for the administration of the relevant Financing Agreement, or portion thereof.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer, comptroller or any vice president of Holdco.

“Subordinated Debt” means unsecured Debt of the Company fully subordinated in right of payment to the Notes and other Senior Secured Debt substantially on the terms set forth in Exhibit B attached hereto.

“Subsidiary” means, as to any Person, any Corporation or other business entity in which such Person beneficially owns, directly or indirectly, a majority of the outstanding voting securities thereof.

“Tenth Supplemental Indenture” has the meaning assigned to that term in the introductory paragraph hereof.

“Transmission Documents” shall have the meaning assigned to such term in the Note Agreement.

(c)            For purposes of the Notes, pursuant to Section 301(22) of the Mortgage Indenture, the Mortgage Indenture is hereby amended and supplemented as follows:

(i)               The following Section 116 shall be added immediately following Section 115:

Section 116. Jurisdiction; Waiver of Trial by Jury.

(a)            The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)            The Company consents to process being served by or on behalf of the Trustee or any Holder in any suit, action or proceeding of the nature referred to in Section 116(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 15 of the Note Agreement or at such other address of which the Trustee or any such Holder shall then have been notified pursuant to said Section 15. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)            Nothing in this Section 116 shall affect the right of the Trustee or any Holder to serve process in any manner permitted by law, or limit any right that the Trustee or any Holder may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)            THE PARTIES HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

(ii)              Section 903(11) of the Mortgage Indenture is hereby amended by deleting the provision in its entirety and replacing it with the following:

(11)            the Trustee is not required to take notice or deemed to have notice of any Default or Event of Default hereunder, except Events of Default relating to any failure of payment with respect to any Outstanding Debt Securities while the Trustee is the Paying Agent hereunder, unless (i) in the case of a Default, a Responsible Officer of the Trustee has received notice in writing of such Default from the Company or a Holder of any of the Securities then Outstanding or (ii) in the case of an Event of Default, either (1) a Responsible Officer of the Trustee has received notice in writing of such Event of Default from the Company or a Holder of any of the Securities then Outstanding or (2) a Responsible Officer of the Trustee shall have actual knowledge of such Event of Default, as the case may be;

(iii)            The following provisions shall be added immediately following Section 903(13):

(14)            the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority; acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services (it being understood that the Trustee shall maintain a business continuity plan and otherwise use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances); accidents; labor disputes; acts of civil or military authority and governmental action; and

(15)            in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(iv)            For the purposes of the Notes, Section 907 is hereby supplemented by the addition of the following paragraph immediately following the last paragraph of Section 907:

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 907, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

(v)            The following sentence shall be added immediately following the last sentence of Section 1004:

Delivery of such information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(e)            For all purposes under this Agreement in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE Two

TITLE, FORM AND TERMS AND CONDITIONS OF THE NOTES

Section 2.01. The Notes.

(a)            The Securities of this series to be issued under the Mortgage Indenture pursuant to this Tenth Supplemental Indenture shall be designated as “3.02% Senior Secured Notes due 2055” (the “Notes”) and shall be Debt Securities issued under the Indenture.

(b)            The Trustee shall authenticate and deliver the Notes for original issue on the Closing Date in an aggregate principal amount of $150,000,000, upon a Company Order for the authentication and delivery thereof pursuant to Section 401 of the Mortgage Indenture.

(c)            Interest on the Notes shall be payable to the Persons in whose names such Notes are registered at the close of business on the Regular Record Date for such interest (as specified in Section 2.01(e) below), except as otherwise expressly provided in the form of such Notes attached hereto as Exhibit C.

(d)            The Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on October 14, 2055.

(e)            The Notes shall bear interest at the rate of 3.02% per annum; provided that, to the extent permitted by law, any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount shall bear interest at a rate per annum from time to time equal to the greater of (i) 5.02% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate. Interest shall accrue on the Notes from the Closing Date, or the most recent date to which interest has been paid or duly provided for. The Interest Payment Dates for the Notes shall be April 14 and October 14 in each year, commencing April 14, 2021, and the Regular Record Dates with respect to the Interest Payment Dates for the Notes shall be the 15th calendar day preceding each Interest Payment Date (whether or not a Business Day); provided, however, that interest payable at Maturity will be payable to the Noteholder to whom principal is payable.

(f)            Subject to Section 2.02 hereof, the office or agency of the Trustee, which as of the date hereof is located at c/o The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attention: Corporate Trust Operations, shall be the place at which the principal of and Make-Whole Amount, if any, and interest on the Notes shall be payable. The office or agency of the Trustee, which as of the date hereof is located at c/o The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attention: Corporate Trust Operations, shall be the place at which registration of transfer of the Notes may be effected; and The Bank of New York Mellon Trust Company, N.A. shall be the Security Registrar and the Paying Agent for the Notes; provided, however, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Novi, Michigan as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Notes.

(g)            The Notes shall be issuable in registered form in denominations of at least $250,000 or any integral multiple thereof.

(h)            The Notes shall not be defeasible pursuant to Section 702 of the Mortgage Indenture and such Section 702 of the Mortgage Indenture shall not apply to the Notes.

(i)            The Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit C and shall be issued in substantially such form.

(j)             For the avoidance of doubt, the Notes may be authenticated by the Trustee or an Authenticating Agent by electronic signature, and any such signature shall constitute a facsimile signature for purposes of Section 3.03 of the Mortgage Indenture.

Section 2.02. Payment on the Notes.

(a)            Subject to Section 2.02(b) hereof, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the Place of Payment designated in Section 2.01(f) hereof or such place as the Company may at any time, by notice, specify to each Noteholder, so long as such Place of Payment shall be either the principal office of the Company or the principal office of a bank or trust company in New York, New York.

(b)            So long as any Initial Noteholder or its nominee shall be a Noteholder, and notwithstanding anything contained in the Mortgage Indenture, Section 2.02(a) hereof or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Initial Noteholder’s name in Schedule A to the Note Agreement, or by such other method or at such other address as such Initial Noteholder shall have from time to time specified to the Company and the Trustee in writing for such purpose in accordance with the Note Agreement, without the presentation or surrender of such Note or the making of any notation thereon, except that concurrently with or reasonably promptly after payment or redemption in full of any Note, such Initial Noteholder shall surrender such Note for cancellation to the Company at its principal office or at the Place of Payment most recently designated by the Company pursuant to Section 2.02(a) hereof. Prior to any sale or other disposition of any Note held by such Initial Noteholder or its nominee such Initial Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 305 of the Indenture; provided, that a transfer by endorsement shall not constitute a registration of transfer for purposes of the Indenture and the Trustee and any agent of the Trustee shall be entitled to the protections of Section 308 of the Indenture with respect to any Note, the transfer of which has not been so registered. The Company will afford the benefits of this Section 2.02(b) to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Initial Noteholder under the Indenture. The Company agrees and acknowledges that the Trustee shall not be liable for any Noteholder’s failure to perform its obligations under this Section 2.02(b). Each Initial Noteholder and any such Institutional Investor by its purchase of its Note agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with such Noteholder’s or Institutional Investor’s failure to comply with the provisions of this Section 2.02(b), including the costs and expenses of defending itself against any claim or liability in connection therewith, such indemnity to survive the payment of such Notes and the resignation or removal of the Trustee.

(c)            Notwithstanding anything to the contrary in Section 113 of the Mortgage Indenture, if the Stated Maturity or any Redemption Date of the Notes shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Mortgage Indenture or this Tenth Supplemental Indenture) payment of interest on or principal (and premium, if any) of the Notes due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the outstanding principal amount of the Notes due at the Stated Maturity or on any Redemption Date thereof at the rate set forth in the Notes until the date of actual payment.

Section 2.03. Mandatory Redemption of the Notes.

In addition to the mandatory redemption required by Section 501(a) of the Mortgage Indenture, which Section 501(a) shall apply to the Notes, in the event that any one or more Dispositions during any consecutive 12-month period (except, subject to compliance with Section 610 of the Mortgage Indenture, Dispositions in the ordinary course of business of obsolete or worn out Property and real estate interests not needed by the Company for its Transmission System or for the conduct of its business and Dispositions of assets that would be permitted under Article Eleven of the Mortgage Indenture) yield Net Proceeds in excess of $10,000,000, in the aggregate, the Net Proceeds of such Disposition or Dispositions shall be used for the mandatory redemption of the Notes, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date which is no more than nine months following a Disposition that, when aggregated with any other Dispositions, requires compliance with this Section 2.03 unless (x) during the nine-month period immediately preceding the date of such Disposition, the Company Invested in any Rate Base Assets in which case an amount of such Net Proceeds equal to the excess, if any, of (A) the total aggregate amount of all such Investments made during such preceding nine-month period (excluding, however, the amount of any Investments made pursuant to clause (b) of the definition of “Investment” that were not expended for Rate Base Assets during such nine-month period) over (B) the aggregate amount of Debt incurred by the Company (which, with respect to any Debt incurred under any permitted credit facility of a revolving nature, shall be calculated on a net basis after taking into account any borrowings, prepayments, repayments, reborrowings or other extensions of credit made by or in favor of the Company thereunder), in each case, during such preceding nine-month period, need not be applied to such redemption or prepayment, as the case may be, or (y) during the nine-month period following the date of such Disposition, the Company shall Invest in Rate Base Assets, in which case an amount of such Net Proceeds so Invested during such following nine-month period need not be applied to such redemption or prepayment, as the case may be; provided, however, that in the event that any such amounts referred to in this clause (y) Invested pursuant to clause (b) of the definition of “Investment” are not expended for Rate Base Assets within a period of six months from the end of such following nine-month period, any such amounts not so expended shall be used for the mandatory redemption of the Notes, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date not later than the last day of such six month period. Any redemption of the Notes pursuant to this Section 2.03 shall be made (i) at a redemption price equal to the principal amount of the Notes being redeemed and shall be accompanied by payment of accrued and unpaid interest on the principal amount of the Notes so redeemed to the redemption date and a Make-Whole Amount and (ii) in accordance with the procedures for optional redemption set forth in Section 2.04(c) hereof. Notwithstanding anything to the contrary in this Section 2.03, any amounts utilized pursuant to clauses (x) or (y) above to reduce the amount of Net Proceeds required to be applied to redemption of the Notes and/or redemption or prepayment of other Senior Secured Debt in accordance with its terms may be utilized no more than once with respect to the Net Proceeds of any one or more Dispositions occurring in any consecutive twelve month period.

Section 2.04. Optional Redemption.

(a)            Pursuant to Section 501(b) of the Mortgage Indenture, the Notes may be redeemed at the option of Company, in whole or in part, at any time or from time to time at a redemption price equal to the principal amount of such Notes plus the Make-Whole Amount plus accrued and unpaid interest thereon to the redemption date; provided, however, that if the Notes are redeemed in part, the Notes shall not be redeemed in an amount less than $5,000,000 of the aggregate principal amount of the Notes then Outstanding.

(b)            Pursuant to Section 501(b) of the Mortgage Indenture, (i) the Notes may be redeemed at the option of the Company, in whole, on or after April 14, 2055 at a redemption price equal to the principal amount of such Notes plus accrued and unpaid interest thereon to the redemption date.

(c)            Notwithstanding anything to the contrary in Article Five of the Mortgage Indenture, the redemption of the Notes shall take place in accordance with the procedures and requirements set forth in this Section 2.04(c), without prejudice to the requirements of Section 502 of the Mortgage Indenture (which shall for purposes of this Tenth Supplemental Indenture also be applicable to a redemption under Section 2.03 hereof) and Sections 505 through 507 of the Mortgage Indenture. The Company (or the Trustee, if so requested pursuant to Section 504 of the Mortgage Indenture) shall give each Noteholder written notice of each optional redemption under this Section 2.04, or a mandatory redemption under Section 2.03 hereof, as the case may be, not less than ten (10) days and not more than sixty (60) days prior to the date fixed for such redemption. Each such notice shall specify such date, the aggregate principal amount of the Notes to be redeemed on such date, the principal amount of each Note held by such Noteholder to be redeemed (determined in accordance with Section 2.04(d) hereof) and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if applicable, due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two (2) Business Days prior to such redemption, the Company shall deliver to each Noteholder and the Trustee a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if applicable, as of the specified redemption date. The Trustee shall have no responsibility for such calculation. From and after the date of such redemption, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.

(d)            Notwithstanding anything to the contrary in Article Five of the Mortgage Indenture, in the case of each partial redemption of the Notes pursuant to Section 2.04(c) hereof, the Company shall redeem the same percentage of the unpaid principal amount of each of the Notes of each series, and the principal amount of each of the Notes of each series to be so redeemed shall be allocated by the Trustee among all of the Notes of such series at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of each of the Notes not theretofor called for redemption.

Section 2.05. Purchase of Notes.

Except as may be agreed to by a Noteholder or Noteholders in connection with an offer made to all Noteholders on the same terms and conditions, the Company shall not and shall not permit any Affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the Outstanding Notes, except upon the payment or redemption of the Notes in accordance with the terms of the Indenture. The Company will promptly cause the Trustee to cancel all Notes acquired by it or any Affiliate pursuant to any payment, redemption or purchase of Notes pursuant to any provision of the Indenture and no Notes may be issued in substitution or exchange for any such Notes.

Section 2.06. Payment upon Event of Default.

Upon any Notes becoming due and payable under Section 802 of the Indenture, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes have become due and payable under Section 802 of the Indenture, whether automatically or by declaration, as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 2.07. Transfers.

In registering the transfer of any Note in accordance with Section 305 of the Mortgage Indenture, the Security Registrar and the Trustee shall have no responsibility to monitor securities law compliance in connection with any such transfer.

ARTICLE Three

ADDITIONAL COVENANTS

Section 3.01. Affirmative Covenants of the Company.

For purposes of the Notes, pursuant to Section 301(20) of the Mortgage Indenture, Article Six of the Mortgage Indenture is hereby supplemented by (i) deeming each reference to the phrase “Material Adverse Effect” in Article Six of the Mortgage Indenture to be a reference to the phrase “Material Adverse Effect” as defined in this Tenth Supplemental Indenture and (ii) incorporating therein the following additional affirmative covenants which the Company shall observe solely for the benefit of the Noteholders for so long as any Note is Outstanding:

(a)            Maintenance and Operation of Properties. The Company shall maintain and preserve, develop, and operate in substantial conformity with all Transmission Documents, applicable Law, Good Utility Practices, and all material Governmental Approvals, all elements of the Transmission System which are used or necessary in the conduct of its businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and preserve, develop and operate the Transmission System would not reasonably be expected to have a Material Adverse Effect.

(b)            Maintenance of Insurance. At any time and from time to time, the Company shall provide or cause to be provided, for itself and its assets (including the Transmission System and related equipment), insurance with Reputable Insurers (or self-insurance, if adequate reserves are maintained with respect thereto) in amounts and within the limits and coverages (including deductibles and co-insurance) customarily obtained for comparable businesses under similar circumstances.

(c)            Use of Proceeds. The Company shall apply the net proceeds from the issuance and sale of the Notes to (i) refinance existing indebtedness, partially fund capital expenditures or for general corporate purposes, and (ii) pay reasonable fees and expenses associated with the sale of the Notes.

(d)            Compliance with Laws and Regulations. The Company shall comply with all Laws (including Environmental Laws) to which its Property or assets may be subject, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. In addition, the Company shall immediately pay or cause to be paid when due all costs and expenses incurred in such compliance, except to the extent that the same is being contested in good faith by the Company through appropriate means under circumstances where none of the Mortgaged Property or the Liens thereon will be endangered.

(e)            Real Estate Filings. To the extent that any filing required to perfect any security interest in real property or fixtures constituting Mortgaged Property is not made on or prior to the Closing Date, the Company shall undertake to present all such documents for filing with the appropriate registers of deeds as soon as practicable after the Closing Date, but in no event shall any such presentation for filing take place more than five (5) Business Days after the Closing Date; provided that the Company shall confirm by an Officer’s Certificate delivered to the Trustee (if not delivered prior to the Closing Date) within six (6) weeks after the Closing Date that each such document has been recorded with the applicable registers of deeds and the security interests created or purported to be created in real property or fixtures by such documents have been fully perfected by recording in the land records, except for documents to be recorded in the registers of deeds in the Counties of Oakland, Kent, Calhoun and Genesee in the State of Michigan, in which case the Company shall confirm by an Officer’s Certificate delivered to the Trustee (if not delivered prior to the Closing Date) no more than three (3) months after the Closing Date with respect to the County of Kent, and no more than five (5) months after the Closing Date with respect to the Counties of Oakland, Calhoun and Genesee, that such documents have been so recorded.

(f)            Delivery of Opinions of Counsel. The Company shall deliver, or cause to be delivered, to the Trustee the opinions of counsel required pursuant to Section 4.4(a) of the Note Agreement.

Section 3.02. Negative Covenants of the Company.

For purposes of the Notes, pursuant to Section 301(20) of the Mortgage Indenture, Article Six of the Mortgage Indenture is hereby supplemented by incorporating therein the following negative covenants which the Company shall observe solely for the benefit of the Noteholders for so long as any Note is Outstanding:

(a)            Limitation on Lines of Business. As of the Closing Date, the Company is in the business of owning electric transmission facilities and providing electric transmission service over such facilities. From the Closing Date onward, the Company shall not engage in any business, if as a result, the general nature of the business engaged in by the Company taken as a whole would be substantially changed from the general nature of the business the Company is engaged in on the Closing Date.

(b)            Amendments to Exhibit B Hereto. The Company shall not make any amendments or changes to the subordination terms and conditions set forth in Exhibit B hereto that adversely affect the Noteholders without the prior consent of the Noteholders of all the Outstanding Notes.

ARTICLE Four

ADDITIONAL EVENTS OF DEFAULT; REMEDIES

Section 4.01. Events of Default.

For purposes of the Notes, pursuant to Section 301(21) of the Mortgage Indenture, Section 801 of the Mortgage Indenture shall be supplemented to include as “Events of Default” thereunder the occurrence of any of the following events (each such event, together with those “Events of Default” in Section 801 of the Mortgage Indenture, an “Event of Default”):

(a)            Material Covenants. The Company shall fail to perform or observe any covenant set forth in Section 3.02 hereof or its obligation to provide notice to the Noteholders under Section 7.1(b) of the Note Agreement and such failure is not cured within thirty (30) days after earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving written notice of such failure from the Trustee or any Noteholder in accordance with the terms of the Indenture or the Note Agreement;

(b)            Other Covenants. The Company shall fail to perform or observe any of its obligations or covenants (other than a failure to comply with the events that constitute an Event of Default under Section 4.01(a) hereof or under Section 801(a), Section 801(b) or Section 801(e) of the Mortgage Indenture) contained in any of the Financing Agreements, including Section 7 of the Note Agreement (or in any modification or supplement thereto), and such failure is not cured within sixty (60) days after the earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving written notice of such failure from the Trustee or any Noteholder in accordance with the terms of the Mortgage Indenture or the Note Agreement;

(c)            Representations. Any representation, warranty or certification by the Company in any of the Financing Agreements or in any certificate furnished to the Trustee or any Noteholder pursuant to the provisions of this Tenth Supplemental Indenture or any other Financing Agreement shall prove to have been false in any Material respect as of the time made or furnished, as the case may be;

(d)            Debt.

(i)            The Company shall be in Default in the payment of any principal, premium, including any make-whole amount, if any, or interest on any Debt (other than Subordinated Debt) in the aggregate principal amount of $30,000,000 or more beyond the expiration of any applicable grace or cure period relating thereto;

(ii)            The Company shall be in Default in the performance or compliance with any term (other than those referred to in Section 4.01(d)(i) hereof) of any agreement or instrument evidencing any Debt (other than Subordinated Debt) in the aggregate principal amount of $30,000,000 or more or any other document relating thereto or any condition exists and, as a consequence, such Debt has become or has been declared (or the holder or beneficiary of such Debt or a trustee or agent on behalf of such holder or beneficiary is entitled to declare such Debt to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(iii)            As a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), other than as provided in Section 2.03 or Section 2.04 hereof or Section 501(a) of the Mortgage Indenture, (x) the Company shall have become obligated to purchase or repay any Debt before its regularly scheduled maturity date in the aggregate principal amount of $30,000,000 or more or (y) one or more Persons have the right to require such Debt to be purchased or repaid;

(e)            Judgments. Any judgment or judgments for the payment of money in excess of $30,000,000 (or its equivalent in any other currency) in the aggregate by the Company, which is, or are, not covered by insurance, shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction over the Company and the same shall not be discharged (or provision shall not be made for such discharge), bonded or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(f)            Change in Ownership. A Change in Ownership shall occur.

Section 4.02. Acceleration of Maturity.

Pursuant to Section 301(21) of the Mortgage Indenture, in addition to the provisions set forth in Section 802 of the Mortgage Indenture, if an Event of Default arising from the failure to pay principal of, or interest on, or any Make-Whole Amount relating to the Notes shall have occurred and be continuing, then in every such case each Holder of Notes may declare the principal amount of the Notes held by it to be due and payable immediately, by a notice in writing to the Company and to the Trustee, and upon receipt by the Company or the Trustee of such notice of such declaration, such principal amount, together with Make-Whole Amount and accrued interest, if any, thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments), shall become immediately due and payable (subject to Section 821 of the Indenture).

ARTICLE Five

MISCELLANEOUS PROVISIONS

Section 5.01. Execution of Tenth Supplemental Indenture.

Except as expressly amended and supplemented hereby, the Mortgage Indenture shall continue in full force and effect in accordance with the provisions thereof and the Mortgage Indenture is in all respects hereby ratified and confirmed. This Tenth Supplemental Indenture and all of its provisions shall be deemed a part of the Mortgage Indenture in the manner and to the extent herein and therein provided. The Notes executed, authenticated and delivered under this Tenth Supplemental Indenture constitute a series of Securities and shall not be considered to be a part of a series of Securities executed, authenticated and delivered under any other supplemental indenture entered into pursuant to the Mortgage Indenture.

Section 5.02. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.03. Successors and Assigns.

All covenants and agreements in this Tenth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.04. Severability Clause.

In case any provision in this Tenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05. Benefit of Tenth Supplemental Indenture.

Except as otherwise provided in the Mortgage Indenture, nothing in this Tenth Supplemental Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Tenth Supplemental Indenture.

Section 5.06. Execution and Counterparts; Electronic Contracting.

(a)            This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Any such counterpart, as recorded or filed in any jurisdiction, may omit such portions of Exhibit A hereto as shall not describe or refer to properties located in such jurisdiction. The parties agree to electronic contracting and signatures with respect to this Tenth Supplemental Indenture and the documents related hereto. Delivery of an electronic signature to, or a signed copy of, this Tenth Supplemental Indenture and such other documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” “delivery” and words of like import in or related to this Tenth Supplemental Indenture or any document to be signed in connection with this Tenth Supplemental Indenture shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(b)            The parties agree to electronic contracting and signatures with respect to each Note delivered hereunder in registered form. Any such signature shall constitute a facsimile signature for purposes of Section 3.03 of the Mortgage Indenture. Delivery of an electronic signature to, or a signed copy of, any Note in the name of a particular Noteholder by facsimile, email or other electronic transmission shall be fully binding on the Company to the same extent as the delivery of the signed original of any such Note and shall be admissible into evidence for all purposes, and the Company hereby expressly waives any defense related to a Noteholder’s failure to present an original Note. Notwithstanding the foregoing, at the request of the Company, the Trustee has agreed to the production of a manually signed Note for delivery to each Initial Noteholder that has requested such a Note. Such manually signed Notes shall be delivered to counsel for the Initial Noteholders, who shall deliver such Notes to each applicable Initial Noteholder in accordance with the instructions provided by such Initial Noteholders. Such manually signed Notes shall be delivered to counsel for the Initial Noteholders so that such Notes may thereafter be delivered to the applicable Initial Noteholders as soon as reasonably practicable (but in any event within 60 days of such Initial Noteholder’s request therefor or such longer period as the requesting Initial Noteholder and the Company may mutually agree).

Section 5.07. Conflict with Mortgage Indenture.

If any provision hereof limits, qualifies or conflicts with another provision of the Mortgage Indenture, such provision of this Tenth Supplemental Indenture shall control, insofar as the rights between the Company and the Noteholders are concerned.

Section 5.08. Recitals.

The recitals and statements contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture.

Section 5.09. Governing Law.

This Tenth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, except that (i) to the extent that the Trust Indenture Act shall be applicable, this Tenth Supplemental Indenture shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property that is Real Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Tenth Supplemental Indenture shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Section 5.10. Interpretation of Financial Covenants.

For purposes of determining compliance with the financial covenants set out in the Indenture, any election by the Company to measure an item of Debt using fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall be disregarded and such determination shall be made by valuing Debt at 100% of the outstanding principal amount thereof (except to the extent such Debt was issued at a discount or premium in which case the value of such Debt shall be valued at 100% of the outstanding principal amount thereof, less any unamortized discount or plus any unamortized premium, as the case may be). All terms of an accounting or financial nature used herein or in the Mortgage Indenture shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar effect or result) (and related interpretations) (collectively, “ASC 842”) to the extent the effect of which would be to cause leases which would be treated as operating leases under GAAP immediately prior to the effectiveness of ASC 842 to be recorded as a liability/debt on the Company’s statement of financial position under GAAP.

Drafted by:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Phone: (212) 530-5000

Return to:

Joseph R. DeHont

Dykema Gossett PLLC

39577 Woodward Avenue

Suite 300

Bloomfield Hills, MI 48304

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a Michigan limited liability company

By:	ITC Holdings Corp., its sole manager

By:	/s/ Gretchen L. Holloway
	Name:	Gretchen L. Holloway
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to

Tenth Supplemental Indenture

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Nathan Turner
	Name:	Nathan Turner
	Title:	Vice President

Signature Page to

Tenth Supplemental Indenture

ACKNOWLEDGMENT

STATE OF MICHIGAN	)
) ss.
COUNTY OF OAKLAND	)

On the 12th day of August, 2020, before me, the undersigned notary public, personally came Gretchen L. Holloway, to me known to be Senior Vice President and Chief Financial Officer of ITC Holdings Corp., a corporation organized under the laws of the State of Michigan, the sole manager of Michigan Electric Transmission Company, LLC, a limited liability company organized under the laws of the State of Michigan, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.

/s/ Sandi. R. Kolehmainen

By:	Sandi R. Kolehmainen, Notary Public State of Michigan, County of Oakland My Commission Expires November 29, 20 Acting in the County of Oakland

ACKNOWLEDGMENT

STATE OF FLORIDA	)
) ss.
COUNTY OF DUVAL	)

On the 11th day of August, 2020, before me, the undersigned notary public, personally came Nathan Turner, Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, and acknowledged to me that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.

/s/ Joshua P. Kakareka

By:	Joshua P. Kakareka

Schedule 1

The recording information for the Original Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture, each recorded in the Offices of the Register of Deeds in the Michigan counties as indicated, is as follows:

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture	Eighth Supplemental Indenture	Ninth Supplemental Indenture
Alcona	Instr. No. 200300006636 L395, P141	Instrument No. 200300006637; L395, P270	Instrument No. 200300006638; L395, P336	Instrument No. 200800003865; L457, P1036	L470, P107	Instrument No. 201200003532	Instrument No. 201400003993; L512, P1	Instrument No. 201600001128; L522, P295	Instrument No. 201800003770L546, P844
Allegan	L2609, P654	L2610, P1	L2610, P194	Instrument No. 2008023175 L3281, P602	L3414, P1	L3667, P564	Instrument No. 2014021720; L3889, P1	L4016, P492 #2016005498	L4304, P171 #2018021324
Alpena	L431, P340	L431, P341	L431, P342	Instrument No. 03078018 L468, P684	L476, P998	L491, P968	L505, P248	L512, P611	L527, P427
Antrim	L00697, P0280	L00697, P0404	L00697, P0465	Instrument No. 200800010254 L786, P2867	L803, P942	Instrument No. 201200008597	Instrument No. 201400009066; L854, P1009	Instrument No. 201600002967	Instrument No. 201800009006
Arenac	L423, P301	L423, P444	L423, P524	L541, P212	L561, P725	Instrument No. 201204242	Doc #: 201404104	Doc# 201600992	Doc#. 201804144
Barry	Instrument No. 1120018	Instrument No. 1120019	Instrument No. 1120020	Inst. No. 2008-12150011782	Inst. No. 2010-04230004212	Instrument No. 2012-006335	Instrument No. 2014-011622	Instrument No. 2016-003191	Instrument No. 2018-011645
Bay	L2156, P585	L2157, P249	L2157, P004	L2647, P508	L2734, P912	L2912, P194	L3065, P44	L3144 P647	Instrument No. 201816456
Branch	L01000, P0600	L01000, P0737	L01000, P0811	Instrument No. 2008-08600	Instrument No. 2010-02696	Instrument No. 2012-07163	Instrument No. 2014-07400	Instrument No. 2016-02345	Instrument No. 2018-07804
Calhoun	L2765, P587	L2765, P829	L2766, P1	L3421, P892	L3538, P553	L3745, P545	L3935, P365	L4042, P931	L4281, P0451
Charlevoix	L591, P042	L591, P156	L591, P207	L0869, P0414	L0919, P0518	L1008, P0001	L1082, P336	L1122, P554	L1210, P159

Sch 1-1

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture	Eighth Supplemental Indenture	Ninth Supplemental Indenture
Cheboygan	L925, P483	L925, P637	L925, P727	L1112, P918	L1149, P529	L1215, P350	L1272, P432	L1303, P272	L1374, P844
Clare	L890, P333	L890, P443	L890, P490	Instrument No. 200800009719 L1098, P156	L1139, P464	L1212, P1-327	Instrument No. 201400008992 L1274, P670-753	Instrument No. 201600002194 L1311, P506-574	Instrument No. 201800009138 L1400, P462
Clinton	Instrument No. 5048529	Instrument No. 5048530	Instrument No. 5048531	Instrument No. 5138207	Instrument No. 5156341	Instrument No. 5191159	Instrument No. 5222414	Instrument No. 5239524	Instrument No. 5273864
Crawford	L663, P4	L663, P115	L663, P163	L694, P129	L700, P257	L711, P39	L720, P538	L726, P497	L737, P663
Eaton	L1775, P271	L1775, P449	L1775, P564	L2207, P0903	L2278, P834	L2421, P0728	L2547, P0918	L2614, P1064	L2764, P0322
Emmet	L1032, P537	L1032, P669	L1032, P738	Instrument No. 5060620 B1108, P168	L1122, P870	L1149, P727	L1172, P246	L1184, P387	L1208, P403
Genesee	Inst. No. 2003-12160161714	Inst. No. 2003-12160161715	Inst. No. 2003-12160161716	Inst. No. 2008-12160082181	Inst. No. 2010-04270037454	Inst. No. 2012-11010081960	Inst. No. 2014-12230086281	Inst. No. 2016- 04080033057	Inst. No. 2018-12060101176
Gladwin	L709, P27	L709, P151	L709, P212	L883, P873	L917, P533	L983, P35	L1038, P29	L1072, P449	L1144, P225
Grand Traverse	L2049, P508	L2049, P652	L2049, P733	Instrument No. 2008R-20555	Instrument No. 2010R-07137	Instrument No. 2012R-19757	Instrument No. 2014R-20480	Instrument No. 2016R-05337	Instrument No. 2018R-18756
Gratiot	L740, P595	L740, P752	L740, P846	L858, P1452	L883, P563	L929, P1022	L966, P734	L985, P1132	L01033 P00605-00709
Hillsdale	L1125, P517	L1125, P643	L1125, P706	L1373, P218	L1422, P469	L1506, P0001	L1579, P0001	L1619, P0157	L1709, P0251
Ingham	L3084, P73	L3084, P74	L3084, P75	Instrument No. 2008-047041 B3327, P1040	B3382, P132	Instrument No. 2012-044038	Instrument No. 2014-046389	Instrument No. 2016-013703	Instrument No. 2018-040457
Ionia	L577, P7152	L577, P7299	L577, P7383	L610, P4348	L0616, P1388	L0626, P6502	L0636, P1185	L0641, P3632	L0652, P7999
Iosco	L781, P793	L782, P1	L782, P79	L964, P582	L997, P895	L1062, P178	L1120, P865	L1151, P322	Instrument No. 2018007181

Sch 1-2

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture	Eighth Supplemental Indenture	Ninth Supplemental Indenture
Isabella	L1216, P4	L1216, P122	L1216, P177	L1458, P591	L1515, P139	L1685, P680	L1685, P680	L1727 P59-127	L1832 P440-544
Jackson	L1767, P119	L1767, P117	L1767, P118	Instrument No. 2524184 L1911, P696	L1941, P1155	L1995, P0646	L2045, P0612	L2074, P0615	L2131, P1083
Kalamazoo	Instrument No. 2003-087140	Instrument No. 2003-087142	Instrument No. 2003-087141	Instrument No. 2008-039292	Instrument No. 2010-013218	Instrument No. 2012-040528	Instrument No. 2014-040469	Instrument No. 2016-009462	Instrument No. 2018-037578
Kalkaska	Instrument No. 3053445	Instrument No. 3053446	Instrument No. 3053447	Instrument No. 3088499	Instrument No. 3095622	Instrument No. 3110845	Instrument No. 3122483	Instrument No. 3129616	Instrument No. 3143431
Kent	Instrument No. 20040105-0000653	Instrument No. 20040105-0000654	Instrument No. 20040105-0000655	Instrument No. 20081216-0106138	Instrument No. 20100426-0037103	Instrument No. 2012-10250098599	Instrument No. 2014-12160103454	Instrument No. 20160405-0028385	Instrument No. 2018-12040094254
Lake	L281, P477	L281, P598	L281, P656	L330, P319	L339, P1857	L358, P587	L374, P716	L383, P1066	L405, P1466
Leelanau	L1045, P258	L1045, P258	L1045, P258	L1045, P258	L1046, P153	L1141, P97	L1216, P446	L1256, P532	L1347 P 530-634
Lenawee	L2258, P769	L2258, P770	L2258, P771	L2375, P632	L2403, P35	L2454, P 0531	L2498, P879	L2524, P0580	L2572, P0303
Livingston	L4282, P0464	L4282, P0602	L4282, P0677	Instrument No. 2008R-033965	Instrument No. 2010R-012370	Instrument No. 2012R-036572	Instrument No. 2014R-034929	Instrument No. #2016R-009549	Instrument No. 2018R-032074
Manistee	L890, P415	L890, P578	L890, P678	Instrument No. 2008R007239	Instrument No. 2010R002229	Instrument No. 2012R006468	Instrument No. 2014R006160	Instrument No. 2016R001454	Instrument No. 2018R006378
Mason	L555, P2265	L555, P2419	L555, P2510	Instrument No. 2008R06641	Instrument No. 2010R02375	Instrument No. 2012R06587	Instrument No. 2014R06378	Instrument No. 2016R02093	Instrument No. 2018R06510
Mecosta	L705, P2593	L705, P2707	L705, P2758	Instrument No. 200800009891 L0782, P2850	L799, P795	Instrument No. 201200008472	Instrument No. 201400008610; L850 P444	Instrument No. 201600002738	Instrument No. 201800009117
Midland	L1206, P4	L1206, P160	L1206, P253	L1451, P208	L1507, P721	L1559, P279	L01582, P00531	L01595, 00402	L01620, P00719

Sch 1-3

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture	Eighth Supplemental Indenture	Ninth Supplemental Indenture
Missaukee	Instrument No. 2003-06377	Instrument No. 2003-06378	Instrument No. 2003-06379	Instrument No. 2008-04378	Instrument No. 2010-01327	Instrument No. 2012-03374	Instrument No. 2014-04080	Instrument No. 2016-01039	Instrument No. 2018-03929
Monroe	L2647, P657	L2647, P833	L2647, P935	Instrument No. 2008R22325	Instrument No. 2010 R08054	Instrument No. 2012R23743	Instrument No. 2014R23271	Instrument No. 2016R06262	Instrument No. 2018R21868
Montcalm	L1149, P293	L1149, P442	L1149, P528	L1426, P510	L1475, P1019	L1560, P0241	2014R-05875	Instrument No. 2016R-04727	Instrument No. 2018R-12851
Montmorency	L244, P679	L244, P804	L244, P866	Instrument No. 200800037674 L305, P573	L314, P926	L331, P1	Instrument No. 201400061153; L345, P109-192	L353, P607 Instrument No. 201600065925	Instrument No. 201800076539
Muskegon	L3581, P921	L3581, P922	L3581, P923	L3797, P757	L3845, P318	L3927, P897	L4039; P277	L4084, P426	L4173, P584
Newaygo	L404, P5495	L404, P5687	L404, P5816	L433, P3422	L438, P5704	L448, P73	L456; P4372	L461, P1947	L472, P1395
Oakland	L31677, P1	L31677, P128	L31677, P196	Instrument No. 215217 L40774, P814	B42014, P518	L44916, P001	L47694; P274	L49238, P496	L52426, P513
Oceana	GR 2004/822	GR 2004/976	GR 2004/1067	GR2008/24361	GR 2010/6790	Instrument No. 201200007779	Instrument No. 201400007004; L2014, P19533-9616	Instrument No. 201600001612 L2016, P5043-5111	L2018 P23664-3768
Ogemaw	Instrument No. 3044799	Instrument No. 3044800	Instrument No. 3044801	Instrument No. 3083352	Instrument No. 3092393	Instrument No. 3108917	Instrument No. 3125180	Instrument No. 3133177	Instrument No. 3151087
Oscoda	L204, P332	L204, P479	L204, P563	L208, P03034	L210, P00987	L212, P02739	Instrument No. 214-02898	Instrument No. 216-00676	Instrument No. 218-02958
Otsego	L0976, P078	L0976, P222	L0976, P303	L1187, P72	L1228, P493	L1302, P547	L1363, P1	L1399, P341	L1480, P603
Ottawa	L4372, P557	L4373, P001	L4373, P221	Instrument No. 0044941 L5754, P426	Instrument No. 2010-0015611	Instrument No. 2012-0044504	Instrument No. 2014-0044009	Instrument No. 2016-0011683	Instrument No. 2018-0042863

Sch 1-4

County	Original Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture	Seventh Supplemental Indenture	Eighth Supplemental Indenture	Ninth Supplemental Indenture
Presque Isle	L383, P100	L383, P232	L383, P301	Instrument No. 200800008708 L469, P933	L489, P842	L527, P17	Instrument No. 201400004381; L557, P843	Instrument No. 201600001010 L575, P914	Instrument No. 201800004081
Roscommon	L997, P1285	L997, P1404	L997, P1460	Instrument No. 200800008515 L1079, P21	L1092, P2232	L1120, P1653	L1145, P1812	Instrument No. #201600002667 L1158, P1628	L1167, P2442
Saginaw	L2269, P1263	L2269, P1264	L2269, P1265	Instrument No. 2008035230 L2516, P2158	Instrument No. 2010010027 L2575, P1024	Instrument No. 201203390 L2696, P1532	Instrument No. 2014034005; L2796, P1029	Instrument No. 2016008085 L2851, P1800	Instrument No. 2018030414
Shiawassee	L1052, P721	L1052, P722	L1052, P723	L1130, P0333	L1146, P0786	L1177, P0738	L1205, P466	L1220, P0734	L1252, P0287
St. Joseph	L1205, P86	L1205, P196	L1205, P243	L1510, P1	L1571, P810	L1674, P465	L1768, P226	L1819, P623	L1941, P223
Tuscola	Instrument No. 200400846443 L980, P619	Instrument No. 200400846444, L980, P772	Instrument No. 200400846445, L980, P862	Instrument No. 200800914506 L1163, P891	L1196, P1456	L1263, P160	L1320, P1179	L1348, P1047	L01411 P01404-01508
Van Buren	L1403, P256	L1403, P257	L1403, P258	Instrument No. LR-3191975 L1511, P5	L1534, P360	L1575, P308	Instrument No. LR-3293460; L1612, P118	L1633, P433	L1677, P18
Washtenaw	L4352, P238	L4352, P239	L4352, P240	Instrument No. 5876781 L4710, P182	L4786, P271	L4934, P697	L5070, P814	L5145, P236	L5286, P367
Wexford	L530, P704	L530, P834	L531, P001	Instrument No. 200800007690 L616, P1393	L629, P2044	L652, P2040	L672, P2456	L677, P645	L683, P2948

Sch 1-5

Exhibit A

DESCRIPTION OF PROPERTIES

The following properties of the Company, owned as of the date hereof, have been acquired by the Company subsequent to the date of the Ninth Supplemental Indenture:

[See Attached.]

Ex. A-1

Rights Date of Project Agent Track Number Landowner Acquired Cost Basis Title County Section Twp Range Tax ID Use Recorded At Bingham Meijer Covenant Deed 12/11/2018 5274475 Warehouse NA Meijer, Inc. $1,300,000.00 Clinton 15 7N 2W 19-030-015-100-005-51 Warehouse Wolverine Power Supply Cooperative, Blendon Substation N/A Inc. Warranty Deed $99,560.00 10/1/2019 Ottawa 8 6N 14W 70-13-08-300-009 Substation 2019-0035869 (4 pgs.) Wolverine Power 138 kV double- Bradley Substation Supply Cooperative, circuit Relocation N/A Inc. Easement $0.00 2/7/2020 Allegan 13 3N 11W 24-013-009-30 transmission line L 4431 P 976 CE Substation 01 Spruce Road Voluntary Purchase Substation Consumers Energy Easement $0.00 9/30/2019 Alcona 8 28N 8E N/A- recorded at county Substation L 554 P 1058 CE Substation Voluntary Purchase 02 Hazelwood Substation Consumers Energy Easement $0.00 9/30/2019 Allegan 20 1N 11W N/A- recorded at county Substation L 4388 P 934 CE Substation Voluntary Purchase 03 Manlius Substation Consumers Energy Easement $0.00 9/30/2019 Allegan 10 3N 15W N/A- recorded at county Substation L 4388 P 934 CE Substation 04 Scott Lake Road Voluntary Purchase Substation Consumers Energy Easement $0.00 9/30/2019 Allegan 16 1N 15W N/A- recorded at county Substation L 4388 P 934 CE Substation Voluntary Purchase 05 Stover Substation Consumers Energy Easement $0.00 9/30/2019 Antrim 2 29N 7W N/A- recorded at county Substation 201900008029 CE Substation Voluntary Purchase 06 Duquite Sub Consumers Energy Easement $0.00 9/30/2019 Arenac 12 18N 4E N/A- recorded at county Substation 201903299 CE Substation Voluntary Purchase 07 Warner Sub Consumers Energy Easement $0.00 9/30/2019 Barry 20/21 1N 10W N/A- recorded at county Substation 2019-009764 CE Substation Voluntary Purchase 08 Monitor Sun Consumers Energy Easement $0.00 9/30/2019 Bay 24 14N 4E N/A- recorded at county Substation 201913704 CE Substation Voluntary Purchase 09 Cottage Grove Sub Consumers Energy Easement $0.00 9/30/2019 Bay 4 15N 4E N/A- recorded at county Substation 201913704 CE Substation Voluntary Purchase 10 Hotchkiss Substation Consumers Energy Easement $0.00 9/30/2019 Bay 34 14N 4E N/A- recorded at county Substation 201913704 CE Substation 11 Bangor Sub Customer Voluntary Purchase Contract Consumers Energy Easement $0.00 9/30/2019 Bay 10 14N 5E N/A- recorded at county Substation 201913704 CE Substation Voluntary Purchase 12 Lafayette Substation Consumers Energy Easement $0.00 9/30/2019 Calhoun 34 1S 8W N/A- recorded at county Substation L 4358 P 0902 CE Substation Voluntary Purchase 13 Rice Creek Sub Consumers Energy Easement $0.00 9/30/2019 Calhoun 22 2S 4W N/A- recorded at county Substation L 4358 P 0902 CE Substation 14 Alder Creek Voluntary Purchase Substation Consumers Energy Easement $0.00 9/30/2019 Calhoun 33 3S 7W N/A- recorded at county Substation L 4358 P 0902 CE Substation Voluntary Purchase 15 Foundry Substation Consumers Energy Easement $0.00 9/30/2019 Calhoun 34 2S 4W N/A- recorded at county Substation L 4358 P 0902

Rights Date of Project Agent Track Number Landowner Acquired Cost Basis Title County Section Twp Range Tax ID Use Recorded At CE Substation Voluntary Purchase 16 Bingham Substation Consumers Energy Easement $0.00 9/30/2019 Clinton 10 7N 2W N/A- recorded at county Substation 5284551 CE Substation Voluntary Purchase 17 Island Substation Consumers Energy Easement $0.00 9/30/2019 Eaton 18 2N 4W N/A- recorded at county Substation L 2806 P 1248 CE Substation Voluntary Purchase 19 Blinton Substation Consumers Energy Easement $0.00 9/30/2019 Genesee 32 6N 7E N/A- recorded at county Substation 201910070064328 CE Substation Voluntary Purchase 20 Beveridge Substation Consumers Energy Easement $0.00 9/30/2019 Genesee 21 7N 6E N/A- recorded at county Substation 201910070064328 CE Substation Voluntary Purchase 21 Delaney Substation Consumers Energy Easement $0.00 9/30/2019 Genesee 10 7N 7E N/A- recorded at county Substation 201910070064328 CE Substation Voluntary Purchase 24 Kipp Road Substation Consumers Energy Easement $0.00 9/30/2019 Ingham 7 2N 1W N/A- recorded at county Substation 2019-035191 CE Substation Voluntary Purchase 25 Vevay Substation Consumers Energy Easement $0.00 9/30/2019 Ingham 7 2N 1W N/A- recorded at county Substation 2019-035191 CE Substation 26 Whittemore Voluntary Purchase Substation Consumers Energy Easement $0.00 9/30/2019 Iosco 30 22N 6E N/A- recorded at county Substation 2019005826 CE Substation 27 East Tawas Voluntary Purchase Substation Consumers Energy Easement $0.00 9/30/2019 Iosco 30 22N 8E N/A- recorded at county Substation 2019005826 CE Substation 29 Summerton Voluntary Purchase Substation Consumers Energy Easement $0.00 9/30/2019 Isabella 30 14N 3W N/A- recorded at county Substation 201900007600 CE Substation Voluntary Purchase 30 Broughwell Substation Consumers Energy Easement $0.00 9/30/2019 Jackson 7 1S 1W N/A- recorded at county Substation L 2149 P 0393 CE Substation Voluntary Purchase 31 Blackman Substation Consumers Energy Easement $0.00 9/30/2019 Jackson 19 2S 1W N/A- recorded at county Substation L 2149 P 0393 CE Substation Voluntary Purchase 32 Vrooman Substation Consumers Energy Easement $0.00 9/30/2019 Jackson 19 3S 1W N/A- recorded at county Substation L 2149 P 0393 CE Substation 33 Seamless East Sub Voluntary Purchase Customer Contract Consumers Energy Easement $0.00 9/30/2019 Jackson 19 3S 1E N/A- recorded at county Substation L 2149 P 0393 CE Substation Voluntary Purchase 34 Riverview Substation Consumers Energy Easement $0.00 9/30/2019 Kalamazoo 11 2S 11W N/A- recorded at county Substation 2019-029755 CE Substation 35 Drake Road Voluntary Purchase Substation Consumers Energy Easement $0.00 9/30/2019 Kalamazoo 13 2S 12W N/A- recorded at county Substation 2019-029755 CE Substation Voluntary Purchase 36 Lindbergh Substation Consumers Energy Easement $0.00 9/30/2019 Kalamazoo 24 2S 12W N/A- recorded at county Substation 2019-029755 CE Substation 37 UpJohn Sub Voluntary Purchase Customer Contract Consumers Energy Easement $0.00 9/30/2019 Kalamazoo 14 3S 11W N/A- recorded at county Substation 2019-029755 CE Substation Voluntary Purchase 39 Buck Creek Sub Consumers Energy Easement $0.00 9/30/2019 Kent 1 5N 12W N/A- recorded at county Substation 201911060086654

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
CE Substation Purchase	40 Kraft Ave Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Kent	18	6N	10W	N/A- recorded at county	Substation	201911060086654
CE Substation Purchase	41 Broadmoor Sub	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Kent	23	6N	11W	N/A- recorded at county	Substation	201911060086654
CE Substation Purchase	42 Kentwood Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Kent	28	6N	11W	N/A- recorded at county	Substation	201911060086654
CE Substation Purchase	43 East Paris Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Kent	36	6N	11W	N/A- recorded at county	Substation	201911060086654
CE Substation Purchase	44 Stamping Plant Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Kent	24	6N	12W	N/A- recorded at county	Substation	201911060086654
CE Substation Purchase	45 Chase Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Lake	6	17N	11W	N/A- recorded at county	Substation	L 412 P 1594
CE Substation Purchase	46 Dean Road substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Livingston	20	4N	6E	N/A- recorded at county	Substation	2019R-027147
CE Substation Purchase	47 Amber Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Mason	18	18N	17W	N/A- recorded at county	Substation	2019R-05443
CE Substation Purchase	48 Mecosta Sub	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Mecosta	29	16N	10W	N/A- recorded at county	Substation	L 900 P 13
CE Substation Purchase	49 Wackerly Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Midland	35	15N	2E	N/A- recorded at county	Substation	L 01628 P 00443
CE Substation Purchase	50 Warren Sub	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Midland	30	16N	2W	N/A- recorded at county	Substation	L 01628 P 00443
CE Substation Purchase	52 Samaria Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Monroe	6	8S	7E	N/A- recorded at county	Substation	2019 R17269
CE Substation Purchase	53 Eureka Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Montcalm	12	9N	8W	N/A- recorded at county	Substation	2019R-10506
CE Substation Purchase	54 White Road Sub Customer Contract	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Muskegon	13	10N	15W	N/A- recorded at county	Substation	L 4202 P 397
CE Substation Purchase	56 Oakland Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Oakland	31	5N	7E	N/A- recorded at county	Substation	172755
CE Substation Purchase	57 Vanderbilt Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Ostego	28	23N	3W	N/A- recorded at county	Substation	L 1505 P 958
CE Substation Purchase	58 Bass Creek Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Ottawa	26	7N	15W	N/A- recorded at county	Substation	2019-0037536
CE Substation Purchase	59 Rockport Sub	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Preque Isle	2	33N	8E	N/A- recorded at county	Substation	201900007862
CE Substation Purchase	60 Port Calcite Sub	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Preque Isle	23	35N	5E	N/A- recorded at county	Substation	201900007862

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
CE Substation Purchase	61 Higgins Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Roscommon	31	24N	2W	N/A- recorded at county	Substation	L 1170 P 2082
CE Substation Purchase	62 Layton Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Saginaw	18	9N	4E	N/A- recorded at county	Substation	2019025752
CE Substation Purchase	63 Bell Road Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Saginaw	8	10N	5E	N/A- recorded at county	Substation	2019025752
CE Substation Purchase	64 Bay Road Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Saginaw	35	13N	4E	N/A- recorded at county	Substation	2019025752
CE Substation Purchase	67 Bennington Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Shiawassee	16	6N	2E	N/A- recorded at county	Substation	L 1262 P 0096
CE Substation Purchase	68 Parr Road Substation	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Washtenaw	1	4S	3E	N/A- recorded at county	Substation	L 5326 P 459
CE Substation Purchase	69 Wexford Sub	Consumers Energy	Voluntary Easement	$0.00	9/30/2019	Wexford	32	22N	9W	N/A- recorded at county	Substation	L 685 P 2942
Coldwater - Michigan Ave.	CM-02	Real Alloy Recyling	Voluntary Easement	$105,010.00	8/9/2019	Branch	29	6S	6W	304-000-000-655-02	138kV single-circuit transmission line	2019-06243 (5 pgs.)
Coldwater - Michigan Ave.	CM-04	Real Alloy Specification	Voluntary Easement	$53,400.00	8/9/2019	Branch	20	6S	6W	304-000-000-644-01	138kV single-circuit transmission line	2019-06244 (8 pgs.)
Coldwater - Michigan Ave.	CM-05	Real Alloy Specification	Voluntary Easement	$8,528.00	8/9/2019	Branch	20	6S	6W	304-000-000-644-02	138kV single-circuit transmission line	2019-06245 (6 pgs.)
Coldwater - Michigan Ave.	CM-07	Little River Railroad	Easement	$32,744.60	8/6/2019	Branch	20	6S	6W	304-000-000-660-00	Transmission Line	2019-04996
Coldwater - Michigan Ave.	CM-10	Sekisui Voltek, LLC	Voluntary Easement	$58,352.00	05/20/2019	Branch	20/21	6S	6W	304-000-000-627-01 / 304-000-000-641-00	138kV single-circuit transmission line	2019-03547
Coldwater - Michigan Ave.	CM-100	Hernandez, Hernandze and Bravo LLC	Voluntary Easement	$7,270.80	06/12/2019	Branch	21	6S	6W	301-000-000-499-10	138kV single-circuit transmission line	2019-03536
Coldwater - Michigan Ave.	CM-101, 101A	Phillips Steel Corp.	Voluntary Easement	$32,960.00	06/12/2019	Branch	21	6S	6W	304-000-000-561-00	138kV single-circuit transmission line	2019-03539, 2019-03540
Coldwater - Michigan Ave.	CM-102, 102A	Richard Briggs Living Trust	Voluntary Easement	$46,683.00	05/13/2019	Branch	21	6S	6W	304-000-000-564-00	138kV single-circuit transmission line	2019-03123, 2019-03124

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
Coldwater - Michigan Ave.	CM-103	Angela Briggs Trust	Voluntary Easement	$6,969.20	05/13/2019	Branch	21	6S	6W	304-000-000-565-00	138kV single-circuit transmission line	2019-03125
Coldwater - Michigan Ave.	CM-104	Quality Spring Togo Inc.	Voluntary Easement	$19,536.00	04/16/2019	Branch	21	6S	6W	304-000-000-567-00	138kV single-circuit transmission line	2019-02556
Coldwater - Michigan Ave.	CM-106	Real Alloy Specification	Voluntary Easement	$2,616.00	8/9/2019	Branch	20	6s	6W	304-000-000-640-00	138kV single-circuit transmission line	2019-06246 (6 pgs.)
Coldwater - Michigan Ave.	CM-13	Wojan Window & Door Corporation	Voluntary Easement	$26,424.00	04/19/2019	Branch	21	6S	6W	304-000-000-614-00	138kV single-circuit transmission line	2019-02543
Coldwater - Michigan Ave.	CM-14, 15, 16, 17	Unified Properties of Coldwater	Voluntary Easement	$86,400.80	04/26/2019	Branch	21	6S	6W	304-000-000-568-00, 304-000-000-548-00, 304-000-000-549-00 and 304-000-000-550-00	138kV single-circuit transmission line	2019-04990, 2019-04991, 2019-04992, 2019-04993
Coldwater - Michigan Ave.	CM-18	Bashar Khaled	Voluntary Easement	$3,684.80	04/22/2019	Branch	21	6S	6W	304-000-000-556-00	138kV single-circuit transmission line	2019-02544
Coldwater - Michigan Ave.	CM-19	Phillips Steel Corporation	Voluntary Easement	$16,112.00	04/23/2019	Branch	21	6S	6W	304-000-000-562-01	138kV single-circuit transmission line	2019-02545
Coldwater - Michigan Ave.	CM-20	Little River Railroad	Easement	$53,452.70	8/6/2019	Branch	21	6S	6W	301-000-000-505-01	Transmission Line	2019-4997
Coldwater - Michigan Ave.	CM-21	Abdo Ali Zamzami	Voluntary Easement	$14,000.00	10/11/2019	Branch	22	6S	6W	301-000-000-304-00	138kV single-circuit transmission line	2019-06716 (7pgs.)
Coldwater - Michigan Ave.	CM-22	Adbuladim Ahmad Abdulla & Aamer Abdulla	Voluntary Easement	$5,264.00	03/20/2019	Branch	22	6S	6W	301-000-000-297-00	138kV single-circuit transmission line	2019-02546
Coldwater - Michigan	CM-23	Just Right Estates 4,	Voluntary	$4,345.60	04/16/2019	Branch	22	6S	6W	301-000-000-298-00	138kV single-	2019-03701
Coldwater - Michigan	CM-24	Edward & Ardith Trubey	Voluntary	$3,382.40	04/16/2019	Branch	22	6S	6W	301-000-000-299-00	138kV single-	2019-03701
Coldwater - Michigan Ave.	CM-25	Dean N. Moore	Voluntary Easement	$3,763.90	03/27/2019	Branch	22	6S	6W	301-000-000-300-00	138kV single-circuit transmission line	2019-02548

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
Coldwater - Michigan Ave.	CM-26	Norbert P. Strobel	Voluntary Easement	$7,918.40	03/26/2019	Branch	22	6S	6W	301-000-000-303-00	138kV single-circuit transmission line	2019-02549
Coldwater - Michigan Ave.	CM-27	Maria DeLourdes Ruiz R & Maria Catalina Ruiz R	Voluntary Easement	$5,208.00	10/10/2019	Branch	22	6S	SW	301-000-000-263-00	138kV single-circuit transmission line	2019-06595 (7 pgs.)
Coldwater - Michigan Ave.	CM-28	Melissa King	Voluntary Easement	$3,472.00	04/01/2019	Branch	22	6S	6W	301-000-000-264-00	138kV single-circuit transmission line	2019-03022
Coldwater - Michigan Ave.	CM-29	Duane & Lisa Fuller	Voluntary Easement	$3,472.00	03/28/2019	Branch	22	6S	6W	301-000-000-265-00	138kV single-circuit transmission line	2019-04987
Coldwater - Michigan Ave.	CM-03	Maroa Farms, Inc.	Voluntary Easement	$15,000.00	2/19/2020	Branch	29	6S	6W	304-000-001-450-00	138kV single-circuit transmission line	2020-01373 (7 pgs.)
Coldwater - Michigan Ave.	CM-30	Rick & Deanna Coon	Voluntary Easement	$3,472.00	03/26/2019	Branch	22	6S	6W	301-000-000-266-00	138kV single-circuit transmission line	2019-02550
Coldwater - Michigan Ave.	CM-31	William J. Wolf	Voluntary Easement	$7,011.20	03/19/2019	Branch	22	6S	6W	301-000-000-267-00	138kV single-circuit transmission line	2019-02551
Coldwater - Michigan Ave.	CM-32	Nancy Holbrook & Gary Holbrook	Voluntary Easement	$5,550.00	11/22/2019	Branch	22	6S	6W	301-000-000-268-00	138kV single-circuit transmission line	2020-00384 (7 pgs.)
Coldwater - Michigan Ave.	CM-33	James William Olmstead	Voluntary Easement	$3,472.00	04/02/2019	Branch	22	6S	6W	301-000-000-269-00	138kV single-circuit transmission line	2019-02552
Coldwater - Michigan Ave.	CM-36,37	Kim & Kristie Krebs	Voluntary Easement	$8,971.20	04/02/2019	Branch	22	6S	6W	301-000-000-272-00 and 301-000-000-273-00	138kV single-circuit transmission line	2019-02554, 2019-02555
Coldwater - Michigan Ave.	CM-34	Adrian Bustos and Bladimir Lopez	Condemnation Easement	$3,433.50	1/10/2020	Branch	22	6S	6W	301-000-000-270-00	138kV single-circuit transmission line	2020-00206 (15 pgs.)
Coldwater - Michigan Ave.	CM-35	Charles Dotson	Voluntary Easement	$3,640.00	03/20/2019	Branch	22	6S	6W	301-000-000-271-00	138kV single-circuit transmission line	2019-02553

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
Coldwater - Michigan Ave.	CM-40	Riboscy Real Estate, LLC	Voluntary Easement	$19,551.00	04/16/2019	Branch	22	6S	6W	301-000-000-241-00	138kV single-circuit transmission line	2019-03023
Coldwater - Michigan Ave.	CM-42	Riboscy Real Estate, LLC	Voluntary Easement	$21,574.00	04/30/2019	Branch	22	6S	6W	301-000-000-244-01	138kV single-circuit transmission line	2019-02859
Coldwater - Michigan Ave.	CM-44	Stritzinger-Babcock LLC	Easement	$1,917.30	7/29/2019	Branch	22	6S	6W	302-000-000-962-00	Transmission Line	2019-04995
Coldwater - Michigan Ave.	CM-45	Matthew J. Stritzinger	Easement	$1,568.70	7/29/2019	Branch	22	6S	6W	302-000-000-961-00	Transmission Line	2019-04994
Coldwater - Michigan Ave.	CM-46	Great Lakes Region of the Wesleyn Church	Voluntary Easement	$5,212.40	07/09/2019	Branch	22	6S	6W	302-000-000-960-00/302-000-000-959-00	138kV single-circuit transmission line	2019-04986
Coldwater - Michigan Ave.	CM-48	Sally Ball	Voluntary Easement	$1,386.00	05/22/2019	Branch	22	6S	6W	302-000-000-958-00	138kV single-circuit transmission line	2019-03545
Coldwater - Michigan Ave.	CM-49, 50	Sherri L. Welch	Voluntary Easement	$1,589.00	05/22/2019	Branch	22	6S	6W	302-000-000-947-00/302-000-000-945-01	138kV single-circuit transmission line	2019-03544
Coldwater - Michigan Ave.	CM-51	Saleh M. Al-Muntser	Voluntary Easement	$1,064.00	06/05/2019	Branch	22	6S	6W	302-000-000-946-00	138kV single-circuit transmission line	2019-03543
Coldwater - Michigan Ave.	CM-53	Phillip & Patricia Casteel	Voluntary Easement	$805.00	05/07/2019	Branch	22	6S	6W	302-000-000-945-03	138kV single-circuit transmission line	2019-02860
Coldwater - Michigan Ave.	CM-54	Cecil Holbrook Jr.	Voluntary Easement	$805.00	05/14/2019	Branch	22	6S	6W	302-000-000-945-04	138kV single-circuit transmission line	2019-03119
Coldwater - Michigan Ave.	CM-57	Douglas & Sharon Hazel	Voluntary Easement	$2,345.00	05/14/2019	Branch	15	6S	6W	302-000-000-620-00	138kV single-circuit transmission line	2019-03120
Coldwater - Michigan Ave.	CM-58	Matthew Budd	Voluntary Easement	$1,659.00	05/14/2019	Branch	15	6S	6W	302-000-000-604-00	138kV single-circuit transmission line	2019-03121
Coldwater - Michigan Ave.	CM-59	Alice Bates	Voluntary Easement	$1,708.00	06/04/2019	Branch	15	6S	6W	302-000-000-603-00	138kV single-circuit transmission line	2019-03541

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
Coldwater - Michigan Ave.	CM-61	East Wind Limited Dividend Housing Assoc.	Voluntary Easement	$11,254.80	05/01/2019	Branch	15	6S	6W	302-000-000-564-00	138kV single-circuit transmission line	2019-02861
Coldwater - Michigan Ave.	CM-62	Trail Tree Village Inc.	Voluntary Easement	$27,082.90	05/14/2019	Branch	15	6S	6W	302-000-000-970-00	138kV single-circuit transmission line	2019-03122
Coldwater - Michigan Ave.	CM-63, 64	Hope Network Rehabilitation Services	Voluntary Easement	$16,020.00	06/12/2019	Branch	15	6S	6W	302-000-000-970-05/302-000-000-970-04	138kV single-circuit transmission line	2019-03703, 2019-03704
Coldwater - Michigan Ave.	CM-65	Clemens Food Group	Voluntary Easement	$12,906.50	06/12/2019	Branch	15	6S	6W	302-000-000-970-03	138kV single-circuit transmission line	2019-03538
Coldwater - Michigan Ave.	CM-66	Branch County Intermediate School Dist	Voluntary Easement	$56,005.00	06/12/2019	Branch	15	6S	6W	302-000-000-973-00	138kV single-circuit transmission line	2019-03537
Coldwater - Michigan Ave.	CM-68	Asama Coldwater Manufacturing	Voluntary Easement	$14,952.00	03/20/2019	Branch	14	6S	6W	302-000-001-112-04	138kV single-circuit transmission line	2019-03548
Coldwater - Michigan Ave.	CM-69	EXO-S US LLC	Voluntary Easement	$4,768.00	04/10/2019	Branch	14	6S	6W	302-000-001-112-020	138kV single-circuit transmission line	2019-03700
Coldwater - Michigan Ave.	CM-70	Store Master Funding	Easement	$16,992.00	9/26/2019	Branch	14	6S	6W	302-000-001-112-01	Transmission Line	2019-06596
Coldwater - Michigan Ave.	CM-71	Branch County Coalition Against Domestic Violence	Voluntary Easement	$68,840.80	04/01/2019	Branch	14	6S	6W	302-000-001-109-10 and 302-000-001-109-09	138kV single-circuit transmission line	2019-03025
Coldwater - Michigan Ave.	CM-73	Grand Vista Partners, LLC	Voluntary Easement	39860..10	04/16/2019	Branch	14	6S	6W	302-000-001-109-00	138kV single-circuit transmission line	2019-03027
Coldwater - Michigan Ave.	CM-74	Michigan Commercial Real Estate, LLC	Voluntary Easement	$25,509.40	04/16/2019	Branch	14	6S	6W	302-000-001-109-01	138kV single-circuit transmission line	2019-03028
Coldwater - Michigan Ave.	CM-41, 75	Warehouse Properties of Coldwater LLC	Voluntary Easement	$70,184.00	04/10/2019	Branch	22/14	6S	6W	301-000-000-249-00 and 302-000-001-111-08	138kV single-circuit transmission line	2019-03029
Coldwater - Michigan Ave.	CM-76	Grahl Investment Co.	Voluntary Easement	$15,331.20	05/08/2019	Branch	14	6S	6W	302-000-001-111-00	138kV single-circuit transmission line	2019-02858

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
Coldwater - Michigan Ave.	CM-77/78	Financing VI Healthcare Property, LLC	Condemnation Easement	$48,296.50	2/4/2020	Branch	23	6S	6W	302-000-000-972-00 302-000-000-972-07	138kV single-circuit transmission line	2020-00880 (13 pgs.)
Coldwater - Michigan Ave.	CM-79	County of Branch	Voluntary Easement	$10,000.00	06/27/2019	Branch	23	6S	6W	302-000-000-972-01	138kV single-circuit transmission line	2019-04026
Coldwater - Michigan Ave.	CM-81	Alan Keith Avra	Voluntary Easement	$12,980.80	04/09/2019	Branch	23	6S	6W	302-000-000-998-00	138kV single-circuit transmission line	2019-02857
Coldwater - Michigan Ave.	CM-82	Abhiram Garapati a/k/a Abhiram and Rekha Garapati, husband and wife, d/b/a Ant Savings	Voluntary Easement	$173,051.50	10/7/2019	Branch	23	6S	6W	302-000-000-990-00	138kV single-circuit transmission line	2019-06849 (7pgs.)
Coldwater - Michigan Ave.	CM-83	National Real Estate II, LLC	Condemnation Easement	$181,695.50	3/6/2020	Branch	23	6S	6W	301-785-000-001-00	138kV single-circuit transmission line	2020-01376 (15 pgs.)
Coldwater - Michigan Ave.	CM-84	Techwood Properties, LLC	Voluntary Easement	$13,180.30	06/12/2019	Branch	23	6S	6W	301-785-000-002-00	138kV single-circuit transmission line	2019-03534
Coldwater - Michigan Ave.	CM-85	David L. Becker	Voluntary Easement	$13,459.60	03/25/2019	Branch	23	6S	6W	301-785-000-002-01	138kV single-circuit transmission line	2019-03702
Coldwater - Michigan Ave.	CM-86	Paul E. Schmitz	Voluntary Easement	$13,738.90	06/12/2019	Branch	23	6S	6W	301-785-000-006-00	138kV single-circuit transmission line	2019-03535
Coldwater - Michigan Ave.	CM-87, 88	Brian & Suzanne Musselman	Voluntary Easement	$12,950.00	04/09/2019	Branch	23	6S	6W	301-785-000-008-00 and 301-785-000-008-01	138kV single-circuit transmission line	2019-03030
Coldwater - Michigan Ave.	CM-89	Gary Lee Osborne	Voluntary Easement	$5,936.00	04/16/2019	Branch	23	6S	6W	301-785-000-010-00	138kV single-circuit transmission line	2019-04988
Coldwater - Michigan Ave.	CM-09	Perfection Bakeries, Inc.	Voluntary Easement	$6,168.00	04/16/2019	Branch	21	6S	6W	304-000-000-630-00	138kV single-circuit transmission line	2019-02542
Coldwater - Michigan Ave.	CM-90	Ethel Ann Lytle; Douglas Lytle; and Lisa Williams	Voluntary Easement	$26,104.50	10/1/2019	Branch	23	6S	6W	301-785-000-011-00	138kV single-circuit transmission line	2019-06612 (7 pgs.)

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
Coldwater - Michigan Ave.	CM-91	FAB Leasing 11, LLC	Voluntary Easement	$22,862.70	8/22/2019	Branch	23	6S	6W	301-000-000-709-00	138kV single-circuit transmission line	2019-06241 (5 pgs.)
Coldwater - Michigan Ave.	CM-92	FAB Leasing 3, LLC	Voluntary Easement	$2,141.30	8/22/2019	Branch	23	6S	6W	301-000-000-705-00	138kV single-circuit transmission line	2019-06242 (5 pgs.)
Coldwater - Michigan Ave.	CM-95	Jill's & Will's LLC	Voluntary Easement	$1,826.00	05/22/2019	Branch	22	6S	6W	301-000-000-510-00	138kV single-circuit transmission line	2019-03542
Coldwater - Michigan Ave.	CM-96	James & Jean Toth	Voluntary Easement	$1,170.30	06/25/2019	Branch	22	6S	6W	301-000-000-509-00	138kV single-circuit transmission line	2019-04024
Coldwater - Michigan Ave.	CM-97	Donald & Laura Shemel	Easement	$589.30	3/10/2020	Branch	22	6S	6W	301-000-000-508-00	138kV single-circuit transmission line	2020-01541
Coldwater - Michigan Ave.	CM-98	Warner Oil Co.	Voluntary Easement	$2,531.50	06/18/2019	Branch	21	6S	6W	301-000-000-507-00	138kV single-circuit transmission line	2019-04023
Coldwater - Michigan Ave.	CM-99	Tibbets Opera Foundation	Voluntary Easement	$2,365.50	06/27/2019	Branch	21	6S	6W	301-000-000-506-00	138kV single-circuit transmission line	2019-04025
Meyer Substation	NA	Kathleen A. Harrington, as Trustee of the Sloboda Living Trust dated November 21, 2013	Warranty Deed	$168,720.00	4/18/2019	Ottawa	14	7N	13W	70-10-14-200-020	Substation	2019-0012541
Meyer Substation	NA	River Ridge Farms	Warranty Deed	$808,000.00	3/20/2020	Ottawa	22	8N	13W	70-06-22-400-010	Substation	2020-0011293 (5 pgs.)
Meyer Substation	NA	Patricia Styburski	Warranty Deed	$277,908.00	4/19/2020	Ottawa	14	7N	13W	70-10-14-200-019	Substation	2019-0012540
Luce Substation	NA	Pine River Wind Energy LLC	Easement	$60,580.83	11/7/2018	Gratiot	16	12N	03W	29-12-016-007-10	Veg Easement/138kV Transmission Line Easement	L01031 P01452-01457

Project	Agent Track Number	Landowner	Rights Acquired	Cost Basis	Date of Title	County	Section	Twp	Range	Tax ID	Use	Recorded At
Newton-Wagner	MI-BR-01-014.000 MI-BR-01-015.000 MI-BR-01-015.100	1) Debra A. Moore, a married woman and 2) Moore Farms, LLC, a Michigan limited liability company	Condemnation Easement	$34,900.00	12/18/2018	Branch	23	5S	06W	030-023-100-010-00 030-023-100-025-00 030-023-100-025-00	138kV single-circuit transmission line	2018-08264
Newton-Wagner	MI-BR-1-055.000	Annette B. Simington, as Trustee of the Annette B. Simington Trust, dated May 26, 2004	Condemnation Easement	$51,992.00	12/18/2018	Branch	12	5S	06W	020-012-300-005-00	138kV single-circuit transmission line	2018-08268
Newton-Wagner	MI-BR-1-005.000 MI-BR-1-006.000	Coldwater RE 15, LLC and American Pride IV, Inc.	Voluntary Easement	$200,000.00	10/10/2019	Branch	35	5S	06W	030-035-400-025-00 030-035-400-025-01	138kV single-circuit transmission line	2019-06715 (7 pgs.)
Newton-Wagner	MI-BR-1-017.000 MI-BR-1-018.000 MI-BR-1-019.000	L & M Farms, LLC	Condemnation Easement	$98,227.89	12/18/2018	Branch	14 14 11	5S	06W	030-014-300-005-00 030-014-200-010-00 030-011-300-005-00	138kV single-circuit transmission line	2018-08266
Newton-Wagner	MI-BR-1-016.000	Moore Farms, LLC	Condemnation Easement	$8,100.00	12/18/2018	Branch	14	5S	06W	030-014-300-025-00	138kV single-circuit transmission line	2018-08265
Newton-Wagner	MI-BR-1-054.000	Scott Simington, a married man	Condemnation Easement	$3,528.00	1/4/2019	Branch	12	5S	06W	020-012-200-015-00	138kV single-circuit transmission line	2019-00092
Newton-Wagner	MI-BR-1-062.000	Scott Simington, a married man	Condemnation Easement	$15,432.80	12/18/2018	Branch	10	5S	06W	020-010-100-010-02	138kV single-circuit transmission line	2018-08270
Newton-Wagner	MI-BR-1-058.000	Susan K. Olds, as Trustee of The Ronald E. Olds and Susan K. Olds Family Living Trust, dated July 8, 2009	Condemnation Easement	$28,956.00	12/18/2018	Branch	11	5S	06W	020-011-300-010-00	138kV single-circuit transmission line	2018-08269
Newton-Wagner	MI-BR-1-063.000	Susan K. Olds, as Trustees of The Ronald E. Olds and Susan K. Olds Family Living Trust, dated July 8, 2009	Condemnation Easement	$49,743.80	12/18/2018	Branch	10	5S	06W	020-010-100-010-01	138kV single-circuit transmission line	2018-08271

Rights Date of Project Agent Track Number Landowner Acquired Cost Basis Title County Section Twp Range Tax ID Use Recorded At The Strong Family 138kV single- MI-BR-1-049.000 Living Trust Dated Nov. Condemnation 030-007-100-010-00 circuit Newton-Wagner 2, 2004 Easement $3,164.00 12/18/2018 Branch 7 5S 06W 020-012-200-005-01 transmission line 2018-08267 The Strong Family 138kV single- Living Trust Dated Nov. Condemnation 030-007-100-010-00 circuit Newton-Wagner MI-BR-1-051.000 2, 2004 Easement $1,484.00 12/18/2018 Branch 12 5S 06W 020-012-200-005-01 transmission line 2018-08267 Salt River Substation N/A Isabella Wind, LLC Warranty Deed $200,000.00 11/20/2019 Midland 33 16N 2W 160-033-400-040-00 Substation L 1629 P 517 (4 pgs.) An easement for a new 120Kv line and zero to one poles to tap into Warren-Bullock from new substation J717 on land to the Warren-Bullock J717 3363 Samuel Perkins easement $11,926.88 10/14/2019 Midland 33 16N 2W 160-033-400-300-00 east. L 1628 P 329

I RECEIVED REGISTER OF DEEDS CLINTON COUNTY. HI ll/8 DEC 18 A fl: 28 '327447!5 11.! t812Gi8 0:2 4<:1 PM P,age 1 of 3 Oeed tCove ant with Tax CertifiPJtlon/ Diane Zukat, Cltnton Co 1111111111111 m1111111111111111m llfillw 11111111111111101 Land situated in the Township of Bingham, Clinton County, Michigan, described as follows: Conunencing at the East One-Quarter Comer of Section 15, Town 7 North, Range 2 West, Clinton County, Michigan; thence N00°39'59"W, 2,670.43 feet (Previously described as N00"37'29"W, 2670.94 feet), along the East line of said Section 15 to the Northeast Comer of said Section 15; thence N89"46'30"W (Previously described as N89"42'25"W) 1,471.95 feet along the North line of said Section IS and the centerline of State Street (M-21) (variable width) to the Point of Beginning; thence SOO"l0'15"E 1,333.28 feet; thence N89°42'19"W (Previously described as N89°40'20"W), 2,126.13 feet; thence N00°05'59"W 1,331.91 feet to the North line of said Section 15 and the centerline of State Street (M·21); thence S89"42'15"E (Previously described as S89°42'25"E), 985.46 feel along said North line of Section 15 to the North One-Quarter Comer of said Section 15; thence S89"46'30"E (Previously described as S89°42'25"E), 1139.01 feet along said North line of Section 15 and centerline of State Street (M-21) (100.00 feet wide) to the Point of Beginning, containing 65.00 acres of land, more or less. Being subject to the rights of the public over the Northerly 50.00 feet as occupied by State Street (M-21) (the "Property"). 1

EXHIBIT B-1

Property

A parcel of land located in the South 500.00 feet of the Southwest one-quarter (SW¼) of the Northwest one-quarter (NW¼) of the Southwest one-quarter (SW¼) of Section 8, T6N, R14W, Blendon Township, Ottawa County, Michigan.

Also described and surveyed as:
Part of the Southwest 1/4 of Section 8, Town 6 North, Range 14 West, Blendon Township, Ottawa County, Michigan, described as:

Commencing at the Southwest corner of Section 8, Town 6 North, Range 14 West; thence North 00 degrees 50 minutes 42 seconds West, along the West line of Section 8 and the centerline of 88th Avenue (66 feet wide), 1323.51 feet to the **Point of Beginning**;
thence continuing North 00 degrees 50 minutes 42 seconds West, along said West line and said centerline, 499.90 feet;
thence South 89 degrees 03 minutes 44 seconds East 662.22 feet;
thence South 00 degrees 42 minutes 59 seconds East 500.10 feet;
thence North 89 degrees 02 minutes 31 seconds West 661.10 feet to the **Point of Beginning**.

The property address and tax parcel number listed below are provided solely for informational purposes, without warranty as to accuracy or completeness. If the information listed below is inconsistent in any way with the legal description listed above, the legal description listed above shall control.

Property Address: 8172 88th Avenue, Zeeland, Michigan 49464

Tax Parcel No.: 70-13-08-300-009

Ottawa County Treasurer's Office 10/3/19. The records in my office show no unpaid taxes or special assessments for the five tax years of 2018 & prior involving lands in this instrument. This does not include taxes owed as a result of Board of Reviews, PRE Denials or Tax Tribunal Judgements.
Amanda Price, Treasurer
SM

3

EXHIBIT "A"

GRANTOR'S LAND DESCRIPTION

Wolverine Power Supply Co-op Inc. – 24-013-009-30

Situated in Section 13, T3N-R11W, Wayland Township, Allegan County, and State of Michigan

That part of the North 1/2, Southwest 1/4 of said Section 13, commencing at the West 1/4 Corner of said Section 13, then N89°09'14"E 881 90 feet along the North line of said Southwest 1/4 to the West line of the East 1,775 00 feet of said North 1/2, Southwest 1/4 and the place of beginning, then N89°09'14"E 75 00 feet, then S00°00'W 327 00 feet along the West line of the East 1,700 00 feet of said North 1/2, Southwest 1/4, then N89°09'14"E 700 00 feet, then S00°00'W 997 88 feet along the West line of the East 1,000 00 feet of said North 1/2, Southwest 1/4, then S89°13'15"W 329 19 feet along the South line of said North 1/2, Southwest 1/4, then N00°01'58"E 331 13 feet along the East line of the Northwest 1/4 of said Southwest 1/4, then S89°12'15"W 829 01 feet along the North line of the South 1/4, Northwest 1/4, of said Southwest 1/4, then N00°03'59"E 592 66 feet along the East line of the West 500 00 feet of said North 1/2, Southwest 1/4, then N89°09'14"E 382 36 feet along the South line of the North 400 00 feet of said North 1/2, Southwest 1/4, then N00°00'E 400 00 feet along the West line of the East 1,775 00 feet of said North 1/2, Southwest 1/4 to the place of beginning

NEW TRANSMISSION EASEMENT AREA

Part of the Southwest 1/4 of Section 13, Town 3 North, Range 11 West, Wayland Township, Allegan County, Michigan, described as
Commencing at the West 1/4 corner of Section 13, Town 3 North, Range 11 West, thence North 89 degrees 18 minutes 20 seconds East, along the East-West 1/4 line of Section 13 and the centerline of 131st Avenue (66 feet wide), 956 90 feet, thence South 00 degrees 13 minutes 09 seconds West 327 00 feet, thence North 89 degrees 18 minutes 20 seconds East 222 18 feet, thence South 00 degrees 00 minutes 08 seconds East 100 02 feet to the **Point of Beginning**, thence North 89 degrees 18 minutes 20 seconds East 160 02 feet, thence South 00 degrees 00 minutes 08 seconds East 210 79 feet, thence North 89 degrees 59 minutes 52 seconds East 35 93 feet, thence North 00 degrees 26 minutes 49 seconds East 211 25 feet, thence North 89 degrees 18 minutes 20 seconds East 160 04 feet, thence South 00 degrees 26 minutes 49 seconds West 596 58 feet, thence South 89 degrees 36 minutes 20 seconds West 206 22 feet, thence North 00 degrees 13 minutes 09 seconds East 29 82 feet, thence South 89 degrees 18 minutes 20 seconds West 98 92 feet, thence North 01 degree 16 minutes 53 seconds West 260 88 feet, thence South 88 degrees 43 minutes 07 seconds West 42 12 feet, thence North 00 degrees 00 minutes 08 seconds West 305 15 feet to the **Point of Beginning**

REVISED 02/07/20

SHEET 2 OF 2

COPYRIGHT © 2020 McNEELY & LINCOLN ASSOCIATES, INC

McNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW MNLINC COM	For ITC	Date 01/20/20
	Scale NA	Drawn By DPW
	Job No. 8042 796	Checked By MB

SUPPLEMENTAL 17 EXHIBIT A-PART I ALCONA COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Spruce Road Substation, 1-G615-7 (Reference: CE Equipment/Joint Asset Area) InstruMent 201900003328 OR Liber Page 551067 A parcel of land in the Southwest 1/4 of Section 8, Town 28 North, Range 8 East, Caledonia Township, Alcona County, Michigan, more particularly described as follows: To find the Point of Beginning commence at the Southwest corner of said Section 8; thence South 90°00'00" East, along the South line of said Section 8, 1,269.93 feet, to the centerline of an existing access drive, thence along the centerline of said access drive centerline the following four (4) courses: North 00°49'12" East, 337.61 feet; thence Northwesterly, 110.86 feet, along the arc of a 84.60 foot radius curve to the left, the central angle of which is 75°04'49", and the long chord of which bears North 36°43 2" west, 103.10 feet; thence North 74°15'37" West, 75.40 feet; thence North 00°00'00" East, 33.83 feet, to a point that is 5.00 feet South of and exterior of an existing substation fence and the Point of Beginning of this description: thence continuing 5.00 feet exterior of and parallel with said fence the following five (5) courses: South 89°44'18" West, 79.94 feet; thence North 00°03'20" West, 125.76 feet; thence North 89°53'49" East, 179.48 feet; thence South 00°20'05" East, 125.27 feet; thence South 89°44'18" West, 100.15 feet, to the Point of Beginning of this description. Excepting therefrom a parcel of land in the Southwest 1/4 of Section 8, Town 28 North, Range 8 East, Caledonia Township, Alcona County, Michigan, more particularly described as follows: To find the Point of Beginning commence at the Southwest corner of said Section 8; thence South 90°00'00" East, along the South line of said Section 8, 1,269.93 feet, to the centerline of an existing access drive, thence along the centerline of said access drive centerline the following four (4) courses: North 00°49'12" East, 337.61 feet; thence Northwesterly, 110.86 feet, along the arc of a 84.60 foot radius curve to the left, the central angle of which is 75°04'49", and the long chord of which bears North 36°43'12" West, 103.10 feet; thence North 74°15'37" West, 75.40 feet; thence North 00°00'00" East, 33.83 feet, to a point that is 5.00 feet South of and exterior of an existing substation fence; thence continuing North 00°00'00" East, 18.74 feet to the Point of Beginning of this description: thence South 89°31'57" West, 61.50 feet; thence North 00°28'03" West, 87.75 feet; thence North 89°31'57" East, 71.50 feet; thence South 00°28'03" East, 87.75 feet; thence South 89°31'57" West, 10.00 feet to the Point of Beginning of this description. Said parcel contains 0.38 Acres more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Spruce Road Substation, 1-G615-7 (Reference: Transmission line 103E) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 8, Town 28 North, Range 8 East, Caledonia Township, Alcona County, Michigan, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the Southwest Seventeenth Supplemental Exhibit A-Part I, Alcona County, Page 1

SUPPLEMENTAL 17 EXHIBIT A ALLEGAN COUNTY PART I ADD THE FOLLOWING LAND DESCRIPTIONS: A. Hazelwood Substation, 1-E15-4 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Northwest 1/4 of Section 20, Town 1 North, Range 11 West, Gun Plain Township, Allegan County, Michigan, more particularly described as follows: To find the POINT OF BEGINNING, commence at the West 1/4 corner of said Section 20; thence North 00°00'00" West 2640.18 feet along the West line of the Northwest 1/4 of Section 20 to the Northwest corner of Section 20; thence North 89°18'09" East 1239.00 feet along the North line of the Northwest 1/4 of Section 20 to the East line of the former Michigan Railroad right-of-way; thence South 00°05'39" East 1520.47 feet along the East line of said former Michigan Railroad right-of-way to a point located South 00°05'39" East 200.00 feet from the South line of the North 1/2 of the Northwest 1/4 of Section 20 and being the Northwest corner of a parcel as described and recorded in Liber 429, Page 516; thence continue South 00°05'39" East 498.77 feet along the West line of said parcel and the East line of the former Michigan Railroad right of-way to the Southwest corner of said parcel and being on the centerline of Miller Road (also known as Hazelwood Road); thence along the south line of said parcel on the centerline of Miller Road for the following three (3) courses; thence South 76°58'18" East 27.76 feet; thence South 75°06'00" East 37.01 feet; thence South 72°50'27" East 53.29 feet to the centerline of a 20 foot wide Ingress/Egress easement; thence along the centerline of said easement the following two (2) courses; thence North 11°30'38" East 53.12 feet; thence North 00°58'30" west 81.35 feet to a point that is 5.00 feet South of and exterior of an existing substation fence and the POINT OF BEGINNING of this description; thence 5.00 feet exterior of and parallel with said fence for the following three (3) courses; thence North 89°58'29" West 13.16 feet; thence North 00°42'44" West 9.94 feet; thence North 89°56'50" West 56.26 feet; thence North 00°01'04" West 88.44 feet; thence North 89°58'56" East 23.69 feet; thence North 00°01'04" West 46.00 feet; thence South 89°58'56" West 23.69 feet; thence North 00°01'04" West 28.43 feet to a point that is 5.00 feet North of and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence for the following five (5) courses; thence South 89°57'10" East 72.48 feet; thence North 00°13'53" East 19.95 feet; thence South 89°57'17" East 103.91 feet; thence South 00°11'03" East 192.72 feet; thence North 89°58'29" West 107.49 feet to the POINT OF BEGINNING. Said parcel contains 0.71 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within the following described strip of land: (i) Hazelwood Substation, 1-E15-4 (Reference: Transmission line 8L) "Exception Strip No. 1": A strip of land 72.0 feet in width being 36.0 feet on each side of the centerline of an existing electric transmission line located in the Northwest 1/4 of Section 20, Township 1 North, Range 11 West, the centerline of said strip being more particularly described as follows: To find the POINT OF BEGINNING, commence at the Northwest corner of said Section 20; seventeenth Supplemental Exhibit A-Part I, Allegan County, Page 1

parcel description first set forth in said Item "A" (to the extent that they lie within said first described parcel), are themselves already "Premises "covered by the Agreement, said strips being described on Page 20 of the Allegan County portion of Exhibit A - Part I to the Agreement (being Page A00000026 in the overall page numbering of said Exhibit A-Part I to the Agreement). In respect to each of said two strips of land, there is, on the aforesaid page of Exhibit A-Part I to the Agreement, a note which, after first indicating that a portion of the applicable strip lies within Consumers fenced "Scott Lake Substation" premises, states that:

> "With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein."

Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1 and Exception Strip No." that lies within the fenced premises of the "Scott Lake Substation" as now or hereafter existing.

ADD THE FOLLOWING LAND DESCRIPTIONS:

A. Manlius Substation, 1-E165-29
(Reference: CE Equipment/Joint Asset Area)

A parcel of land in the Southwest 1/4 of Section 10, Town 3 North, Range 15 West, Manlius Township, Allegan County, Michigan, more particularly described as follows: To find the POINT OF BEGINNING, commence at the South 1/4 corner of said Section 10; thence North 88°17'15" West 489.92 feet along the South line of the Southwest 1/4 of Section 10 to the centerline of a 20 foot wide Ingress/Egress easement; thence along the centerline of said easement for the following two (2) courses; thence North 00°07'31" East 70.59 feet; thence North 02°27'04" East 66.88 feet to a point that is 5.00 feet South of and exterior of an existing substation fence and the POINT OF BEGINNING of this description; thence 5.00 feet exterior of and parallel with said fence for the following five (5) courses; thence North 88°18'15" West 117.32 feet; thence North 01°46'01" East 222.16 feet; thence South 88°16'53" East 404.75 feet; thence South 01°45'36" West 222.00 feet; thence North 88°18'15" West 287.46 feet to the POINT OF BEGINNING. EXCEPTING THEREFROM: A parcel of land in the Southwest 1/4 of Section 10, Town 3 North, Range 15 West, Manlius Township, Allegan County, Michigan, described as follows: To find the POINT OF BEGINNING, commence at the South 1/4 corner of said Section 10; thence North 88°17'15" West 489.92 feet along the South line of the Southwest 1/4 of Section 10 to the centerline of a 20 foot wide Ingress/Egress easement; thence along the centerline of said easement for the following two (2) courses; thence North 00°07'31" East 70.59 feet; thence North 02°27'04" East 66.88 feet to a point that is 5.00 feet South of and exterior of an existing substation fence; thence continue North 02°27'04" East 54.70 feet; thence South 88°13'59" East 155.01 feet to the

Seventeenth Supplemental Exhibit A-Part I, Allegan County, Page 9

and the POINT OF ENDING of this centerline description. The sidelines of said 72.0 foot wide strip of land are to be extended or shortened to begin at the East line of the former Michigan Railroad right of-way and to terminate at the center of a substation rack. D. It is understood that both "Exception Strip No. 1", described in Item "A" above and "Exception Strip No. 2" described in Item "C" above as exceptions to the parcel description first set forth in said Item "A" and Item "C" (to the extent that they lie within said first described parcel), are themselves already "Premises" covered by the Agreement, saidstrips being described on Page 4 of the Allegan County portion of Exhibit A - Part I to the Agreement (being Page A00000010 inthe overall page numbering of said Exhibit A-Part I to the Agreement). In respect to each of said two strips of land, there is, on the aforesaid page of Exhibit A-Part I to the Agreement, a note which, after first indicating that a portion of the applicable strip lieswithin Consumers fenced "Hazelwood Substation" premises, states that: "With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein." Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Hazelwood Substation" as now or hereafter existing. ADD THE FOLLOWING LAND DESCRIPTIONS: A. Scott Lake Substation, 1-E72 14 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Northeast 1/4 of the Northwest 1/4 of Section 16, Town 1 North, Range 15 West, Lee Township, Allegan County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section 16; thence North 88°54'25" West 1278.79 feet along the North line of the Northwest 1/4 of Section 16 to the centerline of an existing access drive; thence along the centerline of said access drive for the following five (5) courses; thence South 00°30'39" West 697.10 feet; thence South 11°09'22" East 38.70 feet; thence South 36°37'51" East 32.00 feet; thence South 60°14'11" East 30.15 feet; thence South 86°01'16" East 38.57 feet to a point that is 5.00 feet West of and exterior of an existing substation fence and the POINT OF BEGINNING of this description; thence 5.00 feet exterior of and parallel with said fence North 00°03'4411 East 175.07 feet; thence south 39°21'00" East 129.33 feet; thence South 90° 00'00" East 39.00 feet; thence North 00°04'23" East 137.08 feet to a point that is s.oo feet North of and exterior of an existing substation fence; thence Seventeenth supplemental Exhibit A-Part I, Allegan County, PageS

SUPPLEMENTAL 17 EXHIBIT A-PART I ANTRIM COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Stover Substation, 1-E50-1, 2-E50-13, 3-E50-15 (Reference: CE Equipment/Joint Asset Area) A parcel of land situated in the Northeast 1/4 of the Southwest 1/4 of Section 2, Town 29 North, Range 7 West, Custer Township, Antrim County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 corner of said Section 2; thence North 00°15'00" West, along the North-South 1/4 line of said Section 2, 1958.76 feet to the centerline of an existing access drive; thence along said centerline the following four (4) courses: South 88°28'19" West, 399.17 feet; thence North 82°27'42" West, 25.26 feet; thence North 29°17'06" West, 11.43 feet; thence North 00°29'25" West, 27.28 feet to a point that is 5.00 feet South and exterior of an existing substation fence and to the Point of Beginning; thence continuing 5.00 feet exterior of and parallel with said fence the following fifteen (15) courses: North 89°16' 14" West 47.28 feet; thence North 00°30'01" East 14.83 feet; thence North 89°21'53" West, 36.76 feet; thence North 00°30'01" East 89.69 feet; thence South 89°21'51" East, 36.67 feet; thence North 00°26'23" East, 4.42 feet; thence South 89°26'05" East, 164.70 feet, thence South 00°03'45" East, 77.06 feet; thence South 89°55'26" East, 6.70 feet; thence South 00°00'09" West, 32.44 feet; thence North 89°16'14" West, 22.27 feet; thence South 00°00'09" West, 15.13 feet; thence North 89°16'14" West, 25.13 feet; thence North 00°00'09" East, 15.13 feet, thence North 89°16'14" West, 77.67 feet, to the Point of Beginning. Excepting therefrom an area of land situated in the Northeast 1/4 of the Southwest 1/4 of Section 2, Town 29 North, Range 7 West, Custer Township, Antrim County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 corner of said Section 2; thence North 00°15'00" West, along the North-South 1/4 line of said Section 2, 1958.76 feet to the centerline of an existing access drive; thence along said centerline the following four (4) courses: South 88°28'19" West, 399.17 feet; thence North 82°27'42" West, 25.26 feet; thence North 29°17'06" West, 11.43 feet; thence North 00°29'25" West, 27.28 feet, to a point that is 5.00 feet South and exterior of an existing substation fence; thence South 89°16'14" East, 31.40 feet; thence North 00°20'37" East, 11.72 feet, to the Point of Beginning; thence North 89°04'36" West, 23.60 feet; thence North 00°07'15" East, 62.96 feet; thence South 89°19'19" East, 39.00 feet; thence North 00°40'41" East, 21.88 feet; thence South 89°04'36" East, 37.34 feet; thence South 00°32'57" West, 85.00 feet; thence North 89°04'36" West, 52.32 feet, to the Point of Beginning; Said area contains 0.37 net acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Stover Substation, 1-E50-1, 2-E50-13, 3-E50-15 (Reference: Transmission line 114A) oException Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 2, T29N, R07W, Custer Township, Antrim County, Michigan, the centerline of Seventeenth Supplemental Exhibit A-Part I, Antrim County, Page 1

Page 10 of 15 ooa 201903299 SUPPLEMENTAL 17 EXHIBIT A - PART I ARENAC COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Duquite Substation, 1-G653-8 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northwest 1/4 of Section 12, Town 18 North, Range 4 East, Standish Township, Arenac County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section 12; thence North 00°15'30" East, along the West line of said Section 12, 95.99 feet; thence South 89°44'30" East, perpendicular to said West Section line, 401.38 feet to a point that is 5.00 feet South and West and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following four (4) courses: thence North 00°14'41" East, 140.38 feet; thence South 89°52'13" East, 197.53 feet; thence South 00°08'26" West, 140.60 feet; thence North 89°48'18" West, 197.78 feet to the Point of Beginning. EXCEPT a parcel of land follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section 12; thence North 00°15'30" East, along the West line of said Section 12, 110.28 feet; thence South 89°44'30" East, perpendicular to said West Section line, 503.58 feet to the Point of Beginning of this description; thence North 00°06'33" East, 112.00 feet; thence South 89°53'27" East, 69.42 feet; thence South 00°06'33" West, 112.00 feet; thence North 89°53'27" West, 69.42 feet to the Point of Beginning. Said parcel contains 0.46 acre, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Duquite Substation, 1-G653-8 (Reference: Transmission line SF) "Exception Strip No. 1": A strip of land 40 feet in width being 20 feet on each side of the center line of an existing electric transmission line located in the Northwest 1/4 of Section 12, Town 18 North, Range 4 East, Standish Township, Arenac County, Michigan, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section 12, thence South 89°53'10" East along the East &West 1/4 line of said Section 12 and the South property line of the Duquite Substation described in Deed recorded in Liber 156, Page 150 of Arenac County records, a distance of 660.0 feet, thence North 00°15'30" East along said boundary parallel with West Section Line a distance of 147.87 feet to the center line of an existing electric transmission line and the Point of Beginning of this center line description; thence along said center line South 84°02'31" West a distance of 122.08 feet to the center of an existing substation rack and the Point of Ending of this center line description. The sidelines of said 40 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the East line of land described in said deed and to terminate at the center of the aforesaid substation rack. seventeenth Supplemental Exhibit A-Part I, Arenac County, Page 1

SUPPLEMENTAL 17 EXHIBIT A - PART I BARRY COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Warner Substation, 1-G679-15, 2-G679-10 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northeast 1/4 of Section 20 and the Northwest 1/4 of Section 21, Town 1 North, Range 10 West, Prairieville Township, Barry County, Michigan, being more particularly described as: To find the Point of Beginning, Commence at the Northeast Corner of said Section 20, thence South 00°30'21" East 183.36 feet to a point 5.00 feet North of and exterior to an existing substation fence and the Point of Beginning of this description; thence parallel with and 5.00 feet exterior to said fence, the following 4 courses: North 89°26'32" East 90.59 feet, South 00°32'23" East 134.42 feet, South 89°26'24" West 198.98 feet, and North 00°29'04" West 23.81 feet; thence North 89°26'24" East 97.08 feet; thence North 00°34'48" West 87.99 feet; thence South 89°26'32" West 96.93 feet to a point 5.00 feet West of and exterior to an existing substation fence; thence parallel with and 5.00 feet exterior to said fence, the following 2 courses: North 00°29'04" West 22.63 feet, and North 89°26'32" East 108.26 feet to the Point of Beginning. Said parcel contains 0.42 acres, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Warner Substation, 1-G679-15 (Reference: Transmission line 68A) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the center line of an existing electric transmission line located in the Northeast 1/4 of Section 20, Town 1 North, Range 10 West, Prairieville Township, Barry County, Michigan, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the Northeast Corner of said Section; thence South 00°30'21" East, 251.72 feet; thence North 90°00'00" West, 74.60 feet to the centerline of an existing electric transmission line at the center of the substation rack and the Point of Beginning of this centerline description; thence along said centerline the following course: South 00°01'04" East, 148.27 feet to the Point of Ending of this centerline description. The sidelines of said 72 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the center of the substation rack and to terminate at a line 400 feet South of and parallel to the North Line of Section 20. (ii) Warner Substation, 1-G679-15 (Reference: Transmission line 68E) "Exception Strip No. 2": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Northeast 1/4 of Section 20, Town 1 North, Range 10 West, Prairieville Township, Barry County, Michigan, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at Seventeenth Supplemental Exhibit A-Part I, Barry County, Page 1

201913704 Paoa 10 ofl!4 SUPPLEMENTAL 17 EXHIBIT A - PART I BAY COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Monitor Substation, 1-E31-2 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southeast 1/4 of Section 24, Town 14 North, Range 4 East, Monitor Township, Bay County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 corner of said Section; thence North 90°00'00" East, along the South line of said Section, 661.14 feet to the west line of property owned by Consumers Energy Company as described in a Warranty Deed recorded in Liber 423, page 287 of Bay County records; thence North 01°10'00" East, along said west line, 518.10 feet to the South line of the North 142 feet of the Southeast 1/4 of the Southwest 1/4 of the Southeast 1/4 of said Section 24; thence North 90°00'00" East,114.55 feet to the Point of Beginning of this description; thence continuing North 90°00'00" East, 358.45 feet to a point which is 5.00 feet East and exterior of an existing substation fence; thence 5.00 exterior of and parallel with said fence the following eleven (11) courses: South 00°14'31" East, 371.40 feet; thence South 89°38'48" West, 115.29 feet; thence North 01°03'45" East, 17.78 feet; thence North 89°59'16" West, 175.16 feet; thence South 00°24'49" West, 25.05 feet; thence North 89°43'04" West, 69.81 feet; thence North 00°06'22" West, 165.44 feet; thence South 89°28'53" West, 14.72 feet; thence North 02°05'05" West, 25.21 feet; thence North 89° 40'20" East, 15.63 feet; thence North 00°07'28" East, 188.41 feet to the Point of Beginning. Except a parcel of land in the Southeast 1/4 of Section 24, Town 14 North, Range 4 East, Monitor Township, Bay County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 corner of said Section; thence North 90°00'00" East, along the South line of said Section, 661.14 feet to the west line of property owned by Consumers Energy Company as described in a Warranty Deed recorded in Liber 423, page 287 of Bay County records; thence North 01o 10'00" East, along said west line, 518.10 feet to the South line of the North 142 feet of the Southeast 1/4 of the Southwest 1/4 of the Southeast 1/4 of said Section 24; thence North 90°00'00" East, 277.95 feet to the centerline of an existing electric transmission line; thence South 31o 56'45" East, along said centerline, 43.77 feet to the Point of Beginning of this description; thence South 89°49'15" East, 65.07 feet; thence South 00°10'45" West, 156.97 feet; thence North 89°49'15" West, 48.00 feet; thence North 00°10'45" East, 33.50 feet; North 89°49'15" West, 65.38 feet; thence North 00°10'45" East, 123.47 feet; thence South 89°49'15" East, 48.31 feet to the Point of Beginning. Said parcel contains 2.66 net acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Monitor Substation, 1-E31-2 (Reference: Transmission line 98B) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southeast 1/4 of Section 24, Town seventeenth Supplemental Exhibit A-Part I, Bay County, Page 1

201913704 Page 1of 24 ADD THE FOLLOWING LAND DESCRIPTIONS: A. Cottage Grove Substation, 1-G620-8, 2-G620-9 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Northeast 1/4 of Section 4, Town 15 North, Range 4 East, Kawkawlin Township, Bay County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northeast corner of said Section; thence North 90°00'00" West, along the North line of said Section, 684.48 feet; thence south 01°48'33" East 276.61 feet; thence 56.64 feet along the arc of a curve to the right having a radius of 105.00 feet, a delta angle of 30°54'27" and a chord bearing and distance of South 13°38'41" West, 55.96 feet; thence South 29°05'54" West; 50.26 feet; thence 76.88 feet along the arc of a curve to the left having a radius of 145.87 feet, a delta angle of 30°11'50" and a chord bearing and distance of South 13°59'59" West, 75.99 feet; to a point which is 5.00 feet North and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following five (5) courses, 1) North 88°54'05" East, 116.10 feet, 2) South 01°01'43" East, 127.65 feet, 3) South 88°55'03" West, 193.62 feet, 4) North 01°04'32" West, 127.59 feet, 5) North 88°54'05" East, 77.62 feet to the Point of Beginning. Except a parcel of land located in the Northeast 1/4 of Section 4, T1SN, R04E, Kawkawlin Township, Bay County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northeast corner of said Section; thence North 90°00'00" West, along the North line of said Section, 684.48 feet; thence South 01°48'33" East 276.61 feet; thence 56.64 feet along the arc of a curve to the right having a radius of 105.00 feet, a delta angle of 30°54'27" and a chord bearing and distance of South 13°38'41" West, 55.96 feet; thence South 29°05'54" West; 50.26 feet; thence 76.88 feet along the arc of a curve to the left having a radius of 145.87 feet, a delta angle of 30°11'50" and a chord bearing and distance of South 13°59'59" West, 75.99 feet; to a point which is 5.00 feet North and exterior of an existing substation fence; thence North 88°54'05" East, 20.45 feet; thence South 01°05'43" East, 17.87 feet to the Point of Beginning of this description; thence North 88°54'17" East, 77.57 feet; thence South 01°05'43" East, 91.98 feet: thence south 88°54'17" West, 77.57 feet; thence North 01°05'43" West, 91.98 feet to the Point of Beginning. Said area contains 0.40 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Cottage Grove Substation, 1-G620-8, 2-G620-9 (Reference: Transmission line SM) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Northeast 1/4 of Section 4, Town 15 North, Range 04 East, Kawkawlin Township, Bay County, Michigan, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the Northeast corner of said section; thence North 90°00'00" West, along the North line of said Section, 652.06 feet to the Northeast corner of property conveyed to Consumers Power Company by deed recorded in Liber 660, Page 396, Bay County Records, thence along boundary of land conveyed to Consumers Power Company by deed recorded in Liber 661, Page 588 and the boundary of land conveyed by said deed seventeenth Supplemental Exhibit A-Part I, Bay County, Page6

201913704 Page 19 of 24 Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Cottage Grove Substation" as now or hereafter existing. ADD THE FOLLOWING LAND DESCRIPTIONS: A. Hotchkiss Substation, 1-G705-21 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Northeast 1/4 of Section 34, Town 14 North, Range 4 East, Monitor Township, Bay County, Michigan,more particularly described as follows: To find the Point of Beginning, commence at the Northeast corner of said Section; thence South 00°00'00" East, along the East line of said Section, 1248.52 feet to the centerline of an existing electric transmission line; thence South 89°26'51" West, along said centerline, 151.30 feet to a point which is 5.00 feet East and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior and parallel with said fence and an existing control house building the following nine (9) courses: North 00°59'15" West, 124.39 feet, South 89°20'45" West, 52.23 feet, North 00°37'42" West, 12.34 feet, South 89°15'11" West, 30.33 feet, South 00°58'54" East, 12.29 feet, South 89°20'45" West, 52.86 feet, South 00°54'45" East, 165.20 feet, North 89°16'28" East, 135.56 feet, North 00°59'15" West, 40.64 feet to the Point of Beginning. Excepting therefrom a parcel of land located in the Northeast 1/4 of Section 34, Town 14 North, Range 04 East, Monitor Township, Bay County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northeast corner of said Section; thence South 00°00'00" East, along the East line of said Section, 1248.52 feet to the centerline of an existing electric transmission line; thence South 89°26'51" West, along said centerline, 171.95 feet to the Point of Beginning of this description; thence North 00°37'59" West, 27.12 feet, thence South 89°22'01" west, 94.18 feet; thence South 00°37'59" East, 51.44 feet; thence North 89°22'01" East, 94.18 feet; thence North 00°37'59" West, 24.32 feet to the Point of Beginning. Said parcel contains 0.40 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Hotchkiss Substation, 1-G705-21 (Reference: Transmission line 98B) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Northeast 1/4 of Section 34, Town 14 North, Range 04 East, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the Northeast corner of said Section; thence South 00°00'00" East, along the East line of said Section, 1248.52 feet to the centerline of an existing electric transmission line and the Point of Beginning of this centerline description; thence South 89°26'51" West, along said centerline, 219.02 feet to the center of an existing substation rack and the Point of Ending of this centerline description. The sidelines of said 72 foot wide strip of land are to be extended or shortened to meet at angle points, said Seventeenth Supplemental Exhibit A-Part I, Bay County, Page10

SEVENTEENTH SUPPLEMENTAL EXHIBIT A - PART III BAY COUNTY ... .. CE Ref. License/Lessor Licensee/Lessee Date of Instrument Title of Instrument Town/Range Section Bangor Substation sc Johnson Home Consumers Energy Storage Inc Company January 17, 2008 Unrecorded Contract for Distribution of Retail Open Access Primary (ROA-P) Electric Service Tl4N, RSE, Section 10 Note: The rights partially assigned to METC hereunder are limited only to rights of ingress and egress as set forth in, Part II, Section 4 (g) of the contract instrument listed above. -eN i co 0 _. c..... 0_,. Seventeenth Supplemental Exhibit A-Part III, Bay County, Pagel

SUPPLEMENTAL 17 EXHIBIT A - PART I CALHOUN COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Lafayette Substation, 1-E106-5 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Southwest 1/4 of Section 34, Town 1 South, Range 8 West, City of Battle Creek, Calhoun County, Michigan, being more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 Corner of said Section 34, thence North 89°58'47" West along the South Line of said section, 646.21 feet; thence North 00°00'34" West 200.94 feet to a point 5.00 feet South and 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following 4 courses: North 00°00'34" West 372.43 feet, thence North 89°59'26" East 299.60 feet, South 00°00'34" East 372.43 feet, and South 89°59'26" West 299.60 feet to the Point of Beginning. Excepting therefrom a parcel of land in the Southwest 1/4 of Section 34, Town 1 South, Range 8 West, City of Battle Creek, Calhoun County, Michigan, being more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 Corner of said Section 34, thence North 89°58'47" West along the South Line of said section, 617.70 feet; thence North 00°05'15" East 413.87 feet to Point of Beginning of this description; thence North 00°05'15"E 95.09 feet; thence South 89°54'45" East 36.46 feet; thence North 00°38'22" West 26.51 feet; thence South 89°54'45" East 110.13 feet; thence South 00°05'15" West 121.60 feet; thence North 89°54'45" West 146.25 feet to the Point of Beginning. Said parcel contains 2.17 net acres, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Lafayette Substation, 1-E106-5 (Reference: Transmission line 74A) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 34, Town 1 South Range 8 West, the centerline of said strip being more particularly described as follows: To find the point of beginning, Commence at the South 1/4 Corner of said Section 34, thence North 89°58'47"W along the South Line of said section, 564.67 feet; thence North 00°01'13" East perpendicular to said South Line, 529.44 feet to the Lafayette Substation Rack and the centerline of an existing transmission line also being the point of beginning of this centerline description; thence along said centerline the following two courses: North 02°42'02" West, 294.18 feet and North 50°54'37" West, 657 feet more or less to the Southeasterly line of Bedford Road and the point of ending of this centerline description. The sidelines of said 72 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the Lafayette Substation Rack and to terminate at the Southeasterly line of Bedford Road. LIBER 4358PAGE 0911 Seventeenth Supplemental Exhibit A-Part I, Calhoun County, Page 1

ADD THE FOLLOWING LAND DESCRIPTIONS: A. Rice Creek Substation, 1-E32-1 (Reference: CE Equipment/Joint Asset Area) I A parcel of land in the Southeast 1/4 of Section 22, Town 2 South, Range 4 West, Sheridan Township,/Calhoun County, Michigan, being more particularly described as: To find the Point of Beginning, Commence at the East 1/4 Corner of said Section 22, thence South 00°00'00" West along the East Line of said section, 175.70 feet; thence South 89°58'33" West 136.77 feet to a point 5 feet East and 5 feet North of and exterior to an existing substation fence; thence South 00°11'58" East parallel with and 5 feet exterior to said fence, 108.92 feet to the Point of Beginning of this description; thence parallel with and 5 feet exterior to said fence, the following 13 courses: South 00°11'58" East 74.65 feet, South 89°49'43" West 61.55 feet, South 00°13'47" East 93.63 feet, South 88°11'42" East 20.93 feet, South 00°12'32" West 24.64 feet, South 89°52'22" East 14.86 feet, South 00°23'15" East 24.87 feet, North 89°48'15" West 14.88 feet, South 00°36'43" East 44.72 feet, North 89°58'21" West 217.41 feet, North 00°05'55" West 135.27 feet, South 89°53'28" West 43.85 feet, North 00°05'30" West 127.90 feet; thence North 89°58'33" East 301.15 feet to the Point of Beginning. Said parcel contains 1.47 acres, more or less NOTE: Unless Consumers expressly approves otherwise in writing, it is expressly understood that the only Transmission Facilities with which METC may occupy the land described above in this Item "A" are "Jointly Owned Assets" to the extent of METC's undivided interest therein as may exist on said land from time to time pursuant to (and as defined in} the Amendment and Restatement of the April 1, 2001 Distribution-Transmission Interconnection Agreement between Consumers and METC dated April 29, 2002 {the "DTIA"}, as same may be amended from time to time. Unless Consumers expressly approves otherwise in writing, METC may not occupy said land described above in this Item "A" with any other Transmission Facilities whatsoever. METC may use, for ingress to and egress from METC's Transmission Facilities located on the land described in Item "C", below, such areas of the land described above in this Item "A" as may from time to time be unoccupied and reasonably usable for purposes of such ingress and egress. The foregoing are the only uses whatsoever that METC may make of the land described above in this Item "A." It is further expressly understood that Consumers may hereafter construct or install substation equipment, line connections and other electric Distribution facilities {in addition to any that may now already be existing)in, on, over and/or across the land described above in this Item "A", and that same, when constructed or installed, will be considered a "Compatible Use" under the Agreement without any further action (including that no notice or approval under Article 7 of the Agreement shall be necessary) B. Rice Creek Substation, 1-E32-1 (Reference: Ingress/Egress) LIBER 4358 PAGE 0915 Seventeenth Supplemental Exhibit A-Part I, Calhoun County, Page 5

Exhibit A Part I to the Agreement (being Page A00000229 in the overall page numbering of said Exhibit A-Part I to the Agreement) In respect to each of said two strips of land, there is, on the aforesaid page of Exhibit A Part I to the Agreement, a note which, after first indicating that a portion of the applicable strip lies within Consumers' fenced "Rice Creek Substation" premises, states that: "With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein." Consumershereby releases therestriction of theforegoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Rice Creek Substation" as now or hereafter existing. ADD THE FOLLOWING LAND DESCRIPTIONS: A. Alder Creek Substation, 1-G659-12 (Reference: CE Equipment/Joint Asset Area) / A parcel of land in the Southeast 1/4 of Section 33, Town 3 South, Range 7 West, Newton Township, Calhoun County, Michigan, being more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 Corner of said Section 33, thence North 90°00'00" East along the South Line of said section, 285.31 feet; thence North 00°00'00" West 167.48 feet to a point 5.00 feet Westerly and 5.00 feet Southerly of and exterior to an existing substation fence and to the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following 4 courses:North 06°19'23" West 135.03 feet, thence North 83°40'37" East 208.57 feet, South 06°19'23" East 135.03 feet, and South 83°40'37" West 208.57 feet to the Point of Beginning. Excepting therefrom, a parcel of land in the Southeast 1/4 of Section 33, Town 3 South, Range 7 West, Newton Township, Calhoun County, Michigan, being more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 Corner of said Section 33, thence North 90°00'00" East along the South Line of said section, 389.50 feet; thence North 00°00'00" West 203.53 feet to the Point of Beginning of this description; thence North 10°02'18" West 60.13 feet; thence North 39°50'22" East 35.79 feet; thence North 83°28'19" East 60.90 feet; thence South 06°31'41" East 84.71 feet; thence South 83°28'19" West 83.12 feet to the Point of Beginning. Said parcel contains 0.49 net acres, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i}Alder Creek Substation, 1-G659-12 (Reference: Transmission line 83A) LIBER4358 PAGE 0918 Seventeenth Supplemental Exhibit A-Part I, Calhoun County, Page 8

SEVENTEENTH SUPPLEMENTAL EXHIBIT A - PART II
CALHOUN COUNTY

File Ref.	Grantor	Grantee	Date of Inst.	Liber/Page Doc Series	Town/Range/Section Plat
MI16293	Calhoun County Land Bank Authority	Consumers Energy Company	1/12/2009	Liber 3428, Page 936	T2S, R4W, Section 34

Note: Foundry Substation

LIBER 4358

PAGE 0923

Seventeenth Supplemental Exhibit A-Part II, Calhoun County, Page 1

SUPPLEMENTAL 17 EXHIBIT A - PART I CLINTON COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Bingham Substation, 1-E33-1 (Reference: CE Equipment/Joint Asset Area) A parcel of land situated in part of the Southwest 1/4 of Section 10, Town 7 North, Range 2 West, Bingham Township, Clinton County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said section 10; thence North 90°00'00" East, along the East & West 1/4 line of said Section 10, 1401.00 feet; thence South 00°00'00" East, perpendicular to said East & West 1/4 line, 344.04 feet; thence North 90°00'00" East, parallel with said East & West 1/4 line, 25.40 feet to a point that is 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following thirteen (13) courses: thence North 00°07'07" East, 136.76 feet; thence North 89°50'13" East, 80.01 feet; thence North 01°16'57" East, 15.74 feet; thence South 89°31'33" East, 24.75 feet; thence South 00°03'50" East, 15.46 feet; thence North 89°50'13" East, 205.35 feet; thence South 00°00'21" West, 167.59 feet; thence South 89°44'05" West, 118.74 feet; thence South 00°04'42" West, 155.55 feet; thence North 89°57'39" West, 125.84 feet; thence North 00°02'01" East, 153.23 feet; thence South 89°58'08" West, 66.10 feet; thence North 00°07'07" East, 32.76 feet to the Point of Beginning. EXCEPT a parcel described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section 10; thence North 90°00'00" East, along the East & West 1/4 line of said Section 10, 1401.00 feet; thence South 00°00'00" East, perpendicular to said East & West 1/4 line, 344.04 feet; thence North 90°00'00" East, parallel with said East & West 1/4 line, 25.40 feet to a point that is 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description; thence North 00°07'07" East, 5.00 feet exterior of and parallel with said fence, 131.76 feet to a point 5.00 feet West of the North line of said fence; thence North 89°50'13" East, along the North line of said fence and the extension thereof, 310.49 feet to a point 5.00 feet East of said fence line; thence South 00°00'21" West, 5.00 feet exterior of and parallel with said fence, 134.04 feet; thence South 89°58'48" West, 23.73 feet; thence North 00°01'12" West, 18.50 feet; thence South 89° 58' 48" West, 117.01 feet; thence South 00°01'12" East, 17.00 feet; thence South 89°58'48" West, 170.00 feet to the Point of Beginning. Said parcel contains 0.76 acre of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within the following described strip of land: (i) Bingham Substation, 1-E33-1 (Reference: Transmission line 77K) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 10, T7N, R2W, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 Corner of said Section; thence North 90°00'00" East, along the Seventeenth Supplemental Exhibit A-Part I, Clinton County, Page 1

LIBER 2806 PAGE 1257 10 of 17 SUPPLEMENTAL 17 EXHIBIT A-PART I EATON COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Island Road Substation, 1-E17-1 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northeast 1/4 of Section 18, Town 2 North, Range 4 West,Eaton Township,EatonCounty, Michigan,more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 Corner of said Section; thence North 90°00'00" East, along the North line of said Section, 1612.11 feet; thence South 00°10'00" West, along the centerline of an existing drive, 70.90 feet to a point 5.00 feet North of and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following six (6} courses: South 89°28'14" West 13.10 feet; thence North 01°39'00" West 34.89 feet; thence South 88°42'41" West 133.29 feet; thence South 01°00'57" East 35.00 feet; thence South 88°34'56" West 23.24 feet; thence South 01°06'46" East 13.96 feet; thence North 88°55'02" East 90.43 feet to Column Line F as shown on Consumers Energy Drawing 266-G16, Sheet 1, Revision X; thence South 01°04'58" East, along said column line, 88.00 feet; thence South 88°55'02" West 90.39 feet to a point 5.00 feet West of and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence the following five (5) courses: South 01°06'46" East, 10.47 feet; thence North 89°06'19" East 22.76 feet; thence South 01°10'00" East 119.26 feet; thence South 88°45'32" West 22.97 feet; thence South 01°08'24" East 70.78 feet; thence North 88°57'49" East, along the Southern edge of an existing driveway and the extension thereof, 24.97 feet; thence along said Southern edge of an existing driveway the following three (3) courses: North 02°39'24" East 11.92 feet; thence 9.89 feet along a curve to the right, said curve having a radius of 9.54 feet, a central angle of 59°24'51", and a long chord distance of 9.46 feet bearing North 49°07'15" East; thence North 86°02'03" East 68.74 feet to the Western line of an existing footing of a 138kV rack structure; thence South 01°05'32" East, along said Western footing line and the extension thereof, 67.74 feet to a point 5.00 feet South of and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence the following three (3) courses: North 67°09'09" East 91.77 feet; thence North 01°01'19" West 315.37 feet; thence South 89°28'14" West 17.34 feet to the Point of Beginning. Said parcelcontains 1.19 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within the following described strip of land: (i) Island Road Substation, 1-E17-1 (Reference: Transmission line 61C) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existingelectric transmission line located in the Northeast 1/4 of Section 18, T2N, R4W, Eaton Township, Eaton County, Michigan, the centerline of said strip being more particularly described as follows:To find the Point of Beginning, commence at the North 1/4 Corner of said Section; thence North 90°00'00" East, along the North Section line of said Section, 1475.03 feet; thence South 01°03'59" East, 113.68 Seventeenth Supplemental Exhibit A-Part I, Eaton County, Page 1

• ADD THE FOLLOWING LAND DESCRIPTIONS: A. Blinton Substation, 1-G759-19 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Niifheast 1/4 of Section 32, Town 6 North, Range 7 East, Grand Blanc Towns..,, Genesee County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northeast corner of said Section; thence North 89°47'40" West, along the North line of said Section, 47.39 feet to a point on the centerline of a 20 foot wide access drive and the North line of the substation property per Consumers Energy Drawing No. SB-19331; thence along said access drive the following two (2) courses: South 00°25'09" West, 394.36 feet, South 06°53'36" East, 49.18 feet to a point which is 5.00 feet North and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following five (5) courses: South 89°34'37" East, 15.74 feet, South 00°28'33" West, 143.97 feet, North 88°59"20" West, 177.03 feet, North 00°25'38" East, 142.16 feet, South 89°34'37" East, 161.41 feet to the Point of Beginning. Except A parcel of land in the Northeast 1/4 of Section 32, T6N, R7E, Grand Blanc Township, Genesee County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northeast corner of said Section; thence North 89°47'40" West, along the North line of said Section, 47.39 feet to a point on the centerline of a 20 foot wide access drive and the North line of the substation property per Consumers Energy Drawing No. SB-19331; thence along said access drive the following two (2) courses: South 00°25'09" West, 394.36 feet, South 06°53'36" East, 49.18 feet to a point which is 5.00 feet North and exterior of an existing substation fence; thence 5.00 feet exterior and parallel with said fence the following two (2) courses: South 89°34'37" East, 15.74 feet, South 00°28'33" West, 54.66 feet; thence North 89°47'14" West, 18.24 feet to the Point of Beginning of this description; thence continuing North 89°47'14" West, 52.25 feet; thence South 00°12'46" West, 13.29 feet; thence North 89°47'14" West, 88.53 feet; thence South 00°12'46" West, 51.46 feet; thence South 89°47'14" East, 140.78 feet; thence North 00°12'46" East, 64.75 feet to the Point of Beginning. Said parcel contains 0.40 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Blinton Substation, 1-G759-19 (Reference: Transmission line 67H) "Exception Strip No. 1": A strip of land 40 feet in width being 20 feet on each side of the centerline of an existing electric transmission line located in Section 32, Town 6 North, Range 7 East, Grand Blanc Township, Genesee County, Michigan, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the Northeast corner of said Section; thence South 00°30'00" West along the East Section line 550.21 feet to the Point of Beginning of this centerline description; thence North 66°47'01" West 4.40 feet; thence South 54°27'53" West 81.25 feet; thence North 07°47'31" West 87.16 feet Seventeenth Supplemental Exhibit A-Part I, Genesee County, Page 1

ADD THE FOLLOWING LAND DESCRIPTIONS: A. 1-E68-8, Beveridge Substation (Reference: CE Equipment/Joint Asset Area) A parcel of land in te Southeast 1/4 of Section 21, Town 7 North, Range 6 East, Flint Township, Genesee County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the East 1/4 corner of said Section; thence North 89°07'30" West along the East-West 1/4 line 1319.53 feet; thence continuing North 89°07'30• West along said East-West 1/4 line 79.64 feet; thence South 49°30'12" West 92.28 feet; thence 110.51 feet along the arc of a curve to the left having a radius of 125.00 feet, a delta angle of 50°39'16• and a chord bearing and distance of South 24°10'34" West 106.95 feet; thence South 01°09'04" East 263.88 feet; thence 127.54 feet along the arc of a curve to the right having a radius of 82.50 feet, a delta angle of 88°34'22• and a chord bearing and distance of South 43°08'07• West 115.21 feet; thence South 87°25'18• West 10.44 feet to a point which is 5.00 feet East and exterior of an existing substation fence and the Point of Beginning of· this description; thence North 00°10'26• West, 5.00 feet exterior of and parallel with said fence, 209.83 feet; thence South 89°50'45• West, 5.00 feet exterior of and parallel with said fence, 59.49 feet; thence South 00°18'26" East 120.33 feet; thence South 89°41'34• West 116.50 feet; thence North 00°18'26" West 120.64 feet to a point which is 5.00 feet North and exterior of said fence; thence South 89°50'45" West, 5.00 feet exterior of and parallel with said fence, 19.48 feet; thence South 00°12'53" East, 5.00 feet exterior of and parallel with said fence, 324.18 feet; thence North 89°42'20" East, 5.00 feet exterior of and parallel with said fence, 195.24 feet; thence North 00°10'26" West, 5.00 feet exterior of and parallel with said fence, 113.87 feet to the Point of Beginning. Said area contains 1.13 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) 1-E68-8, Beveridge Substation (Reference: Transmission Line 61A) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southeast 1/4 of Section 21, Town 07 North, Range 06 East, Flint Township, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the East 1/4 corner of said Section; thence North 89°07'30" West along the East-West 1/4 line 1319.53 feet; thence continuing North 89°07'30" West 314.50 feet along said East-West 1/4 line; thence South 47°14'55" West 257.41 feet along the Southeasterly line of the Grand Trunk Western Railroad right of way to the point of beginning of this centerline description; thence South 68°28'51" East 153.32 feet; thence South 30°31'01• West 138.90 feet to the center of a substation rack and the Point of Ending of this centerline description. The sidelines of said 72 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the center of the substation rack and to terminate at the Northwesterly line of the property described in a Warranty Deed recorded in Liber 1493, Page 218 of Genesee County Records. seventeenth Supplemental Exhibit A-Part I, Genesee County, Page 5

ADD THE FOLLOWING LAND DESCRIPTIONS: A. Delaney Substation, l-E51-6 (Reference: CE Equipment/Joint Asset Area) A parcel of land in th rthwest 1/4 of Section 10, Town 7 North, Range 7 East, City of Burt <J1191 Genesee County, Michigan, more particularly described as follows: To find the point of beginning, commence at the West 1/4 corner of said Section; thence South 86°55'44" East, along the East-West 1/4 line of said Section, 1190.88 feet to a point on the Westerly line of a Consumers Energy 132 foot wide Fee Strip; thence North 00°33'00" East, along said Westerly line, 314.52 feet to the centerline of a 20 foot wide access drive; thence along said access drive the following six (6) courses: 71.96 feet along the arc of a non-tangential curve to the right, having a radius of 85.00 feet, a delta angle of 48°30'32" and a chord bearing and distance of South 39°54'06" East, 69.83 feet, South 15°38'50" East, 44.80 feet, 154.72 feet along the arc of a tangential curve to the left, having a radius of 120.00 feet, a delta angle of 73°52'31" and a chord bearing and distance of South 52°35'05" East, 144.23 feet, South 89°31'21" East, 173.97 feet, 94.25 feet along the arc of a tangential curve to the left, having a radius of 60.00 feet, a delta angle of 90°00'00" and a chord bearing and distance of North 45°28'39" East, 84.85 feet, North 00°28'39" East, 5.89 feet to a point which is 5.00 feet South and exterior of an existing substation fence and the point of beginning of this description; thence 5.00 feet exterior and parallel with said fence the following seven (7) courses: North 89°31'21" West, 219.33 feet, North 00°31'19" East, 180.36 feet, South 89°27'02" East, 222.18 feet, North 00°41'12" East, 28.16 feet, South 89°26'25" East, 110.37 feet, South 00°32'29" West, 208.07 feet, North 89°31'21" West, 113.23 feet to the Point of Beginning. Except A parcel of land in the Northwest 1/4 of Section 10, Town 07 North, Range 07 East, City of Burton, more particularly described as follows: To find the point of beginning, commence at the West 1/4 corner of said Section; thence South 86°55'44" East, along the East-West 1/4 line, 1323.01 feet to the West 1/8 line of said section; thence North 00°33'00" East, along said West 1/8 line, 258.26 feet to the centerline of an existing transmission line; thence South 83°11'08" East, along said centerline, 93.33 feet to the point of beginning of this description; thence North 00°26'07" East, 88.23 feet; thence South 89°33'53" East, 109.50 feet; thence South 00°26'07" West, 115.00 feet; thence North 89°33'53" West, 109.50 feet; thence North 00°26'07" East, 26.77 feet to the Point of Beginning. Said parcel contains 1.16 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Delaney Substation, 1-E51-6 (Reference: Transmission line 117G) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Northwest 1/4 of Section 10, Town 7 North, Range 7 East, City of Burton, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the West1/4 corner of said Section; thence South 86°55'44" East along the East-West 1/4 line 1323.01 feet to Seventeenth Supplemental Exhibit A-Part I, Genesee County, Page 9

SUPPLEMENTAL 17 EXHIBIT A - PART I INGHAM COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Kipp Road Substation, 1-E104-16 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southwest 1/4 of Section 7, Town 2 North, Range 1 West, Vevay Township, Ingham County Michigan, more particularly described as follows: To find the Point of Beginning, Commence at the south 1/4 Corner of said Section; thence North 00°13'09" East along the North-South 1/4 line of said Section, 2526.09 feet to a point on said North-South 1/4 line, said point being the intersection of said North- South 1/4 line and the centerline of Sitts Road extended; thence North 89°48'56" West along said centerline of Sitts Road, 476.26 feet to the centerline of an existing driveway; thence along the centerline of said existing drive the following three (3) courses: South 00°36'37" West, 219.75 feet; thence South 89°41'13" East, 368.49 feet; thence South 00°09'02" East, 49.40 feet to a point 5.00 feet North of and exterior of an existing substation fence and the Point of Beginning of this description; thence North 89°41'45" East, 5.00 feet exterior of and parallel with said fence, 43.34 feet to a point 5.00 feet West of and exterior of an existing control house; thence 5.00 feet exterior of and parallel with said control house the following three (3) courses: North 00°18'15" West, 8.21 feet; thence North 89°41'45" East, 18.00 feet; thence South 00°18'15" East, 8.21 feet to a point 5.00 feet North of and exterior of said substation fence; thence 5.00 feet exterior of and parallel with said fence the following seven (7) courses: North 89°41'45" East, 47.61 feet to said North-South 1/4 line; thence continuing North 89°41'45" East, 10.79 feet; thence South 00°02'01" East, 203.24 feet; thence North 89°57'04" West, 11.68 feet to said North-South 1/4 line; thence continuing North 89°57'04" West, 122.64 feet; thence North 00°09'02" West, 202.41 feet; thence North 89°41'45" East, 15.00 feet to the Point of Beginning. Excepting therefrom a parcel of land situated in the Southwest 1/4 of Section 7, Town 2 North , Range 1 West, Vevay Township, Ingham County Michigan, more particularly described as follows: To find the Point of Beginning, Commence at the South 1/4 Corner of said Section; thence North 00°13'09" East along the North-South 1/4 line of said Section, 2241.32 feet to a point on said North-South 1/4 line; thence North 89°46'51" West along a line perpendicular to said North-South 1/4 line, 11.31 feet to the Point of Beginning of this description; thence South 00°00'00" East, 88.27 feet; thence North 90°00'00" West, 90.30 feet; thence North 00°00'00" East, 88.27, feet; thence North 90°00'00" East, 90.30 feet to the Point of Beginning. Said parcel contains 0.45 net acres, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Kipp Road Substation, 1-E104-16 (Reference: Transmission line 4G) "Exception Strip.No. 1": A strip of land 40 feet in width, being 20 feet on each s de of the centerline of an existing electric transmission line located in the Southwest 1/4 of section 7, Town 2 North, Range 1 West, Vevay Township, the centerline of said 40-Seventeenth Supplemental Exhibit A-Part I, Ingham County, Page 1

may not occupy said strip of land described above in this Item "B" with any other Transmission Facilities whatsoever.

The foregoing are the only uses whatsoever that METC may make of the strip of land described above in this Item "B".

It is further expressly understood that Consumers may hereafter construct or install an electric Distribution line or lines (in addition to any that may now already be existing) over and/or across the strip of land described above in this Item "B", and that same, when constructed or installed, will be considered a "Compatible Use" under the Agreement without any further action (including that no notice or approval under Article 7 of the Agreement shall be necessary).

C. Kipp Road Substation, 1-E104-16
(Reference: METC Equipment Area)

A parcel of land in the Southwest 1/4 of Section 7, Town 2 North, Range 1 West, Vevay Township, Ingham County Michigan, more particularly described as follows: To find the Point of Beginning, Commence at the South 1/4 Corner of said Section; thence North 00°13'09" East along the North-South 1/4 line of said Section, 2241.32 feet to a point on said North-South 1/4 line; thence North 89°46'51" West along a line perpendicular to said North-South 1/4 line, 11.31 feet to the Point of Beginning of this description; thence South 00°00'00" East, 88.27 feet; thence North 90°00'00" West, 90.30 feet; thence North 00°00'00" East, 88.27 feet; thence North 90°00'00" East, 90.30 feet to the Point of Beginning. Said parcel contains 0.18 acres, more or less. EXCEPTING THEREFROM any part thereof that may lie within "Exception Strip No. 1" and "Exception Strip No. 2" as described in Item "A" above.

ADD THE FOLLOWING LAND DESCRIPTIONS:

A. Vevay Substation, 1-E104-16
(Reference: CE Equipment/Joint Asset Area)

A parcel of land in the Southwest 1/4 of Section 7, Town 2 North , Range 1 West, Vevay Township, Ingham County Michigan, more particularly described as follows: To find the Point of Beginning, Commence at the South 1/4 Corner of said Section; thence North 00°13'09" East along the North-South 1/4 line of said Section, 2526.09 feet to a point on said North-South 1/4 line, said point being the intersection of said North-South 1/4 line and the centerline of Sitts Road extended; thence North 89°48'56" West along said centerline of Sitts Road, 476.26 feet to the centerline of an existing driveway; thence along the centerline of said existing drive the following three (3) courses: South 00°36'37" West, 514.55 feet; thence 62.76 feet along a curve to the left, said curve having a radius of 40.00 feet, a central angle of 89°53'33", and a long chord distance of 56.52 feet, bearing South 44°20'09" East; thence South 89°16'56" East 133.63 feet to a point 5.00 feet West of and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following seven (7) courses: North 00°08'16" West, 100.70 feet; thence North 89°51'37" West, 65.62 feet; thence North 00°14'25" West, 133.90 feet; thence North 89°46'29" East, 246.92 feet ; thence South 00°06'34" East, 332.60 feet; thence South 89°40'52" West, 180.90 feet; thence North

Seventeenth Supplemental Exhibit A-Part I, Ingham County, Page 4

2019005826 Page 10 of19 SUPPLEMENTAL 17 EXHIBIT A-PART I IOSCO COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Whittemore Substation, l-G628-7 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northwest 1/4 of Section 30, Town 22 North, Range 6 East, Grant Township, Iosco County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section; thence South 89°27'30" West, along the North line of said Section 980.63 feet; thence South 29°35'16" East, 542.82 feet; thence North 60°09'38" East 31.87 feet to a point which is 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following six (6) courses; thence North 30°17'13" West, 15.64 feet; thence North 59°54'34" East, 179.51 feet: thence South 74°42'58" East, 25.70 feet; thence South 30°01'51" East, 112.40 feet; thence South 59°57'53" West, 197.00 feet; thence North 30°17'13" West, 114.86 feet to the Point of Beginning. Except, A parcel of land in the Northwest 1/4 of Section 30, Town 22 North, Range 06 East, Grant Township, Iosco County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section; thence South 89°27'30" West, along the North line of said Section 980.63 feet; thence South 29°35'16" East, 542.82 feet; thence North 60°09'38" East 31.87 feet to a point which is 5.00 feet West and exterior of an existing substation fence, thence South 30°17'13" East along said substation fence 6.34 feet, thence North 59°42'58" East, 16.30 feet to the Point of Beginning, thence North 59°53'03" East 78.71 feet; thence South 30°06'57" East 87.00 feet, thence South 59°53'03" West 78.71 feet, thence North 30°06'57" West 87.00 feet to the Point of Beginning. Said area contains 0.43 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Whittemore Substation, 1-G628-7 (Reference: Transmission line 5L) "Exception Strip No. 1": A strip of land 40 feet in width being 20 feet on each side of the centerline of an existing electric transmission line located in the Northwest 1/4 of Section 30, Town 22 North, Range 06 East, Grant Township, Iosco County, Michigan, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section; thence South 89°27'30" West along the North line of said Section 30, a distance of 330.00 feet, thence South 01o 46'00" West a distance of 482.66 feet, thence South 89°29'54" West a distance of 280.19 feet to the centerline of an existing electric transmission line at the center of the substation rack and the Point of Beginning of this centerline description; thence along said centerline North 33°13'57" West a distance of 180.73 feet to the North line of property as surveyed in Consumers Energy Drawing SF-17519 Sheet 1 and the Point of Ending of this centerline Seventeenth Supplemental Exhibit A-Part I, Iosco County, Page 1

2019005826 Page 14 of 19 ADD THE FOLLOWING LAND DESCRIPTIONS: A. l-G715-4*, 3-G715-4* formerly 732-D5-4* East Tawas Substation (Reference: CE Equipment/Joint Asset Area) A parcel of land situated in part of Block 11, "Newman's Addition to the City of East Tawas", part of Section 19, Town 22 North, Range 8 East, City of East Tawas, Iosco County, Michigan and also part of Blocks 28 and 30, "Plat of F. Scheffler and Co's. Addition to Tawas City" being part of the Northeast 1/4 of Section 30, Town 22 North, Range 8 East, City of East Tawas, Iosco County, Michigan, more particularly described as follows: To find the Point of beginning, commence at the Southwest corner of Lot 1, Block 11, "Newman's Addition to the City of East Tawas", thence North 90°00'00" East along the South line of said Block 11 and the North line of said Block 30, 54.26 feet to a point which is 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said existing fence the following six courses: North 03°20'01" East 26.36 feet; thence South 86°37'26" East 161.19 feet; thence South 03°20'20" West 185.42 feet; thence South 49°06'00" West 64.27 feet; thence North 86°44'45" West 115.12 feet; thence North 03°20'01" East 204.17 feet to the Point of Beginning. Except a parcel described as: A parcel of land in part of Block 30, "Plat of F. Scheffler and Co's. Addition to Tawas City" being part of the Northeast 1/4 of Section 30, Town 22 North, Range 8 East, City of East Tawas, Iosco County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Southwest corner of Lot 1, Block 11, "Newman's Addition to the City of East Tawas", thence North 90°00'00" East along the South line of said Block 11 and the North line of said Block 30, 54.26 feet; thence South 03°20'01" West 24.69 feet, thence South 86°30'31" East 13.77 feet to the Point of Beginning of this description; thence continuing South 86°30'31" East 114.00 feet; thence South 03°29'29" West 79.66 feet; thence North 86°30'31" West 114.00 feet; thence North 03°29'29" East 79.66 feet to the Point of Beginning. Said parcel contains 0.62 acres, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) l-G715-4*, 3-G715-4* formerly 732-D5-4* East Tawas Substation (Reference: Transmission Line 5G) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on eachside of the centerline of an existingelectric transmission line located in Lot 1 Block 11 of "Newman's Addition to the City of East Tawas", being part of the Southeast 1/4 of Section 19, Town 22 North, Range 8 East, City of East Tawas, Iosco County, Michigan and in Block 30 of the "Plat of F. Scheffler and Co's. Addition to Tawas City" being part of the Northeast 1/4 of Section 30, Town 22 North, Range 8 East, City of Tawas City, Iosco County, Michigan,the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the Southwest Corner of said Lot 1, Block 11; thence North 00°00'00" East along the West line of said Lot 1, a distance of 115.32 feetto the centerline of an existing electric transmission line and the Point of Beginning of this centerline Seventeenth Supplemental Exhibit A-Part I, Iosco County, Page 5

ORLIB1864 PG589 SUPPLEMENTAL 17 EXHIBIT A-PART I ISABELLA COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Summerton Substation, 1-E81-1 (Reference: CE Equipment/Joint Asset Area) A parcel of land situated in part of the Southwest 1/4 of Section 30, Township 14 North, Range 3 West, Chippewa Township, Isabella County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section 30; thence South 00°06'34" West, along the West line of said Section 30, 250.17 feet to the centerline of an existing access drive; thence South 89°53'26" East, along said centerline, 256.46 feet; thence North 00°06'34" East, along said centerline 27.54 feet to a point that is 5.00 feet South and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following five (5) courses: thence North 89°43'47" West, 115.49 feet; thence North 00°24'38" East, 213.55 feet; thence South 89°44'00" East, 335.76 feet; thence South 00°25'49" West, 213.57 feet; thence North 89°43'47" West, 220.20 feet to the Point of Beginning. EXCEPT for an area of land described as Summerton Substation METC Equipment Area which is more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section 30; thence South 00°06'34" West, along the West line of said Section 30, 201.79 feet; thence South 89°53'26" East, perpendicular to said West Section line, 355.71 feet to the Point of Beginning of this description; thence North 00°29'37" East, 183.90 feet; thence South 89°48'55" East, 88.26 feet; thence South 00°29'37" West, 183.90 feet; thence North 89°48'55" West, 88.26 feet to the Point of Beginning. Said area contains 1.27 acres, more or less. (i) Summerton Substation, 1-E81-1 (Reference: Transmission line 6AF) "Exception Strip No. 1": A strip of land 40 feet in width being 20 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 30, Town 14 North, Range 3 West, Chippewa Township, Isabella County, Michigan, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section; thence South 00°06'34" West, along the West line of said Section, 664.88 feet; thence South 89°52'56" East, along the South line of the property described in a Warranty Deed found in Liber 278, Page 274, 33.19 feet to the centerline of an existing electric transmission line also being the Point of Beginning of this centerline description; thence along said centerline the following four (4) courses: North 00°41'24" East, 285.11 feet; thence South 89°51'52" East, 472.38 feet; thence North 01°10'00" East, 205.04 feet; thence North 89°53'26" West, 77.69 feet to the center of an existing substation rack also being the Point of Ending of this centerline description. The sidelines of said 40 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the South line of the property described at the aforesaid liber and page and to terminate at the existing substation rack or the extension thereof. Seventeenth Supplemental Exhibit A-Part I, Isabella County, Page 1

SUPPLEMENTAL 17 EXHIBIT A-PART I JACKSON COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. 1-G631-24, Broughwell Substation (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southwest 1/4 of Section 7, Town 1 South, Range 1 West, Rives Township, Jackson County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 Corner of said Section 7, thence North 00°02'00" West along the North-South 1/4 Line of said section, 1148.17 feet; thence South 89°48'11" West 97.28 feet to a point 5.00 feet East and also 5 feet South of and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence and control house building the following 8 courses: South 89°48'11" West 104.63 feet, South 00°19'29" West 8.02 feet, North 89°40'43" West 17.96 feet, North 00°19'29" East 7.85 feet, South 89°48'11" West 72.02 feet, North 00°04'03" East 134.68 feet, South 89°59'29" East 194.39 feet, and South 00°01'35" East 133.98 feet to the Point of Beginning. Excepting therefrom a parcel of land located in the Southwest 1/4 of Section 7, Town 1 South, Range 1 West, Rives Township, Jackson County, Michigan, being more particularly described as: To find the Point of Beginning, Commence at the South 1/4 Corner of said Section 7, thence North 00°02'00" West along the North-South 1/4 Line of said section, 1214.33 feet; thence South 89o 58'00" West 115.12 feet to the Point of Beginning of this description; thence South 00°01'35" East 42.71· feet; thence South 89°48'11" West 97.42 feet; thence North 00°01'35" West 86.55 feet; thence South 89°59'29" East 97.42 feet; thence South 00°01'35" East 43.50 feet to the Point of Beginning. Said area contains 0.41 net acres, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) 1-G631-24, Broughwell Substation (Reference: Transmission Line 4C) "Exception Strip No. 1": A strip of land 40 feet in width being 20 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 7, Town 1 South , Range 1 West, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the South 1/4 corner of said section; thence North 00°02'00" West, along the North and South 1/4 line of said section, 1214.33 feet; thence South 89°58'00" West, 137.15 feet to the centerline of an existing electric transmission line at the center of the rack of the Broughwell Substation and the point of beginning of this centerline description; thence along said centerline the following three courses: North 00°17'10" East, 68.62 feet; South 89°33'22" East, 100.62 feet; North 00°03'32" West, 44.31 feet to the South 1/8 line and the point of ending of this centerline description. The sidelines of said 40 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the center of the substation rack and to terminate at the South 1/8 line of Section 7. Seventeenth Supplemental Exhibit A-Part I, Jackson County, Page 1

North 00°01'35u West 86.55 feet; thence South 89°59'29u East 97.42 feet; thence South 00°01'35u East 43.50 feet to the Point of Beginning. Said area contains 0.19 acres, more or less. EXCEPTING THEREFROM any part thereof that may lie within "Exception Strip NO. 1n and "Exception Strip NO. 2" as described in Item "A" above. D. It is understood that both "Exception Strip NO. 1n and "Exception Strip NO. 2" which are described in Item "A" above as exceptions to the parcel description first set forth in said Item "A" (to the extent that they lie within said first described parcel), are themselves already "Premises "covered by the Agreement, said strips being described on Page 9 of the Jackson County portion of Exhibit A - Part I to the Agreement(being Page A00000454 in the overall page numbering of said Exhibit A-Part I to the Agreement). In respect to each of said two strips of land, there is, on the aforesaid page of Exhibit A-Part I to the Agreement, a note which, after first indicating that a portion of theapplicable strip lies within Consumers fenced "Broughwell Substation" premises, states that: "With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein." Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Broughwell Substation" as now or hereafter existing. ADD THE FOLLOWING LAND DESCRIPTIONS: A. Blackman Substation, 1-G640-12 (Reference: CE Equipment/Joint Asset Area) A parcel of land situated in part of the Southwest Fractional 1/4 of Section 19, Town 2 South, Range 1 West, Blackman Township, Jackson County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 Corner of said Section; thence South 00°14'31" West, along the West line of said Section, 176.85 feet; thence along the centerline of an existing drive the following four (4) courses: South 89°45'29" East 59.61 feet; thence South 82°09'58" East 50.90 feet; thence South 78°55'09" East 185.61 feet; thence South 87°59'18" East 93.47 feet to a point 5.00 feet West of and exterior of an existing substation fence and the Point of Beginning of this description; thence North 00°14'35" East, 5.00 feet exterior of and parallel with said fence, 34.41 feet to a point 5.00 feet South of and exterior of an existing control house; thence 5.00 feet exterior of and parallel with said control house the following three (3) courses: North 89°21'12" West 8.34 feet; thence North 00°09'38" West 18.05 feet; thence South 89°21'12" East 8.47 seventeenth Supplemental Exhibit A-Part I, Jackson County, Page 4

ADD THE FOLLOWING LAND DESCRIPTIONS: A. Vrooman Substation, 1-E111-10 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northeast 1/4 of Section 19, Town 3 South, Range 1 West, Summit Township, Jackson County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northeast Corner of said Section; thence North 90°00'00" West, along the North line of said Section, 748.61 feet; thence along the centerline of an existing drive the following five (5) courses: South 00°32'21" East, 752.96 feet; thence 90.16 feet along a curve to the right, said curve having a radius of 55.21 feet, a central angle of 93°33'53", and a long chord length of 80.47 feet bearing South 46°14'35" West; thence North 89°48'22" West, 215.84 feet; thence 41.29 feet along a curve to the left, said curve having a radius of 26.24 feet, a central angle of 90°09'36", and a long chord length of 37.16 feet bearing South 44°55'12" West; thence South 00°09'36" East, 41.77 feet to a point 5.00 feet North of and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following four (4) courses: thence North 89°40'10" East, 133.65 feet; thence South 00°23'59" East, 237.67 feet; thence South 89°32'05" West, 457.09 feet; thence North 00°17'14" West, 40.89 feet; thence North 89°38'21" East, 214.86 feet; thence North 00°24'22" West, 111.00 feet; thence South 89°38'21" West, 214.63 feet to a point that is 5.00 feet West of and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence the following two (2) courses: North 00°17'14" West, 86.85 feet; thence North 89°40'10" East, 322.97 feet to the Point of Beginning; said parcel contains 1.95 acres of land, more or less. NOTE: Unless Consumers expressly approves otherwise in writing, it is expressly understood that the only Transmission Facilities with which METC may occupy the land described above in this Item "A" are "Jointly Owned Assets" to the extent of METC's undivided interest therein as may exist on said land from time to time pursuant to (and as defined in} the Amendment and Restatement of the April 1, 2001 Distribution-Transmission Interconnection Agreement between Consumers and METC dated April 29, 2002 {the "DTIA"}, as same may be amended from time to time. Unless Consumers expressly approves otherwise in writing, METC may not occupy said land described above in this Item "A" with any other Transmission Facilities whatsoever. METC may use, for ingress to and egress from METC's Transmission Facilities located on the land described in Item "C", below, such areas of the land described above in this Item "A" as may from time to time be unoccupied and reasonably usable for purposes of such ingress and egress. The foregoing are the only uses whatsoever that METC may make of the land described above in this Item "A." It is further expressly understood that Consumers may hereafter construct or install substation equipment, line connections and other electric Distribution facilities {in addition to any that may now Seventeenth Supplemental Exhibit A-Part I, Jackson county, Page 9

SEVENTEENTH SUPPLEMENTAL EXHIBIT A - PART III JACKSON COUNTY Seamless East Gerdau Macsteel Consumers Energy Substation Inc Company July 1, 2012 Unrecorded Contract for Metal Melting Primary Pilot T3S, R1E, Section 19 Note: The rights partially assigned to METC hereunder are limited only to rights of ingress and egress as set forth in, Part II, Section 6 (d) of the contract instrument listed above. Seventeenth Supplemental Exhibit A-Part III, Jackson County, Page 1

2019-029755 10/07/2019 02:22:31 PM
Pages: 10 of 25 ESM
CONSUMERS ENERGY COMPANY
Timothy A. Snow County Clerk/Register Kalamazoo County, MI

SUPPLEMENTAL 17 EXHIBIT A - PART I
KALAMAZOO COUNTY

ADD THE FOLLOWING LAND DESCRIPTIONS:

A. Riverview Substation, 1-E36-1
(Reference: CE Equipment/Joint Asset Area)

A parcel of land in the Northwest 1/4 of Section 11, Town 2 South, Range 11 West, Kalamazoo Township, Kalamazoo County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northwest Corner of said Section; thence South 00°16'06" East, along the West Line of said Section, 930.12 feet; thence North 89°43'54" East, 782.10 feet to a point 5.00 feet North and West of and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following six (6) courses: thence North 89°51'29" East, 205.21 feet; thence South 00°07'51" East, 65.92 feet; thence North 89°55'04" East, 150.16 feet; thence South 00°03'24" West, 226.45 feet; thence South 89°52'27" West, 354.79 feet; thence North 00°05'56" West, 292.42 feet to the Point of Beginning. Excepting therefrom A parcel of land in the Northwest 1/4 of Section 11, Town 2 South, Range 11 West, Kalamazoo Township, Kalamazoo County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northwest Corner of said Section; thence South 00°16'06" East, along the West Line of said Section, 930.12 feet; thence North 89°43'54" East, 782.10 feet to a point 5.00 feet North and West of and exterior of an existing substation fence; thence North 89°51'29" East, 5.00 feet exterior of and parallel with said fence, 18.30 feet; thence South 00°00'14" East, 16.95 feet to the Point of Beginning of this description; thence North 89°59'46" East, 76.50 feet; thence South 00°00'14" East, 258.50 feet; thence South 89°59'46" West, 76.50 feet; thence North 00°00'14" West 258.50 feet to the Point of Beginning. Except an area of land situated in part of the Northwest 1/4 of Section 11, Town 2 South, Range 11 West, Kalamazoo Township, Kalamazoo County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Northwest Corner of said Section; thence South 00°16'06" East, along the West Line of said Section, 1079.20 feet; thence North 89°43'54" East, 817.46 feet to the Point of Beginning of this description; thence North 89°59'46" East, 33.25 feet; thence South 00°00'14" East, 60.00 feet; thence South 89°59'46" West, 33.25 feet; thence North 00°00'14" West 60.00 feet to the Point of Beginning. Said parcel contains 1.75 net acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land:

(i) Riverview Substation, 1-E36-1
(Reference: Transmission line 8M)

"Exception Strip No. 1": A strip of land 72.0 feet in width being 36.0 feet on each side of the centerline of an existing electric transmission line located in the Northwest 1/4 of Section 11, Town 2 South, Range 11 West, the centerline of said strip being more particularly described as follows: To find the point of beginning, Commence at the Northwest corner of said Section 11; thence South 00°16'06" East along the West line of said section, a distance of 1228.84 feet to the centerline of an existing electric transmission line and the point of beginning of this centerline description;

Seventeenth Supplemental Exhibit A-Part I, Kalamazoo County, Page 1

with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein."

Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Riverview Substation" as now or hereafter existing.

ADD THE FOLLOWING LAND DESCRIPTIONS:

A. Drake Substation, 1-G755-7
(Reference: CE Equipment/Joint Asset Area)

A parcel of land situated in part of the North 611 feet of the West 132 feet of the East 792 feet of the Southwest 1/4 of Section 13, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Center of said Section 13; thence North 90°00'00" West, along the East-West 1/4 line of said Section, 776.34 feet; thence South 00°00'00" East 75.00 feet to South Right-of-Way line of M-43; thence along the centerline of an existing drive the following five (5) courses: South 10°13'34" West, 120.01 feet; thence South 37°49'30" East, 84.05 feet; thence 89.75 feet along a curve to the right, said curve having a radius of 128.16 feet, a central angle of 40°07'23", and a long chord length of 87.92 feet bearing South 17°29'24" East; thence South 00°36'59" West, 12.30 feet; thence North 89°21'10" West 19.96 feet to a point 5.00 feet East of and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following two (2) courses: South 02°16'03" West, 255.35 feet; thence North 87°38'37" West, 64.27 feet to the West Line of the East 792 feet of the Southwest 1/4 of said Section 13; thence North 02°04'50" East, along said line, 307.73 feet; thence 5.00 feet exterior of and parallel with an existing substation fence and the extension thereof, the following two (2) courses thence South 88°01'24" East, 65.27 feet; thence South 02°16'03" West, 52.81 feet to the Point of Beginning. Excepting therefrom a parcel of land situated in part of the North 611 feet of the West 132 feet of the East 792 feet of the Southwest 1/4 of Section 13, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Center of said Section 13; thence North 90°00'00" West, along the East-West 1/4 line of said Section, 776.34 feet; thence South 00°00'00" East 75.00 feet to South Right-of-Way line of M-43; thence along the centerline of an existing drive the following five (5) courses: South 10°13'34" West, 120.01 feet; thence South 37°49'30" East, 84.05 feet; thence 89.75 feet along a curve to the right, said curve having a radius of 128.16 feet, a central angle of 40°07'23", and a long chord length of 87.92 feet bearing South 17°29'24" East; thence South 00°36'59" West, 12.30 feet; thence North 89°21'10" West 19.96 feet to a point 5.00 feet East of and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence the following two (2) courses: South 02°16'03" West, 255.35 feet; thence North 87°38'37" West, 64.27 feet to the West Line of the East 792 feet of the Southwest 1/4 of said Section 13; thence North 02°04'50" East, along said line, 35.79 feet; thence South 87°50'35" East, 5.74 feet to the Point of Beginning of this description thence; North 02°09'25" East, 59.75 feet; thence South 87°50'35" East, 46.98 feet; thence South 02°09'25" West,

2019-029755 10/07/2019 02:22:31 PM
Pages: 14 of 25 ESM
CONSUMERS ENERGY COMPANY
Timothy A. Snow County Clerk/Register Kalamazoo County, MI

Seventeenth Supplemental Exhibit A-Part I, Kalamazoo County, Page 5

each of said two strips of land, there is, on the aforesaid page of Exhibit A-Part I to the Agreement, a note which, after first indicating that a portion of the applicable strip lies within Consumers fenced "Drake Substation" premises, states that:

> "With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein."

Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Drake Substation" as now or hereafter existing.

ADD THE FOLLOWING LAND DESCRIPTIONS:

A. Lindbergh Substation, 1-E78-16
(Reference: CE Equipment/Joint Asset Area)

A parcel of land in the Southwest 1/4 of Section 24, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 Corner of said Section; thence North 00°03'10" West, along the North-South 1/4 line of said Section, 900.59 feet; thence along the centerline of an existing drive the following two (2) courses: South 89°56'50" West, 397.16 feet; thence 70.69 feet along a curve to the right, said curve having a radius of 45.00 feet, a central angle of 90°00'00", and a long chord length of 63.64 feet bearing North 45°03'10" West to a point 5.00 feet South of and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following nine (9) courses: thence South 89°56'50" West, 214.50 feet; thence North 00°03'10" West, 243.00 feet; thence North 89°56'50" East, 110.00 feet; thence South 00°03'10" East, 31.00 feet; thence North 89°56'50" East, 218.00 feet; thence South 00°03'10" East, 202.00 feet; thence South 89°56'50" West, 78.00 feet; thence South 00°03'10" East 10.00 feet; thence South 89°56'50" West 35.50 feet to the Point of Beginning. Excepting therefrom a parcel of land in the Southwest 1/4 of Section 24, Town 2 South, Range 12 West, Oshtemo Township, Kalamazoo County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 Corner of said Section; thence North 00°03'10" West, along the North-South 1/4 line of said Section, 900.59 feet; thence along the centerline of an existing drive the following two (2) courses: South 89°56'50" West, 397.16 feet; thence 70.69 feet along a curve to the right, said curve having a radius of 45.00 feet, a central angle of 90°00'00", and a long chord length of 63.64 feet bearing North 45°03'10" West to a point 5.00 feet South of and exterior of an existing substation fence; thence South 89°56'50" West, 5.00 feet exterior of and parallel with an existing substation fence, 120.25 feet; thence North 00°03'10" West 12.00 feet to the Point of Beginning of this description; thence South 89°56'50" West,

2019-029755 10/07/2019 02:22:31 PM
Pages: 19 of 25 ESM
CONSUMERS ENERGY COMPANY
Timothy R. Snow County Clerk/Register Kalamazoo County, MI

Seventeenth Supplemental Exhibit A-Part I, Kalamazoo County, Page 10

SEVENTEENTH SUPPLEMENTAL EXHIBIT A - PART III KALAMAZOO COUNTY CE Ref. License/Lessor Licensee/Lessee Date of Instrument Title of Instrument Town/Range Section Upjohn Substation Pfizer, Inc Consumers Energy Company October 1, 2009 Unrecorded Contract for Distribution of Retail Open Access Primary (ROA-P) Electric Service T3S, RllW, Section 14 Note: The rights partially assigned to METC hereunder are limited only to rights of ingress and egress as set forth in, Part II, Section 4 (g) of the contract instrument listed above. •;:'ON 10 CSI ID...,. I .:-<ji1"'CSI =-;aU1 N ---Cllo U) II>"'-B z"'UIUI E rnrn iii=:n::a ....g .... _... :JCSI :iii:< OII>CSI (") 3 z :f "N -'-< =--- .C.S.I. U) CSI N ID •• ,N _ ,.. N.. -3.... : r "V -Seventeenth Supplemental Exhibit A-Part III, Kalamazoo County, Pagel 03 - -n 11""'-0 - c:

SUPPLEMENTAL 17 EXHIBIT A - PART I KENT COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Buck Creek Substation, 1-E200-51 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northeast 1/4 of Section 1, Town 5 North, Range 12 West, Byron Township, Kent County, Michigan, more particularly described as follows: To find the POINT OF BEGINNING, commence at the East 1/4 corner of said Section 1; thence North 00°00'00" East 953.25 feet along the East line of the Northeast 1/4 of Section 1; thence North 88°32'30" West 194.96 feet along the South line of Arbutus Street according to the plat of Cutler Gardens as recorded in Liber 37 of Plats, Page 17 to the centerline of an existing access drive on the North boundary line of Buck Creek Substation as described and recorded in Liber 3179, Page 826; thence along the centerline of said access drive for the following two (2) courses; thence South 45°26'07" West 55.12 feet; thence North 89°24'07" West 97.91 feet to a point that is 5.00 feet East of and exterior of an existing substation fence and the POINT OF BEGINNING of this description; thence 5.00 feet exterior of and parallel with said fence for the following two (2) courses; thence South 00°02'43" West 205.83 feet; thence North 89°50'51" West 195.03 feet; thence North 00°04'56" East 186.54 feet; thence North 89°55'04' West 246.22 feet to a point that is 5.00 feet West of and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence for the following five (5) courses; thence North 00°07'20" East 137.14 feet; thence South 89°53'18" East 282.83 feet; thence South 00°20'59" West 100.70 feet; thence South 89°54'46" East 158.65 feet; thence South 00°02'43" West 17.23 feet to the POINT OF BEGINNING. Said parcel contains 1.86 acres of land, more or less. NOTE: Unless Consumers expressly approves otherwise in writing, it is expressly understood that the only Transmission Facilities with which METC may occupy the land described above in this Item "A" are "Jointly Owned Assets" to the extent of METC's undivided interest therein as may exist on said land from time to time pursuant to (and as defined in} the Amendment and Restatement of the April 1, 2001 Distribution-Transmission Interconnection Agreement between Consumers and METC dated April 29, 2002 {the "DTIA"}, as same may be amended from time to time. Unless Consumers expressly approves otherwise in writing, METC may not occupy said land described above in this Item "A" with any other Transmission Facilities whatsoever. METC may use, for ingress to and egress from METC's Transmission Facilities located on the land described in Item "C", below, such areas of the land described above in this Item "A" as may from time to time be unoccupied and reasonably usable for purposes of such ingress and egress. The foregoing are the only uses whatsoever that METC may make of the land described above in this Item "A." It is further expressly understood thatConsumers may construct or install substation equipment, line connections hereafter and other Seventeenth Supplemental Exhibit A-Part I, Kent County, Page 1

ADD THE FOLLOWING LAND DESCRIPTIONS: A. Kraft Avenue Substation, 1-G716-1 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Northeast 1/4 of Section 18, Town 6 North, Range 10 West, Cascade Township, Kent County, Michigan, more particularly described as follows: To find the POINT OF BEGINNING, commence at the North 1/4 corner of said Section 18; thence South 00°50'33" East 399.07 feet along the West line of the Northeast 1/4 of Section 18 to the centerline of an existing access drive; thence along the centerline of said access drive for the following ten (10) courses; thence South 65°32'03" East 29.37 feet; thence South 22°01'41" East 24.69 feet; thence South 10°58'01" East 31.50 feet; thence South 02°47'28" East 78.49 feet; thence South 00°48'18" West 109.95 feet; thence South 18°04'08" East 31.57 feet; thence South 32°48'58" East 18.84 feet; thence South 47°57'02" East 39.26 feet; thence South 48°13'27" East 63.28 feet; thence North 88°42'00" East 16.28 feet to a point that is 5.00 feet West of and exterior of an existing substation fence and the POINT OF BEGINNING of this description; thence 5.00 feet exterior of and parallel with said fence for the following thirteen (13) courses; thence North 31°20'15" East 19.73 feet; thence North 00°19'06" East 24.63 feet; thence South 89°05'12" West 15.07 feet; thence North 00°21'23" West 25.03 feet; thence North 89°13'33" East 14.94 feet; thence North 00°18'39" East 4.52 feet; thence North 61°22'01" East 50.80 feet; thence North 00°21'57" West 30.92 feet; thence North 89°10'47" East 149.70 feet; thence South 00°49'10" East 165.93 feet; thence South 89°14'29" West 168.02 feet; thence North 58°39'45" West 53.62 feet; thence North 31°20'15" East 13.88 feet to the POINT OF BEGINNING. EXCEPTING THEREFROM: A parcel of land located in the Northeast 1/4 of Section 18, Town 6 North, Range 10 West, Cascade Township, Kent County, Michigan, more particularly described as follows: To find the POINT OF BEGINNING, commence at the North 1/4 corner of said Section 18; thence South 00°50'33" East 399.07 feet along the West line of the Northeast 1/4 of Section 18 to the centerline of an existing access drive; thence along the centerline of said access drive for the following ten (10) courses; thence South 65°32'03" East 29.37 feet; thence South 22°01'41" East 24.69 feet; thence South 10°58'01" East 31.50 feet; thence South 02°47'28" East 78.49 feet; thence South 00°48'18" West 109.95 feet; thence South 18°04'08" East 31.57 feet; thence South 32°48'58" East 18.84 feet; thence South 47°57'02" East 39.26 feet; thence South 48°13'27" East 63.28 feet; thence North 88°42'00" East 16.28 feet to a point that is 5.00 feet West of and exterior of an existing substation fence; thence continue North 88°42'00" East 39.76 feet to the POINT OF BEGINNING of this description; thence North 00°45'28" West 67.13 feet; thence North 89°14'32" East 45.45 feet; thence South 00°45'28" East 80.10 feet; thence South 89°14'32" West 45.45 feet; thence North 00°45'28" West 12.97 feet to the POINT OF BEGINNING. Said parcel contains 0.63 acres of land, more or less. NOTE: Unless Consumers expressly approves otherwise in writing, it is expressly understood that the only Transmission Facilities with which METC may occupy the land described above in this Item "A" are "Jointly Owned Assets" to the extent of METC's undivided interest therein as may exist on said land from time to time pursuant to (and as defined in} the Amendment and Restatement of the April 1, 2001 Distribution-Transmission Interconnection Agreement between Consumers Seventeenth Supplemental Exhibit A-Part I, Kent County, Pages

ADD THE FOLLOWING LAND DESCRIPTIONS: A. Broadmoor Substation, 1-E117-20, 2-E117-2 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northeast 1/4 of Section 23, Town 6 North, Range 11 West, City of Kentwood, Kent County, Michigan, more particularly described as follows: To find the POINT OF BEGINNING, commence at the East 1/4 corner of said Section 23; thence South 89°56'50" West 1323.80 feet along the South line of the Northeast 1/4 of Section 23 to the East line of the West 1/2 of the Northeast 1/4 of Section 23 and also being the East line of Broadmoor Substation as described and recorded in Liber 1950, Page 1317; thence North 02°27'40" West 378.10 feet along the.said East line to the Southwesterly right-of-way line of Broadmoor Avenue (M-37) per Liber 3792, Page 1305; thence North 30°21'25" West 298.46 feet along the said Southwesterly right-of-way line of Broadmoor Avenue (M-37) to the centerline of an existing access drive; thence along the centerline of said access drive for the following ten (10} courses; thence South 67°03'08" West 37.68 feet; thence South 72°13'49" West 52.21 feet; thence South 80°10'43" West 27.14 feet; thence South 84°42'49" West 51.59 feet; thence South 88°52'06" West 177.39 feet; thence South 82°23'56" West 32.48 feet; thence South 65°49'04" West 29.27 feet; thence South 49°42'03" West 24.15 feet; thence South 21°18'17" West 34.11 feet; thence South 00°13'58" West 28.62 feet to a point that is 5.00 feet North of and exterior of an existing substation fence and the POINT OF BEGINNING of this description; thence 5.00 feet exterior of and parallel with said fence for the following five (5) courses; thence North 87°49'53" East 24.47 feet; thence North 02°37'25" West 14.94; thence North 88°32'04" East 25.47 feet; thence South 02°40'33" East 14.61 feet; thence North 87°56'04" East 57.69 feet; thence South 02°07'16" East 142.24 feet; thence North 87°52'44" East 107.50 feet; thence North 02°07'16" West 142.14 feet to a point that is 5.00 feet North of and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence for the following seven (7) courses; thence North 87°56'04" East 167.79 feet; thence South 01°46'18" East 216.87 feet; thence South 87°49'54" West 146.00 feet; thence South 01°22'49" East 42.32 feet; thence South 87°53'51" West 417.02 feet; thence North 02°05'18" West 259.28 feet; thence North 87°49'53" East 181.82 feet to the POINT OF BEGINNING. Said parcel contains 2.87 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within the four following described strips of land: (i) Broadmoor Substation, 1-E117-20 (Reference: Transmission line 122K) "Exception Strip No. 1":A strip of land 72.0 feet in width being 36.0 feet on each side of the centerline of an existing electric transmission line located in the Northeast 1/4 of Section 23, Town 6 North, Range 11 West, the centerline of said strip being more particularly described as follows: To find the POINT OF BEGINNING, commence at the North 1/4 corner of said Section 23; thence South 02°16'45" East along the North-South 1/4 line of said Section 23, a distance of 2196.37 feet; thence North 89°56'30" East parallel with the East-West 1/4 line of said Section, a distance of 938.97 feet to the centerline of an existing electric transmission line and the POINT OF BEGINNING of this centerline description; thence Seventeenth Supplemental Exhibit A-Part I, Kent County, PageS

"With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein." Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1", "Exception Strip No. 2", "Exception Strip No. 3" and "Exception Strip No. 4" that lies within the fenced premises of the "Broadmoor Substation" as now or h reafter existing. ADD THE FOLLOWING LAND DESCRIPTIONS: A. Kentwood Substation, 1-G741-15, 2-G741-7 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southeast 1/4 of Section 28, Town 6 North, Range 11 West, City of Kentwood, Kent County, Michigan, more particularly described as follows: To find the POINT OF BEGINNING, commence at the Northwest corner of Lot 10 of Eastbrook Gardens, according to the plat thereof as recorded in Liber 69 of Plats, Page 8, Kent County records; thence South 00°55'00" East 193.74 feet (Recorded as South 00°00'00" West 194.00 feet) along the West line of Eastbrook Gardens to the Southwest corner of Lot 9 of Eastbrook Gardens; thence South 88°53'00" East (Recorded as South 87°58' East) along the South line of Eastbrook Gardens, adistance of 172.40 feet to the centerline of a 20 foot wide ingress/egress easement; thence along the centerline of said easement for the following two (2) courses; thence South 34°42'39" East 42.04 feet; thence South 13°41'11" East 36.25 feet to a point that is 5.00 feet North of and exterior of an existing substation fence and the POINT OF BEGINNING of this description; thence 5.00 feet exterior of and parallel with said fence for the following six (6) courses; thence South 89°00'29" East 14.86 feet; thence South 00°52'59" West 184.74 feet; thence North 88°53'55" West 113.01 feet; thence North 43°37'35" West 39.67 feet; thence North 00°56'16" East 156.29 feet; thence South 89°00'29" East 125.81 feet to the POINT OF BEGINNING. EXCEPTING THEREFROM: A parcel of land in the Southeast 1/4 of Section 28, Town 6 North, Range 11 West, City of Kentwood, Kent County, Michigan, more particularly described as follows: To find the POINT OF BEGINNING, commence at the Northwest corner of Lot 10 of Eastbrook Gardens, according to the plat thereof as recorded in Liber 69 of Plats, Page 8, Kent County records; thence South 00°55'00" East 193.74 feet (Recorded as South 00°00'00" West 194.00 feet) along the West line of Eastbrook Gardens to the Southwest corner of Lot 9 of Eastbrook Gardens; thence South 88°53'00" East (Recorded as South 87°58'East) along the South line of Eastbrook Gardens, a distance of 172.40 feet to the centerline of a 20 foot wide ingress/egress easement; thence along the centerline of said easement for the following two (2) courses; thence South 34°42'39" East 42.04 feet; thence South 13°41'11" East 36.25 feet to a point that is 5.00 feet North of and exterior of an existing substation fence; thence continue South 13°41'11" East 13.15 feet; thence North 88°58'18" West 12.47 feet to the POINT OF BEGINNING of this Seventeenth Supplemental Exhibit A-Part I, Kent County, Page 13

SEVENTEENTH SUPPLEMENTAL EXHIBIT A - PART II
KENT COUNTY

File Ref.	Grantor	Grantee	Date of Inst.	Liber/Page Doc Series	Town/Range/Section Plat
429-D122-25	Steelcase, Inc	Consumers Power Company	1/5/1994	Liber 3417, Page 1126	T6N, R11W, Section 36
MI18061	Steelcase, Inc	Consumers Power Company	5/27/2015	20150603-0047067	T6N, R11W, Section 36

NOTE: Consumers assigns to METC the following limited rights to the above-mentioned instrument (MI18061).

A. **"CE Equipment/Joint Asset Area, East Paris Substation":** A parcel of land in the West 1/2 of Section 36, Town 6 North, Range 11 West, City of Kentwood, Kent County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 Corner of said Section 36, thence South 89°57'06" West, along the North line of said section, 75.37 feet; thence South 00°10'31" West 401.16 feet; thence South 9°19'36" West 163.48 feet; thence South 00°10'31" West 450.53 feet; thence 511.76 feet along the arc of a curve to the right, said curve having a delta angle of 21°45'23", a radius of 1347.72 feet and a chord length of 508.69 feet bearing South 10°41'41" West; thence South 21°28'12" West 78.57 feet; thence 542.19 feet along the arc of a curve to the left, said curve having a delta angle of 22°47'56", a radius of 1362.57 feet and a chord length of 538.62 feet bearing South 10°26'16" West; thence South 00°01'38" West 647.38 feet; thence North 89°46'26" West 90.00 feet to the Point of Beginning of this description; thence South 00°14'04" West 40.58 feet; thence North 89°37'19" West 230.03 feet; thence North 00°14'04" East 168.15 feet; thence North 48°02'03" East 47.00 feet; thence South 89°37'19" East 195.21 feet; thence South 00°14'04" West 159.22 feet to the Point of Beginning. Excepting therefrom "METC Equipment Area" described as follows: To find the Point of Beginning, commence at the Center of said Section 36; thence North 01°54'21" West, along the North-South 1/4 line of said Section, 27.47 feet; thence South 88°05'39" West 613.34 feet to the Point of Beginning of this description; thence South 00°29'57" West 116.01 feet; thence North 89°30'03" West, 65.01 feet; thence North 00°29'57" East 116.01 feet; thence South 89°30'03" East 65.01 feet to the Point of Beginning. Said area contains 0.87 net acres of land, more or less.

Seventeenth Supplemental Exhibit A-Part II, Kent County, Page 2

111111111111111111111 1111111111111111111111111111 Fl412 !SIB 10 rs 412Pase 1003 SUPPLEMENTAL 17 EXHIBIT A - PART I LAKE COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Chase Substation, 1-E56-1 (Reference: CE Equipment/Joint Asset Area) A parcel of land situated in part of the West 1/2 of Section 6, Town 17 North, Range 11 West, Chase Township, Lake County, Michigan, more particularly described as follows: To find the Point of Beginning commence at the West one quarter corner of said Section 6, thence South 00°00'00" East, 178.55 feet, along the West line of said Section 6; thence South 64°50'00" East, 235.53 feet, along the South line of a parcel of land described in Consumers Energy drawing number SB-19363; thence North 20°42'50" East, 42.03 feet; thence North 45°18'06" East, 155.78 feet; thence North 23°15'33" East, 31.61 feet; thence North 00°00'52" West, 59.86 feet, thence North 00°00'52" West, 10.00 feet, to a point that is 5.00 feet South of and exterior of an existing substation fence and the Point of Beginning of this description; thence continuing 5.00 feet exterior of and parallel with said fence the following five (5) courses; South 89°58'54" West, 289.14 feet; thence North 00°00'56" West, 242.85 feet; thence North 89°56'21" East, 313.66 feet; thence South 00°03'04" East, 243.08 feet; thence South 89°58'54" West, 24.67 feet; to the Point of Beginning of this description. Excepting therefrom a parcel of land in the West 1/2 of Section 6, Town 17 North, Range 11 West, Chase Township, Lake County, Michigan, more particularly described as follows: To find the Point of Beginning commence at the West one quarter corner of said Section 6, thence South 00°00'00" East, 178.55 feet, along the West line of said Section 6; thence South 64°50'00" East, 235.53 feet; thence North 20°42'50" East, 42.03 feet; thence North 45°18'06" East, 155.78 feet; thence North 23°15'33" East, 31.61 feet; thence North 00°00'52" West, 59.86 feet; thence North 00°00'52" West, 10.00 feet, to a point that is 5.00 feet South of and exterior of an existing substation fence; thence North 19°42'24" West, 115.39 feet; to the Point of Beginning; thence North 90°00'00" West, 236.00 feet; thence North 00°00'00" East, 115.00 feet; thence North 90°00'00" East, 236.00 feet; thence South 00°00'00" East, 115.00 feet; to the Point of Beginning. Said Parcel contains 1.13 acres (net) more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Chase Substation, 1-E56-1 (Reference: Transmission line 1B) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the West 1/2 of Section 6, Town 17 North, Range 11 West, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the West 1/4 corner of said Section; thence North 00°00'00" East, along the West line of said Section, 481.45 feet; thence North 90°00'00" East, 37.47 feet to the Point of Beginning of this centerline description; thence along said centerline the following two courses; South 00°05'45" East, 423.27 feet; South 89°49'58" East, 79.64 feet to the centerline of an existing substation rack and the Point of Ending of this centerline Seventeenth Supplemental Exhibit A-Part I, Lake County, Page 1

SUPPLEMENTAL 17 EXHIBIT A-PART I LIVINGSTON COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Dean Road Substation, 1-G583-10 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Southwest 1/4 of Section 20, Town 04 North, Range 06 East, Tyrone Township, Livingston County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section; thence South 00°00'00" East, along the West line of said Section, 171.25 feet; thence South 87°00'42" East, 46.84 feet; thence North 89°49'40" East, 26.99 feet to a point which is 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following seven (7) courses; North 00°06'38" West, 86.77 feet, North 89°58'15" East, 113.46 feet, South 00°01'49" West, 139.21 feet, South 89°48'58" West, 78.37 feet, North 00°35'18" East, 7.67 feet, North 89°40'58" West, 34.85 feet, North 00°06'38" West, 44.77 feet to the Point of Beginning. Except a parcel of land located in the Southwest 1/4 of Section 20, Town 04 North, Range 06 East, Tyrone Township, Livingston County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section; thence South 00°00'00" East, along the West line of said Section, 171.25 feet; thence South 87°00'42" East, 46.84 feet; thence North 89°49'40" East, 26.99 feet to a point which is 5.00 feet West and exterior of an existing substation fence; thence North 00°06'38" West, 5.00 feet exterior of and parallel with said fence, 22.94 feet; thence North 89°58'27" East, 9.34 feet to the Point of Beginning of this description; thence continuing North 89°58'27" East, 83.67 feet; thence North 00°01'33" West, 45.96 feet; thence South 89°58'27" West, 83.67 feet; thence South 00°01'33" East, 45.96 feet to the Point of Beginning. Said area contains 0.27 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: {i) Dean Road Substation, 1-G583-10 (Reference: Transmission line 67E) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 20, Town 04 North, Range 06 East, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 Corner of said Section; thence South, along the West line of said Section, 127.36 feet; thence East, 160.09 feet to the centerline of an existing electric transmission line at the substation rack and the Point of Beginning of this centerline description; thence along said centerline the following course: South 89°54'06" East, 169.91 feet to the East line of property as described in a Warranty Deed dated April 18, 1968 and recorded on May 13, 1968 in Liber 503 at Page 333, Livingston County Records and the Point of Ending of this centerline description. The sidelines of said 72 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the Seventeenth Supplemental Exhibit A-Part I, Livingston County, Page 1

SUPPLEMENTAL 17 EXHIBIT A - PART I MASON COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Amber Substation, 1-E39-1 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southeast 1/4 of Section 18, Town 18 North, Range 17 West, Amber Township, Mason County, Michigan, more particularly described as follows: to find the Point of Beginning commence at the Southeast corner of said Section 18, thence North 00°00'00" East, 1,049.26 feet, along the East line of said Section 18, to a point on the centerline of an existing access drive, thence along the centerline of said access drive centerline the following three (3) courses: North 88°15'08" West, 309.36 feet; thence Northwesterly, 47.02 feet, along the arc of a 30.00 foot radius curve to the right, the central angle of which is 89°47'41", and the long chord of which bears North 43°21'18" West, 42.35 feet; thence North 01°32'33" East, 5.44 feet, to a point that is 5.00 feet South of and exterior of an existing substation fence and the Point of Beginning of this description; thence continuing 5.00 feet exterior of and parallel with said fence the following eight (8) courses: South 89°55'52" West, 72.14 feet; thence North 23°43'53" West, 103.95 feet; thence North 00°04'38" East, 189.92 feet; thence North 89°47'14" East, 361.39 feet; thence South 00°01I 12" EastI 315.25 feet; thence South 89°57I 58" West, 191.44 feet; thence North 01°14'07" East, 29.10 feet; thence South 89°55'52" West, 56.97 feet; to the Point of Beginning. Excepting therefrom a parcel of land in the Southeast 1/4 of Section 18, Town 18 North, Range 17 West, Amber Township, Mason County, Michigan, more particularly described as follows: To find the Point of Beginning commence at the Southeast corner of said Section 18, thence North 00°00'00" East, 1,049.26 feet, along the East line of said Section 18, to a point on the centerline of an existing access drive; thence along the centerline of said access drive North 88°15'08" West, 111.48 feet; thence North 00°00'00" East, 24.00 feet; to the Point of Beginning; thence North 90°00'00" West, 147.44 feet; thence North 00°00'00" East, 80.83 feet; thence North 89°24'55" West, 33.81 feet; thence North 00°02'30" West, 48.30 feet; thence North 89°24'55" East, 38.15 feet; thence North 00°00'00" East, 155.98 feet; thence North 90°00'00" East, 143.13 feet; thence South 00°00'00" East, 285.84 feet; to the Point of Beginning. Said Parcel contains 1.46 net acres more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within any of the four following described strips of land: (i) Amber Substation, 1-E39-1 (Reference: Transmission line 100C) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southeast 1/4 of Section 18, Town 18 North, Range 17 West, Amber Township, Mason County, Michigan, the centerline of said strip being more particularly described as follows:To find the Point of Beginning, commence at the Southeast corner of said Section; thence North 00°00'00" East, along the East line of said Section, 1014.47 feet; thence North 85°11'58" West, 33.11 feet to the South line of property; thence North 85°11'58" West, 1055.90 feet (previously recorded as 1022.78 feet), along Seventeenth Supplemental Exhibit A-Part I, Mason County, Page 1

SUPPLEMENTAL 17 EXHIBIT A-PART I MECOSTA COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Mecosta Substation, 1-E83-13, 2-E83-14 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southeast 1/4 of Section 29, Town 16 North, Range 10 West, Green Township, Mecosta County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Southeast corner of said Section 29; thence South 89°55'40" West, along the South line of said Section 29, 1020.50 feet; thence North 00°04'20" West, perpendicular to said South Section line, 747.22 feet to a point that is 5.00 feet South and West and exterior of an existing substation fence and the Point of Beginning of this description; thence North 00°23'23" East, 5.00 feet exterior of and parallel with said fence, 16.59 feet; thence South 89°41I 08" EastI 225.87 feet; thence North 00°18I 52" East, 212.54 feet to a point that is 5.00 feet North and exterior of said fence; thence 5.00 feet exterior of and parallel with said fence the following seven (7) courses: thence South 89°41'09" East, 51.41 feet; thence South 00°03'08" West, 229.84 feet; thence South 89°49'52" West, 55.18 feet; thence South 00°08'47" West, 169.22 feet; thence North 89°43'37" West, 191.92 feet; thence North 00°05'59" East, 170.14 feet; thence North 88°58'11" West, 31.12 feet to the Point of Beginning. Said area contains 1.11 acres, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within the following described strip of land: (i) Mecosta Substation, 1-E83-13, 2-E83-14 (Reference: Transmission line 1E) "Exception Strip No. 1": A strip of land 72.0 feet in width being 36.0 feet on each side of the centerline of an existing electric transmission line located in the Southeast 1/4 of Section 29, Town 16 North, Range 10 West, the centerline of said strip being more particularly described as follows: To find the point of beginning, Commence at the Southeast corner of said Section 29; thence South 89°55'40" West along the South line of said Section 29, a distance of 572.22 feet; thence North 00°20'08" East 75.0 feet; thence South 89°55'40" West 87.00 feet; thence North 00°20'08" East 985.00 feet; thence South 89°55'40" West 162.35 feet along the North line of the South 1060.0 feet of the Southeast 1/4 of the Southeast 1/4 of said section to the centerline of an existing electric transmission line and the point of beginning of this centerline description; thence along said centerline the following 1 course: South 01°53'17" East 198.69 feet to the center of the substation rack and the point of ending for the centerline description. The sidelines of said 72.0 foot wide strip of land are to begin at the North line of the South 1060.0 feet of the Southeast 1/4 of the Southeast 1/4 of said Section 29 and to terminate at the substation rack, and it's Easterly and Westerly extension. NOTE: Unless Consumers expressly approves otherwise expressly understood that the only Transmission in writing, it is Facilities with which METC may occupy the land described above in •Jointly Owned Assets"to the extent of METC's this Item "A"are undivided interest Seventeenth Supplemental Exhibit A-Part I, Mecosta County, Page 1

11111111111111111111111111111111 IIIII 1111 II11111111111111 IIIII111111111 1111 LIBER 01628 PAGE 00443 10 of 19 SUPPLEMENTAL 17 EXHIBIT A - PART I MIDLAND COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Wackerly Road Substation, 1-E73-5 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southeast 1/4 of the Southeast 1/4 of Section 35, Town 15 North, Range 2 East, Larkin Township, Midland County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Southeast corner of said Section 35; thence North 00°00'00" East, along the East line of said Section 35, 1172.15 feet to centerline of an existing access drive; thence South 89°59'12" West, along said centerline, 236.36 feet to a point that is 5.00 feet East and exterior of an existing substation fence and the Point of Beginning of this description; thence South 00°11'00" East, 5.00 feet exterior of and parallel with said fence, 37.17 feet; thence South 89°47'41" West 116.36 feet; thence South 00°12'19" East 165.23 feet to a point that is 5.00 feet South and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence the following six (6) courses: thence North 89°58'19" West, 211.56 feet; thence North 00°01'30" West, 169.24 feet; thence North 89°32'33" East 78.28 feet; thence North 56°36'53" East 87.31 feet; thence South 89°57'54" East 176.06 feet; and thence South 00°11'00" East, 15.08 feet to the Point of Beginning. Said area contains 1.07 acres, more or less. NOTE: Unless Consumers expressly approves otherwise in writing, it is expressly understood that the only Transmission Facilities with which METC may occupy the land described above in this Item "A" are "Jointly Owned Assets" to the extent of METC's undivided interest therein as may exist on said land from time to time pursuant to (and as defined in} the Amendment and Restatement of the April 1, 2001 Distribution-Transmission Interconnection Agreement between Consumers and METC dated April 29, 2002 {the "DTIA" }, as same may be amended from time to time. Unless Consumers expressly approves otherwise in writing, METC may not occupy said land described above in this Item "A" with any other Transmission Facilities whatsoever. METCmay use, for ingress to and egress from METC's Transmission Facilities located on the land described in Item "C", below, such areas of the land described above in this Item "A" as may from time to time be unoccupied and reasonably usable for purposes of such ingress and egress. The foregoing are the only uses whatsoever that METC may make of the land described above in this Item "A." It is further expressly understood that Consumers may hereafter construct or install substation equipment, line connections and other electric Distribution facilities {in addition to any that may now already be existing)in, on, over and/or across the land described above in this Item "A", and that same, when constructed or installed, will be considered a "Compatible Use" under the Agreement without any further action (including that no notice or approval under Article 7 of the Agreement shall be necessary). seventeenth Supplemental Exhibit A-Part I, Midland County, Page 1

111111111111111111111111111111111111111111111111111111111111111111111111111 LIBER 01628 PAGE 00443 13 of 19 extent that they lie within said first described parcel), are themselves already "Premises" covered by the Agreement, said strips being described on Page 8 of the Midland County portion of Exhibit A Part I to the Agreement (being Page A00000738 in the overall page numbering of said Exhibit A-Part I to the Agreement). In respect to each of said two strips of land, there is, on the aforesaid page of Exhibit A - Part I to the Agreement, a note which, after first indicating that a portion of the applicable strip lies within Consumers fenced "Wackerly Substation" premises, states that: "With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein." Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Wackerly Substation" as now or hereafter existing. ADD THE FOLLOWING LAND DESCRIPTIONS: A. Warren Substation, 1-E46-1 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northwest 1/4 of Section 30, Town 16 North , Range 2 West, Warren Township, Midland County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section; thence North 90°00'00" West, along the North line of said Section, 365.00 feet to the East line of property owned by Consumers Energy Company as described in a Warranty Deed recorded in Liber 213, page 520 of Midland County records; thence South 00°09'00" West, along said East line, 660.00 feet; thence North 90°00'00" West, along the south line of said property, 285.24 feet to the centerline of an existing electric transmission line easement; thence North 00°30'33" West, along said centerline, 4.06 feet; thence North 07°23'55" East, continuing along said centerline, 224.50 feet to a point which is 5.00 feet south and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following seven (7) courses: thence North 89°59'43" East, 106.81 feet; thence North 00°05'30" West, 230.30 feet; thence North 89°23'48" East, 16.16 feet; thence North 00°06'28" West, 127.41 feet; thence South 89°58'51" West, 191.45 feet; thence South 00°04'27" East, 357.83 feet; thence North 89°59'43" East, 68.62 feet to the Point of Beginning. Except a parcel of land in the Northwest 1/4 of Section 30, Town 16 North, Range 2 West, Warren Township, Midland County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section; thence North 90°00'00" West, along the North line of said Section, 365.00 feet to the East line of property owned by Consumers Energy Company as described in a Warranty Seventeenth Supplemental Exhibit A-Part I, Midland County, Page 4

SUPPLEMENTAL 17 EXHIBIT A-PART I MONROE COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Samaria Substation, 1-E84-36 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southeast 1/4 of the Southwest 1/4 of Section 6, Town 8 South, Range 7 East, Bedford Township, Monroe County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 corner of said Section 6; thence North 90°00'00" West, along the South line of said Section 6, 424.20 feet to the centerline of an existing access drive; thence along said centerline the following four (4) courses: North 01°32'00" West 35.42 feet; thence North 18°30'27" West 34.82 feet; thence North 23°03'02" West 69.13 feet; and thence North 00°04'15" West 33.81 feet to a point that is 5.00 feet South and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following five (5) courses: South 89°55'45" West 110.39 feet; thence North 00°26'29" West, 94.22 feet; thence North 89°42'03" East, 8.45 feet; thence North 00°07'55" West, 170.63 feet; and thence North 89°57'15" East, 212.00 feet; thence South 00°09'00" East, 178.58 feet; thence North 89°51'00" East, 117.50 feet to a point that is 5.00 feet East and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence the following two (2) courses: thence South 00°09'00" East 86.37 feet and thence South 89°55'45" West 227.13 feet to the Point of Beginning. Said area contains 1.54 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within the following described strip of land: (i) Samaria Substation, 1-E84-36 (Reference: Transmission line 17G) "Exception Strip No. 1": A strip of land 72 feet in width, being 36 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 6, Town 8 South, Range 7 East, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 Corner of said Section 6, thence North 00°13'43" West along the North and South 1/4 line of said section, 660.00 feet; thence North 90°00'00 West 105.09 feet to the centerline of said existing electric transmission line and the Point of Beginning of this centerline description; thence along said centerline the following two courses: south 00°08'26" East 284.65 feet and south 64°05'23" West 190.65 feet to the rack for the samaria Substation and the Point of Ending of this centerline description. The sidelines of said 72 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin 36 feet on each side of and measured at right angles to the point of beginning and to terminate at said rack. NOTE: Unless Consumers expressly approves otherwise expressly understood that the only Transmission which METC may occupy the land described above in "Jointly Owned Assets"to the extent of METC's in writing, it is Facilitieswith this Item "A" are undivided interest seventeenth supplemental Exhibit A-Part I, Monroe County, Page 1

SUPPLEMENTAL 17 EXHIBIT A-PART I MONTCALM COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Eureka Substation, 1-E91-8 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northwest 1/4 of Section 12, Town 9 North, Range 8 West, Eureka Township, Montcalm County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section 12; thence North 90°00'00" West, along the North line of said Section 12, 958.55 feet to the centerline of a 20 foot wide ingress/egress easement; thence South 00°22'30" East, along said centerline and parallel with the West line of the Northeast 1/4 of the Northwest 1/4 of said Section, 255.10 feet to a point that is 5.00 feet North and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following nine (9) courses: thence North 89°59'36" East, 25.49 feet; thence North 00°23'13" East, 15.19 feet; thence South 89°33'58" East, 24.66 feet; thence South 00°23'45" East, 15.00 feet; thence North 89°59'36" East, 46.56 feet; thence South 00°11'47" East, 180.37; thence South 89°57'18" West, 333.61 feet; thence North 00°05'03" West, 180.60 feet; thence North 89°59'36" East, 236.35 feet to the Point of Beginning. EXCEPT for a parcel of land described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section 12; thence North 90°00'00" West, along the North line of said Section 12, 1053.62 feet; thence South 00°00'00" East, perpendicular to said North Section line, 318.23 feet to the Point of Beginning of this description; thence South 00°00'00" East, 33.71 feet; thence South 58°22'46" West, 87.50 feet; thence South 00°00'00" East, 22.15 feet; thence North 90°00'00" West, 32.00 feet; thence North 00°00'00" East, 80.01 feet; thence North 90°00'00"East, 32.00 feet; thence South 00°00'00" East, 2.23; thence North 72°10'15" East 78.27 feet to the Point of Beginning. Said parcel contains 1.25 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Eureka Substation, 1-E91-8 (Reference: Transmission line 2E) "Exception Strip No. 1": A strip of land 72.0 feet in width being 36.0 feet on each side of the centerline of an existing electric transmission line located in the NW 1/4 of Section 12, Town 9 North, Range 8 West, the centerline of said strip being more particularly described as follows: To find the point of beginning, Commence at the North 1/4 corner of said Section 12; thence North 90°00'00" West along the North line of said Section 12, a distance of 1330.05 feet; thence South 00°22'30" East 369.86 feet along the West line of the NE 1/4 of the NW 1/4 of said Section 12 to the centerline of an existing electric transmission line and the point of beginning of this centerline description; thence along said centerline North 87°24'54" East 179 feet to the substation rack and the point of ending for the centerline description. The sidelines of said 72.0 foot wide strip of land are to begin at the West line of the NE 1/4 Seventeenth Supplemental Exhibit A-Part I, Montcalm County, Page 1

:-u; 0 11'1· :::J ::u ,. _ (cInI o,O..:D.. SEVENTEENTH SUPPLEMENTAL EXHIBIT A - PART III MUSKEGON COUNTY 2 -<I:!J g. r. _._... IT -==:=:e-' Ia • CE Ref. License/Lessor Licensee/Lessee Date of Instrument Title of Instrument Town/Range Section :e: Ill ., :::J,... -=:-....:DN :::.-: & C') & ;··, ..........!» NNIO & • ..... 0 .. CD..,w ;;;s::: &...CD NN._, White Road Substation Muskegon County Board of Public Works Consumers Power Company November 1, 1979 Unrecorded Standard Public Pumping Contract TlON, RlSW, Section 13 - :3 !-g: "0 Note: The rights partially assigned to METC hereunder are limited only to rights of ingress and egress as set forth in, Section 5 (e) of the contract instrument listed above. Seventeenth Supplemental Exhibit A-Part III, Muskegon County, Pagel

SUPPLEMENTAL 17 EXHIBIT A-PART I OAKLAND COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Oakland Substation, 1-E85-22 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northwest 1/4 of Section 31, Town 5 North, Range 7 East, Holly Township, Oakland County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section 31, thence South 89°24'20" West, along the North Line of said section, 1169.96 feet to the East Line of property described in a Warranty Deed recorded in Liber 787, Page 332, Oakland County records; thence South 00°17'20" East, along said East Line, 1266.31 feet to a point on the West Boundary Line of property described in a Warranty Deed dated November 26, 1969 and recorded on February 9, 1970 in Liber 5471 at page 499, Oakland County records and the centerline of an existing substation access drive; thence North 89°48'24" East, along said centerline, 26.91 feet to a point which is 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following eleven (11) courses: North 00°16'14" West, 15.10 feet; North 89°52'00" East, 180.89 feet; South 00°18'57" East, 333.56 feet; South 89°50'16" West, 126.25 feet; North 00°09'40" West, 108.16 feet; South 89°55'14" West, 55.11 feet; North 00°16'14" West, 78.45 feet; South 89°15'50" West, 14.65 feet; North 00°16'14" West, 25.50 feet; North 89°15'50" East, 14.65 feet; North 00°16'14" West, 106.35 feet to the Point of Beginning. Except A parcel of land in the Northwest 1/4 of Section 31, Town 5 North, Range 7 East, Holly Township, Oakland County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section 31, thence South 89°24'20" West, along the North Line of said section, 1169.96 feet to the f' rJ-0-07JL those parts of said parcel that may lie within either of the two following described strips of land: Q( -3!-(i) Oakland Substation, 1-E85-22 (Reference: Transmission line 67D) "Exception Strip No. 1": A strip of land 72 feet in width, being 36 feet on each side of the centerline of an existing electric transmission line located in the Northwest 1/4 of Section 31, Town Seventeenth Supplemental Exhibit A-Part I, Oakland County, Page 1

lllllll/11111111111111111111111111111111111111111 A 1sas ss., Je SUPPLEMENTAL 17 EXHIBIT A-PART I OTSEGO COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Vanderbilt Substation, 1-G648-9 (Reference: CE Equipment/Joint Asset Area) UtfR 1505 PAGE 007 A parcel of land in the Northeast 1/4 of Section 28, Township 32 North, Range 03 West, Corwith Township, Otsego County, Michigan, more particularly described as follows: To find the Point of Beginning commence at the North 1/4 corner of said Section 28; thence South 89°04'06" East, 286.22 feet, along the North line of said Section 28, to the centerline of an existing access drive, thence along said centerline the following two (2) courses: South 01°16'25" West, 285.45 feet; thence South 83°44'55" West, 51.62 feet, to a point that is 5.00 feet East of and exterior of an existing substation fence and to the Point of Beginning; thence continuing 5.00 feet exterior of and parallel with said fence the following five (5) courses: South 00°46'51" West, 14.70 feet; thence North 89°07'54" West, 197.15 feet; thence North 00°55'18" East, 133.59 feet; thence South 89°07'27" East, 196.83 feet; thence South 00°46'51" West, 118.87 feet, to the Point of Beginning. Excepting therefrom a parcel of land in the Northeast 1/4 of Section 28, Township 32 North, Range 03 West, Corwith Township, Otsego County, Michigan, more particularly described as follows: To find the Point of Beginning commence at the North 1/4 corner of said Section 28; thence South 89°04'06" East, 286.22 feet, along the North line of said Section 28, to the centerline of an existing access drive, thence along said centerline the following two (2) courses: South 01°16'25" West, 285.45 feet; thence South 83°44'55" West, 51.62 feet, to a point that is 5.00 feet East of and exterior of an existing substation fence; thence North 84°50'43" West, 94.23 feet, to the Point of Beginning; thence North 89°07'58" West, 85.06 feet; thence North 00°52'02" East, 90.00 feet; thence South 89°07'58" East, 85.06 feet; thence South 00°52'02" West, 90.00 feet; to the Point of Beginning. Said area contains 0.42 acres of land more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: ()l{z-6z.-tJ--In--6Jo--oo iJW/AJG' (i) Vanderbilt Substation, 1-G648-9 (Reference: Transmission line 85C) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Northeast 1/4 of Section 28, Town 32 North, Range 03 West, Corwith Township, Otsego County, Michigan, the centerline of said strip being more particularly described as: To find the Point of Beginning, commence at the North 1/4 corner of said Section; thence South 00°28'43" East, along the North-South 1/4 line of said Section and the West line of property as surveyed in Consumers Energy Drawing No. S-F 17563 Revision A, 400.06 feet; thence South 89°04'06" East, along the South line of the property surveyed per the aforesaid drawing, 68.50 feet to the centerline of an existing electric transmission line and the Point of Beginning of this centerline description; thence North 00°00'09" East, along said centerline, 159.78 feet to the centerline of an existing substation rack and the Point of Ending of this centerline description. The sidelines of said 72 foot wide strip of land are Seventeenth Supplemental Exhibit A-Part I, Otsego County, Page 1

SUPPLEMENTAL 17 EXHIBIT A - PART I OTTAWA COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. 1-E88-13, Bass Creek Substation (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Northeast 1/4 of the Northwest 1/4 of Section 26, Town 7 North, Range 15 West, Robinson Township, Ottawa County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the North 1/4 corner of said Section 26; thence North 90°00'00" West 879.25 feet along the North line of the Northwest 1/4 of Section 26 to the centerline of an existing access drive; thence along the centerline of said access drive for the following three (3) courses; thence South 02° 36'38" West 72.39 feet; thence South 00°00'34" West 85.23 feet; thence South 00°35'11" East 86.19 feet to a point that is 5.00 feet North of and exterior of an existing substation fence and the POINT OF BEGINNING of this description; thence 5.00 feet exterior of and parallel with said fence for the following eight (8) courses; thence South 89°53'55" East 11.01 feet; thence North 00°19'22" East 14.96 feet; thence North 89°06'09" East 24.43 feet; thence South 00°12'21" west 15.36 feet; thence North 89°52'51" East 62.17 feet; thence South 00°02'55" East 180.68 feet; thence North 89°54'54" West 333.52 feet; thence North 00° 02'07' East 56.76 feet; thence South 89°50'53" East 143.85 feet; thence North 00°03'43" East 39.11 feet; thence North 53°41'00" West 103.34 feet; thence North 00°02'07" West 23.71 feet to a point that is 5.00 feet North of and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence South 89°53'55" East 175.08 feet to the POINT OF BEGINNING. Said area contains 1.08 acres of land, more or less. NOTE: Unless Consumers expressly approves otherwise in writing, it is expressly understood that the only Transmission Facilities with which METC may occupy the land described above in this Item "A" are "Jointly Owned Assets" to the extent of METC's undivided interest therein as may exist on said land from time to time pursuant to (and as defined in} the AmendmentandRestatementof the April 1, 2001 Distribution-Transmission Interconnection Agreement between Consumers and METC dated April 29, 2002 {the "DTIA" }, as same may be amended from time to time. Unless Consumers expressly approves otherwise in writing, METC may not occupy said land described above in this Item "A" with any other Transmission facilities whatsoever. METC may also use, for ingress to and egress from METC's Transmission Facilities located on the land described in Item "C", below, such areas of the land described above in this Item "A" as may from time to time be unoccupied and reasonably usable for purposes of such ingress and egress. The foregoing are the only uses whatsoever that METC may make of the land described above in this Item "A". It is further expressly understood that Consumers may hereafter construct or install substation equipment, line connections and other electric Distribution facilities {in addition to any that may now already be existing)in, on, over and/or across the land described Seventeenth Supplemental Exhibit A-Part I, Ottawa County, Page 1

SEVENTEENTH SUPPLEMENTAL EXHIBIT A - PART II
PRESQUE ISLE COUNTY

File Ref.	Grantor	Grantee	Date of Inst.	Liber/Page Doc Series	Town/Range/Section Plat
1-E169-2	Northern Michigan Limestone Corporation	Consumers Power Company	4/24/1958	Liber 140, Page 420	T33N, R8E, Section 2

NOTE: Consumers assigns to METC the following limited rights to the above-mentioned instrument.

A. **"Rockport Substation, CE Equipment/Joint Asset Area":** A parcel of land situated in the Northeast 1/4 of Section 2, Town 33 North, Range 8 East, Presque Isle Township, Presque Isle County, Michigan; more particularly described as follows: To find the Point of Beginning, commence at the Northwest corner of said Section 2, Town 33 North, Range 08 East, thence East along the North Line of said Section 2, 4422.18 feet; thence South 859.17 feet to the Northeast corner of an existing substation fence; thence West along the North Line of said substation fence 78.05 feet to the Point of Beginning of this description; thence continuing West 35.95 feet; thence South 39.00 feet; thence East 35.96 feet; thence North 00°01'21" West 39.00 feet to the point of beginning. Said area contains, 0.03 acres more or less.

Unless Consumers expressly approves otherwise in writing, it is expressly understood that the only Transmission Facilities with which METC may occupy the land described above as the "CE Equipment/Joint Asset Area" are "Jointly Owned Assets" to the extent of METC's undivided interest therein as may exist on said land from time to time pursuant to (and as defined in) the Amendment and Restatement of the April 1, 2001 Distribution- Transmission Interconnection Agreement between Consumers and METC dated April 29, 2002 (the "DTIA"), as same may be amended from time to time. Unless Consumers expressly approves otherwise in writing, METC may not occupy said land described above as "CE Equipment/Joint Asset Area" with any other Transmission Facilities whatsoever.

METC may also use, for ingress to and egress from METC's Transmission Facilities located on the land described later below as "METC Equipment Area", such areas of the land described above as "CE Equipment/Joint Asset Area" as may from time to time be unoccupied and reasonably usable for purposes of such ingress and egress.

The foregoing are the only uses whatsoever that METC may make of the land described above "CE Equipment/Joint Asset Area".

Seventeenth Supplemental Exhibit A-Part II, Presque Isle County, Page 1

File Ref.	Grantor	Grantee	Date of Inst.	Liber/Page Doc Series	Town/Range/ Section
1-G748-2	United States Steel Corp	Consumers Power Company	8/21/1958	Liber 141, Page 356	T35N, R5E, Section 23

NOTE: Consumers assigns to METC the following limited rights to the above-mentioned instrument.

A. **"Port Calcite Substation, CE Equipment/Joint Asset Area":** A parcel of land in the Southeast 1/4 of Section 23, Town 35 North, Range 5 East, Rogers Township, Presque Isle County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Center of Section 23; thence South 01°02'50" East along the North and South 1/4 line, 44.24 feet; thence South 48°43'14" East 308.90 feet; thence South 53°10'14" East 148.33 feet; thence South 32°41'16" West 50.97 feet; thence South 57°23'30" East 104.79 feet; thence South 31°45'28" West 29.96 feet to the Point of Beginning of this description, which is 5.00 feet Northeasterly and exterior of an existing substation fence, thence 5.00 feet exterior of and parallel with said fence the following two (2) courses; North 57°09'48" West 92.08 feet; and South 32°48'54" West 111.28 feet, to the Southwesterly line of Consumers Substation Easement as recorded in Liber 141, Pages 356-359; thence South 57°23'30" East along said Easement line 160.78 feet, to a point 5.00 feet Southeasterly and exterior of existing substation fence, thence 5.00 feet exterior of and parallel with said fence the following two (2) courses; North 32°48'54" East 110.64 feet; and North 57°09'48" West 68.70 feet to the Point of Beginning. EXCEPTING an area described as the "METC Equipment Area" described as: To find the Point of Beginning, commence at the Center of Section 23; thence South 01°02'50" East along the North and South 1/4 line, 44.24 feet; thence South 48°43'14" East 308.90 feet; thence South 53°10'14" East 148.33 feet; thence South 32°41'16" West 50.97 feet; thence South 57°23'30" East 104.79 feet; thence South 31°45'28" West 29.96 feet; thence North 57°09'48" West 21.06 feet; thence South 32°38'45" West 16.56 feet to the Point of Beginning of this description; thence North 57°21°15" West 59.51 feet; thence South 32°38'45" West 83.01 feet; thence South 57°21'15" East 59.51 feet; thence North 32°38'45" East 83.01 feet to the Point of Beginning; AND FURTHER EXCEPTING THEREFROM those parts of said parcel that may lie within a "Transmission Line Area", described as: That part of the Southeast 1/4 of Section 23, Town 35 North, Range 5 East, lying Southerly of the Detroit and Mackinac Railroad right of way. The route to be taken by said lines of poles, wires, cables and conduits across, over and under strips of land 90 feet wide, across the premises above described being 45 feet on each side of the centerline of each line of poles and wires, which said center lines are more specifically described as follows: Beginning on the North and South 1/4 line of Section 23, Township 35 North, Range 5 East, at a point approximately 271 feet South of the East and West 1/4 line of said Section, running thence South 57°41' East approximately 366.4 feet to a point on the substation site hereinafter described; also beginning on the North and South 1/4 line of said Section 23, at a point approximately 346.43 feet South of the East and West 1/4 line of said Section, running thence South

Seventeenth Supplemental Exhibit A-Part II, Presque Isle County, Page 3

SUPPLEMENTAL 17 EXHIBIT A-PART I ROSCOMMON COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Higgins Substation,l-E27-1, 2-E27-2, 3-E27-3 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Southwest 1/4 of Section 31, Town 24 North , Range 02 West, Higgins Township, Roscommon County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the Southwest corner of said Section; thence North 00°23'53" West, along the West line of said Section 31, 143.86 feet, thence North 87°14'30" East 102.08 feet to a point which is 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description, thence 5.00 feet exterior of and parallel with said fence the following two (2) courses; thence North 01°03'35" West, 255.78 feet; thence North 88°55'24" East, 92.46 feet, thence South 01°04'59" East, 163.03 feet; thence North 88°55'01" East, 136.01 feet; thence South 01°04'59" East, 43.50 feet; thence North 88°55'01" East, 97.25 feet to a point 5.00 feet East of and exterior of said substation fence, thence 5.00 feet exterior of and parallel with said fence the following eleven (11) courses; thence South 01°07'49" East 46.72 feet, thence South 88°27'20" West 108.24 feet, thence South 01°13'27" East 118.00 feet, thence South 88°32'59" West 65.08 feet, thence South 03°00'54" East 16.87 feet, thence South 89°01'38" West 77.62 feet, thence North 02°00'24" West 16.46 feet, thence North 89°54'43" West 28.03 feet, thence North 01°41'08" West 68.81 feet, thence South 89°10'14" West 46.79 feet, thence North 01°03'35" West 47.43 feet to the Point of Beginning. Said parcel contains 1.48 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel thatmay lie within the following described strip of land: (i) Higgins Substation, 1-E27-1, 2-E27-2, 3-E27-3 (Reference: Transmission line 6G) "Exception Strip No. 1": A strip of land 40 feet in width being 20 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 31, Town 24 North, Range 02 West, Higgins Township, Roscommon County, Michigan, the centerline of said strip being more particularly described as follows: To the find the Point of Beginning, commence at the Southwest Corner of said Section 31, thence North 00°23'53" West along the West Line of said Section 31, a distance of 220.52 feet, thence North 87°44'19" East a distance of 355.09 feet to the centerline of an existing electric transmission line at the center of the substation rack and the Point of Beginning of this centerline description; thence along said centerline South 06°36"22" East a distance of 221.04 feet to the South line of property as surveyed in Consumers Energy Drawing SF-10774 Sheet 1 and the Point of Ending of this centerline description. The sidelines of said 40 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the centerline of the substation rack and to terminate at the perimeter of the aforesaid South line of the property surveyed per the aforesaid drawing. Seventeenth Supplemental Exhibit A-Part I, Roscommon County, Pagel

SUPPLEMENTAL 17 EXHIBIT A-PART I SAGINAW COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Layton Substation, 1-E65-11 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Southwest 1/4 of Section 18, Town 9 North, Range 4 East, Maple Grove Township, Saginaw County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 corner of said Section; thence South 88°05'10" West, along the South line of said Section, 119.01 feet; thence North 01°20'13" West, 326.58 feet; thence 66.04 feet along the arc of a curve to the left having a radius of 42.04 feet, a delta angle of 90°00'00" and chord bearing and distance of North 46°20'13" West, 59.46 feet to a point which is 5.00 feet East and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following six (6) courses: South 00°49'31" East 209.14 feet; South 89°04'34" West, 212.98 feet; North 01°17'28" West, 246.89 feet; North 24°26'47" East, 84.67 feet; North 89°01'45" East, 178.84 feet; South 00°49'31" East, 114.39 feet to the Point of Beginning. Except a parcel of land located in the Southwest 1/4 of Section 18, Town 9 North, Range 4 East, Maple Grove Township, Saginaw County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the South 1/4 corner of said Section; thence South 88°05'10" West, along the South line of said Section, 119.01 feet; thence North 01°20'13" West, 326.58 feet; thence 66.04 feet along the arc of a curve to the left having a radius of 42.04 feet, a delta angle of 90°00'00" and chord bearing and distance of North 46°20'13" West, 59.46 feet to a point which is 5.00 feet East and exterior of an existing substation fence; thence South 00°49'31" East, 5.00 feet exterior of and parallel with said fence, 82.94 feet; thence South 89°06'14" West, 17.06 feet to the Point of Beginning of this description; thence South 44°30'23" West, 93.70 feet; thence South 00°53'46" East, 23.00 feet; thence South 89°06'14" West, 48.00 feet; thence North 00°53'46" West, 23.00 feet; thence North 44°04'26" East, 92.99 feet; thence North 00°53'46" West, 33.53 feet; thence North 89°06'14" East, 49.00 feet; thence South 00°53'46" East, 33.53 feet to the Point of Beginning. Said parcel contains 1.42 acres of land, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Layton Substation, 1-E65-11 (Reference: Transmission line 77B) "Exception Strip No. 1": A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Southwest 1/4 of Section 18, Town 9 North, Range 4 East, Maple Grove Township, Saginaw County, Michigan, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the South 1/4 Corner of said Section; thence South 88°05'10" West, Seventeenth Supplemental Exhibit A-Part I, Saginaw County, Page 1

"With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein." Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Layton Substation" as now or hereafter existing. ADD THE FOLLOWING LAND DESCRIPTIONS: A. Bell Road Substation, 1-G642-19 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northeast 1/4 of Section 8, Town 10 North, Range 05 East, Tayrnouth Township, Saginaw County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the East 1/4 corner of said Section; thence North 89°29'10" West, along a line surveyed in Consumers Energy Drawing No. SF-17644, Sheet 1, Revision C, 2306.43 feet (previously recorded as 2306.3 feet) to the Southeast corner of the property surveyed per the aforesaid drawing; thence North 89°29'10" West, along the South line of said property, 269.94 feet; thence North 01°37'46" East 260.32 feet; thence 47.93 feet along the arc of a curve to the right having a radius of 34.00 feet, a delta angle of 80°46'49" and a chord bearing and distance of North 42°01'11" East, 44.06 feet to a point which is 5.00 feet West and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following five (5) courses; thence North 00°40'42" East, 12.83 feet; thence South 89°08'07" East, 207.10 feet: thence South 00°46'53" West, 129.70 feet; thence North 89°07'08" West, 206.86 feet; thence North 00°40'42" East, 116.82 feet to the Point of Beginning; Except a parcel of land located in the Northeast 1/4 of Section 8, Town 10 North , Range 05 East, Tayrnouth Township, Saginaw County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the East 1/4 corner of said Section; thence North 89°29'10" West, along a line surveyed in Consumers Energy Drawing No. SF-17644, Sheet 1, Revision C, 2306.43 feet (previously recorded as 2306.3 feet) to the Southeast corner of the property surveyed per the aforesaid drawing; thence North 89°29'10" West, along the South line of said property, 269.94 feet; thence North 01°37'46" East 260.32 feet; thence 47.93 feet along the arc of a curve to the right having a radius of 34.00 feet, a delta angle of 80°46'49" and a chord bearing and distance of North 42°01'11" East, 44.06 feet to a point which is 5.00 feet West and exterior of an existing substation fence; thence South 00°40'42" West, along a line which is 5.00 feet West and exterior of said Seventeenth Supplemental Exhibit A-Part I, Saginaw County, Page 5

5.00 feet West and exterior of an existing substation fence; thence South 00°40'42" West, along a line which is 5.00 feet West and exterior of said fence, 7.88 feet; thence South 89°06'27" East, 16.28 feet to the Point of Beginning of this description; thence continuing South 89°06'27" East, 89.78 feet; thence South 00°42'27" West, 88.09 feet; thence North 89°06'27" West, 89.78 feet; thence North 00°42'27" East, 88.09 feet to the Point of Beginning. Said area contains 0.18 acres of land, more or less. EXCEPTING THEREFROM any part thereof that may lie within "Exception Strip No. 1" and "Exception Strip No. 2" as described in Item "A" above. D. It is understood that both "Exception Strip No. 1" and "Exception Strip No. 2" which are described in Item "A" above as exceptions to the parcel description first set forth in said Item "A" (to the extent thatthey lie within said first described parcel), are themselves already"Premises" covered by the Agreement, said strips being described on Page 33 and 34 of the Saginaw County portion of Exhibit A - Part I to the Agreement (being Page A00001022 and A00001023 in the overall page numbering of said Exhibit A-Part I to the Agreement). In respect to each of said two strips of land, there is, on the aforesaid page of Exhibit A-Part I to the Agreement, a note which, after first indicating that a portion of the applicable strip lies within Consumers fenced "Bell Road Substation" premises, states that: "With respect to that portion of the above-described strip of land that is within said substation fence (as now or hereafter existing), it is expressly understood, any other provision of this Agreement notwithstanding, that unless otherwise expressly approved in writing by Consumers, METC shall make no entry thereon and shall have no right to authorize others to enter thereon; and METC shall make separate arrangements and agreements with Consumers regarding the performance of any work on the portion of METC's Transmission Facilities located therein." Consumers hereby releases the restriction of the foregoing-quoted language in respect to the portion of each of said "Exception Strip No. 1" and "Exception Strip No. 2" that lies within the fenced premises of the "Bell Road Substation" as now or hereafter existing. ADD THE FOLLOWING LAND DESCRIPTIONS: A. Bay Road Substation, 1-G609-44 (Reference: CE Equipment/Joint Asset Area) A parcel of land located in the Southwest 1/4 of Section 35, Town 13 North, Range 04 East, Kochville Township, Saginaw County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the West 1/4 corner of said Section; thence North 90°00'00" East, along the East-West 1/4 line of said Section, 1296.68 feet to the West 1/8 line of said Section; thence South 04°38'00" West, along the West 1/8 line of said Section, 148.99 feet to the Northwest corner of the substation property per Consumers Energy Drawing No. SB-19409; thence continuing, South 04°38'00" West, along the West line of said substation property, 29.76 feet; thence South 89°59'16" East, 22.37 feet to a point Seventeenth Supplemental Exhibit A-Part I, Saginaw County, Page 9

11111111111111111 IIIII 11111111111111111111111111111111111111111111111111111 LIBER 1262 PAGE 0096 10 of 15 SUPPLEMENTAL 17 EXHIBIT A - PART I SHIAWASSEE COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Bennington Substation, 2-G649-25 (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northeast 1/4 of Section 16, Township 6 North, Range 2 East, Bennington Township, Shiawassee County, Michigan, more particularly described as follows: To find the Point of Beginning, commence at the East 1/4 corner of said Section 16; thence South 00°20'53" West, along the East line of said Section 16, 55.99 feet to the centerline of an existing access drive; thence North 87°08'47" West, along said centerline, 419.29 feet; thence North 25°44'04" West, along said centerline, 127.91 feet to a point that is 5.00 feet South and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following five (5) courses: thence South 61°33'40" West, 119.44 feet; thence North 28°34'28" West, 196.70 feet; thence North 61°34'48" East, 134.60 feet; thence South 28°29'36" East, 196.65 feet; thence South 61°33'40" West, 14.88 feet to the Point of Beginning. EXCEPT for a parcel of land described as Bennington Substation METC Equipment Area which is more particularly described as follows: To find the Point of Beginning, commence at the East 1/4 corner of said Section 16; thence South 89°57'21" West, along the East & West 1/4 line of said Section 16, 604.89 feet; thence North 00°02'39" West, perpendicular to said East & West 1/4 line, 114.17 feet to the Point of Beginning of this description; thence North 28°34'20" West, 92.27 feet; thence North 61°25'40" East, 92.51 feet; thence South 28°34'20" East, 92.27 feet; thence South 61°25'40" West, 92.51 feet to the Point of Beginning. Said parcel contains 0.41 acre, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) Bennington Substation, 2-G649-25 (Reference: Transmission line 61B) "Exception Strip No. 1":A strip of land 72 feet in width being 36 feet on each side of the centerline of an existing electric transmission line located in the Northeast 1/4 of Section 16, Town 6 North, Range 2 East, the centerline of said strip being more particularly described as follows: To find the Point of Beginning, commence at the East 1/4 Corner of said Section; thence South 89°57'21" West, along the East-West 1/4 line of said Section, 622.50 feet; thence North 00°02'39" West, 176.48 feet to the centerline of an existing electric transmission line at the rack of an electric substation known as the Bennington Substation and the Point of Beginning of this centerline description; thence along said centerline South 61°38'15" West, 87.43 feet to the Point of Ending of this centerline description. The sidelines of said 72 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the substation rack and to terminate at a point on a line that runs North 00°10'46" East from a point on the East and West 1/4 line of Section 16 that is South 89°57'21" West 700 feet of the East 1/4 corner of Section 16, measured along the East and West 1/4 line. seventeenth Supplemental Exhibit A-Part I, Shiawassee County, Page 1

SUPPLEMENTAL 17 EXHIBIT A - PART I WASHTENAW COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. 1-E135-19, Parr Road Substation (Reference: CE Equipment/Joint Asset Area) A parcel of land in the Northwest Fractional 1/4 of Section 1, Town 4 South, Range 3 East, Manchester Township, Washtenaw County, Michigan, being more particularly described as: To find the Point of Beginning, Commence at the North 1/4 Corner of said Section 1, thence South 02°08'43" East along the North and South 1/4 line of said section, 1509.21 feet to the Southeast corner of the North Fractional 1/2 of said Northwest Fractional 1/4; thence South 84°57'40" West along the South Line of said North Fractional 1/2 of Northwest Fractional 1/4, a distance of 801.89 feet; thence North 03°28'15" West 95.50 feet to a point 5.00 feet South and exterior of an existing substation fence and the Point of Beginning of this description; thence 5.00 feet exterior of and parallel with said fence the following 5 courses: North 87°55'21" East 20.50 feet, North 02°01'54" West 451.15 feet, South 88°00'33" West 231.72 feet, South 02°03'43" East 451.50 feet, and North 87°55'21" East 210.98 feet to the Point of Beginning. Excepting therefrom a parcel of land in the Northwest Fractional 1/4 of Section 1, Town 4 South, Range 3 East, Manchester Township, Washtenaw County, Michigan, being more particularly described as: To find the Point of Beginning, Commence at the North 1/4 Corner of said Section 1, thence South 02°08'43" East along the North and South 1/4 Line of said section, 1509.21 feet to the Southeast Corner of the North Fractional 1/2 of said Northwest Fractional 1/4; thence South 84°57'40" West along the South Line of said North Fractional 1/2 of Northwest Fractional 1/4, a distance of 801.89 feet; thence North 03°28'15" West 95.50 feet to a point 5.00 feet South and exterior of an existing substation fence; thence 5.00 feet exterior of and parallel with said fence South 87°55'21" West 156.03 feet; thence North 02°11'32" West 74.58 feet to the Point of Beginning of this description; thence North 87°55'54" East 69.47 feet; thence North 02°02'14" West 86.75 feet; thence South 87°53'39" West 69.71 feet; thence South 02°11'32" East 86.70 feet to the Point of Beginning. Said area contains 2.26 acres, more or less. EXCEPTING THEREFROM those parts of said parcel that may lie within either of the two following described strips of land: (i) 1-E135-19, Parr Road Substation (Reference: Transmission Line 84A) "Exception Strip No. 1": A strip of land 40 feet in width being 20 feet on each side of the centerline of an existing electric transmission line located in the Northwest fractional 1/4 of Section 1, Town 4 South, Range 3 East, the centerline of said strip being more particularly described as: To find the point of beginning, Commence at the North 1/4 corner of said Section 1, thence South 02°08'43" East along the North and South 1/4 line of said section, 1509.21 feet to the Southeast corner of the North fractional 1/2 of said Northwest fractional 1/4; thence South 84°57'40" West along the south Line of said North fractional 1/2 of Northwest fractional 1/4, a distance of 934.16 feet to the centerline of an existing electric transmission line and the point of beginning of this Seventeenth Supplemental Exhibit A-Part I, Washtenaw County, Page 1

L: 685 P: 2942201900005640 EASE 101_15/2019 10:55 AM Page: 10 of 16 Lor1e L. Sorensen Register of Deeds - Wexford CountyMI 1111 w; .,tt I M -"NfrPJfi'J Ml¥.t , '.J ·i IIUl . SUPPLEMENTAL 17 EXHIBIT A - PART I WEXFORD COUNTY ADD THE FOLLOWING LAND DESCRIPTIONS: A. Wexford Substation, l-E44-l {Reference: CE Equipment/Joint Asset Area) A parcel of land situated in part of the Northwest 1/4 of Section 32, Town 22 North, Range 9 West, Haring Township, Wexford County, Michigan, more particularly described as follows: to find the Point of Beginning commence at the North quarter corner of Section 32, Town 22 North, Range 9 West; thence South 00°00'00" East, 660.15 feet, along the North and South 1/4 line of said Section 32, to the North line of property as surveyed in Consumers Energy Drawing No. S-F 15785, Sheet 1, Revision A; thence South 89°58'12" West, 475.40 feet along said North property line; thence South 00°03'47" East, 248.94 feet, to the Northwesterly fence corner of the Wexford substation; thence North 89°55'56" East, 103.00 feet; to the Point of Beginning; thence North 00°03'47" West, 5.00 feet, to a point that is 5.00 feet North of and exterior of an existing substation fence, thence along a line 5.00 feet exterior of and parallel with said fence the following five {5) courses; North 89°55'56" East, 204.96 feet; thence South 00°44'28" East, 28.86 feet; thence South 89°56'29" East, 21.85 feet; thence South 00°04'46" East, 200.36 feet; thence South 89°58'55" West, 200.94 feet; thence North 00°04'19" West, 224.09 feet, leaving said line running 5.00 feet exterior of and parallel with said fence, to a point on the existing Wexford Substation Northerly fence line; thence South 89°55'56" West, 26.24 feet, along said fence line to the Point of Beginning. Said Parcel contains 1.05 acres more or less. NOTE: Unless Consumers expressly approves otherwise in writing, it is expressly understood that the only Transmission Facilities with which METC may occupy the land described above in this Item "A" are "Jointly Owned Assets" to the extent of METC's undivided interest therein as may exist on said land from time to time pursuant to (and as defined in} the Amendment and Restatement of the April 1, 2001 Distribution-Transmission Interconnection Agreement between Consumers and METC dated April 29, 2002 {the "DTIA"}, as same may be amended from time to time. Unless Consumers expressly approves otherwise in writing, METC may not occupy said land described above in this Item "A" with any other Transmission Facilities whatsoever. METC may use, for ingress to and egress from METC's Transmission Facilities located on the land described in Item "C", below, such areas of the land described above in this Item "A" as may from time to time be unoccupied and reasonably usable for purposes of such ingress and egress. The foregoing are the only uses whatsoever that METC may make of the land described above in this Item "A." It is further expressly understood that Consumers may hereafter construct or install substation equipment, line connections and other electric Distribution facilities {in addition to any that may now already be existing)in, on, over and/or across the land described above in this Item "A", and that same, when constructed or installed, Seventeenth Supplemental Exhibit A-Part I, Wexford County, Pagel

GRANTOR'S LAND (per Warranty Deed, Liber 887, Page 552, Branch County Records) Land in the Fourth Ward of the City of Coldwater, formerly Township of Coldwater, Branch County, Michigan. Part of the Northeast quarter of Section 29, Town 6 South, Range 6 West, described as: Commencing at the Northeast corner of said Section 29; thence West 500.00 feet along the North line of said Section 29 to the point of beginning; thence East 450.00 feet parallel with the East line of said Section 29 to an iron stake; thence South 41 degrees 10 minutes 1 seconds East 336 .44 feet; thence 429.24 feet along the arc of a curve to the right, to an iron stake, whose radius is 605.40 feet and whose long chord bears South 20 degrees 32 minutes 23 seconds East 420.31 feet to an iron stake; thence South 00 degrees 13 minutes 40 seconds East 297.85 feet to an iron stake; thence South 00 degrees 20 minutes 37 seconds East 1,243.25 feet to an iron stake on the East and West quarter line of said Section 29; thence South 89 degrees 46 minutes 59 seconds West 867.25 feet along said East and West 1/4 line to the West line of the East 60.67 acres, as monumented; thence North 00 degrees 26 minutes 43 seconds West 2,641.57 feet along said West line to the said North line; thence South 90 degrees 00 minutes 00 seconds East 507.56 feet along said North line to the point of beginning. Subject to the rights of the public over the Northerly and Westerly portion of said parcel as used for roadway purposes on Garfield Road and Fillmore Road. Parcel ID Number: 304-000-000-655-02 DESCRIPTION OF EASEMENT AREA Land in the Northeast 1/4 of Section 29, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following Described Line: Commencing at the Northeast corner of Section 29, Town 6 South, Range 6 West; thence North 89 degrees 41 minutes 29 seconds West, along the North line of Section 29, 500.00 feet; thence South 00 degrees 02 minutes 03 seconds East 109.68 feet to the Point of Beginning of Described Line 2A; thence North 26 degrees 44 minutes 33 seconds West 31.93 feet; thence South 86 degrees 42 minutes 39 seconds West 138. 77 feet; thence North 89 degrees 35 minutes 37 seconds West 139.4 7 feet; thence North 87 degrees 48 minutes 06 seconds West 139.80 feet; thence North 41 degrees 27 minutes 27 seconds West 114.10 feet to the Point of Ending, said point of ending lying distant North 89 degrees 41 minutes 29 seconds West, along the North line of Section 29, 1007.57 feet from the Northeast corner of Section 29. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. ALSO All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following Described Line: Commencing at the Northeast corner of Section 29, Town 6 South, Range 6 West; thence North 89 degrees 41 minutes 29 seconds West, along the North line of Section 29, 500.00 feet; thence South 00 degrees 02 minutes 03 seconds East 135.84 feet to the Point of Beginning of Described Line 28; North 38 degrees 46 degrees 06 seconds West 30.81 feet; thence North 80 degrees 21 minutes 49 seconds West 135.54 feet; thence North 89 degrees 35 minutes 37 seconds West 139.47 feet; thence South 82 degrees 35 minutes 02 seconds West 145.32 feet; thence North 35 degrees 47 minutes 44 seconds West 135.20 feet to the Point of Ending, said point of ending lying distant North 89 degrees 41 minutes 29 seconds West, along the North line of Section 29, 1015.52 feet from the Northeast corner of Section 29. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

CM - 4

GRANTOR'S LAND
(per Warranty Deed, Liber 593, Page 334, Branch County Records)

Premises situated in the Fourth Ward of the City of Coldwater, Branch County, Michigan.

Land situated in the City of Coldwater, County of Branch, State of Michigan:
Commencing at the Southeast corner of Section 20, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan; thence North 89 degrees 20 minutes 11 seconds West along the South line of said Section 20, a distance of 1,047.62 feet to the intersection of said South section line with the West right of way line of Butters Avenue and the true point of beginning for the parcel of land herein described; and thence continuing North 89 degrees 20 minutes 11 seconds West along said South section line, 261.47 feet; thence North 00 degrees 16 minutes 29 seconds East parallel with said West right of way line, 833.00 feet; thence South 89 degrees 20 minutes 11 seconds East parallel with said South section line, 261.47 feet to said West right of way line; thence South 00 degrees 16 minutes 29 seconds West along said West right of way line, 833.00 feet to the point of beginning.

Parcel ID Number: 304-000-000-644-01

DESCRIPTION OF EASEMENT AREA

Land in the Southeast 1/4 of Section 20, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the East 1/4 corner of Section 20, Town 6 South, Range 6 West;
thence South 00 degrees 19 minutes 30 seconds West, along the East line of Section 20 and the West line of Allen Avenue (66 feet wide), 885.52 feet to the **Point of Beginning** of the Described Line;
thence South 73 degrees 54 minutes 41 seconds West 280.67 feet;
thence South 74 degrees 56 minutes 08 seconds West 668.91 feet;
thence South 79 degrees 20 minutes 10 seconds West 161.89 feet;
thence South 06 degrees 32 minutes 56 seconds East 151.07 feet;
thence South 00 degrees 00 minutes 53 seconds East 584.64 feet;
thence South 01 degree 20 minutes 12 seconds West 90.88 feet;
thence South 00 degrees 08 minutes 20 seconds East 363.18 feet;
thence South 00 degrees 30 minutes 08 seconds West 238.49 feet;
thence South 35 degrees 47 minutes 44 seconds East 60.07 feet to the **Point of Ending**, said point of ending lying distant North 89 degrees 41 minutes 29 seconds West, along the South line of Section 20 and the centerline of Garfield Road, 1015.52 feet from the Southeast corner of Section 20. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY & LINCOLN
Associates, Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	01/16/19
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

-5 GRANTOR'S LAND (per Covenant Deed, Document No. 2018-04463, Branch County Records) Land situated in the Southeast 1/4 of Section 20, City of Coldwater, County of Branch, State of Michigan: Commencing at the Southeast corner of Section 20, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan; thence North 89 degrees 20 minutes 11 seconds West along the South line of said Section 20, a distance of 1,047.62 feet to the intersection of said South section line with the West right of way !ine of Butters Avenue; thence North 00 degrees 16 minutes 29 seconds East along said West right of way line, 833.00 feet to an iron stake at the point of beginning of this description; the boundary runs thence North 89 degrees 20 minutes 11 seconds West parallel with said South section line, 200.00 feet to an iron stake; thence North 00 degrees 16 minutes 29 seconds East parallel with said West right of way line. 190.00 feet to an iron stake at a point 55.00 feet Southwesterly at a right angle from the centerline of the City Industrial Lead Track; thence South 71 degrees 24 minutes 08 seconds East parallel with said centerilne, 210.67 feet to an iron stake at said West right of way line: thence South 00 degrees 16 minutes 29 seconds West along said West of way line, 125.13 feet to the point of beginning. Parcel ID Number: 304-000-000-644-02 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 of Section 20, Town 6 South. Range 6 West, City of Coldwater. Branch County, Michigan. described as: Ail that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described Hne: Commencing at the East 1/4 corner of Section 20, Town 6 South, Range 6 West; thence South 00 degrees 19 minutes 30 seconds West, along the East line of Section 20 and the West line of Allen Avenue (66 feet wide). 885.52 feet to the Point of Begirning of the Described Line: thence South 73 degrees 54 minutes 41 seconds West 280.67 feet: thence South 74 degrees 56 minutes 08 seconds West 668.91 feet: thence South 79 degrees 20 minutes 10 seconds West 161.89 feet; thence South 06 degrees 32 minutes 56 seconds East 151.07 feet; thence South 00 degrees 00 minutes 53 seconds East 584.64 feet; thence South 01 degree 20 minutes 12 seconds West 90.88 feet: thence South 00 degrees 08 minutes 20 seconds East 363.18 feet; thence South 00 degrees 30 minutes 08 seconds West 238.49 feet; thence South 35 degrees 47 minutes 44 seconds East 60_07 feet to the Point of said point of ending lying distant North 89 degrees 41 minutes 29 seconds West. along the South Hne of Section 20 and the centerline of Garfield Road. 1015.52 feet from the Southeast corner of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's land. COPYRIGHT© 2019 McNEELY & LINCOLN ASSOCIATES. INC. SHEET 2 OF 2 MCNEELY &LINCOLN Associates,Inc. For lTC Dote 01/16/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777'FAX (734) 432-9785 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM Scale NA Job No. ---""-8'"0'-4'-'2==.4-9::9.. Drawn By DPW Checked By MB

CM -7 GRANTOR'S LAND (per City of Coldwater Tax Records) Land situated in the City of Coldwater, County of Branch, State of Michigan. Commencing at the Southeast comer of Section 20. Town 6 South, Range 6 West; thence North 89 degrees 20 minutes 11 seconds West along section line 1,047.62 feet; thence North 00 degrees 12 minutes 35 seconds East along the West right-of-way line of Butters Avenue 1,036.98 feet and (to the Point of) Beginning: thence North 71 degrees 19 minutes 16 seconds West parallel with & 20 feet North of the centerline of railroad spur 491.20 feet: thence Northwesterly parallel with & 20 feet North of centerline of railroad spur along 599.57 foot radius curve to the left. an arc distance of 99.73 feet and a chord bearing North 74 degrees 24 minutes 07 seconds West 99.61 feet; thence North 74 degrees 09 minutes 54 seconds East along the South nght-of-way line of railroad 584.71 feet: thence South 00 degrees 12 minutes 35 seconds West along the West right-of-way line of Butters Avenue 343.65 feet to the point of beg1nning. In the Southeast 1/4 of Section 20, Township 6 South, Range 6 West Parcel 10 Number: 304-000-000-660-00 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 of Section 20, Town 6 South, Range 6 West,City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following desclibed line: Commencing at the East 1/4 comer of Section 20, Town 6 South, Range 6 West; thence South 00 degrees 19 minutes 30 seconds West, along the East line of Section 20 and the West line of Allen Avenue (66 feet wide), 885.52 feet to the Point of Beginning of the Described Line: thence South 73 degrees 54 minutes 41 seconds West 280.67 feet: thence South 74 degrees 56 minutes 08 seconds West 668.91 feet; thence South 79 degrees 20 minutes 10 seconds West 161.89 feet: thence South 06 degrees 32 minutes 56 seconds East 151.07 feet: thence South 00 degrees 00 minutes 53 seconds East 584.64 feet; thence South 01 degree 20 minutes 12 seconds West 90.88 feet; thence South 00 degrees 08 minutes 20 seconds East 363.18 feet: thence South 00 degrees 30 minutes 08 seconds West 238.49 feet; thence South 35 degrees 47 minutes 44 seconds East 60.07 feet to the Point of Ending, said point of ending lying distant North 89 degrees 41 minutes 29 seconds West, along the South line of Section 20 and the centerline of Garfield Road. 1015.52 feet from the Southeast comer of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC2019 t.k:NEEL'I' ct UNCOUf ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,lnc. CIVIL ENGINEERING & LAND SURVEYING PH. (7J4) 432-9n7 FAX (734) 4J2-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM For ------lTC------Seale :N...::A'-'------Job No. --8=0.::4:;,2:...:, 9,9_:.=.,_ Dote 01/16/19 Drown By DPW Checked By MB

CM - 10 GRANTOR'S LAND (per Warranty Deed, Document No. 2012-04978. Branch County Records) Land situated in the City of Coldwater, County of Branch, State of Michigan, is described as follows: Beginning at a concrete monument marking the intersection of the South line of Race Street with the East line of Butters Avenue. in the City of Coldwater. Michigan, said point of beginning being the Northwest corner of Lot No. 5 of "Butter's Industrial Acres No. 1" Subdivision; running thence from this point of beginning South 00 degrees 22 minutes 07 seconds East 1,505.82 feet, on the East line of Butters Avenue to a concrete monument at the North line of the railroad; thence North 73 degrees 38 minutes 05 seconds East 1,022.22 feet, on the North line of the railroad, to a concrete monument at the West line of Allen Avenue; thence North 00 degrees 05 minutes 55 seconds East 561.95 feet, on the West line of Allen Avenue, to an iron stake; thence North 89 degrees 52 minutes 30 seconds West 687.25 feet to an iron stake. thence North 00 degrees 22 minutes 07 seconds West 653.64 feet to an iron stake on the South line of Race Street; and thence North 89 degrees 52 minutes 30 seconds West 300.00 feet, on the South line of Race Street, to the point of beginning. EXCEPT therefrom the Bundy substation parcel; lying in the Southeast corner of the above described land' Beginning at the concrete monument marking the intersection of the West line of Allen Avenue with the North line of the railroad: thence North 00 degrees 05 minutes 55 seconds East 110.0 feet on the West line of Allen Avenue; thence North 89 degrees 54 minutes 05 seconds West 160.0 feet; thence South 00 degrees 05 minutes 55 seconds West 157.28 feet to the North line of the railroad: and thence North 73 degrees 38 minutes 05 seconds East 166.84 feet, on the North line of the railroad, to the point of beginning. Being a part of Lot No. 5 of "Butter's Industrial Acres No 1" Subdivision, according to the plat thereof, as recorded in Liber 6, pages 68, 69. 70 and 71, with other land, all in East 1/2 of Section 20, Town 6 South, Range 6 West. Parcel ID Number: 304-000-000-627-01 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 of Section 20, Town 6 South, Range 6 West, City of Coldwater. Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the East 1/4 corner of Section 20, Town 6 South, Range 6 West; thence South 00 degrees 19 minutes 30 seconds West, along the East line of Section 20 and the West line of Allen Avenue (66 feet wide), 885.52 feet to the Point of Beginning of the Described Line; thence South 73 degrees 54 minutes 41 seconds West 280.67 feet; thence South 74 degrees 56 minutes 08 seconds West 668.91 feet, thence South 79 degrees 20 minutes 10 seconds West 161.89 feet. thence South 06 degrees 32 minutes 56 seconds East 151.07 feet. thence South 00 degrees 00 minutes 53 seconds East 584.64 feet; thence South 01 degree 20 minutes 12 seconds West 90.88 feet; thence South 00 degrees 08 minutes 20 seconds East 363.18 feet; thence South 00 degrees 30 minutes 08 seconds West 238.49 feet, thence South 35 degrees 47 minutes 44 seconds East 60.09 feet to the Point of Ending, said point lying distant North 89 degrees 41 minutes 29 seconds West, along the South line of Section 20 and the centerline of Garfield Road, 1015.52 feet from the Southeast corner of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHT 2018 /ArNEELY dc LINCOLN ASSOCIATES, INC. SHEET 2 OF 2 MeNEELY LINCOLN Associates,Inc. CIVIL ENGINEERING LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN. 48152 WWW.MNLINC.COM For ITC Date 10/08/1 8 Scale NA Drawn By DPW Job No. 8042.499 Checked By MB

CM -100 GRANTOR'S LAND (per Warranty Deed, Document No. 2018-06701, Branch County Records) All that parcelof land situate In the City of Coldwater, Branch County, Michigan, being a part of the East 1/2 of Section 21, Township 6 South, Range 6 West, and being that portion of the former New York CentralRailroad Company further bounded by and described according to a plan of survey made by H. Douglas Pierce, Registered Land Surveyor No. 20710, dated January 26, 1982, as follows. Beginning at the Northwest comer of Lot 11 in the recorded Plat of Marsh and White's Addition, as recorded in Book Y of Deeds, Page 699 m the records of Branch County; thence North 00°33'19" West along the East right-of-way line of South Clay Street 135.00 feet. said point being 50.00 feet Southerly of the main track of the Consolidated Rail Corporation (Conrail); thence along a 8615.21 foot radius curve to the right a distance of 688.88 feet, having a chord bearing and distance of North 87°05'01" East 688.70 feet, said point being 50 00 feet Souther1y of said main track; thence along a 684.61 foot radius curve to the right a distance of 172.24 feet, having a chord bearing and distance of South 24°44'03" West 171.79 feet; thence South 88°41'41" West along the North line of Marsh and White's Addition 614.78 feet to the Point of Beginning. ParcelID Number. 301-000-000-499-10 DESCRIPTION OF EASEMENT AREA Land in the Northeast 1/4 of Section 21, Town 6 South, Range 6 West. Clty of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at a concrete monument at the intersection of the South line of Race Street (49.50 feet wide) with the West line of Clay Street (66 feet wide); thence South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street, 248.97 feet to the Point of Beginning of the Described Line; thence Easter1y 411.05 feet along the arc of a curve to the right, radius 10806.98 feet, central angle 02 degrees 10 minutes 45 seconds.chord bears North 86 degrees 02 minutes 35 seconds East 411.03 feet: thence continuing Easterly 446.81 feet along the arc of a curve to the right, radius 7022.53 feet, central angle 03 degrees 38 minutes 44 seconds, chord bears North 88 degrees 57 minutes 20 seconds East 446.73 feet; thence continuing Easterty 500.89 feet along the arc of a curve to the right, radius 9648.75 feet. central angle 02 degrees 58 minutes 28 seconds, chord bears South 87 degrees 44 minutes 05 seconds East 500.83 feet to the Point of Ending, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the East line of Section 21, 166.08 feet from the East 1/4 comer of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC201V loolcNEn.Y 4 UNCOI.N ASSOCIATES, INC.SHEET 2 OF' 2 MCNEELY&UNCOLN Associates,Inc. For ------lTC------Dote03/26/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-97nFAX (734) 432-9786 Scale .N:....::A....: _ Drown By DPW 37741 PEMBROKE. LIVONIA. MICHIGAN, 48152 WWW.MNUNC.COM Job No. - 8 0..!.;42!!..:·:....!.4 9 9-Checked By MB

CM-101 GRANTOR'S LAND (per Tax Records} Land situated in the Township of Coldwater,County of Branch, State of Michigan: Commencing on the West Line of South Clay Street at the intersection of the South line of the Railroad Right-of-Way, thence South 00 degrees 21 minutes East along the westerly line of Clay Street to the center of Coldwater River thence downriver to the intersection with the Southerly railroad Right-of-Way thence easterly along the Southerly line of said Right of Way and the Lot known as "Depot Lot• to the westerly line of Clay Street and the Point of Beginning. ParceiiD Number:304 000-000-561-00 DESCRIPTION OF EASEMENT AREA Land in the East 1/2 of Section 21. Town 6 South,Range 6 West, City of Coldwater, Branch County.Mlchigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at a concrete monument at the intersection of the South line of Race Street (49.50 feet wide) with the West line of Clay Street (66 feet wide): thence South 00 degrees 01 minute 12 seconds East. along the West line of Clay Street. 248.97 feet to the Point of Beginning of the Described Line; thence Southwesterly 134.60 feet along the arc of a curve to the left, radius 10806.98 feet, central angle 00 degrees 42 minutes 49 seconds, chord bears South 84 degrees 35 minutes 48 seconds West 134.59 feet: thence South 84 degrees 14 minutes 23 seconds West 146.74 feet; thence South 07 degrees 06 minutes 12 seconds East 66.06 feet; thence South 85 degrees 21 minutes 22 seconds West 149.71 feet: thence South 80 degrees 33 minutes 21 seconds West 589.71 feet to the Point of Ending of the Described Line, said point of ending lying distant South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street. 383.45 feet, and North 89 degrees 22 minutes 17 seconds West, along the East-West 1/4 line of Section 21, 1002.01 feet. and South 00 degrees 37 minutes 43 seconds West 78.36 feet from said concrete monument at the intersection of the South line of Race Street with the West line of Clay Street. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's land. COPYRIGHT 0 20Ill WcNEELY • UNCOlN ASSOCIAll:S, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For ------lT=C-------Date04/16/19 CIVIL ENGINEERING & LANO SURVEYING PH. (734) 432-97nFAX (734) 432-9786 37741 PEMBROKE. LIVONIA. MICHIGAN, 46152 WWW.MNLINC.COM Scole Job No. --.N:....:A:...:_ 804 2.499 - Drawn By DPW Checked By MB

CM - 102

GRANTOR'S LAND
(per Quit Claim Deed, Document No. 2005-09114, Branch County Records)

Land situated in the City of Coldwater, County of Branch, State of Michigan:
Beginning at the intersection of the southerly boundary line of New York Central Railroad with the North and South 1/4 line of Section No. 21, Township 6 South, Range 6 West, which point is 170 feet South along said 1/4 line from the center of said Section and running thence South along the said 1/4 line 145.60 feet, thence South 44 degrees 10 minutes East 157 feet;
thence South 58 degrees 37 minutes East 263 feet to a point in the North line of Homer Drive;
thence South 63 degrees 51 minutes East 222 feet in the North line of Homer Drive to a point;
thence at right angles North 26 degrees 9 minutes East to the center of Coldwater River;
thence downstream to the West in the center of Coldwater River to its intersection with the southerly line of the right-of-way of the New York Central Railroad;
thence West and Southwest along the southerly line of the right-of-way of said railroad to the point of beginning above mentioned.

Parcel ID Number: 304-000-000-564-00

DESCRIPTION OF EASEMENT AREA

Land in the Southeast 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Center of Section 21, Town 6 South, Range 6 West;
thence South 00 degrees 24 minutes 17 seconds West, along the North-South 1/4 line of Section 21, 100.39 feet to the **Point of Beginning** of the Described Line;
thence North 79 degrees 16 minutes 48 seconds East 22.62 feet;
thence South 80 degrees 19 minutes 28 seconds East 145.26 feet;
thence North 72 degrees 04 minutes 14 seconds East 127.00 feet;
thence North 80 degrees 33 minutes 21 seconds East 448.01 feet to the **Point of Ending**, said point of ending lying distant North 89 degrees 22 minutes 17 seconds West, along the East-West 1/4 line of Section 21, 1917.58 feet from the East 1/4 corner of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT© 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	02/28/19
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

CM-103 GRANTOR'S LAND (per Quit Claim Deed, Uber 1096, Page 210, Branch County Records) Beginning at a point 315.6 feet South of the center of Section 21, Town 6 South, Range 6 West,Coldwater, Branch County, Michigan. on the quarter line of said Section 21; running thence South 44 degrees 10 minutes East 157 feet; thence South 54 degrees 50 minutes East 177.85 feet; thence South 19 degrees 30 minutes West 46.5 feet; thence South 63 degrees 51 minutes East 385.9 feet; thence due West 923.4 feet; thence North 11 degrees 51 minutes West 471.55 feet; thence North 75 degrees 25 minutes East 232.5 feet: thence South 74 degrees 30 minutes East 113.2 feet; thence South 58 degrees 45 minutes East 117.25 feet to the point of beginning, as surveyed and recorded by the City Engineer In Uber 4, Page 231, Branch County Surveyor's Record. Parcel ID Number: 304..Q00-000-565-00 DESCRIPTION OF EASEMENT AREA land in the Southwest 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's land which lies within 80.00 feet on each side of the following described line: Commencing at the West1/4 corner of Section 21, Town 6 South, Range 6 West: thence South 00 degrees 19 minutes 30 seconds West, along the West line of Sectlon 21, 885.52 feet to the Point of Beginning of the Described Une: thence North 73 degrees 54 minutes 41 seconds East 831.91 feet: thence North 73 degrees 46 minutes 14 seconds East 1503.75 feet; thence North 76 degrees 15 minutes 42 seconds East 145.48 feet: thence North 68 degrees 58 minutes 54 seconds East 153.80 feet; thence North 79 degrees 16 minutes 48 seconds East 129.11 feet to the Point of Ending, said point of ending lying distant South 00 degrees 24 minutes 17 seconds West, along the North..South 1/4 line of Section 21, 100.39 feet from the Center of Section 21.The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's land. OOPYRICKTC 201i lolcNEELY tk UNCOLH ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For ------lTC------Dote04/16/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 Scale ..N:....::A....;:.._ Drown By DPW 37741 PEMBROKE, UVONIA. MICHIGAN, 48152 WWW.MNUNC.COM Job No. -...8= 0. 4! 2.4"9'9=--Checked By MB

CM -104 GRANTOR'S LAND (per Warranty Deed, Liber 516, Page 104, Branch County Records) Land situated in the City of Coldwater, County of Branch, State of Michigan: A parcel of land on the north side of Industrial Avenue, situated in the 4th Ward of the City of Coldwater. Branch County, Michigan described as follows: Commencing at a point on the north line of Industrial Avenue that Is 700 feet due east of the intersection of the east line of Jay Street and the north line of Industrial Avenue: running thence North 0 degrees 03 minutes West 418.67 feet to the New York Central Railroad 's South right of way line:thence North 73 degrees 30 minutes East along said right of way line 164.47 feet: thence South 11 degrees 51 minutes East 471.55 feet to the North line of Industrial Avenue: thence due West along the North line of Industrial Avenue 256.6 feet to the point of beginning. ALSO a tract of land in the Fourth Ward of the City of Coldwater, bounded on the North by the New York Central Railroad lands, on the south by the north line of Industrial Avenue and extending easterly from the east line of Jay street 700 feet. ParceiiD Number: 304-000-000-567-00 DESCRIPTION OF EASEMENT AREA Land in the Southwest 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land wh1ch lies within 80.00 feet on each side of the following described line: Commencing at the West 1/4 corner of Section 21, Town 6 South. Range 6 West; thence South 00 degrees 19 minutes 26 seconds West. along the West line of Section 21, 885.53 feet to the Point of Beginning of the Described Line; thence North 73 degrees 54 minutes 41 seconds East 831.91 feet: thence North 73 degrees 46 minutes 14 seconds East 1503.75 feet; thence North 76 degrees 15 minutes 42 seconds East 145.48 feet: thence North 68 degrees 58 minutes 54 seconds East 153.80 feet; thence North 79 degrees 16 minutes 48 seconds East 129.11 feet to the Point of Ending, said point of ending lying distant South 00 degrees 24 minutes 17 seconds West, along the North-South 1/4 line of Section 21. 100.39 feet from the Center of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRICHTC2018 l.lc:NEELY UNCOLN ASSOC'-'TES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates.Inc. For -----lT-C------Dote11/1.5/16 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 4 2-97nFAX (7 4) 432.-9786 Scale _ .N;...;A,:,_,;: Drawn ByDPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Job No. --=80"4"2'-..4.9!9..! - Checked By MB

CM - 106

GRANTOR'S LAND
(per Document No. 2018-04463, Branch County Records)

Commencing at the Southeast corner of Section 20, Town 6 South, Range 6 West, Fourth Ward of the City of Coldwater, Branch County, Michigan; thence North 89°20'11" West along the South line of said Section, a distance of 441.32 feet (also recorded as 442.00 feet); thence continuing North 89°20'11" West along said South Section line, 26.00 feet to the West right of way line of the Coldwater Industrial Lead Track and the true point of beginning for the parcel of land herein described; and thence continuing North 89°20'11" West along said South Section line, 500.30 feet to the East right of way of Butters Avenue; thence North 00°16'29" East along said East right of way line of Butters Avenue, 976.42 feet to an iron stake at the Southerly and Westerly right of way line of the Coldwater Industrial Lead Track; thence South 71°24'08" East along said Southerly and Westerly right of way line, 120.46 feet to an iron stake; thence 699.36 feet along said Southerly and Westerly right of way line and along the arc of a curve to the right whose radius is 560.69 feet and whose chord bears South 35°40'09" East, 654.90 feet; thence South 00°03'45" West along said West right of way line, 34.97 feet to an iron stake; thence East along said West right of way line, 1.00 feet to an iron stake; thence South 00°03'45" West along said West right of way line, 125.00 feet to an iron stake; thence South 01°07'30" West along said West right of way line, 53.93 feet to an iron stake; thence South 00°03'45" West along said West right of way line, 197.87 feet to the point of beginning.

Parcel ID Number: 304-000-000-640-00

DESCRIPTION OF EASEMENT AREA

Land in the Southeast 1/4 of Section 20, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the East 1/4 corner of Section 20, Town 6 South, Range 6 West;
thence South 00 degrees 19 minutes 30 seconds West, along the East line of Section 20 and the West line of Allen Avenue (66 feet wide), 885.52 feet to the **Point of Beginning** of the Described Line;
thence South 73 degrees 54 minutes 41 seconds West 280.67 feet;
thence South 74 degrees 56 minutes 08 seconds West 668.91 feet;
thence South 68 degrees 34 minutes 49 seconds West 144.09 feet;
thence South 03 degrees 28 minutes 02 seconds West 127.65 feet;
thence South 00 degrees 00 minutes 53 seconds East 584.64 feet;
thence South 01 degree 20 minutes 12 seconds West 90.88 feet;
thence South 00 degrees 08 minutes 20 seconds East 363.18 feet;
thence South 00 degrees 30 minutes 08 seconds West 238.49 feet;
thence South 41 degrees 27 minutes 27 seconds East 65.09 feet to the **Point of Ending**, said point lying distant North 89 degrees 41 minutes 29 seconds West, along the South line of Section 20 and the centerline of Garfield Road, 1007.57 feet from the Southeast corner of Section 2068. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For ITC	Date 04/01/19
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MB

CM - 13

GRANTOR'S LAND

(per Quit Claim Deed, Document No. 2013-00705, Branch County Records)

Land situated in the City of Coldwater, County of Branch, State of Michigan:
A parcel of land in the Fourth Ward of the City of Coldwater, situated in the Southwest 1/4 of Section 21, Town 6 South, Range 6 West, and more particularly described as follows: Beginning at a point on the West line of Jay Street that is North 89 degrees 47 minutes 12 seconds West, 33.0 feet from the Southeast corner of the West half of the Northwest quarter of said Section 21 and running thence South along the West line of Jay Street 466.80 feet to the North line of the New York Central Railroad right-of-way, thence Southwesterly along the North line of said right-of-way 705.00 feet, more or less, thence North 665.00 feet, more or less, to the East and West quarter line of Section 21; thence South 89 degrees 47 minutes 12 seconds East 677.57 feet to the point of beginning.

Parcel ID Number: 304-000-000-614-00

DESCRIPTION OF EASEMENT AREA

Land in the Southwest 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the West 1/4 corner of Section 21, Town 6 South, Range 6 West;
South 00 degrees 19 minutes 26 seconds West ,along the West line of Section 21 and the West line of Allen Street (66 feet wide), 885.53 feet to the **Point of Beginning** of the Described Line;
thence North 73 degrees 54 minutes 41 seconds East 831.91 feet;
thence North 73 degrees 46 minutes 14 seconds East 1503.75 feet;
thence North 76 degrees 15 minutes 42 seconds East 145.48 feet;
thence North 68 degrees 58 minutes 54 seconds East 153.80 feet;
thence North 69 degrees 46 minutes 48 seconds East 135.36 feet to the **Point of Ending**, said point of ending lying distant South 00 degrees 24 minutes 17 seconds West, along the North-South 1/4 line of Section 21, 77.62 feet from the Center of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	11/14/18
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

CM -14 GRANTOR'S LAND A parcel In the Southwest 1/4 of Section 21. Town 6 South. Range 6 West, City of Coldwater, Branch County, Michigan, described as: Commencing at the Center of Section 21; thence West 153.20 feet along the East-West 1/4 line of said Section 21; thence South 00 degrees 12 minutes 36 seconds East 117.32 feet: thence South 75 degrees 16 minutes 50 seconds West 119.75 feet: thence North 89 degrees 50 mmutes 11 seconds West 553.28 feet to the Point of Beginning; thence North 89 degrees 50 minutes 11 seconds West 146.41 feet: thence South 30 degrees 39 minutes 15 seconds West 32.66 feet; thence South 79 degrees 11 minutes 49 seconds West 304.66 feet to a point on the East right of way line of Jay Street, said point being South 00 degrees 07 minutes 38 seconds East 223.56 feet along the right of way line from the intersection with the East-West 1/411ne of Section 21; thence South 00 degrees 7 minutes 38 seconds East along said right of way line to the Northerly line of the railroad right of way: thence along said Northerly line to a point which 1s South 21 degrees 13 minutes 24 seconds East of the point of beginning: thence North 21 degrees 13 minutes 24 seconds (West) 143 feet. more or less, to the Point of Beginning. ParceiiD Number: 304-000-000-568-00 DESCRIPTION OF EASEMENT AREA Land in the Southwest 1/4 of Section 21, Town 6 South, Range 6 West. City of Coldwater, Branch County, Mlch1gan, described as: All that part of the above described Grantor's Land which lies Within 80.00 feet on each side of the following described line: Commencing at the West 1/4 corner of Section 21, Town 6 South, Range 6 West; South 00 degrees 19 minutes 26 seconds West ,along the West line of Section 21 and the West line of Allen Street (66 feet wide), 885.53 feet to the Point of Beginning of the Described Line; thence North 73 degrees 54 minutes 41 seconds East 831.91 feet; thence North 73 degrees 46 minutes 14 seconds East 1503.75 feet; thence North 76 degrees 15 minutes 42 seconds East 145.48 feet thence North 68 degrees 58 minutes 54 seconds East 153.80 feet; thence North 69 degrees 46 minutes 48 seconds East135.36 feet to the Point of Ending, said point of ending lying distant South 00degrees 24m'nutes 17seconds West.along the North..South 1/4hne of Section 21. 77.62 feet from the Center of Section 21 The s1de lines of the above described easement shall be extended or shortened to meet at angle po1nts, and to term1nate at the boundanes of the Grantor's Land. COPYRICKTC 20115 McNEELY at UNCO.4SSOCIATES. INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc . CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX. {734} 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 46152 WWW.MNLINC.COM For ------lTC ------Scale .:....:N::...:A:_ Job No. --8 0 4 2. 4 99--Dote11/14/18 Drawn By DPW Checked By MB

CM - 18

GRANTOR'S LAND
(per Warranty Deed, Document No. 2017-07922, Branch County Records)

Lot Number 24 of John O. Pelton's Addition to the Village, now City, of Coldwater, according to the Plat thereof recorded in Liber 1 of Plats, Page 13, Branch County Register's Office.

Parcel ID Number: 304-000-000-556-00

DESCRIPTION OF EASEMENT AREA

Land in the Northeast 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at a concrete monument at the intersection of the South line of Race Street (49.50 feet wide) with the West line of Clay Street (66 feet wide);
thence South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street, 248.97 feet to the **Point of Beginning** of the Described Line;
thence Southwesterly 134.60 feet along the arc of a curve to the left, radius 10806.98 feet, central angle 00 degrees 42 minutes 49 seconds, chord bears South 84 degrees 35 minutes 48 seconds West 134.59 feet;
thence North 89 degrees 07 minutes 35 seconds West 174.77 feet;
thence South 08 degrees 30 minutes 43 seconds East 65.33 feet;
thence South 75 degrees 58 minutes 46 seconds West 125.72 feet;
thence South 80 degrees 33 minutes 21 seconds West 141.71 feet to the **Point of Ending** of the Described Line, said point of ending lying distant South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street, 383.45 feet, and North 89 degrees 22 minutes 17 seconds West, along the East-West 1/4 line of Section 21, 560.91 feet from said concrete monument at the intersection of the South line of Race Street with the West line of Clay Street. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM	For ITC Scale NA Job No. 8042.499	Date 03/26/19 Drawn By DPW Checked By MB

CM - 19

GRANTOR'S LAND
(per Deed of Release, Document No. 2006-00045, Branch County Records)

All that parcel of land situate in a part of the Southwest Quarter of the Northeast Quarter of Section 21, Town 6 South, Range 6 West, Coldwater, Branch County, Michigan, being part of the Depot Grounds of the Recorded Plat of John 0. Pelton's Addition, bounded and described according to a plan of survey made by Mid-Michigan Engineering & Survey, Inc., dated November 25, 1977 and revised April 15, 1982, as follows; VIZ:

BEGINNING at the Southeast corner of Lot 21 of said recorded plat; thence South 00 degrees, 33 minutes 19 seconds East, 150.15 feet along the Westerly line of Clay Street; thence along the Northerly railroad right of way line by a curve to the left having an arc length of 359.66 feet, a radius of 8,715.21 feet, a central angle of 2 degrees 21 minutes 52 seconds, and a long chord bearing and distance of South 83 degrees 24 minutes 27 seconds West, 359.66 feet; thence North 3 degrees 14 minutes 49 seconds East, 153.80 feet along the East line of Lot 24 of said recorded plat; thence North 83 degrees 46 minutes 16 seconds East, 349.17 feet along the Southerly line of Lots 23, 22 and 21 of said recorded plat to the Point of Beginning.

Parcel ID Number: 304-000-000-562-01

DESCRIPTION OF EASEMENT AREA

Land in the Northeast 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at a concrete monument at the intersection of the South line of Race Street (49.50 feet wide) with the West line of Clay Street (66 feet wide);
thence South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street, 248.97 feet to the **Point of Beginning** of the Described Line;
thence Southwesterly 134.60 feet along the arc of a curve to the left, radius 10806.98 feet, central angle 00 degrees 42 minutes 49 seconds, chord bears South 84 degrees 35 minutes 48 seconds West 134.59 feet;
thence North 89 degrees 07 minutes 35 seconds West 174.77 feet;
thence South 08 degrees 30 minutes 43 seconds East 65.33 feet;
thence South 75 degrees 58 minutes 46 seconds West 125.72 feet;
thence South 80 degrees 33 minutes 21 seconds West 141.71 feet to the **Point of Ending** of the Described Line, said point of ending lying distant South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street, 383.45 feet, and North 89 degrees 22 minutes 17 seconds West, along the East-West 1/4 line of Section 21, 560.91 feet from said concrete monument at the intersection of the South line of Race Street with the West line of Clay Street. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For ITC	Date 03/26/19
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MB

CM - 20

GRANTOR'S LAND
(per Warranty Deed, Document No. 2009-04524, Branch County Records)

All that parcel of land situate in the City of Coldwater, County of Branch and State of Michigan, being a part of the Southeast Quarter of the Northeast Quarter of Section 21, Township 6 South, Range 6 West, bounded and described according to a plan of survey made by Mid-Michigan Engineering & Survey Inc., Gerald J. Gray, Registered Land Surveyor No. 17741, dated December 7, 1977, as follows; viz:

Beginning at the intersection of the Northerly right-of-way line of the Consolidated Rail Corporation and the East right-of-way line of Clay Street, said point being North 88 degrees 05 minutes 02 seconds East 1,304.41 feet, North 1 degree 47 minutes 17 seconds East 2,406.04 feet, North 0 degrees 33 minutes 19 seconds West 378.90 feet and North 84 degrees 54 minutes 15 seconds East 33.10 feet from the South Quarter Corner of said Section 21; thence North 0 degrees 33 minutes 19 seconds West 125.40 feet along said East right-of-way line of Clay Street; thence North 88 degrees 02 minutes 39 seconds East 346.75 feet along the South right-of-way line of Park Street; thence South 74 degrees 39 minutes 27 seconds East 377.70 feet along the Southerly right-of-way line of Park Street; thence South 12 degrees 29 minutes 08 seconds West 0.95 feet along the West right-of-way line of Division Street; thence along the North right-of-way line of said Consolidated Rail Corporation by a curve to the left having an arc length of 710.50 feet, a radius of 8,695.21 feet, a central angle of 4 degrees 40 minutes 54 seconds and a long chord bearing and distance of South 87 degrees 03 minutes 55 seconds West 710.30 feet to the point of beginning.

Parcel ID Number: 301-000-000-505-01

DESCRIPTION OF EASEMENT AREA

Land in the Northeast 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at a concrete monument at the intersection of the South line of Race Street (49.50 feet wide) with the West line of Clay Street (66 feet wide);
thence South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street, 248.97 feet to the **Point of Beginning** of the Described Line;
thence Easterly 411.05 feet along the arc of a curve to the right, radius 10806.98 feet, central angle 02 degrees 10 minutes 45 seconds, chord bears North 86 degrees 02 minutes 35 seconds East 411.03 feet;
thence continuing Easterly 446.81 feet along the arc of a curve to the right, radius 7022.53 feet, central angle 03 degrees 38 minutes 44 seconds, chord bears North 88 degrees 57 minutes 20 seconds East 446.73 feet;
thence continuing Easterly 500.89 feet along the arc of a curve to the right, radius 9648.75 feet, central angle 02 degrees 58 minutes 28 seconds, chord bears South 87 degrees 44 minutes 05 seconds East 500.83 feet to the **Point of Ending**, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the East line of Section 21, 166.08 feet from the East 1/4 corner of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM	For ITC	Date 11/15/18
	Scale NA	Drawn By DPW
	Job No. 8042.499	Checked By MB

CM - 21

GRANTOR'S LAND
(per Tax Records)

Land in the First Ward, City of Coldwater, Branch County, Michigan:

The South 1/2 of (beginning) 8 rods 15 feet South of South line Perkins Street on East line Elm Street; thence South to North line of New York Central Railroad; thence East along North line said railroad 11 rods; thence North 8 rods 15 feet; thence West to the Point of Beginning. EXCEPT a parcel sold to Rolland C. Fenner and wife by Warranty Deed recorded June 30, 1947 in Liber 226 of Deeds on Page 559, Branch County Records.

Parcel ID Number: 301-000-000-304-00

DESCRIPTION OF EASEMENT AREA

Part of the Northwest 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:
Commencing at the intersection of the East line of Elm Street (49.5 feet wide) with the South line of Perkins Street (49.5 feet wide);
thence South 01 degree 38 minutes 47 seconds West, along the East line of Elm Street, 245.30 feet to the **Point of Beginning**;
thence South 84 degrees 46 minutes 33 seconds East 181.53 feet;
thence South 01 degree 28 minutes 40 seconds West 47.17 feet;
thence North 84 degrees 46 minutes 26 seconds West, along the North right of way line of the former New York Central Railroad, 181.67 feet;
thence North 01 degree 38 minutes 47 seconds East, along the East line of Elm Street, 47.16 feet to the **Point of Beginning**.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For ITC	Date 03/26/19
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MB

CM -22 GRANTOR'S LAND (per Quit Claim Deed, Liber 840, Page 204, BCR) Land In the First Ward, City of Coldwater, Branch County, Michigan, described as follows: Commencing at a point 12 1/2 rods easterly from the center of Elm Street, on the south side of Perkins Street; thence southerly parallel with Elm Street, to the north line of lands owned by the New York CentralRailroad Company, thence easterly along the north line of said Rail Road Company land to a point six rods east of the place of beginning; thence northerly parallelwith Elm Street, to the south line of Perkins Street. and thence west on the south side of Perkins Street, to the place of beginning, all in the First Ward of the City of Coldwater. Parcel ID Number. 301-000-000-297-00 DESCRIPTION OF EASEMENT AREA Land in the West 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22, a found Iron rod in a monument box; thence South 00 degrees 23 minutes 34 seconds West. along the North-South 1/41ine of Section 22, 49.28 feet to the Point of Beginning of the Described Une: thence North 84 degrees 46 minutes 33 seconds West 2411.34 feet; thence Westerly 256.85 feet along the arc of a curve to the left, radius 9648.75 feet, central angle 01 degree 31 minutes 31 seconds,chord bears North 85 degrees 32 minutes 19 seconds West 256.84 feet to the Point of Ending, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East. along the West line of Section 22, 166.08 feet from the West 1/4 comer of Section 22.The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC 2018 McNEELY & UNCOLN ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,lnc. For ------lT-C-----Dote 11/12/18 CIVIL ENGI NEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Scale .:N....A:..:...:, Job No.8042.499 Drown By DPW Checked By MB

CM -23 GRANTOR'S LAND (per Quit Claim Deed, Document No. 2014-04618, BCR) Premises situated in the First Ward of the City of Coldwater, County of Branch. and State of Michigan: Commencing 18 and 1/2 rods east of the center of Elm Street at the northeast comer of a lot sold by John W. Culp and wife to one Tracy and on the south line of Perkins Street, thence running south on the east line of Tracy's lot 12 rods, thence east parallel with Perkins Street 5 rods, thence north 12 rods to Perkins Street, and thence Westerly on south line of Perkins Street to the place of beginning, being same land sold by John E. Culp and wife to Michael Sweeney.ALSO, a strip of land commencing at the southwest corner of the above described land and thence running south parallelwith east line of Tracy's lot 5 rods more or less, thence east parallelwith Perk1ns Street 5 rods, thence north 5 rods more or less to the southeast comer of the above described property, thence westerly parallel with the south line of Perkins Street to the place of beginning. ParceiiD Number: 301-000-000-298-00 DESCRIPT10N OF EASEMENT AREA Land In the West 1/2 of Section 22, Town 6 South, Range 6 West, City of ColdWater, Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22, a found ron rod in a monument box: thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line; thence North 84 degrees 46 minutes 33 seconds West 2411.34 feet: thence Westerly 256.85 feet along the arc of a curve to the left, radius 9648.75 feet, central angle 01 degree 31 minutes 31 seconds, chord bears North 85 degrees 32 minutes 19 seconds West 256.84 feet to the Point of Ending, said point of ending lying distant North 00 degrees 23 minutes 29 seconds West, along the West line of Section 22, 170.71 feet from the West 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGKTC20l8 lolc:NffiY a: UNCOLN ASSOCI4TES. INC.SHEET20f2 MCNEELY&UNCOLN Associates,Inc. For ------=lT-C------Dote 11/12/18 CIVIL ENGINEERING &: LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 Scale .:N....:A..:..:: Drown ByDPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Job No. --80" 4 2.4'99 --Checked By MB

CM - 24

GRANTOR'S LAND
(per Warranty Deed, Document No. 2016-02443, BCR)

Premises situated in the First Ward of the City of Coldwater, County of Branch, and State of Michigan:

Commencing at a point on the south line of Perkins Street 210 feet west of its intersection with west line of Sprague Street, running thence westerly along south line of said Perkins Street to a point that is 23 1/2 rods easterly from the center line of Elm Street, thence south to the New York Central Railroad lands, thence easterly along the north line of New York Central Railroad lands to a point that is due south of point of beginning, thence north to place of beginning.

Parcel ID Number: 301-000-000-299-00

DESCRIPTION OF EASEMENT AREA

Land in the West 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Center of Section 22, a found iron rod in a monument box;
thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the **Point of Beginning** of the Described Line;
thence North 84 degrees 46 minutes 33 seconds West 2411.34 feet;
thence Westerly 256.85 feet along the arc of a curve to the left, radius 9648.75 feet, central angle 01 degree 31 minutes 31 seconds, chord bears North 85 degrees 32 minutes 19 seconds West 256.84 feet to the **Point of Ending**, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the West line of Section 22, 166.08 feet from the West 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	03/26/19
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

CM - 25 GRANTOR'S LAND (per Warranty Deed, Liber 575, Page 256, Branch County Records) Land in the First Ward, City of Coldwater, Branch County, Michigan: Commencing at a point on the south line of Perkins Street 150 feet west of its intersection with the west line of Sprague Street, thence south 294 feet more or less to the New Yor1< Central Railroad lands. thence westerly along the north line of New Yor1< Central Railroad lands a distance of 60 feet, thence north 294 feet, more or less. to the south line of Pert<ni s Street, thence easterly 60 feet on south line of Peri<ins Street to the place of beginning. Paroei iD Number: 301-000-000-300-00 DESCRIPTION OF EASEMENT AREA Land in the West 1/2 of Section 22,Town 6 South, Range 6 West. City of Coldwater, Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22, a found Iron rod In a monument box; thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22,49.28 feet to the Point of Beginning of the Described Line; thence North 84 degrees 46 minutes 33 seconds West 2411.34 feet; thence Westerly 256.85 feet along the arc of a curve to the left. radius 9648.75 feet, central angle 01 degree 31 minutes 31 seconds.chord bears North 85 degrees 32 minutes 19 se<:onds West 256.84 feet to the Point of Ending, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the West line of Section 22, 166.08 feet from the West 1/4 comer of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points. and to terminate at the boundaries of the Grantor's Land COPYRIGHTC 2019 McNEELY ac UNCOLH ASSOCIATES, INC.SHEET 2 OF 2 M CNEELY&LINCOLN Associates,Inc. CIVIL ENGINEER ING & LAND SURVEYING PH. (734) 432-9777fAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM For ------lTC------Scole _ .:N...:::.A...: Job No. _..80\,! :4:D2&..:·4E9..:9iL Dote 03/26/ 19 Dro wn By DPW Checked By MB

CM - 26

GRANTOR'S LAND

(per Warranty Deed, Liber 359, Page 354, Branch County Records)

Situated in the 1st Ward of the City of Coldwater, Branch County, Michigan. Commencing at a point on the west line of Sprague Street 100 feet South of the South line of Perkins Street, thence running westerly parallel with Perkins Street 150 feet, thence South parallel with Sprague Street to the North line of New York Central Railroad grounds, thence Easterly along the North line of said Railroad grounds to the West line of Sprague Street, thence North to the place of beginning, being in the First Ward of the City of Coldwater; EXCEPT, Commencing at a point on the west line of Sprague Street 100 feet South of the South line of Perkins Street, thence running Westerly parallel with Perkins Street 150 feet, thence running South parallel with Sprague Street 64 feet, thence running Easterly to a point on the West line of Sprague Street which lies 56 feet south of the point of beginning, thence northerly along the west line of Sprague Street 56 feet to the point of beginning.

Parcel ID Number: 301-000-000-303-00

DESCRIPTION OF EASEMENT AREA

Land in the West 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Center of Section 22, a found iron rod in a monument box;
thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the **Point of Beginning** of the Described Line;
thence North 84 degrees 46 minutes 33 seconds West 2411.34 feet;
thence Westerly 256.85 feet along the arc of a curve to the left, radius 9648.75 feet, central angle 01 degree 31 minutes 31 seconds, chord bears North 85 degrees 32 minutes 19 seconds West 256.84 feet to the **Point of Ending**, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the West line of Section 22, 166.08 feet from the West 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For ITC	Date 03/26/19
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MB

CM - 27

GRANTOR'S LAND
(per Warranty Deed, Document No. 2013-04721, Branch County Records)

Premises situated in the First Ward of the City of Coldwater, County of Branch, and State of Michigan:

Beginning at the intersection of the east line of Sprague Street with the south line of Chicago Avenue, running thence easterly on the south line of Chicago Avenue 6 rods, thence south parallel with Sprague Street to the North line of land owned by the New York Central Railroad Company, thence westerly on the north line of said Railroad land to the east line of Sprague Street, thence north on the east line of Sprague Street to beginning, being in the First Ward of the City of Coldwater, Branch County, Michigan.

Parcel ID Number: 301-000-000-263-00

DESCRIPTION OF EASEMENT AREA

Land in the East 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Center of Section 22, a found iron rod in a monument box;
thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line;
thence South 84 degrees 46 minutes 33 seconds East 391.06 feet;
thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet;
thence South 87 degrees 28 minutes 11 seconds East 143.91 feet;
thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For ITC	Date 10/30/18
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MB

CM -28 GRANTOR'S LAND (per Quit Claim Deed, Document No.2012-00791, Branch County Records) Premises situated in the First Ward of the City of Coldwater. County of Branch, and State of Mlchigan: Commencing at a point on the south line of Perkins Street, formerly Chicago Avenue, 6 rods east from its intersection with the east line of Sprague Street, running thence south parallel with Sprague Street to the north line of Lake Shore and Michigan Southern Railway: thence easterly on the north line of said Railway 4 rods: thence north parallel with Sprague Street to the south line of Perkins Street, formerty Chicago Avenue, thence westerly on south line of Perkins Street, formerly Chicago Avenue, 4 rods to the place of beginning. Parcel ID Number: 301-000-000-264-00 DESCRIPTION OF EASEMENT AREA Land in the East 1/2 of Section 22, To\Nil 6 South, Range 6 West, City of Coldwater, Branch County, Michigan. described as: All that part of the above described Grantor's Land whtch lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22, a found iron rod In a monument box: thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line: thence South 84 degrees 46 minutes 33 seconds East 391.06 feet: thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet: thence South 87 degrees 28 minutes 11 seconds East 143.91 feet; thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West. along the East line of Section 22. 252.76 feet from the East 1/4 comer of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points.and to terminate at the boundaries of the Grantor's Land COP'I"RICKT C 2018 lk E£1.Y & UNOOU. ASSOCifiTES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For ------lTC ------Dote 10/30/18 C IVIL ENGINEERING &: LAND SURVEYING PH. (7.:54} 4.32-9777 FAX (7J4) 4.:52-9786 Scole .N;,A..,;;,_;'-----Drown By DPW .:57741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM Job No. __8,.=0_4,_""'2.,_,4_,9=9-Checked 8y MB

CM - 29

GRANTOR'S LAND
(per Warranty Deed, Liber 892, Page 392, Branch County Records)

Land in the First Ward, City of Coldwater, Branch County, Michigan:

Beginning on the South line of Chicago Avenue 10 rods east of its intersection with the East line of Sprague Street; thence South parallel with the East line of Sprague Street to the North line of the L.S. & M.S. Railroad land; thence East on the North line of said Railroad land four rods; thence North parallel with the first course to the South line of Chicago Avenue; thence West to the place of beginning along the south side of the Street, being in the First Ward of the City of Coldwater, Branch County, Michigan.

Parcel ID Number: 301-000-000-265-00

DESCRIPTION OF EASEMENT AREA

Land in the East 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Center of Section 22, a found iron rod in a monument box;
thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line;
thence South 84 degrees 46 minutes 33 seconds East 391.06 feet;
thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet;
thence South 87 degrees 28 minutes 11 seconds East 143.91 feet;
thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	10/30/18
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

CM - 3

GRANTOR'S LAND

(per Property Profile Report #1839682, prepared by Land Matters, LLC, dated 10/23/2018

Land in the Fourth Ward of the City of Coldwater, Branch County, Michigan

Part of the Northeast quarter of Section 29, Town 6 South, Range 6 West, described as Commencing at the North 1/4 corner of said section, thence along the centerline of Garfield Avenue and the North line of said section South 89 degrees 56 minutes 56 seconds East 915 26 feet (measured as South 89 degrees 52 minutes 04 seconds East 915 25 feet) to the Point of Beginning, thence continuing South 89 degrees 56 minutes 56 seconds East 841 83 feet (measured South 89 degrees 52 minutes 04 seconds East 841 62 feet) to the centerline of Fillmore Road , thence South 00 degrees 22 minutes 25 seconds East 2,641 91 feet (measured as South 00 degrees 35 minutes 13 seconds East 2641 82 feet) along said line (said line is also known as the Indian Reserve Line) to the East West 1/4 section line, thence along said 1/4 section line South 89 degree 36 minutes 56 seconds West 1,739 94 feet to the North South 1/4 section line, thence along said 1/4 section line North 00 degrees 57 minutes 09 seconds West 1,904 04 feet, thence North 89 degrees 08 minutes 12 seconds East 890 58 feet (measured as North 88 degrees 56 minutes 51 seconds East 894 40 feet), thence North 00 degrees 51 minutes 53 seconds East 731 25 feet (measured as North 00 degrees 40 minutes 34 seconds East 731 25 feet) to the North line of said Section and the Point of Beginning

Parcel ID Number 304-000-001-450-00

DESCRIPTION OF EASEMENT AREA

Land in the Northeast 1/4 of Section 29, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as

All that part of the above described Grantor's Land which lies within 80 00 feet on each side of the following Described Line

Commencing at the Northeast corner of Section 29, Town 6 South, Range 6 West, thence North 89 degrees 41 minutes 29 seconds West, along the North line of Section 29, 935 85 feet, thence South 00 degrees 18 minutes 31 seconds West 109 25 feet to the **Point of Beginning** of the Described Line, thence North 35 degrees 47 minutes 44 seconds West 135 20 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 41 minutes 29 seconds East, along the North line of Section 29, 1749 19 feet from the North 1/4 corner of Section 29 The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW MNLINC.COM

For ITC	Date 11/19/18
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MB

CM - 30

GRANTOR'S LAND
(per Warranty Deed, Document Number 2012-06048, Branch County Records)

Land situated in the City of Coldwater, County of Branch, State of Michigan:

Commencing at a point on the South line of Chicago Avenue, 14 rods East from the intersection of the South line of Chicago Avenue with the East line of Sprague Street;
thence South parallel with East line of Sprague Street to the North line of the right-of-way of New York Central Railroad Co. lands;
thence Westerly [Easterly] on the North line of said lands to a point 4 rods East of the point of beginning;
thence North parallel with the first course to the South line of
Chicago Avenue; thence West along the South line of Chicago Avenue to the point of beginning.

Parcel ID Number: 301-000-000-266-00

DESCRIPTION OF EASEMENT AREA

Land in the East 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Center of Section 22, a found iron rod in a monument box;
thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line;
thence South 84 degrees 46 minutes 33 seconds East 391.06 feet;
thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet;
thence South 87 degrees 28 minutes 11 seconds East 143.91 feet;
thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	11/1/18
Scale	NA	Drawn By	SA
Job No.	8042.499	Checked By	MB

GRANTOR'S LAND (per Warranty Deed, Liber 892, Page 392, Branch County Records) Land in the First Ward, City of Coldwater, Branch County, Michigan: Beginning on the South line of Chicago Avenue 10 rods east of its intersection with the East line of Sprague Street; thence South parallel with the East line of Sprague Street to the North line of the L.S. M.S. Railroad land: thence East on the North line of said Railroad land four rods; thence North parallel with the first course to the South line of Chicago Avenue; thence West to the place of beginning along the south side of the Street, being in the First Ward of the City of Coldwater, Branch County, Michigan. Parcel ID Number 301-000-000-265-00 DESCRIPTION OF EASEMENT AREA Land in the East 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22, a found iron rod in a monument box; thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line; thence South 84 degrees 46 minutes 33 seconds East 391.06 feet; thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet: thence South 87 degrees 28 minutes 11 seconds East 143.91 feet; thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHT 2018 McNEELY LINCOLN ASSOCIATES. INC. SHEET 2 OF 2 MCNEELY LINCOLN Associates,Inc. For ITC Date 10/30/18 CIVIL ENGINEERING 134. LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale NA Drawn By DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW MNLINC.COM Job No. 8042.499 Checked By MB

CM - 32

GRANTOR'S LAND
(per Warranty Deed, Document No. 2005-09036, Branch County Records)

Land situated in the City of Coldwater, County of Branch, State of Michigan:

Beginning 22 rods East of the East line of Sprague Street on the South line of Perkins Street, thence South 8 rods, thence East 4 rods, thence North 8 rods, thence West 4 rods to beginning.

ALSO

Beginning on the south line of Perkins Street, 26 rods East of Sprague, thence South 16 rods to New York Central Railroad, thence East 4 rods, thence North to the South line of Chicago Avenue, thence West 4 rods to place of beginning.

Parcel ID Number: 301-000-000-268-00

DESCRIPTION OF EASEMENT AREA

Land in the Southeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Center of Section 22, a found iron rod in a monument box;
thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line;
thence South 84 degrees 46 minutes 33 seconds East 391.06 feet;
thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet;
thence South 87 degrees 28 minutes 11 seconds East 143.91 feet;
thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY & LINCOLN
Associates, Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For ITC	Date 11/05/18
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MRD

CM -33 GRANTOR'S LAND (per Warranty Deed, Document No. 2018-02824, Branch County Records) Land situated in the City of Coldwater, County of Branch, State of Michigan: Commencing 30 rods East of the East line of Sprague Street on the South line of Perkins Street. thence South 15 rods more or less to the North line of NYC Railroad, thence Easterly along said line 4 rods. thence North to South line of Perkins Street. thence West 4 rods to point of beginning. ParoeliD Number:301-000-000-269-00 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 of Section 22, Town 6 South. Range 6 West, City of ColdWater, Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22, a found iron rod in a monument box: thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/411ne of Section 22, 49.28 feet to the Point of Beginning of the Described Line; thence South 84 degrees 46 minutes 33 seconds East 391.06 feet: thence South 84 degrees 48 minutes 07 seconds East 20g4.69 feet: thence South 87 degrees 28 minutes 11 seconds East 143.91 feet, thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West. along the East line of Section 22, 252.76 feet from the East 1/4 comer of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundanes of the Grantor's Land. COP"fRICKTC 2018 lolcNE£LY & UNCOLN ASSOCIATES. INC..SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For ------lTC------Dote11/05/18 C IVIL ENGINEERING &: LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale .N;_;,A;_:.... Drown By DPW 37741 PEMBROKE. LIVONIA, MICHIGAN. 48152 WWW.MNLINC.COM Job No. ---=8'-0-'4-"2'...4:.9..9.!.. --Checked ByMRD

CM-36 GRANTOR'S LAND (per Quit Claim Deed, liber 712,Page 817, Branch County Records) Note: above deed also describes land for ParcelCM-37 (301-000-000-273-00) Land situated in the City of Coldwater, County of Branch, State of Michigan: Commencing on the south line of Chicago Avenue due south of the southeast comer of lot owned by Thomas Grundy as shown by Llber 85 of Deeds,page 613, Branch County Register's Office. which point is 46 rods 6 1/2 feet more or less, east of the east line of Sprague Street, from thence west on the south line of Chicago Ave., four rods, thence south parallel to Sprague Street, to the north line of the New Yorf< CentralRailroad Right of Way, thence easterly along the railroad right of way four rods. more or less, thence north parallel with Sprague Street to the point of beginning. ParceiiD Number:301-000-000-272-00 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 of Section 22. Town 6 South, Range 6 West, City of Coldwater, Branch County, Mlchigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22, a found iron rod in a monument box; thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22. 49.28 feet to the Point of Beginning of the Described Une: thence South 84 degrees 46 minutes 33 seconds East 391.06 feet; thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet: thence South 87 degrees 28 minutes 11 seconds East 143.91 feet; thence North 82 degrees 18 minutes 21 se<::onds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East 1/4 comer of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC 2018 McNEELY &: UNCOIJI ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&UNCOLN Associates,lnc. For ------lT-C-----Date11/05/18 CIVIL ENGINE:E ING & LAND SURVEYINC PH. (734) 432-9777FAX (734) 432-9786 37741 PEMBROKE. LIVONIA. MICHIGAN, 48152 WWW.MNLINC.COM Scale .N:....:A.:..: _ Job No.-80-4!.2c ·'-.!4..>::9 9-Drawn By DPW Checked ByMRD

CM--34 GRANTOR'S LAND (per Land Contract, Document No. 2014-03914, Branch County Records) Land situated In the City of Coldwater, County of Branch, State of Michigan: Commencing at a point on the South line of Chicago Avenue (now known as Perkins Street), 8 rods West of the Northwest corner of land deeded to Elmer Yoder on July 30, 1946 and recorded in Llber 220, Page 123 Branch County Register's Office, thence South to the North line of the New York Central Railroad Grounds, thence Easterly 4 rods along said North line of the New York Central Railroad Grounds, thence Northerly to the South line of said Chicago Avenue, thence Westerly 4 rods along the South line of said Chicago Avenue to the place of beginning. Parcel ID Number: 301-000-000-270-00 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All thai part of the above described Grantor's Land.which lies within 80,00 feet on each side of the following described line: Commencing at the Center of Section 22, a found Iron rod in a monument box; thence South DO degrees 23 minutes 34 seconds West, along the·North-South 1/4\ine of Section 22,49.28 feet to the Point of Beginning of the Described Line; thence South 84 degrees 46 minutes 33 seconds East 391.06 feet; thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet; thence South 87 degrees 28 minutes 11 seconds East 143.91 feet; thence Nortr 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South DO degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East 1/4 corner of Section 22. The side tines of the above described easement shall be extended or shortened to meet at angle points, and to lermlnale al the boundaries of the Gran\ or's Land. COPYRlGHTO 20\8 McNEEL'( &: UNCOLN ASSOCIATES, INC,SHEET 2 OF 2 MCNEELY &LINCOLN Associates ,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 377 41 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM For ------ITC Scole ---'-'N'-'A _ Job No. 8042.499 Dote11/05/18 Drown ByDPW .Checked By MRD

CM-35 GRANTOR'S LAND (per Warranty Deed, Document No.1991-06857. Branch County Records) Land situatedIn the City of Coldwater, County of Branch, State of Michigan: The East 1/2 of the following described premises: Commencing at the Northwest comer of land deeded to Elmer Yoder July 30, 1946, by deed recorded in Uber 220, Page 123 Branch County Register's Office, thence running West on the South line of Chicago Avenue 8 rods, thence South to the North line of the New York Central Railroad grounds, thence Easter1y 8 rods, thence North to the place of beginning, which point of beginning is approximately 42 rods 6-1/2 feet East of the East line of Sprague Street. ParceiiD Number: 301-000-000-271-00 DESCRIPTION OF EASEMENT AREA land in the Southeast 1/4 of Section 22, Town 6 South, Range 6 West,City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22. a found Iron rod in a monument box: thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line; thence South 84 degrees 46 minutes 33 seconds East 391.06 feet: thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet; thence South 87 degrees 28 minutes 11 seconds East 143.91 feet; thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending. said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East1/4 comer of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land COP"fRRGHTC2018 Mc:NmY • l.JNCOU4 ASSOCIAlts, INC.SHEET 2 OF 2 MCNEELY&UNCOLN Associates,Inc. For ------lTC ------Dote 11/05/18 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777F(734) 432-9786 .37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Scale NA ------ -'-"-'-----Job No. _.=8,:,0.4_,.2......4..,;9><9..><..._ Drown ByDPW Checked ByMRD

CM -40 GRANTOR'S LAND (per Warranty Deed, Document No. 1999..00828, Branch County Records) Land situated in the City of Coldwater, County of Branch, State of Michigan: Part of the East 1/2 of Section 22, Township 6 South, Range 6 West, described as commencing at the East 1/4 comer of said Section 22: thence North 88 degrees 41 minutes 09 seconds West, 33.00 feet to the West line of South Michigan Avenue; thence South 01 degree 02 minutes 38 seconds West, 232.71 feet to an iron stake on the North line of the New York Central Railroad: thence North 83 degrees 57 minutes 06 seconds West, 618.79 feet along said North line of the New York CentralRailroad to an iron stake and the point of beginning; thence North 01 degree 06 minutes 31 seconds East, 1,388.04 feet to the centerline of Chicago Street (U.S. 12); thence North 76 degrees 29 minutes 43 seconds West. 422.87 feet along said centerline: thence South 00 degrees 55 minutes 20 seconds West, 1,021.04 feet to an iron stake: thence South 76 degrees 19 minutes 16 seconds East, 103.83 feet to an iron stake; thence South 00 degrees 47 minutes 46 seconds West, 408.38 feet to an iron stake on said North line of the New York Central Railroad; thence South 83 degrees 53 minutes 11 seconds East, 307.29 feet along said North line to the po1nt of beginning. ParceiiD Number:301-000-000-241-00 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which ties within 80.00 feet on each slde of the following described line: Commencing at the Center of Section 22, a found iron rod in a monument box; thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Sectlon 22, 49,28 feet to the Point of Beginning of the Described Line; thence South 84 degrees 46 minutes 33 seconds East 391.06 feet; thence South 84 degrees 48 minutes 07 seconds East 2094.69 feet: thence South 87 degrees 28 minutes 11 seconds East 143.91 feet; thence North 82 degrees 18 minutes 21 seconds East 34.63 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the East line of Section 22, 252.76 feet from the East 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC2018 Mc:NEELY & U T£S. INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For -----------lT-C ----------Dote10/30/15 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale .:N...:.:A...; -----Drown By DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Job No. ----<8--0!.4...2!::..!4..9..!9...-Checked By MB

CM -42 GRANTOR'S LAND (per Warranty Deed, Liber 775, Page 261, Branch County Records) A parcel of land located in the Northeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as follows: Commencing at the East 1/4 post of said Section 22; thence North 01 degree 04 minutes 44 seconds East along the East line of said Section, 125.10 feet to the Point of Beginning; thence North 83 degrees 57 minutes 17 seconds West 651.82 feet; thence North 01 degree 21 minutes 41 seconds East. 670.73 feet; thence South 75 degrees 48 minutes 14 seconds East 189.33 feet; thence North 10 degrees 53 minutes 54 seconds East 299.06 feet to the South line of East Chicago Street; thence South 76 degrees 19 minutes 19 seconds East, along said South line, 181.97 feet; thence South 01 degree 04 minutes 44 seconds West, parallel with said East Section line, 313.72 feet; thence South 88 degrees 55 minutes 16 seconds East,perpendicular to said East Section line to said East Section line: thence South 01 degree 04 minutes 44 seconds West, along said East Section line, 625.45 feet to the Point of Beginning. ParceiiD Number. 301-000..000-244-01 DESCRIPTION OF EASEMENT AREA Land in the Northeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northeast corner of Section 22, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet: thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 comer of Section 22. Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COf"''fttCtfTC 2019 loi<:NEELY & UNCOLH ASSOC14TES, INC.SHEET 2 OF' 2 MCNEELY&LINCOLN Associates.Inc. For ------IT C ----Dote 03/15/19 C IVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX {734) 432-9786 37741 PE BROI<E, UVONIA. ICHIGAN, 48152 WWW.MNUNC.COM Scale ..N:_:A.:_:...._ Job No.8042.499 Drown By DPW Checked ByMB

CM - 44

GRANTOR'S LAND
(per Warranty Deed, Document 2012-06935, Branch County Records)

Land in the Second Ward of the City of Coldwater, Branch County, Michigan in the Northeast 1/4 of Section 22, Town 6 South, Range 6 West, Coldwater Township, Branch County, Michigan, described as follows:

Beginning at the intersection of the North line of East Chicago Street with the West line of North Michigan Avenue, thence North 77 degrees 36 minutes 30 seconds West 108.35 feet along the North line of East Chicago Street, thence North 13 degrees 02 minutes 30 seconds East 145.75 feet; thence South 78 degrees 45 minutes East 73.96 feet, to the West line of North Michigan Avenue; thence South 00 degrees 09 minutes East 150.81 feet, along the West line of North Michigan Avenue to Beginning.

Parcel ID Number: 302-000-000-962-00

DESCRIPTION OF EASEMENT AREA

Land in the Northeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Northeast corner of Section 22, Town 6 South, Range 6 West;
thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the **Point of Beginning**;
thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet;
thence South 00 degrees 20 minutes 50 seconds West 460.00 feet;
thence South 00 degrees 52 minutes 32 seconds West 399.88 feet;
thence South 00 degrees 26 minutes 01 second East 440.96 feet;
thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 corner of Section 22, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY & LINCOLN Associates, Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For ITC	Date 03/15/19
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MB

CM -45 GRANTOR'S LAND (per Warranty Deeds, Uber 834, Page 272 and Uber 834, Page 273, Branch County Records) Land In the Second Ward of the City of Coldwater.Branch County. Michigan, described as follows: Lot 1 of Avery Park Manor, a subdivision of the City of Coldwater in Section 22, Town 6 South. Range 6 West. Coldwater, Branch County, Michigan, according to the recorded Plat in Liber 3 of Plats. Page 1, Branch County Register's office. except Beginning at the intersection of the North line of East Chicago Street with the West line of North Michigan Avenue, thence North 77 degrees 36 minutes 30 seconds West 108.35 feet along the North line of East Chicago Street, thence North 13 degrees 02 minutes 30 seconds East 145.75 feet; thence South 78 degrees 45 minutes East 73.96 feet. to the West line of North Michigan Avenue: thence South 00 degrees 09 minutes East 150.81 feet, along the West line of North Mlchigan Avenue to the Point of Beginning. Parcel 10 Number. 302-000-000-961-00 DESCRIPTION OF EASEMENT AREA Land in the Northeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater. Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following desclibed line: Commencing at the Northeast comer of Section 22, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning: thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet: thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet: thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending,said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 comer of Section 22. Town 6 South. Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terrmnate at the boundaries of the Grantor's Land. COP't'RIGHT02019 lolc:NffiY 41: UNCOUI ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For ------lT=C-------Dote 03/15/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9n7F'/t\1. (734) 432-9786 Scale ------.:..N..A::....: ---Drown By DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 www.MNUNC.cm.e Job No.-=80=42=·49=9 -Checked ByMB

CM -46 GRANTOR'S LAND (per Land Contract,Document No. 2017-05374,Branch County Records) Land In the City of Coldwater, County of Branch, State of Michigan,to-wit: Lots 4, 5, 6 and 7, Avery Par1< Manor, a subdivision of the City of ColdWater in Section 22, Town 6 South, Range 6 West, according to the recorded Plat in Uber 3 of Plats, Page 1, Branch County Records, also that part of Lot 25 lying North of a line drawn due West from the Northwest comer of Lot 1 of said subdivision and extended to the East line of Lot 23 of said subdivision and lying South of a line drawn due West from the North line of Lot 7 of said subdivision. also land lying between Lots 1 and 4 of said subdivision and extending from Michigan Avenue to Lot 25 of said subdivision. Parcel 10 Number: 302..000-000-960-00 OESCRIPnON OF EASEMENT AREA Land in the Northeast 1/4 of Section 22, Town 6 South. Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northeast corner of Section 22, Town 6 South.Range 6 West: thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning: thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet: thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 comer of Section 22, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points.and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC2019 lkNEn.Y .t UNCOLH ASSOCIATES. INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates.Inc. C IVIL ENGINEERING &: LANO SURVEYING PH. (734) 432-9777F'AX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM For _I:T...:....:C --Scale N:...::.c.A.:... _ Job No. --=8"0'-4-2'.4'"9-9'<--Date03/15/19 Drown By DPW Checked By MB

CM - 48

GRANTOR'S LAND
(per Warranty Deed, Liber 928, Page 684, Branch County Records)

Land in the City of Coldwater, County of Branch and State of Michigan to wit:

Lots numbered 10 and 11 of Avery Park Manor, a subdivision of the Second Ward of the City of Coldwater, according to the plat thereof, recorded in Liber 3 of Plats, on Page 1, Branch County Register's Office

Parcel ID Number: 302-000-000-958-00

DESCRIPTION OF EASEMENT AREA

Land in the Northeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Northeast corner of Section 22, Town 6 South, Range 6 West;
thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the **Point of Beginning**;
thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet;
thence South 00 degrees 20 minutes 50 seconds West 460.00 feet;
thence South 00 degrees 52 minutes 32 seconds West 399.88 feet;
thence South 00 degrees 26 minutes 01 second East 440.96 feet;
thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 corner of Section 22, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM	For ITC Date 03/15/19 Scale NA Drawn By DPW Job No. 8042.499 Checked By MB

CM - 49 I CM-50 GRANTOR'S LAND (per Warranty Deed, Liber 783, Page 285,Branch County Records) CM49 Land In the Second Ward, City of Coldwater,Branch County Michigan. Lot number 67 of "Avery Park Manor", a subdivision of the City of Coldwater,being in and a part of Section 22, Town 6 South, Range 6 West according to the plat thereof recorded in Liber 3 of Plats, on Page 1, Branch County Register's Office ParceiiD Number: 302-000-000-947-{)0 CM-50 Lots number 68 and 69 of Avery Park Manor, a subdivision of the City of Coldwater, being in a part of Section 22, Town 6 South of Range 6 West,according to the plat thereof recorded in Liber 3 of Plats, on Page 1, Branch County Register's Office Parcei iD Number: 302-000-000-945-{)1 DESCRIPTION OF EASEMENT AREA Land in the Northeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater,Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northeast corner of Section 22, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet: thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 comer of Section 22, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTQ 2019 McNEELY & UNCOLN ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY &LINCOLN Associates,Inc. For ------lTC------Date03/15/19 CIVIL ENGINEERING & LAND SURVEYING PH. {734) 432-9777FAX {734) 432-9786 37741 PEMBROKE, LIVONIA. MICHIGAN, 48152 WWW.MNLINC.COM Scale _N: A:.; :: Job No. _,8=0_,_42 ·:.....!.4=99 _ Drawn By DPW Checked By MB

CM-51 GRANTOR'S LAND (per Warranty Deed, Document No. 2018-05763. Branch County Records} Lots numbered 70 and 71 of Avery Pari< Manor, a subdivision of part of the Second Ward of the City of Coldwater, Michigan, according to the plat thereof recorded in Uber 3 of Plats, on Page 1, Branch County Register's Office Parcel 10 Number. 302-000-000-946-00 DESCRIPTlON OF EASEMENT AREA Land in the Northeast 1/4 of Section 22, Town 6 South.Range 6 West, City of Coldwater, Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northeast comer of Section 22, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet: thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said polnt of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 comer of Section 22, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGKTC2019 lolcNEn.Y & UNCOL.H ASSOCIAlt:S. INC.SHEET 2 OF 2 MCNEELY&UNCOLN Associates,lnc. For ------'T=C Date03/15/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 37741 PEMBROKE. LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Scale .:....:N::..:A:.._ _ Job No. - 8 0.:.:!.42·c.::!4 9::L9_ Drawn By DPW Checked By MB

CM -53 GRANTOR'S LAND (per Quit Claim Deed, Document No. 2008..01106, Branch County Records) Lot 74 and the South 1/2 of Lot 75 of Avery Pari< Manor. a subdivision in Section 22,Town 6 South,Range 6 West, City of Coldwater, Branch County, Michigan, according to the plat thereof recorded in Liber 3 of Plats, Page 1. Branch County Register's Offtce Parcel 10 Number: 302-000..000-945-03 DESCRIPTION OF EASEMENT AREA Land in the Northeast 1/4 of Section 22, Town 6 South, Range 6 West, City of Coldwater,Branch County, Michlgan.described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northeast comer of Section 22. Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 comer of Section 22, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHT02019 WeNEEt.V • UNCOL.N ASSOCIATES. INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associa tes.Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 4J2-97nFAX {734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM For _l:T.C..:..;=-----Scale ---NA ---Job No. - <-.!8..!0o4..:2.....4!.l9:!.9.>!.._ Date03/15/19 Drown By DPW Checked ByMB

CM -54 GRANTOR'S LAND (per Quit Claim Deed, Liber 1002, Page 623, Branch County Records) Lot number 76 and the North 1/2 of Lot 75 of Avery Pari< Manor, a subdivision of part of the Second Ward of the City of Coldwater, according to the plat thereof recorded in Liber 3 of Plats, on Page 1, Branch County Register's Office Parcel 10 Number:302-000-000-945-04 DESCRIPTlON OF EASEMENT AREA Land In the Northeast 1/4 of Section 22. Town 6 South. Range 6 West. City of Coldwater, Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northeast comer of Section 22, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the East 1/4 comer of Section 22, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COP'I'RIGKTC2019 McNfflY UNCOLN ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,lnc. For ------lTC------Dote03/15/19 C IVIL ENGINEERING &; LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 Scale .N:.A..:.:...; ---Drown ByDPW 37741 PEMBROKE. LIVONIA, MICHIGAN. 48152 WWW.MNUNC.COM Job No. _.!80::! ..;2.!4.·.9>9!. - Checked By MB - --- - - -------------

ICM - 57 GRANTOR'S LAND (per Warranty Deed, Liber 659, Page 26, Branch County Records) Land in the Second Ward, City of Coldwater, Branch County, Michigan: Lot Number 3 of Orchard View, a subdivision in the Second Ward. of the City of Coldwater, according to the Plat thereof, recorded in Liber 4 of Plats on Page 9, Branch County Register's Office. Parcel 10 Number:302-Q00-000-620-00 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 Section 15, Town 6 South, Range 6 West. City of Coldwater, Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the followtng described line: Commencing at the East 1/4 corner of Section 15. Town 6 South, Range 6 West; thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning: thence South 02 degrees 12 minutes 04 seconds West 92.89 feet: thence South 00 degrees 58 minutes 33 seconds West 737.50 feet: thence South 00 degrees 02 minutes 29 seconds West 400.78 feet; thence South 00 degrees 04 minutes 10 seconds East 584.12 feet; thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the Point of Ending, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southeast corner of Section 15, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC 2019 McNEElY "UNCOLN ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,In c. For ------lT=C -------Date04/03/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777F'AX (734) 432-9786 .37741 PEMBROKE. LIVONIA, MICHGI AN, 481 52 WWW.MNLINC.COM Scale .:N....:A.:....;c_ _ Job No. --8'0. 4! 2. . 4. 9.9.!--Drawn By DPW Checked By MB

CM-58 GRANTOR'S LAND (per Fiduciary Deed, Liber 01047, Page 0087, Branch County Records) Land situated in the City of Coldwater, Branch County, Michigan, and described as follows: Lot #13 and the East 29 feet of Lot 12 of Orchard View, a subdivision in the Second Ward of the City of Coldwater. according to the Plat thereof recorded In Llber 4 of Plats on Page 9, Branch County Register's Office. ParceiiD Number: 302-000-000-604-00 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 Section 15, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80 00 feet on each side of the following described line: Commenctng at the East 1/4 corner of Section 15, Town 6 South, Range 6 West; thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning; thence South 02 degrees 12 minutes 04 seconds West 92.89 feet; thence South 00 degrees 58 minutes 33 seconds West 737.50 feet; thence South 00 degrees 02 minutes 29 seconds West 400.78 feet: thence South 00 degrees 04 minutes 10 seconds East 584.12 feet: thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the Point of Ending, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southeast corner of Section 15, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRICKTC 2019 McNEELY & UNCOlN ASSOCIATES, INC,SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Jnc. For ciCT _ Dote04/03/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 37741 PEMBROKE, UVONIA. MICHIGAN, 48152 WWW.MNUNC.COM Scale _ .:N...::...:A:. Job No. -804!2:.;·....:!49J9:!..._ Drown By DPW Checked By MB

CM-59 GRANTOR'S LAND (per Quit Claim Deed, Uber 00917, Page 0629, Branch County Records) Land situated in the Second Ward of the City of Coldwater, County of Branch,and State of Michigan: Lot Number 14 and the East 29 feet of Lot Number 15 of Orchard View, a subdivisionin the Second Ward, of the City of Coldwater, acoording to the Plat thereof recorded in Liber 4 of Plats on Page 9, Branch County Register's Office. ParceiiD Number: 302-000-000-603-00 DESCRIPTlON OF EASEMENT AREA Land in the Southeast 1/4 Section 15, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan,described as: All that part of the above described Grantor's Land which lies within 60.00 feet on each side of the following described line: Commencing at the East 1/4 comer of Section 15, Town 6 South, Range 6 West; thence South 69 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning; thence South 02 degrees 12 minutes 04 seconds West 92.89 feet; thence South 00 degrees 58 minutes 33 seconds West 737.50 feet; thence South 00 degrees 02 minutes 29 seconds West 400.78 feet; thence South 00 degrees 04 minutes 10 seconds East 584.12 feet; thence South 00 degrees 13 minutes 55 seconds West 830.66 feet to the Point of Ending, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southeast comer of Section 15, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRICHTC 2019 t.lcNEt Y & UNCOLN ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates.Inc. For I:C_T:.:...._ _Dote 04/03/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale ..:N...:A:...:. _ Drown By DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM Job No. ..8..0!:4:<2..:4: 9""9--"' - Checked By MB -------·---

CM -61 GRANTOR'S LAND (per Warranty Deed, Liber 380. Page 386, Branch County Records) Land situated in the City of Coldwater,County of Branch.and State of Michigan, to-wit: Commencing at a point on the North line of Cutter Avenue In the Second Ward, 47 rods East of the West line of the East half (E 1/2) of the Southeast quartef (SE 1/4) of Section 15, Town 6 South, Range 6 West, thence East on the North line of Cutter Avenue 6 rods, thence North 24 rods, thence West 6 rods, thence South 24 rods to the Place of Beginning, EXCEPTING the South 1/2 thereof. ALSO property Commencing at a point on the East line of the East half (E 1/2) of the Southeast quarter (SE 1/4) of Section 15, Town 6 South, Range 6 West, where the same is intersected by the North line or Cutter Avenue, thence West along North line of said curve 28 rods to lot formerly owned by S.P. Townsend; thence North on East line of said Townsend lot 25 112 rods, thence East to the East line of the East half of the Southeast quarter aforesaid, thence South in the center of road to beginning, reserving a strip 1 1/2 rods in width off the north side for a Street should one be opened and being in the Second Ward, EXCEPTING THEREFROM Lots 1, 2 and 3 of the proposed plat of "Eastwood Village". further described as follows: Commencing at the Intersection of the North line of Cutter Avenue with the West line of North Michigan Avenue, running thence West along the North line of Cutter Avenue 255 feet, thence North parallel with North Michigan Avenue 150 feet, thence East parallel with Cutter Avenue 255 feet to the West line of said Michigan Avenue. thence South along the West line of said Michigan Avenue 150 feet to the Point of Beginning. Parcel 10 Number:302-000J000-564-00 and other lands. DESCRIPTION OF EASEMENT AREA Land In the Southeast 1/4 Section 15, Town 6 South. Range 6 West. City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the East 1/4 comer of Section 15, Town 6 South, Range 6 West; thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning; thence South 02 degrees 12 minutes 04 seconds West 92.89 feet; thence South 00 degrees 58 minutes 33 seconds West 737.50 feet; thence South 00 degrees 02 minutes 29 seconds West 400.78 feet; thence South 00 degrees 04 minutes 10 seconds East 584.12 feet; thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the Point of Ending, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southeast comer of Section 15, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points. and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC 201i t.lc:NEELV • UNCOLN ASSOCIATES, INC.SHEET20F2 MCNEELY&UNCOLN Associates,Inc. For ------lTC------Dote _.:::0..4.c....c_0;:....:3::..<....1..:...:9::.._ CIVIL ENGINEERING &: LAND SURVEYING PH. (734) 432-9777 rAX (734) 432-9786 Scale ..N:...:.A:....:.... Drown By DPW 37741 PEMBROKE, LIVONIA. MICHIGAN, 48152 WWW.MNLINC.COM Job No. -BO...!o2!:.J·4..90!.!9:!.._ Checked By MB

CM-62 GRANTOR'S LAND (Modified from eTITLE •chain of Title SheetOrder No.RED1906718) Land situated in the Second Ward of lhe City of Coldwater, County of Branch. and State of Michigan, described as: Commencing on the East line of Section 15, 70.5 rods North of the Southeast comer thereof; thence North to the Northeast comer of the Southeast 1/4 of Section 16; thence West 80 rods; thence South 89.5 rods; thence East 80 rods to the Place of Beginning. Except, a parcel350 feet East and West by 435 feet North and South in the Southwest comer thereof. AJso Except, a parcelCommencing at the East 1/4 Comer of Section 15; thence South 00 degrees 07 minutes 21 seconds West along said Section line, 300 feet; thence West to the West bank of County Drain No. 15: thence Northerly along Drain to a point 547.71 feet from Point of Beginning; thence East along East and West 1/4 line to Point of Beginning. Also Except, Commencing at the East 1/4 Corner of Section 15; thence South 00 degrees 07 minutes 21 seconds West along the East line of said Section 15, 300 feet to the Point of Beginning;thence 00 degrees 07 minutes 21 seconds West along the East line of said Section 15, 220 feet: thence South 90 degrees 00 minutes 00 seconds West. 320.11 feet: thence North 14 degrees 47 minutes 10 seconds West. 227.53 feet: thence North 90 degrees 00 minutes 00 seconds East, 378.65 feet to the Point of Begtnning. Also Except, Commencing at a point on the East line of Section 15,Town 6 South, Range 6 West, being South 00 degrees 07 minutes 21 seconds West, 520 feet from the East 1/4 Post of Section 15; thence South 00 degrees 07 minutes 21 seconds West along the East Sect on llne. 384 feet; thence North 39 degrees 44 minutes 35 seconds West, 499.40 feet; thence North 90 degrees 00 minutes 00 seconds East. 320.11 feet to the Point of Beginning. (Note: Quit Claim Deed recorded in Uber 591, Page 185, Branch County Records includes additional land owned by other entitles as evidenced by Deeds recorded In Document No. 2017-05186, Document No. 2018-00153 and Document No. 2015-07314, Branch County Records) Parcel ID Number. 302-000-000-970-00 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 Section 15, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land Which lies within 80.00 feet on each side of the following described line: Commencing at the East 1/4 comer of Section 15, Town 6 South. Range 6 West; thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning: thence South 02 degrees 12 minutes 04 seconds West 92.89 feet; thence South 00 degrees 58 minutes 33 seconds West 737.50 feet; thence South 00 degrees 02 minutes 29 seconds West 400.78 feet: thence South 00 degrees 04 minutes 10 seconds East 584.12 feet; thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the Point of Ending, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southeast comer of Section 15, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRICWTC2019 lkHEElY & UNCOLH ASSOC TtS. INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,lnc. For ------ITC -----Dote 04/09/19 CIVIL ENGINEERING &; LAND SURVEYING PH. (734) 4J2-97nfAX (734) 432-9786 Scole c N.A...;.;_'----Drown By DP 37741 PEMBROKE, UVONIA, MICHIGAN. 48152 WWW.MNLINC.COM Job No. 8042.499 Checked By SA

CM -63 GRANTOR'S LAND (per Warranty Deed, Document No.2017-05186, Branch County Records) Land situated In the Second Ward of the City of Coldwater, County of Branch, and State of Michigan, described as: Beginning at a point on the East line of Section 15, Town 6 South. Range 6 West. City of Coldwater, Branch County, Michigan distant South 00 degrees 07 minutes 21 seconds West. 520 00 feet from the East 1/4 post of said Section 15; thence South 00 degrees 07 minutes 21 seconds West along said East section line, 384.00 feet; thence North 39 degrees 44 minutes 35 seconds West, 499.40 feet; thence North 90 degrees 00 minutes 00 seconds East, 320.11 feet to the Point of Beginning. Parcel 10 Number. 302..(}()0-000-970-05 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 Section 15, Town 6 South, Range 6 West, City of ColdWater. Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the East 1/4 comer of Section 15, Town 6 South, Range 6 West; thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning; thence South 02 degrees 12 minutes 04 seconds West 92.89 feet; thence South 00 degrees 58 minutes 33 seconds West 737.50 feet; thence South 00 degrees 02 minutes 29 seconds West 400.78 feet; thence South 00 degrees 04 minutes 10 seconds East 584.12 feet; thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the Point of Endni g, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southeast comer of Section 15, Town 6 South. Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPVRICHTC 2019 lkNEEl.Y « LINCOlN ASSOC lt:S. INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For ------lTC ------Dote04/09/19 CIVIL ENGINEERING &: LAND SURVEYING PH. (73<4) 432-9777FA:X {734) 432-9786 37741 PEMBROKE, LIVONIA. MICHIGAN, 48152 WWW.MNUNC.COM Scole .:N....:.A.:...: Job No. ---"8"-0":.4...l2..!.o4"-9-'-9'"-><---Drown By DP Checked By SA

CM -64 GRANTOR'S LAND (per Warranty Deed, Document No. 2018-00153, Branch County Records) Land situated in the Second Ward of the City of Coldwater. County of Branch. and State of Michigan, described as; Description 1 -Land in the Second Ward, City of Coldwater, Branch County, Michigan. Being a parcel of land situated in the Southeast quarter of Section 15. Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, being more specifically described as follows: Commencing at the East comer of said Section 15; thence South 00 degrees 07 minutes 21 seconds West along the East line of said Section 15, a distance of 300.0 feet to the true Point of Beginning of the parcel herein described: thence South 00 degrees 07 minutes 21 seconds West along the East line of said Section 15. a distance of 220.0 feet; thence South 90 degrees 00 minutes 00 seconds West.a distance of 320.11 feet; thence North 14 degrees 47 minutes 10 seconds West, a distance of 227.53 feet; thence North 90 degrees 00 minutes 00 seconds East, a distance of 378.65 feet to the true Point of Beginning of the parcel herein described. Parcel ID Number:302-000-000-970-04 DESCRIPTION OF EASEMENT AREA Land in the Southeast 1/4 Section 15. Town 6 South. Range 6 West, City of Coldwater. Branch County. Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the East 1/4 comer of Section 15, Town 6 South, Range 6 West; thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning; thence South 02 degrees 12 minutes 04 seconds West 92.89 feet: thence South 00 degrees 58 minutes 33 seconds West 737.50 feet; thence South 00 degrees 02 minutes 29 seconds West 400.78 feet; thence South 00 degrees 04 minutes 10 seconds East 584.12 feet; thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the Point of Ending, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southeast comer of Section 15. Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COP"'RlGHTC 2019 t.leNtEI..Y UNCOI.H ASSOClt\TES, INC.SHEET20F2 MCNEELY &LINCOLN Associates,lnc. For ------lT=C-------Dote 04/09/19 CIVIL ENGINEERING de LAND SURVEYING PH. (734) 432-9777 F'AX (734) 432-9786 Scale .:N...:.:A...;:.... Drawn By DP 37741 PEMBROKE. LIVONIA. MICHIGAN, 48152 WWW.MNLINC.COM Job No. -80 42...,.4,:9.!.9..>!._ _ Checked By SA

CM - 65

GRANTOR'S LAND

(per Warranty Deed, Document No. 2015-07314, Branch County Records)

Land situated in the Second Ward of the City of Coldwater, County of Branch, and State of Michigan, described as:

Beginning at the East 1/4 post of Section 15, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan thence South 00 degrees 07 minutes 21 seconds West along the East line of said Section 15, a distance of 300.0 feet; thence West parallel with the East and West 1/4 line of said Section 15, a distance of 276.0 feet; thence Northerly to a point on said East and West 1/4 line, which is West 415.0 feet from said East 1/4 post; thence East along said East and West 1/4 line, 415.0 feet to the Point of Beginning.

Parcel ID Number: 302-000-000-970-03

DESCRIPTION OF EASEMENT AREA

Land in the Southeast 1/4 Section 15, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the East 1/4 corner of Section 15, Town 6 South, Range 6 West;
thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the **Point of Beginning**;
thence South 02 degrees 12 minutes 04 seconds West 92.89 feet;
thence South 00 degrees 58 minutes 33 seconds West 737.50 feet;
thence South 00 degrees 02 minutes 29 seconds West 400.78 feet;
thence South 00 degrees 04 minutes 10 seconds East 584.12 feet;
thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southeast corner of Section 15, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY & LINCOLN Associates, Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	04/09/19
Scale	NA	Drawn By	DP
Job No.	8042.499	Checked By	SA

CM - 66

GRANTOR'S LAND

(per Quit Claim Deeds at Liber 687, Page 910 and Document No. 2013-01678 (exception), Branch County Records)

That part of Section 15, Township 6 South, Range 6 West, City of Coldwater, County of Branch, State of Michigan, described as: the East 3/4 of the North 1/2 of Section 15, Township 6 South, Range 6 West, except therefrom: the South 1,000 feet of the Southeast 1/4 of the Northwest 1/4 of Section 15 and also land described as: Beginning at the Northwest corner of the Northeast 1/4 of the Northwest 1/4 of Section 15; thence East along the North line of Section 15, 1,219 feet; thence South at an angle of 90 degrees 16 minutes 30 seconds (interior angle) with the north line of Section 15, 337.4 feet; thence West at right angle 140 feet; thence South at right angle 832 feet; thence West at right angle 892 feet; thence South parallel with the West line of the East 1/2 of the Northwest 1/4 of Section 15 to a line that is 1,000 feet North and parallel with the South line of the Northwest 1/4 of Section 15; thence West along a line that is 1,000 feet North and parallel with the South line of the Northwest 1/4 of Section 15, 187 feet, more or less; to the West line of the East 1/2 of the Northwest 1/4 of Section 15; thence North along the said West line of the East 1/2 of the Northwest 1/4 of Section 15 to the Point of Beginning. Also Except: Beginning at the center of Section 15, Town 6 South, Range 6 West; thence North 89 degrees 43 minutes 39 seconds West, along the East and West 1/4 Line, 319.58 feet; thence North 00 degrees 56 minutes 52 seconds East, 570.14 feet; thence South 89 degrees 41 minutes 51 seconds East, parallel with the East and West 1/4 line as extended to the East 1/4 post, 740.39 feet; thence South 00 degrees 14 minutes 46 seconds West, parallel with the North and South 1/4 line of said Section, 569.94 feet to a point on the East and West 1/4 line of said Section 15; thence North 89 degrees 41 minutes 51 seconds West, along said East and West 1/4 line, 427.79 feet to the Place of Beginning.

Parcel ID Number: 302-000-000-973-00

DESCRIPTION OF EASEMENT AREA

Land in the Northeast 1/4 of Section 15, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Northeast corner of Section 15, Town 6 South, Range 6 West;
thence South 00 degrees 26 minutes 19 seconds West, along the East line of Section 15, 169.45 feet;
thence South 89 degrees 33 minutes 41 seconds East 113.45 feet to the **Point of Beginning**;
thence South 29 degrees 11 minutes 25 seconds West 156.70 feet thence South 00 degrees 29 minutes 37 seconds West 761.57 feet;
thence South 02 degrees 46 minutes 54 seconds West 124.88 feet;
thence South 01 degree 11 minutes 28 seconds West 299.37 feet;
thence South 00 degrees 12 minutes 16 seconds West 907.22 feet;
thence South 00 degrees 02 minutes 18 seconds East 174.88 feet;
thence South 02 degrees 12 minutes 04 seconds West 69.26 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 34 minutes 15 seconds East, along the East-West 1/4 line of Section 15, 31.34 feet from the East 1/4 corner of Section 15, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM	For ITC Scale NA Job No. 8042.499	Date 04/16/19 Drawn By DPW Checked By MB

CM - 68 GRANTOR'S LAND (per Warranty Deed. Liber 668. Page 234, Warranty Deed, Liber 668. Page 811, and Warranty Deed. Liber 804, Page 233, Branch County Records) A part of the West Half of Section 14, Township 6 South, Range 6 West, being in the Second Ward of the City of Coldwater. Branch County, Michigan, described as follows. Commencing at the West Quarter corner of said Section 14, thence North 00 degrees 00 minutes 12 seconds East along the West line of said Section. a distance of 425.00 feet; thence South 89 degrees 59 minutes 48 seconds East 413.00 feet to the true point of beginning of this description; thence North 00 degrees 00 minutes 12 seconds East parallel with said West line of Section 14 a distance of 1043.21 feet: thence South 89 degrees 59 minutes 48 seconds East 837.00 feet; thence North 00 degrees 00 minutes 12 seconds East parallel with said West line of said Section 14 a distance of 14.76 feet; thence North 90 degrees 00 minutes 00 seconds East 637.63 feet to a point on the West right-of-way line of Interstate Highway #69; thence South 00 degrees 48 minutes 38 seconds East along said West right-of-way line a distance of 1220.39 feet; thence North 90 degrees 00 minutes 00 seconds West 655.02 feet; thence North 00 degrees 00 minutes 12 seconds East 162.31 feet; thence North 89 degrees 59 minutes 48 seconds West 837.00 feet back to the true point of beginning of this description. ALSO Commencing at the West Quarter corner of said Section 14; thence North 00 degrees 00 minutes 12 seconds East along the West line of said Section. a distance of 425.00 feet; thence South 89 degrees 59 minutes 48 seconds East 688.00 feet to the true point of beginning of this description; thence South 89 degrees 59 minutes 48 seconds East a distance of 469 feet; thence Southwesterly 307.16 feet along the arc of a 100.00 foot radius curve to the left having a chord bearing South 02 degrees 00 minutes 28 seconds West a distance of 200.12 feet: thence Southwesterly 78.78 feet along the arc of a 50.00 foot radius curve to right having a chord beanng South 45 degrees 00 minutes 12 seconds West a distance of 70.71 feet; thence North 89 degrees 59 minutes 48 seconds West 412.00 feet; thence North 00 degrees 00 minutes 12 seconds East 250.00 feet back to the true point of beginning. ALSO Commencing at the West 1/4 corner of said Section 14; thence North 00 degrees 00 minutes 12 seconds East along the West line of said Section a distance of 1,568.21 feet: thence South 89 degrees 59 minutes 48 seconds East 88.00 feet to the true point of beginning of this description; thence North 00 degrees 00 minutes 12 seconds East 802.35 feet: thence South 89 degrees 39 minutes 35 seconds East 684.73 feet; thence North 00 degrees 00 minutes 12 seconds East 223 feet; thence South 89 degrees 39 minutes 35 seconds East 250.00 feet; thence South 00 degrees 20 minutes 25 seconds West 30.00 feet; thence South 89 degrees 39 minutes 35 seconds East 850.00 feet to the West right-of-way line of 1-69; thence South along the West line of 1-69 South 00 degrees 48 minutes 38 seconds East 1,070.17 feet; thence South 90 degrees 00 minutes 00 seconds West 637.63 feet: thence North 00 degrees 00 minutes 12 seconds East 78.24 feet; thence Northwesterly 282.52 feet along the arc of a 100.00 foot radius curve to left having a chord bearing North 80 degrees 56 minutes 01 second West a distance of 197.50 feet: thence Southwesterly 43.91 feet along the arc of a 35.00 foot radius curve to right having a chord bearing South 54 degrees 03 minutes 59 seconds West a distance of 41.08 feet; thence North 89 degrees 59 minutes 48 seconds West 933.70 feet back to the true point of beginning. COPYRIGHT 2019 IkNEELY LINCOLN ASSOCIATES, INC. SHEET 3 OF 4 McNEELY LINCOLN Associates,Inc. Civil_ ENGINEERING 6c LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN. 48152 WWW.MNLINC.COM For ITC Date 02/08/19 Scale NA Drown By DPW Job No 8042.499 Checked By MB

CM -68 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater. Branch County, Michigan.described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencmg at the Northwest comer of Section 14, Town 6 South, Range 6 West; thence South 00 degrees 26 minutes 19 seconds West, along the West line of Section 14, 306.83 feet: thence South 89 degrees 33 minutes 41 seconds East 38.07 feet to the Point of Beginning; thence South 00 degrees 29 minutes 37 seconds West 761.57 feet: thence South 02 degrees 46 minutes 54 seconds West 124.88 feet; thence South 01 degree 11 minutes 28 seconds West 299.37 feet; thence South 00 degrees 12 minutes 16 seconds West 907.22 feet; thence South 00 degrees 02 minutes 18 seconds East 174.88 feet; thence South 02 degrees 12 minutes 04 seconds West 69.26 feet to the Point of Ending, said point of ending lying distant South 89 degrees 34 minutes 15 seconds East 31.34 feet from the West 1/4 corner of Section 14, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COF"''RIGKTC2018 lokNmY & UNCOLH ASSOCIATES, INC.SHEET 4 OF 4 MCNEELY&LINCOLN Associates,lnc. For ..lT..C:....:...; ---Dote 02/08/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (7;)4) 4;)2-9766 Scale _.:..:.N A --Drown ByDPW J7741 PEMBROKE. LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Job No. --""-"8!..0..!4,..2!,".-4'--9.!.9.-Checked ByMB

CM - 69

GRANTOR'S LAND
(per Warranty Deed, Liber 1081, Page 506, Branch County Records)

A part of the West Half of Section 14, Township 6 South, Range 6 West, being in the Second Ward of the City of Coldwater, Branch County, Michigan, described as follows:

Commencing at the West quarter corner of said Section 14; thence North 00°00'12" East 175.0 feet along the West line of said Section 14; thence South 89°59'48" East 88.0 feet to the true point of beginning of this description; thence continuing South 89°59'48" East 600.0 feet; thence North 00°00'00" West 250.0 feet; thence North 89°59'48" West 600.0 feet; thence South 00°00'00" East 250.0 feet back to the true point of beginning.

Parcel ID Number: 302-000-001-112-02

DESCRIPTION OF EASEMENT AREA

Land in the Northwest 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Northwest corner of Section 14, Town 6 South, Range 6 West;
thence South 00 degrees 26 minutes 19 seconds West, along the West line of Section 14, 306.83 feet;
thence South 89 degrees 33 minutes 41 seconds East 38.07 feet to the **Point of Beginning**;
thence South 00 degrees 29 minutes 37 seconds West 761.57 feet;
thence South 02 degrees 46 minutes 54 seconds West 124.88 feet;
thence South 01 degree 11 minutes 28 seconds West 299.37 feet;
thence South 00 degrees 12 minutes 16 seconds West 907.22 feet;
thence South 00 degrees 02 minutes 18 seconds East 174.88 feet;
thence South 02 degrees 12 minutes 04 seconds West 69.26 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 34 minutes 15 seconds East 31.34 feet from the West 1/4 corner of Section 14, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY & LINCOLN Associates, Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	02/08/19
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

GRANTOR’S LAND (per Warranty Deed, Document No. 2006-05939, Branch County Records) Land located in the City of Coldwater, Branch County, State of Michigan, and described as follows: A part of the West half of Section 14, Township 6 South, Range 6 West, being in the Second Ward of the City of Coldwater, Branch County, Michigan, described as follows: Commencing at the West quarter corner of said Section 14; thence North 00°00’12” East 75.0 feet along the West line of said Section 14; thence South 89°59’48” East 88.0 feet to the true point of beginning of this description; thence continuing South 89°59’48” East 525.0 feet; thence South 00°00’00” East 397.56 feet; thence North 86°03’24” West 581.35 feet to the East right-of-way line of Michigan Avenue; thence North 00°00’17” West 197.61 feet along said East right-of-way line of Michigan Avenue; thence North 90°00’00” East 35.0 feet; thence North 00°00’00” East 120.00 feet; thence North 45°00’00” East 28.28 feet; thence North 00°00’00” East 20.0 feet back to the true point of beginning. Branch Co. Tax ID #302-000-001-112-01 DESCRIPTION OF EASEMENT AREA Land in the West 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor’s Land which lies within 80.00 feet on each side of the following described line: Commencing at the West 1/4 corner of Section 14, Town 6 South, Range 6 West; Thence North 00 degrees 26 minutes 19 seconds East, along the West line of Section 14, 244.11 feet; thence South 89 degrees 33 minutes 41 seconds East 32.01 feet to the Point of Beginning; thence South 00 degrees 02 minutes 18 seconds East 174.88 feet; thence South 02 degrees 12 minutes 04 seconds West 162.15 feet; thence South 00 degrees 58 minutes 33 seconds West 737.50 feet to the Point of Ending, said point of ending lying South 00 degrees 25 minutes 12 seconds West, along the West line of Section 14, 830.32 feet, and South 89 degrees 34 minutes 48 seconds East 21.30 feet from the West 1/4 corner of Section 14. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor’s Land.

GRANTOR’S LAND (per Quit Claim Deeds, Liber 814, page 152 and Liber 815, page 631 Branch County Records) Situated in the Township (now City) of Coldwater, County of Branch, State of Michigan: Beginning at a point on the West line of Section 14, Town 6 South, Range 6 West, Coldwater Township (now City of Coldwater), Branch County, Michigan, a distance of 1865.38 feet North of the Southwest corner of said Section 14 to a Point of Beginning; thence North along said Section line 500 feet to a point; thence South 86°03’07” East 440 feet to a point; thence South parallel to the West line of Section 14 472.93 feet to a point; thence North 89°34’43” West 438.96 feet to the Point of Beginning. EXCEPT Beginning at a point on the West line of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, distant North 1865.38 feet from the Southwest corner of said Section 14; thence North along said West section line, 268.69 feet; thence South 89°48’10” East 146.67 feet; thence North 67°46’40” East 103.32 feet; thence East 196.63 feet; thence South 310.48 feet; thence North 89°34’43” West 438.96 feet to the Point of Beginning. Branch Co. Tax ID #302-000-001-109-10 DESCRIPTION OF EASEMENT AREA Land in the West 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor’s Land which lies within 80.00 feet on each side of the following described line: Commencing at the West 1/4 corner of Section 14, Town 6 South, Range 6 West; thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning; thence South 02 degrees 12 minutes 04 seconds West 92.89 feet; thence South 00 degrees 58 minutes 33 seconds West 737.50 feet; thence South 00 degrees 02 minutes 29 seconds West 400.78 feet; thence South 00 degrees 04 minutes 10 seconds East 584.12 feet; thence South 00 degrees 13 minutes 28 seconds West 830.86 feet to the Point of Ending, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southwest corner of Section 14, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor’s Land.

GRANTOR’S LAND (per Quit Claim Deed, Document #2013-01121, Branch County Records) Lot Number 6, Vista Drive-Industrial Park, Coldwater, Michigan. A part of the Southwest Quarter of Section 14, Township 6 South, Range 6 West, Coldwater Township, now City of Coldwater, Branch County, Michigan, described as follows: Commencing at a monument box at the Southwest corner of the Southwest Quarter of said Section 14; thence North 00°00’50” West (assumed bearing) 1,571.25 feet along the West line of the Southwest 1/4 of said Section 14 to the true point of beginning of this description; thence continuing North 00°00’50” West 294.13 feet along said West line; thence South 89°34’55” East 438.96 feet; thence South 00°00’46” West 157.20 feet to a point on the North right-of-way line of Vista Drive, an eighty (80) foot road; thence Southwesterly 83.45 feet along said North right-of-way line on the arc of a 190.00 foot radius curve to the left having a chord bearing South 68°49’55” West a distance of 82.78 feet; thence South 56°15’00” West 153.53 feet along said North right-of-way line; thence Southwesterly 64.80 feet along said North right-of-way line on the arc of a 110.00 foot radius curve to the right having a chord bearing South 73°07’30” West a distance of 63.86 feet; thence North 90°00’00” West 172.88 feet along said North right-of-way line back to the true point of beginning. Parcel ID Number: 302-000-001-109-00 DESCRIPTION OF EASEMENT AREA Land in the Southwest 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor’s Land which lies within 80.00 feet on each side of the following described line: Commencing at the West 1/4 corner of Section 14, Town 6 South, Range 6 West; thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the Point of Beginning; thence South 02 degrees 12 minutes 04 seconds West 92.89 feet; thence South 00 degrees 58 minutes 33 seconds West 737.50 feet; thence South 00 degrees 02 minutes 29 seconds West 400.78 feet; thence South 00 degrees 04 minutes 10 seconds East 584.12 feet; thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the Point of Ending, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southwest corner of Section 14, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor’s Land.

CM - 74

GRANTOR'S LAND
(per Quit Claim Deed, Document #2018-01503 (Parcel 1), and Warranty Deed, Liber 751, Page 0322 (covers Parcel 1 and Parcel 2, covers more land), Branch County Records)

Parcel 1

Lot 200, Gates-Ireland-Industrial Drive part of the Southwest quarter of Section 14, Township 6 South, Range 6 West, Coldwater Township, now City of Coldwater, Branch County, Michigan, described as follows:

Commencing at a monument box at the Southwest corner of the Southwest 1/4 of said Section 14; thence North 00°00'50" West (assumed bearing) 1,307.44 feet along the West line of the Southwest 1/4 of said Section 14; thence South 89°34'55" East 268.00 feet to the true point of beginning of this description; thence continuing South 89°34'55" East 316.07 feet; thence North 63°24'53" East 205.00 feet; thence North 00°00'50" West 232.18 feet to the South line of an 80 foot road; thence North 90°00'00" West 300.19 feet along said South line; thence 64.80 feet along a 110.00 foot radius curve to the left in said South line, said curve having a chord bearing South 73°07'30" West 63.86 feet; thence South 56°15'00" West 153.53 feet along said South line; thence 12.29 feet along a 190.00 foot radius curve to the right in said South line, said curve having a chord bearing South 58°06'09" West 12.28 feet; thence South 00°00'50" East 211.29 feet back to the true point of beginning.

Parcel 2

Also commencing at the Southwest corner of the Southwest 1/4 of Section 14; thence North 00°00'50" West 1,307.44 feet along the West line of the Southwest 1/4 of Section 14 to the point of beginning; thence North 00°00'50" West 183.81 feet along the West line to a point on extended South right of way line of Vista Drive; thence North 90°00'00" East 172.87 feet along the South right of way line; thence Northeasterly 99.63 feet along the South right of way line on the arc of a 190 foot radius curve to left chord bears North 74°58'39" East 98.44 feet; thence South 00°00'50" East 211.29 feet; thence North 89°34'55" West 268 feet to the point of beginning.

Parcel ID Number: 302-000-001-109-01

DESCRIPTION OF EASEMENT AREA

Land in the Southwest 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the West 1/4 corner of Section 14, Town 6 South, Range 6 West;
thence South 89°34'15" East 31.34 feet to the **Point of Beginning**;
thence South 02°12'04" West 92.89 feet;
thence South 00°58'33" West 737.50 feet;
thence South 00°02'29" West 400.78 feet;
thence South 00°04'10" East 584.12 feet;
thence South 00°13'55" West 830.86 feet to the **Point of Ending**, said point of ending lying distant South 89°15'45" East 31.66 feet from the Southwest corner of Section 14, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	02/08/19
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

GRANTOR’S LAND (per Warranty Deed, Liber 932, Page 446, Branch County Records) Land situated in the City of Coldwater, County of Branch, State of Michigan: Land in the City of Coldwater and being situated in the East 1/2 of Section 22, Township 6 South, Range 6 West, bounded as follows: Commencing at the East quarter corner of Section 22 and being the true point of beginning, thence running South 00 degrees 01 minute 40 seconds West 235.32 feet on the East line of said Section 22 to the North right of way line of the Penn Central railroad; thence North 85 degrees 01 minute 45 seconds West 651.75 feet on said right of way line; thence North 00 degrees 00 minutes 58 seconds West 360.00 feet; thence South 85 degrees 01 minute 45 seconds East 652.03 feet to the East line of said Section 22; thence South 00 degrees 01 minute 40 seconds West 124.66 feet to the true point of beginning. Parcel ID Number: 301-000-000-249-00 DESCRIPTION OF EASEMENT AREA Land in the East 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor’s Land which lies within 80.00 feet on each side of the following described line: Commencing at the East 1/4 corner of Section 22; thence North 00 degrees 15 minutes 46 seconds East, along the East line of Section 22 and the centerline of Michigan Avenue, 278.10 feet; thence South 89 degrees 44 minutes 14 seconds East 32.63 feet to the Point of Beginning of the Described Line; thence South 00 degrees 03 minutes 22 seconds East 525.92 feet; thence South 82 degrees 18 minutes 21 seconds West 70.40 feet thence North 87 degrees 28 minutes 11 seconds West 143.91 feet; thence North 84 degrees 48 minutes 07 seconds West 2094.69 feet; thence North 84 degrees 46 minutes 33 seconds West 391.06 feet to the Point of Ending, said point of ending lying distant South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet from the Center of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor’s Land.

CM - 75

GRANTOR'S LAND
(per Warranty Deed, Document #2017-06679, Branch County Records)

Land situated in the Second Ward of the City of Coldwater, County of Branch and State of Michigan:

Commencing at the Southwest corner of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, and running thence due North 1,307.44 feet, along the West line of said Section 14, and along the centerline of Michigan Avenue, to the point of beginning of this description; and running thence South 89°34'43" East 584.08 feet; thence North 63°25'05" East 817.22 feet; thence due East 607.05 feet to the West right of way line of Highway I-69; thence South 00°48'13" East 357.08 feet, along said right of way line; thence North 89°40'08" West 613.95 feet; thence South 00°01'57" East 148.90 feet; thence due West 552.31 feet; thence due South 259.39 feet to the Northerly right of way line of Grahl Drive; thence on a 216 foot radius curve to the left a distance of 58.51 feet, the long chord of said curve bears North 82°14'27" West 58.33 feet; thence due West 703.00 feet, along said Grahl Drive to the West line of said Section 14; and thence due North 392.44 feet, along said Section line and the centerline of Michigan Avenue to the point of beginning.

Parcel ID Number: 302-000-001-111-08

DESCRIPTION OF EASEMENT AREA

Land in the Southwest 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the West 1/4 corner of Section 14, Town 6 South, Range 6 West;
thence South 89°34'15" East 31.34 feet to the **Point of Beginning**;
thence South 02°12'04" West 92.89 feet;
thence South 00°58'33" West 737.50 feet;
thence South 00°02'29" West 400.78 feet;
thence South 00°04'10" East 584.12 feet;
thence South 00°13'55" West 830.86 feet to the **Point of Ending**, said point of ending lying distant South 89°15'45" East 31.66 feet from the Southwest corner of Section 14, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	02/08/19
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

CM - 76

GRANTOR'S LAND

Land situated in the City of Coldwater, County of Branch, State of Michigan:
The West 1/2 of the Southwest 1/4 of Section 14, Town 6 South, Range 6 West; ALSO beginning at a point on the North line of the Southwest 1/4 of Section 14 which is 1,920.86 feet, more or less, east of the Northwest corner of said Southwest 1/4; thence South 00 degrees 48 minutes 38 seconds East to the South line of the Northeast 1/4 of the Southwest 1/4 of Section 14; thence West along the South line of the Northeast 1/4 of the Southwest 1/4 to the East line of the west 1/2 of the Southwest 1/4 of Section 14; thence North along the East line of the West 1/2 of the Southwest 1/4 to the Northeast corner of the West 1/2 of the Southwest 1/4 of Section 14; thence East along the North line of the Southwest 1/4 of said Section 14 to the point of beginning. RESERVING unto the State of Michigan a temporary grading permit over a small portion of land on the east side of the above described parcel.

EXCEPTING all that part of the above description which lies North of a line, beginning at a point on the West line of Section 14, Town 6 South, Range 6 West, distant 1,307.44 feet North of the Southwest corner of said Section 14; thence South 89 degrees 34 minutes 43 seconds East 584.08 feet; thence North 63 degrees 25 minutes 05 seconds East 817.22 feet; thence East 607.05 feet to the West right of way line of Highway I-69 and there terminate.

ALSO EXCEPT:
All that part of the West half of the Southwest 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as follows: Commencing at the Southwest corner of Section 14 and running thence North 89 degrees 42 minutes 11 seconds West along the south line of said section, 1,314.06 feet to a capped iron found at the Southeast corner of the West 1/2 of the Southwest 1/4 of Section 14, thence North 00 degrees 01 minutes 57 seconds West 736.36 feet to a capped iron set at the point of beginning of this description, the boundary runs thence West 396.80 feet to a capped iron set, thence northwesterly along the northerly right of way line of Grahl Drive, along a 216.00 foot radius curve to the left an arc distance of 249.82 feet (chord=North 41 degrees 16 minutes 13 seconds West 236.13 feet) to a capped iron set, thence North 259.39 feet to a capped iron set, thence East 552.31 feet to a capped iron set, thence South 00 degrees 01 minutes 57 seconds East along the East line of the West 1/2 of the Southwest 1/4 of Section 14, 436.86 feet to the point of beginning.

ALSO EXCEPT:
Commencing at the Southwest corner of Section 14 and running thence South 89 degrees 42 minutes 11 seconds East along the South line of said Section, 886.01 feet to a capped iron set at the point of beginning of this description, the boundary runs thence North 94.23 feet to a capped iron set, thence Northeasterly, along a 100.00 foot radius curve to the left along the Easterly right of way line of Grahl Drive, an arc distance of 241.41 feet (chord=North 20 degrees 50 minutes 27 seconds East 186.91 feet) to a capped iron set, thence Northwesterly, along a 100.00 foot radius curve to the right, along the Easterly right of way line of Grahl Drive, an arc distance of 84.33 feet (chord=North 24 degrees 09 minutes 32 seconds West 81.85 feet) to a capped iron set, thence North, along said right of way, 360.00 feet to a capped iron set, thence Northerly, along a 216.00 foot radius curve to the left, along said right of way, an arc distance of 30.67 feet (chord=North 04 degrees 04 minutes 06 seconds West 30.65 feet) to a capped iron found, thence East 396.80 feet to a capped iron found, thence South 00 degrees 01 minutes 57 seconds East along the East line of the West 1/2 of the Southwest 1/4 of Section 14, 736.38 feet to a capped iron found at the Southeast corner of the West 1/2 of the Southwest 1/4 of said Section 14, thence North 89 degrees 42 minutes 11 seconds West along the South line of said Section, 428.05 feet to the point of beginning.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 3

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	10/25/18
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

CM - 76

GRANTOR'S LAND (continued)

ALSO EXCEPT:
Commencing at the Southwest corner of Section 14, Town 6 South, Range 6 West, and running thence due North 1,307.44 feet, along the West line of said Section 14, and along the centerline of Michigan Avenue, to the point of beginning of this description; and running thence South 89 degrees 34 minutes 43 seconds East 584.08 feet; thence North 63 degrees 25 minutes 05 seconds East 817.22 feet thence due East 607.05 feet to the West right of way line of Highway I-69, thence South 00 degrees 48 minutes 13 seconds East 357.08 feet, along said right of way line; thence North 89 degrees 40 minutes 08 seconds West 613.95 feet; thence South 00 degrees 01 minutes 57 seconds East 148.90 feet; thence due West 552.31 feet; thence due South 259.39 feet to the Northerly right of way line of Grahl Drive; thence on a 216 foot radius curve to the left a distance of 58.51 feet, the long chord of said curve bears North 82 degrees 14 minutes 27 seconds West 58.33 feet; thence due West 703.00 feet, along said Grahl Drive to the West line of said Section 14; and thence due North 392.44 feet, along said Section line and the centerline of Michigan Avenue to the point of beginning.

ALSO EXCEPT
Commencing at the Southwest corner of said Section 14, thence North, along the West line of said Section 14, 849.00 feet; thence East 33.00 feet to the Point of Beginning; thence continuing East 670.00 feet; thence along the arc of a curve to the right, radius: 150.00 feet; chord bearing: South 45°00'00" East; chord distance: 212.13 feet, an arc length of 235.62 feet; thence South 360.00 feet; thence along the arc of a curve to the right, radius: 100.00 feet; chord bearing: South 24°09'32" West; chord distance 81.85 feet, an arc length of 84.33 feet; thence along the arc of a curve to the left, radius: 100.00 feet; chord bearing: North 89°59'59" East; chord distance: 133.00 feet; an arc length of 482.82 feet; thence along the arc of a curve to the right, radius: 100.00 feet; chord bearing: North 24°09'32" West; chord distance: 81.85 feet; an arc length of 84.33 feet; thence North 360.00 feet; thence along the arc of a curve to the left, radius: 216.00 feet; chord bearing: North 45°00'01" West; chord distance: 305.47 feet; an arc length of 339.29 feet; thence West 670.00 feet; thence South 66.00 feet to the Point of Beginning.

Parcel ID Number: 302-000-001-111-00

DESCRIPTION OF EASEMENT AREA

Land in the Southwest 1/4 of Section 14, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the West 1/4 corner of Section 14, Town 6 South, Range 6 West;
thence South 89 degrees 34 minutes 15 seconds East 31.34 feet to the **Point of Beginning**;
thence South 02 degrees 12 minutes 04 seconds West 92.89 feet;
thence South 00 degrees 58 minutes 33 seconds West 737.50 feet;
thence South 00 degrees 02 minutes 29 seconds West 400.78 feet;
thence South 00 degrees 04 minutes 10 seconds East 584.12 feet;
thence South 00 degrees 13 minutes 55 seconds West 830.86 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 15 minutes 45 seconds East 31.66 feet from the Southwest corner of Section 14, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 3 OF 3

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	10/25/18
Scale	NA	Drawn By	DPW
Job No.	8042.499	Checked By	MB

GRANTOR’S LAND (per Warranty Deed, Document No. 2014-07597, Branch County Records) Land situated in the City of Coldwater, County of Branch, State of Michigan: Part of the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, being more specifically described as follows: Commencing at the Northwest corner of said Section 23; thence South 89 degrees 31 minutes 30 seconds East along the North line of said Section 23, a distance of 33.0 feet to the East Right of Way line of Michigan Avenue, said point being the true point of beginning of the parcel herein described; thence South 89 degrees 31 minutes 30 seconds East along the North line of said Section 23, a distance of 511.06 feet to a point; thence South 0 degrees 00 minutes 00 seconds West, a distance of 410.0 feet to the North Right of Way line of Orleans Boulevard; thence North 89 degrees 31 minutes 30 seconds West along the North right of way line of Orleans Boulevard, a distance of 445.58 feet to a point; thence North 0 degrees 00 minutes 00 seconds East, a distance of 49.27 feet to a point; thence North 89 degrees 31 minutes 30 seconds West a distance of 65.48 feet to the East right of way line of Michigan Avenue; thence North 0 degrees 00 minutes 00 seconds East along the East right of way line of Michigan Avenue, a distance of 360.73 feet to the true point of beginning of the parcel herein described. Parcel ID Number: 302-000-000-972-00 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor’s Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest corner of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 corner of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor’s Land.

GRANTOR’S LAND (per Quit Claim Deed, Document No. 2016-06743, Branch County Records) Land situated in the City of Coldwater, County of Branch, State of Michigan: A parcel in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, described as follows: Commencing at the Northwest corner of Section 23; thence South 89 degrees 31 minutes 30 seconds East along the North line of said Section, 33 feet to the East right-of-way line of Michigan Avenue; thence South 00 degrees 00 minutes 00 seconds 360.75 feet to the point of beginning; thence East 65.48 feet; thence South 49.27 feet; thence South 89 degrees 31 minutes 30 seconds West 65.48 feet; thence North 49.27 feet to the point of beginning. Parcel ID Number: 302-000-000-972-07 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor’s Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest corner of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 corner of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor’s Land.

GRANTOR’S LAND (per Quit Claim Deed, Liber 637, Page 514, Branch County Records) Land situated in the City of Coldwater, County of Branch and State of Michigan: Beginning at the Northwest corner of Section 23, Township 6 South, Range 6 West; thence South 0°0’ West along the West line of said Section 23, 476 feet to a point; thence South 89°31’30” East 33 feet to the Point of Beginning; thence South 89°31’30” East 197 feet; thence South 0°0’ West 184 feet; thence North 89°31’30” West 197 feet; thence North 0°0’ East 184 feet to the Point of Beginning. Parcel ID Number: 302-000-000-972-01 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor’s Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest corner of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 corner of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor’s Land.

CM -81 GRANTOR'S LAND (per Covenant Deed. Document No. 2017-03322, Branch County Records) A Parcelof land on the North side of U.S. Highway 12. situated and being in the West 1/2 of the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, Coldwater Township (now City of Coldwater), Branch County, Michigan. described as follows: Commencing at the Northwest comer of said Section 23, thence South 00 degrees 00 minutes 00 seconds East 1,308.59 feet; thence North 90 degrees 00 minutes 00 seconds East 33.00 feet to the Point of Beginnmg of this description:thence North 00 degrees 00 minutes 00 seconds East on East line of Michigan Avenue, 121.29 feet: thence South 89 degrees 39 minutes 50 seconds East on the South line of Teeter Drive, 360.39 feet: thence South 07 degrees 01 minute 43 seconds West. 176.23 feet; thence North 77 degrees 03 minutes 57 seconds West 215.67 feet; thence North 86 degrees 40 minutes 53 seconds West 128.85 feet to the Point of Beginning. Parcel ID Number: 302-000..()()Q-9g8-QQ DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater. Branch County, Michigan. described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest comer of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending. said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 comer of Section 23. Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points.and to terminate at the boundaries of the Grantor's Land. COPVRIGHTO 2011J lok:NEELY o!t UNCOLN ASSOCIAT£S IHC. MCNEELY&LINCOLN Associates,Inc. For ------lTC------SHEET 2 OF 2 Dote02/15/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 4.32-9777FAX {734) 432-9786 Scale .N;.A.;.;_'------Drown By DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Job No. ---=:>8"-0-'--40:2:...:.4....9!..9"'-"<..-Checked By MB

CM -82

GRANTOR'S LAND
(per Covenant Deed, Document No. 2008-07046, Branch County Records)

A Parcel of land on the North side of U.S. Highway 12, situated and being in the West 1/2 of the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, Coldwater Township now City of Coldwater, Branch County, Michigan, described as follows:

Commencing at the Northwest corner of said Section 23; thence South 00 degrees 00 minutes 00 seconds East 1,308.59 feet; thence North 90 degrees 00 minutes 00 seconds East 33.00 feet to the Point of Beginning of this description; thence South 86 degrees 40 minutes 53 seconds East 128.85 feet; thence South 77 degrees 03 minutes 57 seconds East 62.65 feet; thence South 12 degrees 46 minutes 13 seconds West 251.04 feet to the North line of US-12; thence Westerly 137.37 feet along the arc of a a curve to the North, having a radius of 113,417.63 feet and a chord of North 77 degrees 40 minutes 15 seconds West on the North line of US-12, 137.37 feet; thence North 00 degrees 00 minutes 00 seconds East on the East line of Michigan Avenue, 236.98 feet to the Point of Beginning.

Parcel ID Number: 302-000-000-990-00

DESCRIPTION OF EASEMENT AREA

Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Northwest corner of Section 23, Town 6 South, Range 6 West;
thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the **Point of Beginning**;
thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet;
thence South 00 degrees 20 minutes 50 seconds West 460.00 feet;
thence South 00 degrees 52 minutes 32 seconds West 399.88 feet;
thence South 00 degrees 26 minutes 01 second East 440.96 feet;
thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 corner of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM	For ITC	Date 02/15/19
	Scale NA	Drawn By DPW
	Job No. 8042.499	Checked By MB

CM -83 GRANTOR'S LAND (per Warranty Deed, Liber 786, Page 784, Branch County Records) A parcel of land situated and being in the City of Coldwater, Branch County, Michigan, and described as follows: Lot 1 of Greenawalt Subdivision in Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, according to the plat thereof recorded in Liber 3 of Plats, Page 8, Branch County Register's Office ParceiiD Number: 301-785-000-001-00 DESCRIPTION OF OVERALL EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest comer of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South DO degrees 13 minutes 55 seconds West 1075.38 feet; thence South DO degrees 20 minutes 50 seconds West 460.00 feet; thence South DO degrees 52 minutes 32 seconds West 399.88 feet; thence South DO degrees 26 minutes 01 second East 440.96 feet; thence South DO degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 comer of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC 2019 t.lcNEEI..Y a: UNCOLN ASSOCIATES, INC. SHEET 2 OF 3 MCNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING &: lAND SURVEYING PH. {734) 432-9777FAX {734) 432-9786 37741 PEMBROKE, UVONIA, MICHIGAN, 48152 WWW.MNUNC.COM For ITC Seale ,N-"A_,_ Job No. -=80=4,..,2"-.4'-"9""9-Date11/08/19 Drawn By DPW Checked By MRD

CM-84 GRANTOR'S LAND (per Quit Claim Deed, Liber 1014, Page 528, Branch County Records) Premises situated in the City of Coldwater, County of Branch, and State of Michigan, to wit: Lots numbered 2 and 3 of Greenawalt Subdivision, of Section 23 in Town 6 South of Range 6 West, according to the recorded plat thereof in Liber 3 of Plats, Page 8, Branch County Register's Office. ParceiiD Number: 301-785-000-002-00 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West,City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest comer of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 comer of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points,and to terminate at the boundaries of the Grantor's Land. COP"'RRGHTC 201g Wc:NEELY 4< UNCOLN ASSOCIATES INC. MCNEELY&LINCOLN Associates,lnc. CIVIL ENGINEERING & LAND SURVEYING PH. {734) 432-9777F(734) 432-9786 For ------ITC -----Scale ------N A,_ SHEET 2 OF 2 Dote02/15/19 Drown By DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM Job No. 8042.499 Checked By MB

CM - 85

GRANTOR'S LAND
(per Warranty Deed, Liber 674, page 758, Branch County Records)

Lots 4 and 5, Greenawalt's Subdivivison of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, according to the Plat recorded in Liber 3, Page 8 of Plats.

Parcel ID Number: 301-785-000-002-01

DESCRIPTION OF EASEMENT AREA

Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at the Northwest corner of Section 23, Town 6 South, Range 6 West;
thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the **Point of Beginning**;
thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet;
thence South 00 degrees 20 minutes 50 seconds West 460.00 feet;
thence South 00 degrees 52 minutes 32 seconds West 399.88 feet;
thence South 00 degrees 26 minutes 01 second East 440.96 feet;
thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the **Point of Ending**, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 corner of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2018 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN
Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For ITC	Date 10/22/18
Scale NA	Drawn By DPW
Job No. 8042.499	Checked By MB

CM -86 GRANTOR'S LAND (per Warranty Deed, Liber 771, page 910, Branch County Records) Lots 6 and 7, Greenawalt's Subdivivison of Section 23, in Town 6 South, Range 6 West, Coldwater Township (now City of Coldwater), Branch County, Michigan, according to the recorded plat thereof, said plat being recorded in Liber 3, Page 8 of Plats, Branch County Register's Office. ParceiiD Number: 301-785-000-006-00 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan,described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest comer of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 corner of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points,and to terminate at the boundar es of the Grantor's Land. COPYRIGHTC2018 McNEELY & UNCOl.N ASSOCIATES, INC. MCNEELY&LINCOLN Associates,lnc-For _ 2 1T.!..:C -----SHEET 2 Of 2 Dote 10/22/18 c lviL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FA:X {734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM Scole :N...:;cA.:.. _ Job No. 8042.4g9 Drown By DPW Checked By MB

CM -87 GRANTOR'S LAND Lot 8 and the North 4 feet of Lot 9, Greenawalt's Subdivision of Section 23, in Town 6 South, Range 6 West, Coldwater Township, (now City of Coldwater), Branch County, Michigan, according to the recorded plat thereof, said plat being recorded in Liber 3, Page 8 of Plats, Branch County Register's Office. ParceiiD Number: 301-785-000-008-00 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest comer of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 comer of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COP'IRtGHTC2018 McNEELY at UNCASSOC1A=, INC.SHEET 2 OF 2 MCNEELY&UNCOLN Associates,lnc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MCI HIGAN, 48152 WWW.MNLINC.COM For ------TIC -----Scale ------NAc_ Job No. _,8:0J.! 4"2-.'..4::!sz.99i!......_ Dote10/22/18 Drown By DPW Checked By MB

CM -88 GRANTOR'S LAND The South 62 feet of Lot 9, Greenawalt's Subdivision of Section 23, in Town 6 South. Range 6 West. Coldwater Township (now City of Coldwater), Branch County, Michigan, according to the recorded plat thereof, said plat being recorded in Liber 3, Page 8 of Plats. ParceiiD Number:301-785-000-008-01 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest comer of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 comer of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COP'I'RIGHTC2018 McNEELY at UNCOUI ASSOCIATES, INC.SHEET 2 Of 2 MCNEELY&LINCOLN Associates,lnc. For ------IT C-----Date10/19/18 CIVIL ENGINEERING &: LAND SURVEYING PH. (7.34) 4.32-9777FAX (7.34) 4.32-9786 .37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Scole _,N.!!_A : _ Job No. _,8""04..,2'-".4:.>!92.9_ Drown By DPW Checked By MB

CM - 89 GRANTOR'S LAND Lot 1o, Greenawalt Subdivision of Section 23, in Town 6 South, Range 6 West. Coldwater Township (now City of Coldwater), Branch County, Michigan, according to the recorded plat thereof, said plat being recorded in Liber 3, Page 8 of Plats, Branch County Register's Office. ParceiiD Number: 301-785-000-010-00 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23,Town 6 South, Range 6 West,City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest comer of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 corner of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPI'RICHTC2018 McNEELY It UNCASSOC1AlES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,lnc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 For ICT Scale :...:N:.A...:. _ Dote10/22/18 Drown By DPW 37741 PEMBROKE. LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM Job No. 8042.499 Checked By MB

CM -9 GRANTOR'S LAND (per Warranty Deed. Document No. 1997..()6995, Branch County Records) Land in the Fourth Ward of the City of Coldwater. Branch County,Michigan: Lot Numbers 9 and 10 of BUTTER'S INDUSTRIAL ACRES NO.1, a Subdivision of a part of the East half of Section 20 and the West half of Section 21, Town 6 South, Range 6 West. City of Coldwater. Branch County, Michigan, according to the recorded plat thereof. recorded in Liber 6 of Plats on Page 68, Branch County Register's Offtee. ParceiiD Number: 304-000..()00-630-00 DESCRIPTlON OF EASEMENT AREA Land In the Southeast 1/4 of Section 20. Town 6 South, Range 6 West. City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the East 114 comer of Section 20. Town 6 South, Range 6 West; thence South 00 degrees 19 minutes 30 seconds West, along the East line of Section 20 and the West line of Allen Avenue {66 feet wide). 885.52 feet to the Point of Beginning of the Described Line; thence South 73 degrees 54 minutes 41 seconds West 280.67 feet; thence South 74 degrees 56 minutes 08 seconds West 668.91 feet: thence South 79 degrees 20 minutes 10 seconds West 161.89 feet; thence South 06 degrees 32 minutes 56 seconds East 151.07 feet; thence South 00 degrees 00 minutes 53 seconds East 584.64 feet; thence South 01 degree 20 minutes 12 seconds West 90.88 feet: thence South 00 degrees 08 minutes 20 seconds East 363.18 feet: thence South 00 degrees 30 minutes 08 seconds West 238.49 feet; thence South 35 degrees 47 minutes 44 seconds East 60.07 feet to the Point of Ending, said point of ending lying distant North 89 degrees 41 minutes 29 seconds West. along the South line of Section 20 and the centerline of Garfield Road, 1015.52 feet from the Southeast comer of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land COP't'RlGQ 2019 lolcHEILY <It I.JNCOUI ASSOC!4TES. INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For ------lTC------Dote01/16/ 1 9 CIVIL ENGINEERING &: LAND SURVEYING PH. (7.:54) 432-9777F'AX (7.:54) 4.:52-9786 Scale .:N..;,;A...; Drown ByDPW .:57741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Job No. --=-8=0'-4'-"2"'-.'4--9'-'9"-"'---Checked ByMB

CM-90 GRANTOR'S LAND (per Quit Claim Deed, Document #2013-02740, BCR) The South four rods in the same width as the following described land: Six Acres of land off the West side of that part of the Northwest quarter of Section 23, Town 6 South Range 6 West, City of Coldwater, Branch County, Michigan, lying south of the Center of Chicago Road, and being about 15 rods 18 3/4 links wide and 64 rods long. ALSO Lot number 11 of Greenawalt's Subdivision of part of Section 23 in Township 6 South, Range 6 West, Coldwater Township, Branch County, Michigan, according to the recorded plat thereof. Branch Co. Tax ID #301-785-000-011-00 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Northwest corner of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 15 minutes 45 seconds East 31.66 feet to the Point of Beginning; thence South 00 degrees 13 minutes 55 seconds West 1075.38 feet; thence South 00 degrees 20 minutes 50 seconds West 460.00 feet; thence South 00 degrees 52 minutes 32 seconds West 399.88 feet; thence South 00 degrees 26 minutes 01 second East 440.96 feet; thence South 00 degrees 03 minutes 22 seconds East 278.11 feet to the Point of Ending, said point of ending lying distant South 89 degrees 44 minutes 14 seconds East 34.18 feet from the West 1/4 corner of Section 23, Town 6 South, Range 6 West. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHT© 2018 McNEELY & LINCOLN ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM For ,IT-'-'C,__ _ Scale ---'-'NA'-'---- Job No. -=80"'--4,_,2,_,_.4_,_,9=9-Date 10/22/18 Drawn By DPW Checked By MB

CM-91 GRANTOR'S LAND (per Warranty Deed, Liber 1084, Page 26, BCR) Premises situated in the First Ward of the City of Coldwater, County of Branch, and State of Michigan: The North 150.00 feet of the West 333.00 feet of that part of the Northwest 1/4 of the Southwest 1/4 of Section 23, Township 6 South, Range 6 West, lying North of the Penn Central Railroad (formerly Lake Shore and Michigan Southern Railroad). Parcel ID Number: 301-000-000-709-00 DESCRIPTION OF EASEMENT AREA Land in the Southwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the West 1/4 corner of Section 23, Town 6 South, Range 6 West: thence South 8.9 degrees 44 minutes 14 seconds East, along the East-West 1/4 line of Section 23, 34.18 feet to the Point of Beginning of the Described Line: thence South 00 degrees 03 minutes 22 seconds East 247.81 feet; thence South 35 degrees 07 minutes 21 seconds East 32.42 feet; thence South 09 degrees 39 minutes 02 seconds East 38.83 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the West line of Section 23, 312.52 feet and South 89 degrees 45 minutes 57 seconds East 60.86 feet from the West 1/4 comer of Section 23. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COP'IRICHT02018ll<NEII.Y 4lt UNC0U< ASSOCIATES,K . MCNEELY &LINCOLN SHEET 2 OF 2 For 'TC Dote _ _ , _1 ,// Associates.Inc. CIVIL ENG,NEERING &: LAND SURVEYING PH (73'4) 432-9777Fl<I. (7J4) 432-9786 37741 PEMBROKE. LIVONIA. MICHIGAN. 48152 WWW l,jNUNC COM Scole Job No. c...;0::..:5: : . L - ' 1-8= � NADrown ByDPW ..m21,2.499 _ Checked ByMB_

CM-92 GRANTOR'S LAND (per Warranty Deed, Document No. 2018-03103, BCR) A parcel of land situated in Section 23, Town 6 South, Range 6 West, in the First Ward of the City of Coldwater, (formerly Coldwater Township), Branch County, Michigan being more particularly described as follows: Commencing at the West 1/4 corner of Section 23, Town 6 South, Range 6 West, thence South 89 degrees 48 minutes 30 seconds East 333.00 feet along the East and West 1/4 line of said Section 23 to the place of beginning; thence continuing South 89 degrees 48 minutes 30 seconds East 987.64 feet to the Southwest corner of the Southeast 1/4 of the Northwest 1/4 of said Section 23; thence North 00 degrees 18 minutes 15 seconds West 412.25 feet along the West line of said Southeast 1/4 of the Northwest 1/4 to the Southwesterly right of way line of Highway 1-69; thence South 52 degrees 20 minutes East 534.24 feet along said right of way; thence South 33 degrees 00 minutes East 104.19 feet along said right of way; thence North 89 degrees 48 minutes 30 seconds West along the East and West 1/4 line 407.46 feet; thence South 00 degrees 18 minutes 15 seconds East 367.24 feet to a point 30.0 feet Northerly of the centerline of the Penn Central Railroad; thence North 85 degrees 12 minutes 50 seconds West 1,396.75 feet parallel with and 30.0 feet North of said centerline to the West line of the Southwest 1/4 of said Section 23; thence North 00 degrees 09 minutes. 30 seconds West 105.34 feet along said West line; thence South 89 degrees 48 minutes 30 seconds East 333.00 feet parallel with said East and West 1/4 line of Section 23; thence North 00 degrees 09 minutes 30 seconds West 150.00 feet, parallel with said West line of Southwest 1/4 to the place of beginning. The West 33.0 feet being subject to highway easement for Michigan Avenue. Tax parcel number: 301-000-000-705-00 DESCRIPTION OF EASEMENT AREA Land in the Southwest 1/4 of Section 23, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the West 1/4 corner of Section 23, Town 6 South, Range 6 West; thence South 89 degrees 44 minutes 14 seconds East, along the East-West 1/4 line of Section 23, 34.18 feet to the Point of Beginning of the Described Line; thence South 00 degrees 03 minutes 22 seconds East 247.81 feet; thence South 35 degrees 07 minutes 21 seconds East 32.42 feet; thence South 09 degrees 39 minutes 02 seconds East 38.83 feet to the Point of Ending, said point of ending lying distant South 00 degrees 14 minutes 03 seconds West, along the West line of Section 23,312.52 feet and South 89 degrees 45 minutes 57 seconds East 60.86 feet from the West 1/4 comer of Section 23. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. C0PYRICHl'Q2019 M<NCII.Y It UNCOI.H ASSOClo\TIS, INC MCNEELY &LINCOLN Associates.Inc. CIVtL ENGINEERING & LAND SURVEYING PH. (7J4) 4J2-9777FAX (7J4) 4J2-9786 37741 PEMBROKE. LJ\/ONIA. MICHIGAN. 48152 WWW MNUNC.COM For--lT =C --- Scale _ _ _NA Job No8042.499 SHEU 2 Of 2 Date02/15/19 Drawn ByDPW Checked By MB

CM -95 GRANTOR'S LAND (per Warranty Deed, Document 2014-02631, Branch County Records) Land in the First Ward, City of Coldwater, Branch County, Michigan. The North one-half of Lots No.1, 2 and 3 of Clarl< H.William's Second Addition to the City of Coldwater, Branch County, Michigan, according to the recorded plat thereof. Also, Beginning on the South line of the Lake Shore and Michigan Southern Railroad (now New Vorl< Central Railroad) in the First Ward of the City of Coldwater, Michigan, 12 rods East of the West line of Section 22 in Town 6 South of Range 6 West; running thence West along the South line of said Railroad about 15 1/2 rods to the East line of land heretofore conveyed to Hildebrandt;thence South on the East line of said Hildebrandt's land about 12 rods to the North line of Stanton (now Conover) Street; thence East along the North line of Stanton (now Conover) Street to the East line of Seward (now Preston) Street; thence South to the North line of Hooker Street; thence East 10 1/2 rods; thence North parallel with the West line of said Section 22 to beginning; Except therefrom the following: Land situate and being in the City of Coldwater, County of Branch, State of Michigan, beginning at the intersection of the North line of Conover Street with the Section line common to Sections 21 and 22, Town 6 South, Range 6 West, which point is 98.34 feet South of the quarter corner; running thence West along the North line of said street, 63.5 feet; thence North 197.6 feet to the South line of the New Vorl< Central Railroad Right of Way;thence East along said Right of Way 62.6 feet to said Section line; thence South on the Section line 198 feet to the place of beginning, being in Section 21. Also commencing at the place of beginning of the first description and running thence East on the North line of Conover Street and the extension thereof, 36.26 feet to an iron stake; thence North 198.1 feet to an iron stake on the South line of the New York CentralRailroad Right of Way; thence West along said Right of Way 36.98 feet to the Section line; thence South on the Section line 198 feet to the place of beginning, being in Section 22, all in the First Ward of the City of Coldwater, Branch County, Michigan. ParceiiD Numbers: 301-000-000-510-00 and 301-000-000-511-00 DESCRIPTION OF EASEMENT AREA Land in the West 1/2 of Section 22, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the Center of Section 22, a found iron rod in a monument box; thence South 00 degrees 23 minutes 34 seconds West, along the North-South 1/4 line of Section 22, 49.28 feet to the Point of Beginning of the Described Line; thence North 84 degrees 46 minutes 33 seconds West 2411.34 feet; thence Westerly 247.82 feet along the arc of a curve to the left, radius 9648.75 feet, central angle 01 degree 28 minutes 18 seconds, chord bears North 85 degrees 30 minutes 42 seconds West 247.81 feet to the Point of Ending, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the West line of Section 22, 166.08 feet from the West 1/4 corner of Section 22. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGffTC2019 McNEELY & UNCOLN ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,lnc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM For ICT Scale .:N..:eA..:.... Job No.--8=042-499--Dote03/29/19 Drown By DPW Checked By MB ------------------------

CM -96 GRANTOR'S LAND (per Warranty Deed, Liber 618, Page 530, Branch County Records) Land situated in the City of Coldwater, County of Branch, and State of Michigan. Beginning at the intersection of the North line of Conover Street with the Section line common to Sections 21 and 22, Town 6 South, Range 6 West, which point is 98.34 feet South of the quarter corner; running thence West along the North line of said street, 63.5 feet; thence North 197.6 feet to the South line of the New York Central Railroad Right of Way; thence East along said Right of Way 62.6 feet to said Section line;thence South on the Section line 198 feet to the place of beginning, being in Section 21. Also commencing at the place of beginning of the first description and running thence East on the North line of Conover Street and the extension thereof, 36.26 feet to an iron stake; thence North 198.1 feet to an iron stake on the South line of the New York Central Railroad Right of Way; thence West along said Right of Way 36.98 feet to the Section line; thence South on the Section line 198 feet to the place of beginning, being in Section 22. All in the First Ward of the City of Coldwater, Branch County, Michigan. ParceiiD Number: 301-000-000-509-00 DESCRIPTION OF EASEMENT AREA Land in the Northwest 1/4 of Section 22, and in the Northeast 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at the West 1/4 comer of Section 22, Town 6 South, Range 6 West; thence South 89 degrees 29 minutes 23 seconds East, along the East-West 1/4 line of Section 22, 394.40 feet; thence along the West line of South Jefferson Street the following two (2) courses: North 00 degrees 22 minutes 02 seconds East 41.96 feet and North 09 degrees 22 minutes 09 seconds West 97.55 feet to the Point of Beginning of the Described Line; thence North 84 degrees 46 minutes 33 seconds West 131.76 feet; thence Westerly 748.70 feet along the arc of a curve to the left, radius 9648.75 feet, central angle 4 degrees 26 minutes 45 seconds, with a chord bearing North 86 degrees 59 minutes 56 seconds West 748.52 feet to the Point of Ending, said point of ending lying distant North 89 degrees 22 minutes 17 seconds West, along the East-West 1/41ine of Section 21, 501.94 feet, and North 00 degrees 37 minutes 43 seconds East 180.38 feet from the West 1/4 corner of Section 22 (also the East 1/4 corner of Section 21). The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHTC2019 WcNEUY .!c UNCOLN ASSOCIATES, INC.SHEET 2 Of 2 MCNEELY&LINCOLN Associates,lnc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777f"I>:J( (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM For ICT Scale ----N'-"A-'----- Job No. --8042.4w9--Dote03/15/19 Drown By DPW Checked By MB

CM - 97

GRANTOR'S LAND
(per Quit Claim Deed, Liber 828, Page 827, Branch County Records)

Commencing Sixty Two and 6/10 Feet (62.6') Westerly on the South Line of the New York Central (now Branch and St. Joseph Counties Rail Users Association, Inc.) from the East line of Section 22, thence South Twelve (12) Rods, thence West Three (3) Rods, thence North Twelve (12) Rods, thence East to the point of beginning, all in the City of Coldwater, Branch County, Michigan, T 6 S, R 6 W.

Parcel ID Number: 301-000-000-508-00

DESCRIPTION OF EASEMENT AREA

Land in the Northeast 1/4 of Section 21, Town 6 South, Range 6 West, City of Coldwater, Branch County, Michigan, described as:

All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line:
Commencing at a concrete monument at the intersection of the South line of Race Street (49.50 feet wide) with the West line of Clay Street (66 feet wide);
thence South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street, 248.97 feet to the **Point of Beginning** of the Described Line;
thence Easterly 411.05 feet along the arc of a curve to the right, radius 10806.98 feet, central angle 02 degrees 10 minutes 45 seconds, chord bears North 86 degrees 02 minutes 35 seconds East 411.03 feet;
thence continuing Easterly 446.81 feet along the arc of a curve to the right, radius 7022.53 feet, central angle 03 degrees 38 minutes 44 seconds, chord bears North 88 degrees 57 minutes 20 seconds East 446.73 feet;
thence continuing Easterly 500.89 feet along the arc of a curve to the right, radius 9648.75 feet, central angle 02 degrees 58 minutes 28 seconds, chord bears South 87 degrees 44 minutes 05 seconds East 500.83 feet to the **Point of Ending**, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the East line of Section 21, 166.08 feet from the East 1/4 corner of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT © 2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM	For ITC Scale NA Job No. 8042.499	Date 03/15/19 Drawn By DPW Checked By MB

CM-98 GRANTOR'S LAND (per Tax Records) (Part of Section 21.Township 6 South. Range 6 West,City of Coldwater, Branch County, Michigan, described as:) Commencing 326.8 feet West on the South line of the New York Central Railroad right-of-way from the East line of Section 21; thence South 03 degrees 46 minutes West 98 feet; thence South 87 degrees 40 minutes West 10 feet; thence South 33 degrees 30 minutes West 110.6 feet; thence East on the North line of Conover Street 286.6 feet; thence North 05 degrees 33 minutes East to the South line of the Railroad right-way; thence West to the Point of Beginning. Parcel ID Number:301-000-000-507-00 DESCRPI TION OF EASEMENT AREA Land in the Northeast 114 of Section 21. Town 6 South.Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at a concrete monument at the intersection of the South line of Race Street (49.50 feet wide) with the West line of Clay Street (66 feet wide); thence South 00 degrees 01 minute 12 seconds East. along the West line of Clay Street, 248.97 feet to the Point of Beginning of the Described Line; thence Easterly 411.05 feet along the arc of a curve to the right, radius 10806.98 feet, central angle 02 degrees 10 minutes 45 seconds, chord bears North 86 degrees 02 minutes 35 seconds East 411.03 feet; thence continuing Easterly 446.81 feet along the arc of a curve to the right, radius 7022.53 feet. central angle 03 degrees 38 minutes 44 seconds, chord bears North 88 degrees 57 minutes 20 seconds East 446.73 feet; thence continuing Easterly 500.89 feet along the arc of a curve to the right. radius 9648.75 feet, central angle 02 degrees 58 minutes 28 seconds, chord bears South 87 degrees 44 minutes 05 seconds East 500.83 feet to the Point of Ending, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the East line of Section 21, 166.08 feet from the East 1/4 comer of Section 21. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHT C 2019 WcNEELY & UNCOLN ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,lnc. For lTC Dote 03/1 5/1 9 CIVIL ENGI NEERING & LAND SURVEYI NG PH. (734) 432-9777FAX {734) 432-9786 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLINC.COM Scale ...N:..!!A..!...._ _ Job No. __,8""04:::!:2""."'4:-9'!-"-9-Drown By DPW Checked By MB

CM -99 GRANTOR'S LAND (per Tax Records) (Part of Section 21, Township 6 South, Range 6 West. City of Coldwater. Branch County, Michigan. described as:) Commencing at the intersection of the East line of Division Street with the North line of Conover Street; thence North 22 degrees 04 minutes 30 seconds East 197.85 feet; thence South 88 degrees 27 minutes 50 seconds East 208.96 feet: thence South 01 degree 24 minutes 50 seconds West 102.35 feet;thence North 80 degrees 21 mtnutes West 11.68 feet; thence South 32 degrees 58 minutes 20 seconds West 25 feet; thence North 86 degrees 41 minutes West 130 feet; thence South to North line of Conover Street;thence West along said North line to Point of Beginn1ng; also commencing at a point 211.75 feet East of intersection of North line of Conover Street & East line of Division Street and on North line of Conover Street;thence North 32 degrees 58 m1nutes 20 seconds East 82.1 feet; thence North 86 degrees 41 minutes West 130 feet;thence South to North line of Conover Street; thence East to Point of Beginning;except parcelIn Southwest corner described as commencing at the intersection of East line of Div1slon Street wlth the North line of Conover Street; thence North along Easterly line of Division Street 116 feet; thence Easterly 62 feet; thence Southerly 103 feet to North line of Conover Street; thence North 86 degrees 41 minutes West along North line of Conover Street 110 feelto Point of Beginning; also except commenclng at Intersection of Easterly line of Division Street with the North line of Conover Street: thence South 86 degrees 41 minutes East along North line of Conover Slreel 110.0 feet to beginning; thence North 01 degree 56 minutes 39 seconds East along East line of land recorded in Uber 654, page 905, 82 feet more or less; thence Easterly along said center1ine 150.4 feet more or less to Easterly line of land recorded in Liber 535, page 112: thence South 32 degrees 58 minutes 20 seconds West 94 feet more or less to North line of Conover Street ParceiiD Number: 301-000-000-506-00 DESCRIPTION OF EASEMENT AREA Land In the Northeast1/4 of Section 21, Town 6 South. Range 6 West, City of Coldwater, Branch County, Michigan, described as: All that part of the above described Grantor's Land which lies within 80.00 feet on each side of the following described line: Commencing at a concrete monument at the intersect on of the South line of Race Street (49.50 feet wide) with the West line of Clay Street (66 feet wide); thence South 00 degrees 01 minute 12 seconds East, along the West line of Clay Street, 248.97 feet to the Point of Beginning of the Described Une: thence Easterly 411.05 feet along the arc of a curve to the right, radius 10806.98 feet, centralangle 02 degrees 10 minutes 45 seconds, chord bears North 86 degrees 02 minutes 35 seconds East 411.03 feet; thence continuing Easterfy 446.81 feet along the arc of a curve to the right, radius 7022.53 feet. central angle 03 degrees 38 minutes 44 seconds, chord bears North 88 degrees 57 minutes 20 seconds East 446.73 feet; thence continuing Easterly 500.89 feet along the arc of a curve to the right,radius 9648.75 feet, central angle 02 degrees 58 minutes 28 seconds, chord bears South 87 degrees 44 m1nutes 05 seconds East 500.83 feet to the Point of Ending, said point of ending lying distant North 00 degrees 10 minutes 33 seconds East, along the East line of Section 21, 166.08 feet from the East 1/4 corner of Section 21.The sdi e lines of the above described easement shall be extended or shortened to meet at angle points. and to terminate at the boundaries of the Grantor's Land. COPYRICH1C 2019 IA EEL.Y c!k UNCOLH ASSOCIATES, INC.SHEET 2 OF 2 MCNEELY&LINCOLN Associates,Inc. For ------lT=C-------Dot e 03/15/ 19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777fP\1. (734) 432-9786 Scale ..:N....:.A:....:....._ Drown By DPW .37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNUNC.COM Job No. _..8.=.0:::.4....2:... =4""9--9'-'=-=--Checked By MB

EXHIBIT DESCRIPTION OF PROPERTY Parcel A: Part of the Northeast 14, Section 14, Town 7 North, Range 13 West, Tallmadge Township, Ottawa County, Michigan, described as: Commencing at the East 14 comer of said section; thence N89°16'26W 1522.87 feet along the East-West 1 4 line of said section to the Point of Beginn·ng; thence continuing N89°16'26"W 1223.67 feet along said 14line to the Center of said section; thence N01°32'41"W 500.24 feet along the North-South 14line of said section; thence S89°16'08"E 1224.11 feet along the South line of the North 50 rods (825 feet) of the south 12 of the Northeast 14 of said section; thence SOl 029'40"E 500.11 feet along the West line of a Consumers Power Company right-of-way to the Point of Beginning. Containing 14.06 acres. Subject to easements, restrictions, and rights-of-way of record.

Section 22, thence North 88° 57' 36" West, along the East-West 1/4 line of Section 22, 2254.30 feet to the Point of Beginning; thence North 88° 57' 36" West, continuing along the East-West 1/4 line of Section 22, 409.92 feet, to the Center of Section 22; thence South 01°05' 33" West, along the North-South 1/4 line of Section 22, 993.64 feet; thence South 89° 01'08" East, along the South line of the North 3/8 of the Southeast 1/4 of Section 22 as monumented, 409.88 feet; thence North 01° 05' 40" East, along the West line of lands deeded to Consumers Power Company in Liber 575, Page 195, Ottawa County Records, 993.22 feet to the Point of Beginning.

Parcel C is together with rights for Access to Parcel B as reserved in Liber 575, Page 195.

Common Address: 2131 Cleveland Street, Coopersville, Michigan

Parcel Identification Number: 70-06-22-400-010

A-2

OCROD PG 4 OF 5

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Land situated in the Township of Tallmadge, County of Ottawa, State of Michigan, described as follows:

Part of the South 1/2 of the Northeast 1/4 of Section 14, Town 7 North, Range 13 West, Tallmadge Township, Ottawa County, Michigan, described as:

Commencing at the East 1/4 corner of Section 14, Town 7 North, Range 13 West; thence North 88 degrees 37 minutes 04 seconds West, along the East-West 1/4 line of said Section 14, 2746.50 feet to the Center of Section 14; thence North 00 degrees 53 minutes 19 seconds West, along the North-South 1/4 line of Section 14, 500.25 feet to the point of beginning; thence continuing along the said 1/4 line, North 00 degrees 53 minutes 19 seconds West 825.00 feet; thence South 88 degrees 37 minutes 39 seconds East, along the North line of the South 1/2 of the Northeast 1/4 of said Section 14, 1223.57 feet; thence South 00 degrees 53 minutes 18 seconds East 825.31 feet; thence North 88 degrees 36 minutes 46 seconds West 1223.58 feet to the point of beginning.

Containing 1,008,830 square feet or 23.159 acres.

(Part of) Tax Parcel No.: pt. 70-10-14-200-019

Ottawa County Treasurer's Office 4/22/19. The records in my office show no unpaid taxes or special assessments for the five tax years of 2018 & prior involving lands in this instrument. This does not include taxes owed as a result of Board of Reviews, PRE Denials or Tax Tribunal Judgements.
Amanda Price, Treasurer
KS

LIBER 1026 PAGE 85

EXHIBIT A

LEGAL DESCRIPTION

Land situated in the Pine River Township, Gratiot County, Michigan, described as follows:

Part of the West 1/2 of the Northwest 1/4 of Section 16, Town 12 North, Range 3 West, Pine River Township, Gratiot County, Michigan, described as:

Commencing at the West 1/4 corner of Section 16, Town 12 North, Range 3 West; thence South 89 degrees 34 minutes 23 seconds East, along the East-West 1/4 line of Section 16, 553.26 feet to the Point of Beginning; thence North 00 degrees 17 minutes 50 seconds East 600.00 feet; thence South 89 degrees 34 minutes 23 seconds East 750.00 feet; thence South 00 degrees 17 minutes 50 seconds West, along the West line of the Great Lakes Central Railroad Right of Way (66 feet wide), 600.00 feet; thence North 89 degrees 34 minutes 23 seconds West, along the East-West 1/4 line of Section 16, 750.00 feet to the Point of Beginning.

Tax Parcel No.: 29-12-016-007-10 (formerly part of 29-12-016-007-00)
Commonly known as: 10.331 acres of vacant land near the intersection of Luce Road and Jefferson Road

Together with an easement for ingress, egress and utilities described as (also described in the Access Easement Agreement recorded on even date herewith in Gratiot County Records):

Part of the West 1/2 of the Northwest 1/4 of Section 16, Town 12 North, Range 3 West, Pine River Township, Gratiot County, Michigan, described as:

Beginning at the West 1/4 corner of Section 16, Town 12 North, Range 3 West; thence North 00 degrees 29 minutes 29 seconds East, along the West line of Section 16 and the centerline of Luce Road (100 feet wide), 100.00 feet; thence South 39 degrees 20 minutes 26 seconds East 78.06 feet; thence South 89 degrees 34 minutes 23 seconds East 503.12 feet; thence South 00 degrees 17 minutes 50 seconds West 40.00 feet; thence North 89 degrees 34 minutes 23 seconds West, along the East-West 1/4 line of Section 16, 553.26 feet to the Point of Beginning.

Tax Parcel No.: 29-12-016-007-01 (formerly part of 29-12-016-007-00)
Commonly known as: forty foot (40') wide easement for ingress, egress and public utilities from the above described 10.331 acre parcel to Luce Road

3

PROPERTY
(PER QUIT CLAIM DEED, DOC. NO. 2013-06045)

BEG IN NE COR OF S 1/2 OF NW 1/4, TH W 160 RDS TH S 50 10/11 RDS, TH E 110 RDS TH N 2 10/11 RDS, TH E 50 RDS, TH N 48 RDS TO POB EXC W 28.2 A, FOR HWY I-69 ALSO EXC N 282.15 FT OF E 181 5 FT SEC 23 T5S R6W 2013-04530 FOR LOT LINE ADJUSTMENT DESC AS INC A STRIP OF LAND COM AT N 1/4 POST OF SEC 23 TH S 00 DEG 32 MIN 27 SEC E ALG N-S 1/4 OF SD SEC 23 A DISTANCE OF 1328.74 FT TO NE COR OF S 1/2 OF NW 1/4 OF SD SEC 23 TH CONT S 00 DEG 32 MIN 27 SEC E ALG SD N-S 1/4 LI 792 FT TO TRUE POB OF THIS DESC THE BOUNDARY TH CONT S 00 DEG 32 MIN 27 SEC E ALG SD N-S 1/4 LI 28 FT TH S 89 DEG 55 MIN 27 SEC W PARALLEL WITH N LI OF S 1/2 OF NW 1/4 OF SD SEC 23 A DISTANCE OF 825 FT TH N 00 DEG 32 MIN 27 SEC W 28 FT TH S 89 DEG 55 MIN 27 SEC E 825 FT TO TRUE POB EXC A STRIP OF LAND COM AT N 1/4 POST OF SEC 23 TH S 00 32 MIN 27 SEC E ALG N-S 1/4 OF SD SEC 23 A DISTANCE OF 1328.74 FT TO NE COR OF S 1/2 OF NW 1/4 OF SD SEC 23 TH CONT S 00 DEG 32 MIN 27 SEC E ALG SD N-S 1/4 LI 820 FT TH N 89 55 MIN 27 SEC W PARALLEL WITH N LI OF S 1/2 OF NW 1/4 OF SD SEC 23 A DISTANCE OF 825 FT TO TRUE POB OF THIS DESC THE BOUNDARY RUNS TH S 00 DEG 32 MIN 27 SEC E PARALLEL WITH SD N-S 1/4 20 FT TH N 89 DEG 55 MIN 27 SEC W 299.76 FT TO ELY RIGHT OF WAY OF LI OF HIGHWAY I-69 TH NLY 20.37 FT ALG SD ELY RIGHT OF WAY LINE AND ALONG THE ARC OF A CURVE TO RIGHT WHOSE RADIUS IS 11356.16 FT AND WHOSE CHORD BEARS N 10 DEG 50 MIN 19 SEC W 20 37 FT TH S 89 DEG 55 MIN 27 SEC E 303 40 FT TO TRUE POB SEC 23 T5S R6W

COMMONLY KNOWN AS: LUTES ROAD
TAX ID 12-030-023-100-010-00

(PER QUIT CLAIMDEED, DOC. NO 2014-06708)

THE NORTH ONE-FOURTH OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 23 IN TOWN 5 SOUTH OF RANGE 6 WEST; GIRARD, BRANCH COUNTY, MICHIGAN EXCEPTING A STRIP OF LAND 319.6 FEET WIDE EAST AND WEST OFF THE WEST END

EXCEPT ALL LANDS LYING NORTHEAST OF AN ANGLING COUNTY HIGHWAY RUNNING NORTHWESTERLY AND SOUTHEASTERLY THRU THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 23, TOWN 5 SOUTH, RANGE 6 WEST, MICHIGAN PRINCIPAL MERIDIAN,

TOWNSHIP OF GIRARD, COUNTY OF BRANCH, STATE OF MICHIGAN, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO-WIT: BEGINNING AT THE INTERSECTION OF THE CENTERLINE OF THE NORTH-SOUTH COUNTY HIGHWAY THRU THE CENTER OF SAID SECTION 23 PRODUCED WITH THE CENTERLINE OF THE EAST-WEST COUNTY HIGHWAY ALONG THE NORTH LINE OF SAID SECTION 23, AND RUNNING THENCE SOUTH 311.34 FEET, THENCE NORTH 13 DEGREES 45 MINUTES WEST 156 0 FEET, THENCE NORTH 41 DEGREES 48 MINUTES WEST 216 74 FEET TO THE CENTER OF THE EAST-WEST COUNTY HIGHWAY, THENCE SOUTH 89°19' EAST 181.45 FEET TO BEGINNING

ALSO: THE SOUTH 3/4 OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 23, ALL IN TOWN 5 SOUTH OF RANGE 6 WEST, BRANCH COUNTY, MICHIGAN.

COMMONLY KNOWN AS: 988 LUTES ROAD
TAX ID: 12-030-023-100-025-00

(PER QUITCLAIM DEED, DOCUMENT NUMBER 2018-00726)

SITUATED IN THE TOWNSHIP OF GIRARD, COUNTY OF BRANCH, STATE OF MICHIGAN, DESCRIBED AS FOLLOWS:

THE WEST 319.6 FEET OF THE NORTH 1/4 OF THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 23, T5S, R6W, GIRARD TOWNSHIP, BRANCH COUNTY, MICHIGAN, EXCEPTING THEREFROM THE NORTH 70 FEET.

COMMONLY KNOWN AS: 988 LUTES ROAD
TAX ID: 12-030-023-100-025-00

METC	MCA 800.525.6016 www.metroca.net	CLIENT: MICHIGAN ELECTRIC TRANSMISSION COMPANY	JOB: 1052-17-8277 DATE: 8-31-2018
		PROJECT: WAGNER-NEWTON	REV.: -- SHEET: 2 OF 3

EASEMENT AREA: COMMENCING AT THE NORTH ONE OUARTE'R CORNEll OP SECTION 23, TOWN 5 SOUTH. RAN'GE 6 WEST, GIRARD TOWNSHIP, BRANCH COUNTY, MICHIGAN, nfENCE NB9'"25'57"W 1146.-4:.7 fEET ALQNG THE NOR _sOlJll! ONE-QUARTER LINE" OF SAID SEC.llQN 2.3: THENCE S00'00'22"W 7o.oo-FE£1 TD THE PQINT Of" BEGINNI_NG; THENcE soouo·22·w 7s.7o FEET: THENcE so2·og'.2s"E sss.s3 FEET, "THENcE so4·4s'1s"E s9s.n FEET; THENcE sor49's4"E soo7s FEETr THENCE S1D'S4'sf'E·226as·rEH; THENCE: NB9:36'17HW 1o3,r7 FEEi; THENGE N10".54'51"W 199:29 FEET; lli.ENCE 'N07"49-'54"W 609.36 FEET: THENCE N04 6"1:fw 6.03 65 FEET; THENCE N02'09'26"W 6_03:20 FEET;· THEtiCE NOO"Q0'22"E 80,29 FEI;T; THENCE S89'2.5'57''E 160.01 FEET TO· THE f'O!NT OF BEGINNING. METC 011 MCA ldiCHIGAN ELECTRIC iRANS ISSION COMPANY DATE: B-i31-2018 800.525.6016 .._PR_b_JE_c_T:_W_A_G_N_E_R_:-_N_E_WT_O_N_-+=.:REV..:..:.,.::::-=-=--=-=:.:.::._---1 www,mettoca.net SHEET : 3 OF 3

PROPERTY (PER TRUSTEE'S DEED, DOC NO 2005-11484) THE NORTH HALF OF THE SOUTHWEST QUARTER OF SECTION 12, ALSO, BEGINNING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SECTION 12, THENCE NORTH 50 RODS, THENCE EAST 80 RODS, THENCE SOUTH 10 RODS, THENCE EAST 60 RODS, THENCE SOUTH 40 RODS, THENCE WEST 140 RODS, TO THE PLACE OF BEGINNING, CONTAINING 120 ACRES, MORE OR LESS, IN TOWN 5 SOUTH, OF RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN COMMONLY KNOWN AS 1129 BURLINGTON ROAD TAX ID 020-012-300-005-00 EASEMENT AREA: BEGINNING AT THE WEST ONE-QUARTER CORNER OF SECTION 12, TOWN 5 SOUTH, RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN, THENCE N00'27'27"E 107 59 FEET ALONG THE WEST LINE OF SAID SECTION 12, S88'57'06"E 2358 49 FEET, THENCE S00'19'48"W 63 85 FEET TO THE EAST-WEST ONE-QUARTER LINE OF SAID SECTION 12, THENCE N89'59'09"E 336 94 ALONG SAID EAST-WEST ONE-QUARTER LINE OF SECTION 12 TO THE CENTER OF SAID SECTION 12, THENCE S00'18'43"W 102 41 FEET ALONG THE NORTH-SOUTH ONE-QUARTER LINE OF SAID SECTION 12, THENCE N88'57'06"W 2695 84 FEET TO SAID WEST LINE OF SECTION 12, THENCE N00'27'21"E 52 42 FEET ALONG SAID WEST LINE OF SECTION 12 TO THE POINT OF BEGINNING MCA CLIENT:JOB MICHIGAN ELECTRIC TRANSMISSION COMPANY 1052-17-8277 METC 800.525 6016 www metroca net -----------------------------+ D_A_IT=: 1=1-_1 6_-2 0 17 ----PROJECT:WAGNER-NEWTONREV: 8-8-2018 SHEET· 2 OF 2

PROPERTY (PER COVENANT DEED, DOCUMENT NUMBER 2018-04079) BEGINNING AT A POINT THAT IS NORTH 89 DEGREES 54' 43" EAST 760.86 FEET FROM THE SOUTH QUARTER POST OF SECTION 35, TOWNSHIP 5 SOUTH, RANGE 6 WEST, THENCE NORTH 0 DEGREES 05' 17" WEST 60 FEET, THENCE NORTH 45 DEGREES 05' 17" WEST ALONG I-69 RIGHT OF WAY FENCE 233.34 FEET, THENCE NORTH 0 DEGREES 05' 17'' WEST 149 FEET, THENCE NORTH 36 DEGREES 04' 08" WEST ALONG SAID FENCE 154.75 FEET, THENCE NORTH 89 DEGREES 54' 43" EAST 656.48 FEET, THENCE SOUTH 0 DEGREES 05' 17" EAST 500 FEET TO THE SOUTH LINE OF SAID SECTION 35, THENCE SOUTH 89 DEGREES 54' 43" WEST ON SAID SECTION LINE 400 FEET TO THE PLACE OF BEGINNING. EXCEPTING HIGHWAY RIGHT OF WAY. COMMONLY KNOWN AS: 570 JONESVILLE ROAD TAX ID: 12-030-035-400-025-00 & 12-030-035-400-025-0 I EASEMENT AREA: COMMENCING AT THE SOUTH ONE-QUARTER CORNER OF SECTION 35, TOWN 5 SOUTH, RANGE 6 WEST, GIRARD TOWNSHIP, BRANCH COUNTY, MICHIGAN; THENCE S89°36'55"E 792.23 FEET ALONG THE SOUTH LINE OF SAID SECTION 35; THENCE N27°09'57"W 67.72 FEET TO THE POINT OF BEGINNING, SAID POINT BEING ON THE EAST RIGHT-OF-WAY LINE OF INTERSTATE 69 (VARIABLE WIDTH); THENCE CONTINUING N27°09'57"W 350.84 FEET; THENCE N35°22'22"W 158.86 FEET; THENCE S89°37'01 "E 197.16 FEET; THENCE S35°22'22"E 55.13 FEET; THENCE S27°09'57"E 445.84 FEET TO THE NORTH RIGHT-OF-WAY LINE OF JONESVILLE ROAD (VARIABLE WIDTH); THENCE N89°36'55"W 180.44 FEET ALONG SAID NORTH RIGHT- OF-WAY LINE OF JONESVILLE ROAD TO SAID EAST RIGHT-OF-WAY LINE OF INTERSTATE 69; THENCE N44°37'22"W 0.06 FEET ALONG SAID EAST RIGHT-OF-WAY LINE OF INTERSTATE 69 TO THE POINT OF BEGINNING. BLOOMFIELD 78284-2 2658298v1

PROPERTY

(PER TRUSTEE'S DEED, DOC NO 2010-04670)

THE NORTHEAST ONE-QUARTER OF THE SOUTHWEST ONE-QUARTER OF SECTION 14, ALSO, THE WEST HALF OF THE SOUTHEAST ONE-QUARTER OF SECTION 14, EXCEPT THE WEST 10 ACRES OF THE SOUTHWEST ONE-QUARTER OF THE SOUTHEAST ONE-QUARTER THEREOF BEING IN TOWNSHIP 5 SOUTH, RANGE 6 WEST, GIRARD TOWNSHIP, BRANCH COUNTY, MICHIGAN

COMMONLY KNOWN AS 574 E GIRARD RD
TAX ID 12-030-014-300-005-00

(PER WARRANTY DEED, L 1017, P 698)

THE EAST HALF OF THE EAST HALF OF THE NORTHWEST QUARTER OF SECTION 14, AND THE WEST HALF OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 14 ALSO THE WEST HALF OF THE EAST HALF OF THE NORTHWEST QUARTER OF SECTION 14, ALL IN TOWN 5 SOUTH, RANGE 6 WEST, GIRARD, BRANCH COUNTY, MICHIGAN

COMMONLY KNOWN AS FARWELL RD
TAX ID 12-030-014-200-010-00

(PER WARRANTY DEED, L 1017, P 698)

THE WEST HALF OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 11 ALSO THE EAST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 11 ALSO THE WEST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 11, ALL IN TOWN 5 SOUTH, RANGE 6 WEST, GIRARD, BRANCH CUNTY, MICHIGAN

COMMONLY KNOWN AS 539 & 555 FARWELL RD
TAX ID 12-030-011-300-005-00

EASEMENT AREA:

COMMENCING AT THE WEST ONE-QUARTER CORNER OF SECTION 14, TOWN 5 SOUTH, RANGE 6 WEST, GIRARD TOWNSHIP, BRANCH COUNTY, MICHIGAN, THENCE S89°22'09"E 1348 40 FEET ALONG THE EAST-WEST ONE-QUARTER LINE OF SAID SECTION 14 TO THE **POINT OF BEGINNING**, THENCE N00°00'22"E 2878 82 FEET, THENCE N04°30'17"E 929 23 FEET, THENCE N02°45'40"W 181 01 FEET, THENCE S89°21'38"E ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF FARWELL ROAD (66 FEET WIDE), THENCE S02°45'40"E 181 66 FEET, THENCE S04°30'17"W 933 11 FEET, THENCE S00°00'22"W 4203 23 FEET, THENCE N89°24'03"W 160 01 FEET, THENCE N00°00'21"E 1329 04 FEET TO THE POINT OF BEGINNING

LINE SEGMENT TABLE

SEGMENT	DIRECTION	LENGTH
L1	N00°00'22"E	2878.82'
L2	N04°30'17"E	929.23'
L3	N02°45'40"W	181.01'
L4	S89°21'38"E	160 28'
L5	S02°45'40"E	181 66'

LINE SEGMENT TABLE

SEGMENT	DIRECTION	LENGTH
L6	S04°30'17"W	933.11'
L7	S00°00'22"W	4203.23'
L8	N89°24'03"W	160 01'
L9	N00°00'21"E	1329 04'

METC	MCA 800.525.6016 www.metroca.net	CLIENT: MICHIGAN ELECTRIC TRANSMISSION COMPANY	JOB. 1052-17-8277
			DATE 8-14-2018
		PROJECT. WAGNER-NEWTON	REV · 12-17-2018
			SHEET· 2 OF 2

PROPERTY
(PER QUIT CLAIMDEED, DOC NO 2014-06708)

THE WEST 15 ACRES OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 14, TOWN 5 SOUTH, RANGE 6 WEST, GIRARD TOWNSHIP, BRANCH COUNTY, MICHIGAN, EXCEPTING THEREFROM THE SOUTH 70 FEET ALSO EXCEPTING THEREFROM THE NORTH 680 FEET

COMMONLY KNOWN AS E GIRARD RD
TAX ID 12-030-014-300-025-00

EASEMENT AREA:

COMMENCING AT THE SOUTHWEST CORNER OF SECTION 14, TOWN 5 SOUTH, RANGE 6 WEST, GIRARD TOWNSHIP, BRANCH COUNTY, MICHIGAN, THENCE S89°25'57"E 1345 28 FEET ALONG THE SOUTH LINE OF SAID SECTION 14, THENCE N00°00'22"E 70 00 FEET TO THE NORTH RIGHT-OF-WAY LINE OF GIRARD ROAD (VARIABLE WIDTH), SAID POINT BEING THE **POINT OF BEGINNING**, THENCE CONTINUING N00°00'22"E 579 00 FEET, THENCE S89°24'03"E 160 01 FEET, THENCE S00°00'22"W 578 91 FEET TO SAID NORTH RIGHT-OF-WAY LINE OF GIRARD ROAD, THENCE N89°25'57"W 160 01 FEET ALONG SAID NORTH-RIGHT-OF-WAY LINE OF GIRARD ROAD TO THE POINT OF BEGINNING

METC	MCA 800 525.6016 www metroca net	CLIENT. MICHIGAN ELECTRIC TRANSMISSION COMPANY	JOB 1052-17-8277
			DATE. 11-8-2017
		PROJECT. WAGNER-NEWTON	REV.: 5-2-2018
			SHEET: 2 OF 2

PROPERTY (PER ETITLE AGENCY, INC PROPERTY REPORT, ORDER NO 1B02208ZKA) TOWNSHIP 5 SOUTH, RANGE 7 WEST SECTION 12, BEGINNING AT THE NORTH 1/4 CORNER, THENCE SOUTH 89 DEGREES 31 MINUTES 12 SECONDS WEST 192 FEET, THENCE SOUTH 00 DEGREES 28 MINUTES 48 SECONDS EAST 210 FEET, THENCE NORTH 85 DEGREES 32 MINUTES 25 SECONDS EAST 160 72 FEET, THENCE NORTH 80 DEGREES 24 MINUTES 01 SECONDS EAST 181 97 FEET, THENCE NORTH 00 DEGREES 28 MINUTES 48 SECONDS WEST 170 FEET, THENCE SOUTH 89 DEGREES 31 MINUTES 12 SECONDS WEST 148 FEET TO THE POINT OF BEGINNING AND TOWNSHIP 5 SOUTH, RANGE 7 WEST SECTION 12, THE WEST 1/2 OF THE WEST 1/2 OF THE NORTHEAST 1/4; ALSO THE EAST 1/8 OF THE NORTHWEST 1/4, EXCEPT BEGINNING AT THE NORTH 1/4 CORNER, THENCE SOUTH 89 DEGREES 31 MINUTES 12 SECONDS WEST 192 FEET, THENCE SOUTH 00 DEGREES 28 MINUTES 48 SECONDS EAST 210 FEET, THENCE NORTH 85 DEGREES 32 MINUTES 25 SECONDS EAST 160 72 FEET, THENCE NORTH 80 DEGREES 24 MINUTES 01 SECONDS EAST 181 97 FEET, THENCE NORTH 00 DEGREES 28 MINUTES 48 SECONDS WEST 170 FEET, THENCE SOUTH 89 DEGREES 31 MINUTES 12 SECONDS WEST 148 FEET TO THE POINT OF BEGINNING COMMONLY KNOWN AS 147 W HAYNER ROAD, UNION CITY, Ml 49094 PARCEL 10 NUMBER 020-012-200-015-01 (SPLIT FROM 020-012-200-015-00) COMMONLY KNOWN AS W HAYNER ROAD, UNION CITY, Ml 49094 PARCEL ID NUMBER 020-012-200-015-99 (SPLIT FROM 020-012-200-015-00) EASEMENT AREA: COMMENCING AT THE WEST ONE-QUARTER CORNER OF SECTION 12, TOWN 5 SOUTH, RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN, THENCE N89'59'09"E 2358 58 FEET ALONG THE EAST-WEST ONE-QUARTER LINE OF SAID SECTION 12 TO THE POINT OF BEGINNING, THENCE N00'19'48"E 63 85 FEET, THENCE S88'57'06"E 1008 50 FEET, THENCE S00'19'35"W 45 15 FEET TO SAID EAST-WEST ONE-QUARTER LINE OF SECTION 12, THENCE S89'59'09"W 1008 44 FEET ALONG SAID EAST-WEST ONE-QUARTER LINE OF SECTION 12 TO THE POINT OF BEGINNING MCA t-M_IC_H_IGA_N_E_L_EC_TR_IC_T_R_AN_SM_IS_S_IO_N_C_OM_P_AN_Y+--DA_TE_·-1'1-_'-1.;....;.6 ;_ 2=o-'1-'7----t METC 800 525 6016 PROJECT: WAGNER-NEWTON REV 9-11-2018 www.metroca net SHEET. 2 OF 2

PROPERTY (PER TRUSTEE'S DEED, DOC NO 2009-04095) THE WEST ONE-HALF OF THE NORTHEAST ONE-QUARTER OF SECTION 10 ALSO, ALL OF THE NORTHWEST ONE-QUARTER OF SAID SECTION 10, LYING EAST OF THE CENTER OF UNION CITY ROAD, TOWN 5 SOUTH, RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN COMMONLY KNOWN AS W UNION CITY ROAD TAX 10 020-010-100-010-02 EASEMENT AREA: COMMENCING AT THE EAST ONE-QUARTER CORNER OF SECTION 10, TOWN 5 SOUTH, RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN, THENCE S88"36'19"W 1579 08 FEET ALONG THE EAST-WEST ONE-QUARTER LINE OF SAID SECTION 10 TO THE POINT OF BEGINNING, THENCE CONTINUING ALONG SAID EAST-WEST ONE-QUARTER LINE OF SECTION 10, S88"36'19"W 1050 09 FEET TO THE CENTER OF SAID SECTION 10, THENCE N00"13'32"E 148 02 FEET ALONG THE NORTH-SOUTH ONE-QUARTER LINE OF SAID SECTION 10, THENCE N88"40'45"E 282 92 FEET, THENCE S80"26'47"E 777 14 FEET TO THE POINT OF BEGINNING METC CLIENT·JOB: 1052-17-8277 MCA 800.525.6016PROJECT:WAGNER-NEWTONREV.: 8-8-2018 --t www metroca.net SHEET. 2 OF 2

PROPERTY (PER QUITCLAIM DEED, DOC NO 2009-05099) THE NORTH ONE-HALF OF THE SOUTHWEST ONE-QUARTER EXCEPT THE WEST 18 ACRES THEREOF, SECTION 11 COMMONLY KNOWN AS W HAYNER ROAD TAX ID 020-011-300-010-00 EASEMENT AREA: COMMENCING AT THE SOUTH ONE-QUARTER CORNER OF SECTION 11, TOWN 5 SOUTH, RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN, THENCE N00"25'05"E 2296 81 FEET ALONG THE NORTH-SOUTH ONE-QUARTER LINE OF SAID SECTION 11 TO THE POINT OF BEGINNING, THENCE N90"00'00"W 2074 82 FEET, THENCE N00"26'26"E 160 00 FEET, THENCE N90"00'00"E 2074.75 FEET TO SAID NORTH-SOUTH ONE-QUARTER LINE OF SECTION 11, THENCE S00"25'05"W 160 00 FEET ALONG SAID NORTH-SOUTH ONE-QUARTER LINE OF SECTION 11 TO THE POINT OF BEGINNING MCA t-M_IC_H_IG_AN_E_L_EC_TR_IC_T_RA_N_SM_IS_S_IO_N_C_OM_P_AN_Y -'o::..:..A;_;_:TE::.;._:1.:....:..1----'1'-=-6--=2=01:...:...7 --t www metroca net PROJECT:WAGNER-NEWTONREV.: 8-8-2018 SHEET: 2 OF 2

PROPERTY
(PER QUITCLAIM DEED, DOC NO 2009-05099)

THAT PORTION OF THE NORTHWEST QUARTER OF SECTION 10 LYING EAST OF THE CENTER OF THE COLDWATER RIVER AND LYING WEST OF THE CENTER OF UNION CITY ROAD, TOWN 5 SOUTH, RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN

COMMONLY KNOWN AS W UNION CITY ROAD
TAX ID 020-010-100-010-01

EASEMENT AREA:

COMMENCING AT THE NORTH ONE-QUARTER CORNER OF SECTION 10, TOWN 5 SOUTH, RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN, THENCE S00°13'32"W 2517 98 FEET ALONG THE NORTH-SOUTH ONE-QUARTER LINE OF SAID SECTION 10 TO THE **POINT OF BEGINNING**, THENCE CONTINUING ALONG SAID NORTH-SOUTH ONE-QUARTER LINE OF SECTION 10, S00°13'32"W 148 02 FEET TO THE CENTER OF SAID SECTION 10, THENCE S88°36'19"W 2262 07 FEET ALONG THE EAST-WEST ONE-QUARTER LINE OF SAID SECTION 10, THENCE N88°27'09"W 160 47 FEET TO THE CENTER THREAD OF THE ST JOSEPH RIVER (A K A COLDWATER RIVER), THENCE THE FOLLOWING 4 COURSES ALONG SAID CENTER THREAD OF THE ST JOSEPH RIVER (A K A COLDWATER RIVER) 1) N28°06'09"E 45 90 FEET, 2) N27°36'41"E 30 71 FEET, 3) N17°34'01"E 61 15 FEET, 4) N23°29'29"E 35 12 FEET, THENCE S88°27'09"E 274 44 FEET, THENCE N88°40'45"E 2080 30 FEET TO THE POINT OF BEGINNING

METC	MCA 800 525 6016 www.metroca net	CLIENT MICHIGAN ELECTRIC TRANSMISSION COMPANY	JOB: 1052-17-8277 DATE: 1-23-2018
		PROJECT: WAGNER-NEWTON	REV · 8-8-2018 SHEET. 2 OF 2

PROPERTY

(PER QUITCLAIM DEED, L 1048, P 600)

THE WEST HALF OF THE NORTHWEST QUARTER OF SECTION 7, IN TOWN 5 SOUTH OF RANGE 6 WEST, GIRARD, BRANCH COUNTY, MICHIGAN, EXCEPTING THEREFROM THAT PARCEL IN NORTHWEST CORNER SOLD TO FRANKLIN E OGDEN AND WIFE BY DEED RECORDED IN LIBER 295, PAGE 529-A, BRANCH COUNTY REGISTER'S OFFICE

COMMONLY KNOWN AS E HAYNER ROAD
TAX ID 030-007-100-010-00

(PER QUITCLAIM DEED, L 1048, P 600)

THAT PORTION OF THE FOLLOWING DESCRIBED PREMISES WHICH LIES SOUTH OF THE CENTER OF THE STREAM KNOWN AS BURNETT CREEK

THE EAST ONE-QUARTER OF THE NORTHEAST ONE-QUARTER OF SECTION 12 IN TOWN 5 SOUTH OF RANGE 7 WEST, UNION, BRANCH COUNTY, MICHIGAN

COMMONLY KNOWN AS W HAYNER ROAD
TAX ID 020-012-200-005-01

EASEMENT AREA:

BEGINNING AT THE WEST ONE-QUARTER CORNER OF SECTION 7, TOWN 5 SOUTH, RANGE 6 WEST, GIRARD TOWNSHIP, AND EAST ONE-QUARTER CORNER OF SECTION 12, TOWN 5 SOUTH, RANGE 7 WEST, UNION TOWNSHIP, BRANCH COUNTY, MICHIGAN, THENCE S89°59'09"W 671 50 FEET ALONG THE EAST-WEST ONE-QUARTER LINE OF SAID SECTION 12, THENCE N00°21'20"E 33 83 FEET, THENCE N89°53'50"E 2078 79 FEET, THENCE S00°24'53"W 35 11 FEET, THENCE S89°54'25"W 1407 24 FEET ALONG THE EAST-WEST ONE-QUARTER LINE OF SAID SECTION 7 TO THE POINT OF BEGINNING

LINE SEGMENT TABLE		
SEGMENT	DIRECTION	LENGTH
L1	S89°59'09"W	671.50'
L2	N00°21'20"E	33.83'
L3	N89°53'50"E	2078.79'
L4	S00°24'53"W	35.11'
L5	S89°54'25"W	1407 24'

METC	MCA 800 525 6016 www metroca net	CLIENT. MICHIGAN ELECTRIC TRANSMISSION COMPANY	JOB: 1052-17-8277
			DATE: 8-15-2018
		PROJECT: WAGNER-NEWTON	REV · --
			SHEET· 2 OF 2

LIBER 01629 PAGE 00517 1 of 4

STATE OF MICHIGAN - MIDLAND COUNTY
JULIE K. ATKINSON, REGISTER OF DEEDS
RECEIVED: 11/26/2019 03:20:18 PM
RECORDED: 11/26/2019 03:41:49 PM
Receipt #165470

I hereby certify that I have examined the records in my office relating to the land described in the within instrument and from such examination it appears that there are no tax liens or titles held by the State of Michigan or by any individuals against such piece or description of land and all taxes due thereon have been paid for the five years next preceding the date such instrument.
Midland, MI 11/26/19 [signature]
Midland County Treasurer

AFF. ON FILE

The West half of the Southeast quarter of the Southeast quarter of Section 33, Township 16 North, Range 2 West, of Warren Township, Midland County, Michigan;

AFF. ON FILE

also described as:

Commencing at the Southeast corner of Section 33, Town 16 North, Range 2 West; thence North 89 degrees 07 minutes 27 seconds West, along the South line of Section 33 and the centerline of West Burns Road (66 feet wide), 660.63 feet to the Point of Beginning; thence continuing along said South line and said centerline, North 89 degrees 07 minutes 27 seconds West 660.68 feet; thence North 00 degrees 43 minutes 09 seconds East 1323.59 feet; thence South 89 degrees 09 minutes 01 second East 660.68 feet; thence South 00 degrees 43 minutes 10 seconds West 1323.89 feet to the Point of Beginning,

AFF. ON FILE

EXHIBIT"A" 1111111111111 7 of7 GRANTOR'S LAND The West 1/2 of the Southeast 1/4 of Section 33, Town 16 North,Range 2 West,Warren Township, Midland County, Michigan. Midland County Tax ID #160-033-400-300-00 EASEMENT AREA Part of the Southeast 1/4 of Section 33, Town 16 North, Range 2 West, Warren Township, Midland County, Michigan, described as: All that part of the Grantor's Land which lies within 80.00 feet on each side of the following described centerline: Commencing at the South 1/4 comer of Section 33, Town 16 North, Range 2 West; thence South 89 degrees 07 minutes 27 seconds East. along the South line of Section 33 and the centerline of West Burns Road (66 feet wide), 1321.21feet; thence North 00 degrees 43 minutes 10 seconds East. along the East line of the West 1/2 of the Southeast 1/4 of Section 33. 1243.47 feet to the Point of Beginning; thence North 89 degrees 09 minutes 31 seconds West 405.07 feet to the Point of Ending.The side lines of the above described easement shall be shortened or extended to terminate on the East at the boundary of the Grantor's Land, and on the West at a line perpendicular to the above described centerline through the point of ending. MCNEELY&LINCOLN SHEET 2 OF 2 8042.985 SALT RIVER ESMT.DWC Associates,Inc. CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777FAX (734) 432 -9786 37741 PEMBROKE, LIVONIA, MICHIGAN. 48152 WWN.MNLINC.COM For _ lffi_ Seale .N!.!:.A --Job No. __...8"'04_ ._2-.•_9..."8""5"'-Dote --=0-=-9,_-1'-9'"-'-/-1':...::9_ Drawn By DPW Checked By ---

Exhibit B

SUBORDINATION TERMS

The unsecured permitted indebtedness evidenced by this instrument is subordinated and subject in right of payment to the prior payment in full of all Senior Debt Obligations (as hereinafter defined) of Michigan Electric Transmission Company, LLC, a limited liability company formed under the laws of the State of Michigan (the “Company”). Each holder of this instrument, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Tenth Supplemental Indenture, dated as of August 12, 2020 (as in effect on the date hereof, the “Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”).

The term “Senior Debt Obligations”, as used herein, shall include all, loans, advances, debts, liabilities and obligations, howsoever arising (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, as used herein, “Obligations”) of the Company now or hereafter existing in respect of Senior Debt (as defined herein) and any amendments, modifications, deferrals, renewals or extensions of any such Senior Debt, or of any notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for any such Obligation, whether for principal, interest (including interest payable in respect of any such Obligations subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), or any provision of corresponding bankruptcy, insolvency or commercial reorganization legislation of any other jurisdiction, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), premium (including Make-Whole Amount), if any, fees, expenses or otherwise.

The term “Senior Debt”, as used herein, shall mean (i) all Senior Secured Debt and (ii) all unsecured Debt of the Company permitted to be incurred by the Company pursuant to the Mortgage Indenture or the Supplemental Indenture which is not subject to any subordination terms whether or not similar to those set forth in this instrument.

The term “Subordinated Debt”, as used herein, shall mean all Obligations of the Company evidenced by this instrument owing to any Person now or hereafter existing hereunder (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Senior Debt Obligations, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

On and after the Closing Date, no payment on account of principal, interest, fees, premium, expenses or otherwise on this Subordinated Debt shall be made by the Company in cash or otherwise unless (a) full payment of all amounts then due and payable on all Senior Debt Obligations has been made, (b) such payment would be permitted by the Indenture and any Senior Debt Document (as defined below) and (c) immediately after giving effect to such payment, there shall not exist any Default or Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a “Permitted Payment”. For the purposes of these provisions, no Senior Debt Obligations shall be deemed to have been paid in full until the obligee of such Senior Debt Obligations shall have received payment in full in cash.

Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all principal, premium and interest and all other amounts due or to become due upon all Senior Debt Obligations shall first be paid in full before the holders of the Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Debt (whether for principal, premium, interest or otherwise), and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debt would be entitled, except as otherwise provided herein, shall be paid pro rata among the holders of Senior Debt Obligations by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Subordinated Debt if received by them. So long as any Senior Debt Obligations are outstanding, the holder of this instrument shall not commence, or join with any creditor other than the Trustee or the Senior Debt Parties (as hereinafter defined) in commencing, or directly or indirectly causing the Company to commence, or assist the Company in commencing, any proceeding referred to in the preceding sentence.

Ex. B-1

The holder of this instrument hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person (each such Person a “Senior Debt Party” and collectively, the “Senior Debt Parties”) that has entered into an agreement, instrument, or other document evidencing or relating to any Senior Debt Obligation (each such agreement, instrument or other document, a “Senior Debt Document”) as a lender or creditor and such Senior Debt Party’s representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Debt Party’s ratable share of the full amount of the Subordinated Debt evidenced by this instrument in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Debt Party’s ratable share of the full amount of the Subordinated Debt at creditors’ meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Debt evidenced by this instrument or otherwise, as such Senior Debt Party’s representatives may deem necessary or desirable for the enforcement of the subordination provisions of this instrument. The holder of this instrument shall execute and deliver to each Senior Debt Party and such holder’s representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder’s representatives in order to enable such holder to enforce all claims upon or in respect of such holder’s ratable share of the Subordinated Debt evidenced by this instrument.

The holder of this instrument shall not, without the prior written consent of the Senior Debt Parties, have any right to accelerate payment of, or institute any proceeding to enforce, the Subordinated Debt so long as any Senior Debt Obligations are outstanding, unless and until all Senior Debt Parties have accelerated payment thereof and commenced proceedings to enforce such Senior Debt Obligations.

After the payment in full of all amounts due in respect of Senior Debt Obligations, the holder or holders of the Subordinated Debt shall be subrogated to the rights of the Senior Debt Parties to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt Obligations until the principal of, premium on, interest on and all other amounts due or to become due with respect to the Subordinated Debt shall be paid in full subject to the terms and conditions of the Subordinated Debt or of any agreement among the holders of the Subordinated Debt and other Subordinated Debt of the Company.

Ex. B-2

If any payment (other than a Permitted Payment) or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Debt in such capacity before all Senior Debt Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over pro rata among the Senior Debt Parties, for application to the payment in full of Senior Debt Obligations, until all Senior Debt Obligations shall have been paid in full.

Nothing contained in this instrument is intended to or shall impair as between the Company, its creditors (other than the Senior Debt Parties) and the holders of the Subordinated Debt, the obligations of the Company to pay to the holders of the Subordinated Debt, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Debt and creditors of the Company (other than the Senior Debt Parties).

The Senior Debt Parties shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.

The holder of this instrument agrees to execute and deliver such further documents and to do such other acts and things as the Senior Debt Parties may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this instrument by its acceptance hereof authorizes and directs the trustee or other representative, if any, of the Subordinated Debt represented by this instrument on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints such trustee or other representative, if any, as its attorney-in-fact for any and all such purposes.

The subordination effected by these provisions, and the rights of the Senior Debt Parties, shall not be affected by (i) any amendment of, or addition or supplement to, the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations, (ii) any exercise or non-exercise of any right, power or remedy under or in respect to the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations; whether or not any holder of any Subordinated Debt shall have had notice or knowledge of any of the foregoing.

No failure on the part of any Senior Debt Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor all any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

The holder of this instrument and the Company each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt Obligations and these terms of subordination and any requirement that the Trustee or any Senior Debt Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Company or any other Person or any Mortgaged Property.

These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt Obligations is rescinded or must otherwise be returned by the Trustee or any Senior Debt Party upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

Ex. B-3

The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the indefeasible payment in full of the Senior Debt Obligations and the termination or expiration of all obligations to extend credit under the Senior Debt Documents, (ii) be binding upon the holder of this instrument, the Company and its successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Trustee and each Senior Debt Party. Without limiting the generality of the foregoing clause (iii), each Senior Debt Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Senior Debt Documents to any other Person (to the extent permitted by the Senior Debt Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Debt Party herein or otherwise.

This instrument shall be governed by and construed in accordance with, the laws of the State of New York.

Ex. B-4

Exhibit C

This Note has not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to the securities laws of any state. Accordingly, this Note may not be offered, sold or otherwise transferred (1) except in accordance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws or (2) unless this Note is registered under the Securities Act and any applicable state securities laws.

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC

3.02% Senior Secured Note due 2055

Original Interest Accrual Date: October 14, 2020

Stated Maturity: October 14, 2055

Interest Rate: 3.02% per annum

Interest Payment Dates: April 14 and October 14

Regular Record Dates: March 30 and September 29

This Note is not an Original Issue Discount Security
within the meaning of the within-mentioned Indenture.
This Note is a Debt Security within the
meaning of the within-mentioned Indenture.

_______________________

Registered No. [____]	October 14, 2020
$[ ][1]	PPN 59447# AK9

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a limited liability company duly organized and existing under the laws of the State of Michigan (herein called the “Company”, which term includes any Successor Corporation under the Indenture referred to below), for value received, hereby promises to pay to [                     ], or its registered assigns, the principal sum of [                                     ] DOLLARS ($ _____) on the Stated Maturity specified above, and to pay interest (a) thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on April 14, 2021 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i)5.02% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so timely paid or duly provided for shall forthwith cease to be payable to the Noteholder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Noteholders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

1       Reference is made to Schedule A attached hereto with respect to the amount of principal paid hereon and the last date to which interest has been paid hereon.

Ex. C-1

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication: _______________________________________

The Bank of New York Mellon Trust Company, N.A. as Trustee

By:
Authorized Signatory

Capitalized terms used in this Note and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture (referred to below), payment of the principal of and Make-Whole Amount, if any, on this Note and interest hereon at Maturity shall be made upon presentation of this Note at the office or agency of the Trustee at c/o The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attention: Corporate Trust Operations, or at such other office or agency as may be designated for such purpose by the Company from time to time in accordance with the Indenture. Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture, payment of interest on this Note (other than interest at Maturity) shall be made as set forth in Section 307 of the Original Indenture (as defined below). Payment of the principal of and Make-Whole Amount, if any, and interest on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note is one of a duly authorized issue of securities of the Company (all such series of securities herein called the “Securities”) issued and issuable in one or more series under and equally secured by a First Mortgage Indenture, dated as of December 10, 2003 (such indenture as originally executed and delivered herein called the “Original Indenture” and as supplemented and modified by any and all indentures supplemental thereto, including the Supplemental Indenture referred to below, being herein called the “Indenture”), and has been issued pursuant to that certain Tenth Supplemental Indenture, dated as of August 12, 2020 (the “Supplemental Indenture”), each of the Indenture and the Tenth Supplemental Indenture being between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, pledged and held in trust as security for payment of all amounts due under this Note, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities (including the Securities of this series) are, and are to be, authenticated and delivered and secured. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series of Securities designated above.

Ex. C-2

Notwithstanding anything to the contrary in Section 113 of the Original Indenture, in the Supplemental Indenture or in this Note, if the Stated Maturity or any Redemption Date of this Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Original Indenture or the Supplemental Indenture or this Note) payment of interest on or principal (and premium, if any) of this Note due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the Outstanding principal amount of this Note due at the Stated Maturity or on any Redemption Date thereof until the date of actual payment. Interest hereon will be computed on the basis of a 360-day year of twelve 30-day months.

This Note is subject to mandatory redemption under the circumstances set forth in Section 501(a) of the Original Indenture and as set forth in Section 2.03 of the Supplemental Indenture. This Note is subject to redemption at the option of the Company, in whole or in part, as set forth in Section 2.04 of the Supplemental Indenture.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.

The Original Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series so directly affected, considered as separate classes, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Original Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities and for certain other purposes with the consent of all Holders of affected Securities. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest and any Make-Whole Amount on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Ex. C-3

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee, which as of the date hereof is located at c/o The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attention: Corporate Trust Operations, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto as Annex A duly executed by the Holder hereof, or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $250,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Note or Notes to be exchanged at the office or agency of the Trustee at c/o The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attention: Corporate Trust Operations, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith in accordance with the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not entitled to the benefit of any sinking fund.

As provided in Section 2.05 of the Supplemental Indenture, except as may be agreed to by the Holder hereof in connection with an offer made to all Holders of the Securities of this series on the same terms and conditions, the Company shall not and shall not permit any Affiliate of the Company to purchase, redeem or otherwise acquire, directly or indirectly, this Note, except upon the payment or redemption of this Note in accordance with the terms of the Indenture. The Company will promptly cause the Trustee to cancel this Note once acquired by it or any Affiliate of the Company pursuant to any payment, redemption or purchase of this Note pursuant to any provision of the Indenture and no Notes may be issued in substitution or exchange for this Note.

As provided in Section 1401 of the Original Indenture, no recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company or any predecessor or successor corporation or company, either directly or through the Company or any predecessor or successor corporation or company or any Successor Corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities (including the Notes) are solely corporate obligations of the Company and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities (including the Notes).

Ex. C-4

Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

This Note shall be governed by and construed in accordance with the law of the State of New York, except that (i) to the extent that the Trust Indenture Act shall be applicable, this Note shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property that is Real Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Note shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Note shall not be entitled to any benefit as a Security under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

Ex. C-5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MICHIGAN ELECTRIC TRANSMISSION COMPANY, LLC, a Michigan limited liability company

By: ITC Holdings Corp., its sole manager

By:
Name:
Title:

Date: ________ __, 2020

Ex. C-6

SCHEDULE A

SCHEDULE OF NOTATIONS

The notations on the following table have been made by the holder of the within Note in connection with the transfer thereof in accordance with Section 2.02(b) of the Supplemental Indenture.

Date of Notation	Amount of principal paid on the within Note	Last date to which interest has been paid on the within Note	Notation by Holder

Ex. C-7

ANNEX A

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security
or other Identifying Number

______________________________________________________________________________
Please print or typewrite name and address, including postal zip code of assignee

________________________________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________attorney to transfer said Note on the Security Register, upon surrender of said Note at the office or agency of the Trustee in New York, New York, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, with full power of substitution in the premises.

Dated:
[NAME OF TRANSFEROR]

By:
Name:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. C-8